      Filed with the Securities and Exchange Commission on April 20, 2007


                                                     Registration No. 333-24989
================================================================================

                      SECURITIES AND EXCHANGE COMMISSION
                            WASHINGTON, D.C. 20549

                               -----------------

                                   Form S-3

                               -----------------


                        Post-Effective Amendment No. 14


           Registration Statement Under The Securities Act of 1933*

                  AMERICAN SKANDIA LIFE ASSURANCE CORPORATION
            (Exact name of registrant as specified in its charter)

                                  CONNECTICUT
        (State or other jurisdiction of incorporation or organization)

                                      63
           (Primary Standard Industrial Classification Code Number)

                                  06-1241288
                     (I.R.S. Employer Identification No.)

        ONE CORPORATE DRIVE, SHELTON, CONNECTICUT 06484 (203) 926-1888 (Address, including zip code, and telephone number, including area code, of registrant's principal executive offices)

                    JOSEPH D. EMANUEL, CHIEF LEGAL OFFICER
        ONE CORPORATE DRIVE, SHELTON, CONNECTICUT 06484 (203) 944-7504
(Name, address, including zip code, and telephone number, including area code, of agent for service)

                                   Copy To:
                              LAURA KEALEY, ESQ.
        One Corporate Drive, Shelton, Connecticut 06484 (203) 944-5477

       Approximate date of commencement of proposed sale to the public:

    May 1, 2007 or as soon as practicable after the effective date of this
                            Registration Statement


If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or reinvestment plans, check the following: [x].

                               -----------------

                        Calculation of Registration Fee
================================================================================
                                                   Proposed
                                     Proposed       maximum
Title of each class                  maximum       aggregate
of securities to be  Amount to be offering price   offering       Amount of
registered            registered     per unit       price**    registration fee
-------------------------------------------------------------------------------
Market Value
  Adjusted Annuity
  Contracts                                      $35,789,769.0    $10,845.00
================================================================================

*  Securities are not issued in predetermined units
** Registration fee for these securities, in the amount of $10,845.00, was paid at the time the securities were originally registered on Form S-2 as filed by American Skandia Life Insurance Corporation on April 24, 1997.

American Skandia Marketing, Incorporated, the principal underwriter of these contracts under a "best efforts" arrangement, will be reimbursed by American Skandia Life Assurance Corporation for its costs and expenses incurred in connection with the sale of these contracts.

================================================================================

                                    AMERICAN SKANDIA LIFE ASSURANCE CORPORATION
                                                 A Prudential Financial Company
                                One Corporate Drive, Shelton, Connecticut 06484

 AMERICAN SKANDIA
 ADVISORS CHOICE(R) 2000
 (marketed by some firms as "Advisors Select 2000")
 Flexible Premium Deferred Annuity

 PROSPECTUS: MAY 1, 2007

 This Prospectus describes Advisors Choice(R) 2000, a flexible premium deferred annuity (the "Annuity") offered by American Skandia Life Assurance Corporation ("American Skandia", "we", "our" or "us"). The Annuity may be offered as an individual annuity contract or as an interest in a group annuity. This Prospectus describes the important features of the Annuity and what you should consider before purchasing the Annuity. The Annuity or certain of its investment options and/or features may not be available in all states. Various rights, benefits and certain fees may differ among states to meet applicable laws and/or regulations. For more information about variations applicable to your state, please refer to your Annuity contract or consult your Financial Professional. For some of the variations specific to Annuities approved for sale by the New York State Insurance Department, see Appendix I. Certain terms are capitalized in this Prospectus. Those terms are either defined in the Glossary of Terms or in the context of the particular section.


 American Skandia offers several different annuities which your Financial Professional may be authorized to offer to you. Each Annuity has different features and benefits that may be appropriate for you based on your financial situation, your age and how you intend to use the annuity. Firms through which the Annuity is sold may decline to make available to their customers certain of the optional features and investment options offered generally under the Annuity. The different features and benefits include variations in death benefit protection and the ability to access your Annuity's Account Value and the charges that you will be subject to if you choose to surrender the annuity, make withdrawals, or transfer all or a portion of Account Value among available investment options. The fees and charges you pay and compensation paid to your Financial Professional may also be different between each annuity.


 THE SUB-ACCOUNTS

 Each Sub-account of American Skandia Life Assurance Corporation Variable Account B, invests in an underlying mutual fund portfolio. Currently, portfolios of the following underlying mutual funds are being offered: AIM Variable Insurance Funds, Advanced Series Trust (formerly named American Skandia Trust), Evergreen Variable Annuity Trust, First Defined Portfolio Fund LLC, Gartmore Variable Insurance Trust, ProFund VP, The Prudential Series Fund, Rydex Variable Trust and Wells Fargo Variable Trust. See the following page for a complete list of Sub-accounts.


 PLEASE READ THIS PROSPECTUS
 Please read this prospectus and the current prospectus for the underlying mutual funds. Keep them for future reference. If you are purchasing the Annuity as a replacement for existing variable annuity or variable life coverage, you should consider any surrender or penalty charges you may incur when replacing your existing coverage.

 AVAILABLE INFORMATION

 We have also filed a Statement of Additional Information that is available from us, without charge, upon your request. The contents of the Statement of Additional Information are described on page 99. This Prospectus is part of the registration statement we filed with the SEC regarding this offering. Additional information on us and this offering is available in the registration statement and the exhibits thereto. You may review and obtain copies of these materials at the prescribed rates from the SEC's Public Reference Section, 100 F Street N.E., Washington, D.C., 20549 (see SEC file number 333-08853). These documents, as well as documents incorporated by reference, may also be obtained through the SEC's Internet Website (http://www.sec.gov) for this registration statement as well as for other registrants that file electronically with the SEC.

 This annuity is NOT a deposit or obligation of, or issued, guaranteed or endorsed by, any bank, are NOT insured or guaranteed by the U.S. government, the Federal Deposit Insurance Corporation (FDIC), the Federal Reserve Board or any other agency. An investment in this annuity involves investment risks, including possible loss of value, even with respect to amounts allocated to the AST Money Market sub-account.


--------------------------------------------------------------------------------
 THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION NOR HAS THE COMMISSION OR ANY STATE SECURITIES COMMISSION PASSED UPON THE ACCURACY OR ADEQUACY OF
 THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

 AMERICAN SKANDIA ADVISORS CHOICE(R) 2000 IS A REGISTERED SERVICE MARK OF THE PRUDENTIAL INSURANCE COMPANY OF AMERICA AND IS USED UNDER LICENSE BY ITS AFFILIATES.
--------------------------------------------------------------------------------
                 FOR FURTHER INFORMATION CALL: 1-800-752-6342


Prospectus Dated: May 1, 2007 Statement of Additional Information Dated: May 1, 2007
CH2PROS                                                                   CHOICE2000


 PLEASE SEE OUR PRIVACY POLICY AND OUR IRA, ROTH IRA AND FINANCIAL DISCLOSURE
           STATEMENTS ATTACHED TO THE BACK COVER OF THIS PROSPECTUS.

                              INVESTMENT OPTIONS


 Advanced Series Trust

   AST Advanced Strategies
   AST Aggressive Asset Allocation
   AST AllianceBernstein Core Value


   AST AllianceBernstein Growth & Income

   AST AllianceBernstein Managed Index 500

   AST American Century Income & Growth

   AST American Century Strategic Allocation

   AST Balanced Asset Allocation
   AST Capital Growth Asset Allocation
   AST Cohen & Steers Realty
   AST Conservative Asset Allocation
   AST DeAM Large-Cap Value


   AST DeAM Small-Cap Value
   AST Federated Aggressive Growth
   AST First Trust Balanced Target
   AST First Trust Capital Appreciation Target


   AST Goldman Sachs Concentrated Growth
   AST Goldman Sachs Mid-Cap Growth
   AST Goldman Sachs Small-Cap Value
   AST High Yield

   AST International Growth
   AST International Value

   AST JPMorgan International Equity
   AST Large-Cap Value
   AST Lord Abbett Bond Debenture


   AST Marsico Capital Growth
   AST MFS Global Equity
   AST MFS Growth
   AST Mid-Cap Value
   AST Money Market
   AST Neuberger Berman Mid-Cap Growth
   AST Neuberger Berman Mid-Cap Value

   AST Neuberger Berman Small-Cap Growth

   AST PIMCO Limited Maturity Bond
   AST PIMCO Total Return Bond
   AST Preservation Asset Allocation
   AST Small-Cap Growth
   AST Small-Cap Value
   AST T. Rowe Price Asset Allocation


   AST T. Rowe Price Global Bond

   AST T. Rowe Price Large-Cap Growth

   AST T. Rowe Price Natural Resources

   AST UBS Dynamic Alpha


 AIM Variable Insurance Funds
   AIM V.I. Dynamics Fund -- Series I shares
   AIM V.I. Financial Services Fund -- Series I shares
   AIM V.I. Global Health Care Fund -- Series I shares
   AIM V.I. Technology Fund -- Series I shares

 Evergreen Variable Annuity Trust
   Growth
   International Equity
   Omega

 First Defined Portfolio Fund, LLC
   First Trust(R) 10 Uncommon Values
   Global Dividend Target 15
   NASDAQ(R) Target 15
   S&P(R) Target 24
   Target Managed VIP
   The Dow Target Dividend
   The Dow/SM/ DART 10
   Value Line(R) Target 25

 Gartmore Variable Investment Trust
   GVIT Developing Markets

 Profund VP
   Access VP High Yield
   Asia 30
   Banks
   Basic Materials
   Bear
   Biotechnology
   Bull
   Consumer Goods
   Consumer Services
   Europe 30
   Financials
   Health Care
   Industrials
   Internet
   Japan
   Large-Cap Growth
   Large-Cap Value
   Mid-Cap Growth
   Mid-Cap Value
   Oil & Gas
   OTC
   Pharmaceuticals
   Precious Metals
   Real Estate
   Rising Rates Opportunity
   Semiconductor
   Short Mid-Cap
   Short OTC
   Short Small-Cap
   Small-Cap Growth
   Small-Cap Value
   Technology
   Telecommunications
   U.S. Government Plus
   UltraBull
   UltraMid-Cap
   UltraOTC
   UltraSmall-Cap
   Utilities

 Rydex Variable Trust
   Nova
   OTC

   Inverse S&P 500

 The Prudential Series Fund
   SP International Growth


 Wells Fargo Variable Trust
   Wells Fargo Advantage VT C&B Large Cap Value
   Wells Fargo Advantage VT Equity Income

                                   CONTENTS


INTRODUCTION..........................................................................  1

 WHY WOULD I CHOOSE TO PURCHASE THIS ANNUITY?.........................................  1
 WHAT ARE SOME OF THE KEY FEATURES OF THIS ANNUITY?...................................  1
 HOW DO I PURCHASE THIS ANNUITY?......................................................  1

GLOSSARY OF TERMS.....................................................................  2

SUMMARY OF CONTRACT FEES AND CHARGES..................................................  5

EXPENSE EXAMPLES...................................................................... 12

INVESTMENT OPTIONS.................................................................... 13

 WHAT ARE THE INVESTMENT OBJECTIVES AND POLICIES OF THE PORTFOLIOS?................... 13
 WHAT ARE THE FIXED ALLOCATIONS?...................................................... 31

FEES AND CHARGES...................................................................... 32

 WHAT ARE THE CONTRACT FEES AND CHARGES?.............................................. 32
 WHAT CHARGES APPLY TO THE FIXED ALLOCATIONS?......................................... 33
 WHAT CHARGES APPLY IF I CHOOSE AN ANNUITY PAYMENT OPTION?............................ 33
 EXCEPTIONS/REDUCTIONS TO FEES AND CHARGES............................................ 33

PURCHASING YOUR ANNUITY............................................................... 34

 WHAT ARE OUR REQUIREMENTS FOR PURCHASING THE ANNUITY?................................ 34

MANAGING YOUR ANNUITY................................................................. 35

 MAY I CHANGE THE OWNER, ANNUITANT AND BENEFICIARY DESIGNATIONS?...................... 35
 MAY I RETURN MY ANNUITY IF I CHANGE MY MIND?......................................... 35
 MAY I MAKE ADDITIONAL PURCHASE PAYMENTS?............................................. 36
 MAY I MAKE SCHEDULED PAYMENTS DIRECTLY FROM MY BANK ACCOUNT?......................... 36
 MAY I MAKE PURCHASE PAYMENTS THROUGH A SALARY REDUCTION PROGRAM?..................... 36

MANAGING YOUR ACCOUNT VALUE........................................................... 37

 HOW AND WHEN ARE PURCHASE PAYMENTS INVESTED?......................................... 37
 ARE THERE RESTRICTIONS OR CHARGES ON TRANSFERS BETWEEN INVESTMENT OPTIONS?........... 37
 DO YOU OFFER DOLLAR COST AVERAGING?.................................................. 39
 DO YOU OFFER ANY AUTOMATIC REBALANCING PROGRAMS?..................................... 39
 ARE ANY ASSET ALLOCATION PROGRAMS AVAILABLE?......................................... 39
 DO YOU OFFER PROGRAMS DESIGNED TO GUARANTEE A "RETURN OF PREMIUM" AT A FUTURE DATE?.. 39
 MAY I GIVE MY FINANCIAL PROFESSIONAL PERMISSION TO FORWARD TRANSACTION INSTRUCTIONS?. 40
 MAY I AUTHORIZE MY THIRD PARTY INVESTMENT ADVISOR TO MANAGE MY ACCOUNT?.............. 40
 HOW DO THE FIXED ALLOCATIONS WORK?................................................... 41
 HOW DO YOU DETERMINE RATES FOR FIXED ALLOCATIONS?.................................... 42
 HOW DOES THE MARKET VALUE ADJUSTMENT WORK?........................................... 42
 WHAT HAPPENS WHEN MY GUARANTEE PERIOD MATURES?....................................... 43

ACCESS TO ACCOUNT VALUE............................................................... 44

 WHAT TYPES OF DISTRIBUTIONS ARE AVAILABLE TO ME?..................................... 44
 ARE THERE TAX IMPLICATIONS FOR DISTRIBUTIONS?........................................ 44
 CAN I WITHDRAW A PORTION OF MY ANNUITY?.............................................. 44
 CAN I MAKE PERIODIC WITHDRAWALS FROM THE ANNUITY DURING THE ACCUMULATION PERIOD?..... 44
 DO YOU OFFER A PROGRAM FOR WITHDRAWALS UNDER SECTIONS 72(t) OF THE INTERNAL REVENUE
   CODE?.............................................................................. 44
 WHAT ARE REQUIRED MINIMUM DISTRIBUTIONS AND WHEN WOULD I NEED TO MAKE THEM?.......... 45
 CAN I SURRENDER MY ANNUITY FOR ITS VALUE?............................................ 45
 WHAT TYPES OF ANNUITY OPTIONS ARE AVAILABLE?......................................... 45
 HOW AND WHEN DO I CHOOSE THE ANNUITY PAYMENT OPTION?................................. 46
 HOW ARE ANNUITY PAYMENTS CALCULATED?................................................. 46

LIVING BENEFIT PROGRAMS............................................................... 48

 DO YOU OFFER PROGRAMS DESIGNED TO PROVIDE INVESTMENT PROTECTION FOR OWNERS WHILE THEY
   ARE ALIVE?......................................................................... 48



                                      (i)

 GUARANTEED RETURN OPTION PLUS/SM/ (GRO PLUS/SM/).....................................  48
 GUARANTEED RETURN OPTION (GRO).......................................................  52
 GUARANTEED MINIMUM WITHDRAWAL BENEFIT (GMWB).........................................  54
 GUARANTEED MINIMUM INCOME BENEFIT (GMIB).............................................  58
 LIFETIME FIVE INCOME BENEFIT (LIFETIME FIVE).........................................  61
 SPOUSAL LIFETIME FIVE/SM/ INCOME BENEFIT (SPOUSAL LIFETIME FIVE).....................  66
 HIGHEST DAILY LIFETIME FIVE/SM/ INCOME BENEFIT (HIGHEST DAILY LIFETIME FIVE).........  70

DEATH BENEFIT.........................................................................  77

 WHAT TRIGGERS THE PAYMENT OF A DEATH BENEFIT?........................................  77
 BASIC DEATH BENEFIT..................................................................  77
 OPTIONAL DEATH BENEFITS..............................................................  77
 PAYMENT OF DEATH BENEFITS............................................................  81

VALUING YOUR INVESTMENT...............................................................  84

 HOW IS MY ACCOUNT VALUE DETERMINED?..................................................  84
 WHAT IS THE SURRENDER VALUE OF MY ANNUITY?...........................................  84
 HOW AND WHEN DO YOU VALUE THE SUB-ACCOUNTS?..........................................  84
 HOW DO YOU VALUE FIXED ALLOCATIONS?..................................................  84
 WHEN DO YOU PROCESS AND VALUE TRANSACTIONS?..........................................  84
 WHAT HAPPENS TO MY UNITS WHEN THERE IS A CHANGE IN DAILY ASSET-BASED CHARGES?........  85

TAX CONSIDERATIONS....................................................................  86

GENERAL INFORMATION...................................................................  94

 HOW WILL I RECEIVE STATEMENTS AND REPORTS?...........................................  94
 WHO IS AMERICAN SKANDIA?.............................................................  94
 WHAT ARE SEPARATE ACCOUNTS?..........................................................  94
 WHAT IS THE LEGAL STRUCTURE OF THE UNDERLYING FUNDS?.................................  95
 WHO DISTRIBUTES ANNUITIES OFFERED BY AMERICAN SKANDIA?...............................  97
 INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE......................................  97
 FINANCIAL STATEMENTS.................................................................  97
 HOW TO CONTACT US....................................................................  98
 INDEMNIFICATION......................................................................  98
 LEGAL PROCEEDINGS....................................................................  98
 CONTENTS OF THE STATEMENT OF ADDITIONAL INFORMATION..................................  99

APPENDIX A - CONDENSED FINANCIAL INFORMATION ABOUT SEPARATE ACCOUNT B................. A-1

APPENDIX B - CALCULATION OF OPTIONAL DEATH BENEFITS................................... B-1

APPENDIX C-1 - ADVISOR'S CHOICE PRIOR CONTRACT........................................ C-1

APPENDIX C-2 - ADVISOR'S DESIGN PRIOR CONTRACT........................................ C-3

APPENDIX D - PERFORMANCE ADVANTAGE.................................................... D-1

APPENDIX E - PLUS40(TM) OPTIONAL LIFE INSURANCE RIDER................................. E-1

APPENDIX F - DESCRIPTION AND CALCULATION OF PREVIOUSLY OFFERED OPTIONAL DEATH BENEFITS F-1

APPENDIX G - ADDITIONAL INFORMATION ON ASSET ALLOCATION PROGRAMS...................... G-1

APPENDIX H - ASSET TRANSFER FORMULA UNDER HIGHEST DAILY LIFETIME FIVE INCOME BENEFIT.. H-1

APPENDIX I - ANNUITIES APPROVED FOR SALE BY THE NEW YORK STATE INSURANCE DEPARTMENT... I-1



                                     (ii)

                                  INTRODUCTION

 WHY WOULD I CHOOSE TO PURCHASE THIS ANNUITY?

 This Annuity is frequently used for retirement planning because it allows you to accumulate retirement savings and also offers annuity payment options when you are ready to begin receiving income. The Annuity also offers a choice of different optional benefits, for an additional charge, that can provide principal protection or guaranteed minimum income protection for Owners while they are alive and one or more Death Benefits that can protect your retirement savings if you die during a period of declining markets. It may be used as an investment vehicle for "qualified" investments, including an IRA, SEP-IRA, Roth IRA, Section 401(a) plans (defined benefit plans and defined contribution plans such as 401(k), profit sharing and money purchase plans) or Tax Sheltered annuities (or 403(b)). It may also be used as an investment vehicle for "non-qualified" investments. The Annuity allows you to invest your money in a number of Sub-accounts as well as in one or more Fixed Allocations.


 When an Annuity is purchased as a "non-qualified" investment, you generally are not taxed on any investment gains the Annuity earns until you make a withdrawal or begin to receive annuity payments. This feature, referred to as "tax-deferral", can be beneficial to the growth of your Account Value because money that would otherwise be needed to pay taxes on investment gains each year remains invested and can earn additional money. However, because the Annuity is designed for long-term retirement savings, a 10% penalty tax may be applied on withdrawals you make before you reach age 59 1/2. Annuities purchased as a non-qualified investment are not subject to the maximum contribution limits that may apply to a qualified investment, and are not subject to required minimum distributions after age 70 1/2

 When an Annuity is purchased as a "qualified" investment, you should consider that the Annuity does not provide any tax advantages in addition to the preferential treatment already available through your retirement plan under the Internal Revenue Code. In other words, you need not invest in an Annuity to gain the preferential tax treatment provided by your retirement plan. An Annuity, however, may offer features and benefits in addition to providing tax deferral that other investment vehicles may not offer, including Death Benefit protection for your beneficiaries, lifetime income options, and the ability to make transfers between numerous variable investment options offered under the Annuity. You should consult with your Financial Professional as to whether the overall benefits and costs of the Annuity are appropriate considering your overall financial plan.

 WHAT ARE SOME OF THE KEY FEATURES OF THIS ANNUITY?

..    This Annuity is a "flexible premium deferred annuity." It is called
     "flexible premium" because you have considerable flexibility in the timing and amount of Purchase Payments. Generally, investors "defer" receiving annuity payments until after an accumulation period.

..    This Annuity offers both Sub-accounts and Fixed Allocations. If you allocate your Account Value to Sub-accounts, the value of your Annuity will vary daily to reflect the investment performance of the underlying investment options. Fixed Allocations of different durations are offered that are guaranteed by us, but may have a Market Value Adjustment if you withdraw or transfer your Account Value before the Maturity Date.

..    The Annuity features two distinct periods - the accumulation period and the payout period. During the accumulation period your Account Value is allocated to one or more investment options.


..    During the payout period, commonly called "annuitization," you can elect to receive annuity payments (1) for life; (2) for life with a guaranteed minimum number of payments; (3) based on joint lives; or (4) for a guaranteed number of payments. We currently make annuity payments available on a fixed basis only.


..    This Annuity offers optional income benefits, for an additional charge, that can provide principal protection or guaranteed minimum income protection for Owners while they are alive.

..    This Annuity offers a basic Death Benefit. It also offers optional Death
     Benefits that provide an enhanced level of protection for your beneficiary(ies) for an additional charge.


..    There is no Contingent Deferred Sales Charge on surrenders, transfers of all or a portion of Account Value among available investment options, or withdrawals. You can withdraw Account Value from your Annuity free of any such charges although the value of any optional benefit you elect may be reduced.


..    Transfers between investment options are tax-free. Currently, you may make twenty transfers each year free of charge. We also offer several programs that enable you to manage your Account Value as your financial needs and investment performance change.

 HOW DO I PURCHASE THIS ANNUITY?

 We sell the Annuity through licensed, registered Financial Professionals. This Annuity is designed for sale solely in connection with investment advisory services provided by an Advisor. Unless we agree otherwise, and subject to our rules, the Annuity has a minimum initial Purchase Payment of $5,000. We may allow you to make a lower initial Purchase Payment provided you establish an electronic funds transfer under which Purchase Payments received in the first Annuity Year total at least $5,000. There is no age restriction to purchase the Annuity. However, the basic Death Benefit provides greater protection for Owners under age 85 as of the Issue Date of this Annuity. The availability and level of protection of certain optional benefits may vary based on the age of the Owner or Annuitant on the Issue Date of the Annuity, the date the benefit is elected or the date of the Owner's death.

                               GLOSSARY OF TERMS

 Many terms used within this Prospectus are described within the text where they appear. The description of those terms are not repeated in this Glossary of Terms.

 Account Value

 The value of each allocation to a Sub-account (also referred to as "variable investment option") or a Fixed Allocation prior to the Annuity Date, plus any earnings, and/or less any losses, distributions and charges. Other than on the Annuity anniversary, the Account Value is calculated before we assess any fee that is deducted from the Annuity annually in arrears. The Account Value is determined separately for each Sub-account and for each Fixed Allocation, and then totaled to determine the Account Value for your entire Annuity. The Account Value of each Fixed Allocation on other than its Maturity Date may be calculated using a market value adjustment. With respect to Annuities with a Highest Daily Lifetime Five Income Benefit election, Account Value includes the value of any allocation to the Benefit Fixed Rate Account.


 Advisor
 A person or entity which:

..   is registered under the Investment Advisers Act of 1940, as amended, and, where applicable, under equivalent state law or regulation regarding the registration of investment advisors; or
..   may provide investment advisory services but is exempt from such registration.

 Annuitization

 The application of Account Value (or Protected Income Value for the Guaranteed Minimum Income Benefit, if applicable) to one of the available annuity options for the Owner to begin receiving periodic payments for life (or joint lives), for a guaranteed minimum number of payments or for life with a guaranteed minimum number of payments.


 Annuity Date

 The date you choose for annuity payments to commence. Unless we agree otherwise, for Annuities issued on or after November 20, 2006, the Annuity Date must be no later than the first day of the calendar month coinciding with or next following the later of: (a) the oldest Owner's or Annuitant's 95/th/ birthday, whichever occurs first, and (b) the fifth anniversary of the Issue Date.


 Annuity Year
 A 12-month period commencing on the Issue Date of the Annuity and each successive 12-month period thereafter.


 Benefit Fixed Rate Account
 An investment option offered as part of this Annuity that is used only if you have elected the optional Highest Daily Lifetime Five Income Benefit. Amounts allocated to the Benefit Fixed Rate Account earn a fixed rate of interest, and are held within our general account. You may not allocate Purchase Payments to the Benefit Fixed Rate Account. Rather, Account Value is transferred to the Benefit Fixed Rate Account only under the asset transfer feature of the Highest Daily Lifetime Five Income Benefit.

 Code
 The Internal Revenue Code of 1986, as amended from time to time.


 Combination 5% Roll-Up and HAV Death Benefit

 We offer an optional Death Benefit that, for an additional cost, provides an enhanced level of protection for your beneficiary(ies) by providing the greater of the Highest Anniversary Value Death Benefit and a 5% annual increase on Purchase Payments adjusted for withdrawals.


 Enhanced Beneficiary Protection Death Benefit

 We offer an optional Death Benefit that, for an additional cost, provides an enhanced level of protection for your beneficiary(ies) by providing amounts in addition to the basic Death Benefit that can be used to offset federal and state taxes payable on any taxable gains in your Annuity at the time of your death.


 Fixed Allocation
 An investment option that offers a fixed rate of interest for a specified Guarantee Period during the accumulation period.

 Free Look

 Under state insurance laws, you have the right, during a limited period of time, to examine your Annuity and decide if you want to keep it or cancel it. This right is referred to as your "free look" right. The length of this time period depends on the law of your state, and may vary depending on whether your purchase is a replacement or not. Check your Annuity for more details about your free look right.

 Guarantee Period
 A period of time during the accumulation period where we credit a fixed rate of interest on a Fixed Allocation.

 Guaranteed Minimum Income Benefit (GMIB)

 We offer an optional benefit that, for an additional cost, after a seven-year waiting period, guarantees your ability to begin receiving income from your Annuity in the form of annuity payments based on your total Purchase Payments and an annual increase of 5% on such Purchase Payments adjusted for withdrawals (called the "Protected Income Value"), regardless of the impact of market performance on your Account Value.


 Guaranteed Minimum Withdrawal Benefit (GMWB)

 We offer an optional benefit that, for an additional cost, guarantees your ability to withdraw amounts over time equal to an initial principal value, regardless of the impact of market performance on your Account Value.

 Guaranteed Return Option PLUS/SM/ (GRO Plus/SM/)/Guaranteed Return Option
 We offer an optional benefit that, for an additional cost, guarantees a "return of premium" at a future date, while allowing you to allocate all or a portion of your Account Value to certain Sub-accounts.


 Highest Anniversary Value Death Benefit ("HAV")

 We offer an optional Death Benefit that, for an additional cost, provides an enhanced level of protection for your beneficiary(ies) by providing a death benefit equal to the greater of the basic Death Benefit and the Highest Anniversary Value, less proportional withdrawals.

 Highest Daily Lifetime Five Income Benefit
 We offer an optional benefit that, for an additional cost, guarantees your ability to withdraw amounts equal to a percentage of a principal value called the Total Protected Withdrawal Value. Subject to our rules regarding the timing and amount of withdrawals, we guarantee these withdrawal amounts, regardless of the impact of market performance on your Account Value.


 Highest Daily Value Death Benefit ("HDV")

 We offer an optional death benefit that, for an additional cost, provides an enhanced level of protection for your beneficiary(ies) by providing a death benefit equal to the greater of the basic Death Benefit and the Highest Daily Value, less proportional withdrawals.


 Interim Value
 The value of a Fixed Allocation on any date other than the Maturity Date. The Interim Value is equal to the initial value allocated to the Fixed Allocation plus all interest credited to the Fixed Allocation as of the date calculated, less any transfers or withdrawals from the Fixed Allocation.

 Issue Date
 The effective date of your Annuity.

 Lifetime Five Income Benefit

 We offer an optional benefit that, for an additional cost, guarantees your ability to withdraw an annual amount equal to a percentage of an initial principal value called the Protected Withdrawal Value. Subject to our rules regarding the timing and amount of withdrawals, we guarantee these withdrawal amounts, regardless of the impact of market performance on your Account Value.


 MVA
 A market value adjustment used in the determination of Account Value of each Fixed Allocation on any day prior to the Maturity Date of such Fixed Allocation.

 Owner
 With an Annuity issued as an individual annuity contract, the Owner is either an eligible entity or person named as having ownership rights in relation to the Annuity. With an Annuity issued as a certificate under a group annuity contract, the "Owner" refers to the person or entity who has the rights and benefits designated as to the "Participant" in the certificate.

 Spousal Lifetime Five Income Benefit

 We offer an optional benefit that, for an additional cost, guarantees until the later death of two Designated Lives (as defined in this Prospectus) the ability to withdraw an annual amount equal to a percentage of an initial principal value called the Protected Withdrawal Value. Subject to our rules regarding the timing and amount of withdrawals, we guarantee these withdrawal amounts, regardless of the impact of market performance on your Account Value.

 Sub-Account
 We issue your Annuity through our separate account. See "What is the Separate Account?" under the General Information section. The separate account invests in underlying mutual fund portfolios. From an accounting perspective, we divide the separate account into a number of sections, each of which corresponds to a particular underlying mutual fund portfolio. We refer to each such section of our separate account as a "Sub-account".

 Surrender Value
 The value of your Annuity available upon surrender prior to the Annuity Date. It equals the Account Value as of the date we price the surrender minus the Annual Maintenance Fee, Tax Charge, the charge for any optional benefits, and any additional amounts we applied to your Purchase Payments that we may be entitled to recover under certain circumstances. There is no Contingent Deferred Sales Charge upon surrender or partial withdrawal. The surrender value may be calculated using a Market Value Adjustment with respect to amounts in any Fixed Allocation.

 Unit
 A measure used to calculate your Account Value in a Sub-account during the accumulation period.

 Valuation Day
 Every day the New York Stock Exchange is open for trading or any other day the Securities and Exchange Commission requires mutual funds or unit investment trusts to be valued.

                     SUMMARY OF CONTRACT FEES AND CHARGES

 Below is a summary of the fees and charges for the Annuity. Some fees and charges are assessed against your Annuity while others are assessed against assets allocated to the Sub-accounts. The fees and charges that are assessed against the Annuity include the Transfer Fee, Tax Charge and Annual Maintenance Fee. The charges that are assessed against the Sub-accounts are the Mortality and Expense Risk charge, the charge for Administration of the Annuity, and the charge for certain optional benefits you elect, other than the Guaranteed Minimum Income Benefit, which is assessed against the Protected Income Value. Each underlying mutual fund portfolio assesses a fee for investment management, other expenses and with some mutual funds, a 12b-1 fee. The prospectus for each underlying mutual fund provides more detailed information about the expenses for the underlying mutual funds.


 The following table provides a summary of the fees and charges you will pay if you surrender the Annuity or transfer Account Value among investment options. These fees and charges are described in more detail within this Prospectus.


 -------------------------------------------------------------------------------
                      OTHER TRANSACTION FEES AND CHARGES
                        (assessed against the Annuity)
 -------------------------------------------------------------------------------
              FEE/CHARGE                            AMOUNT DEDUCTED
 -------------------------------------------------------------------------------
 Contingent Deferred Sales Charge        There is no Contingent Deferred Sales
                                           Charge deducted upon surrender or
                                                  partial withdrawal.
 -------------------------------------------------------------------------------
 Transfer Fee /1/                                       $10.00
 -------------------------------------------------------------------------------
 Tax Charge /2/                                       0% to 3.5%
 -------------------------------------------------------------------------------



 1 Currently, we deduct the fee after the 20/th/ transfer each Annuity Year. We guarantee that the number of charge free transfers per Annuity Year will never be less than 12.
 2  This charge is deducted generally at the time you annuitize your Annuity.



---------------------------------------------------------------------------------
                         PERIODIC FEES AND CHARGES
                       (assessed against the annuity)
---------------------------------------------------------------------------------
             FEE/CHARGE                               AMOUNT DEDUCTED
---------------------------------------------------------------------------------
Annual Maintenance Fee /1/                          Lesser of $35 or 2%
                                           --------------------------------------
  Beneficiary Continuation Option Only              Lesser of $30 or 2%
---------------------------------------------------------------------------------
---------------------------------------------------------------------------------
ANNUAL FEES/CHARGES OF THE SUB-ACCOUNTS /2/
(assessed as a percentage of the average daily net assets of the
Sub-accounts)
---------------------------------------------------------------------------------
             FEE/CHARGE                               AMOUNT DEDUCTED
---------------------------------------------------------------------------------
Mortality & Expense Risk Charge /3/                        0.50%
---------------------------------------------------------------------------------
Administration Charge /3/                                  0.15%
---------------------------------------------------------------------------------
Settlement Service Charge /4/                    1.40% (qualified); 1.00%
                                                      (non-qualified)
---------------------------------------------------------------------------------
Total Annual Charges of the                 0.65% (excluding settlement service
Sub-accounts                                              charge)
(excluding settlement service charge)
---------------------------------------------------------------------------------



 1 Assessed annually on the Annuity's anniversary date or upon surrender. Only applicable if Account Value is under $50,000. For beneficiaries who elect the non-qualified Beneficiary Continuation Option, the fee is only applicable if Account Value is less than $25,000.
 2  These charges are deducted daily and apply to Sub-accounts only.
 3 The combination of the Mortality and Expense Risk Charge and Administration Charge is referred to as the "Insurance Charge" elsewhere in this Prospectus. Prior to July 1, 1994, total annual expenses under the Annuity were 1.90%, including an investment allocation service charge of 1.00% and 0.90% for what we now refer to as the "Insurance Charge." Effective July 1, 1994, we no longer deducted the investment allocation service charge; total annual expenses were then 0.90%. Effective May 1, 1998, the Insurance Charge was further reduced to 0.65%.
 4 The Mortality & Expense Risk Charge, the Administration Charge and the Distribution Charge (if applicable) do not apply if you are a beneficiary under the Beneficiary Continuation Option. The Settlement Service Charge applies only if your beneficiary elects the Beneficiary Continuation Option. The 1.00% and 1.40% charges set forth above are annual charges that are assessed against the Account Value in the Sub-accounts.

 The following table sets forth the charge for each optional benefit under the Annuity. These fees would be in addition to the periodic fees and transaction fees set forth in the tables above.


  ---------------------------------------------------------------------------
                    YOUR OPTIONAL BENEFIT FEES AND CHARGES
  ---------------------------------------------------------------------------
            OPTIONAL BENEFIT                  OPTIONAL            TOTAL
                                            BENEFIT FEE/         ANNUAL
                                               CHARGE           CHARGE /1/
  ---------------------------------------------------------------------------

  GUARANTEED RETURN OPTION Plus/SM/      (0.75% maximum) /2/      0.90%
  (GRO Plus/SM/)/GUARANTEED RETURN          0.25% current
  OPTION                                       charge
  ---------------------------------------------------------------------------

  GUARANTEED MINIMUM WITHDRAWAL BENEFIT  (1.00% maximum) /2/      1.00%
  (GMWB)                                    0.35% current
                                               charge
  ---------------------------------------------------------------------------

  GUARANTEED MINIMUM INCOME BENEFIT      (1.00% maximum) /2/    0.65% PLUS
  (GMIB)                                  0.50% per year of   0.50% per year
                                             the average        of average
                                          Protected Income   Protected Income
                                          Value during each       Value
                                           year; deducted
                                         annually in arrears
                                          each Annuity Year
  ---------------------------------------------------------------------------

  LIFETIME FIVE/SM/ INCOME BENEFIT       (1.50% maximum) /2/      1.25%
                                            0.60% current
                                               charge
  ---------------------------------------------------------------------------

  SPOUSAL LIFETIME FIVE/SM/ INCOME       (1.50% maximum) /2/      1.40%
  BENEFIT                                   0.75% current
                                               charge
  ---------------------------------------------------------------------------

  HIGHEST DAILY LIFETIME FIVE INCOME     (1.50% maximum) /2/      1.25%
  BENEFIT                                   0.60% current
                                               charge
  ---------------------------------------------------------------------------

  ENHANCED BENEFICIARY PROTECTION DEATH         0.25%             0.90%
  BENEFIT
  ---------------------------------------------------------------------------

  HIGHEST ANNIVERSARY VALUE DEATH               0.25%             0.90%
  BENEFIT ("HAV")
  ---------------------------------------------------------------------------

  COMBINATION 5% ROLL-UP AND HAV DEATH   (1.00% maximum) /2/      1.15%
  BENEFIT                                   0.50% current
                                               charge
  ---------------------------------------------------------------------------

  HIGHEST DAILY VALUE DEATH BENEFIT      (1.50% maximum) /2       1.15%
  ("HDV")                                      /0.50%
  ---------------------------------------------------------------------------
  Please refer to the section of this Prospectus that describes each optional benefit for a complete description of the benefit, including any restrictions or limitations that may apply.
  ---------------------------------------------------------------------------



 1 The Total Annual Charge includes the Insurance Charge assessed against the average daily net assets allocated to the Sub-accounts. If you elect more than one optional benefit, the Total Annual Charge would be increased to include the charge for each optional benefit. With respect to GMIB only, the 0.50% current charge is assessed against the GMIB Protected Income Value, and not against the value of the Sub-accounts. These optional benefits are not available under the Beneficiary Continuation Option.
 2 We have the right to increase the charge for each benefit up to the indicated maximum charge upon a step-up or for a new election of the benefit, or upon a reset of the benefit, if permitted. However, we have no present intention of increasing the charge to that maximum level.

 The following table provides the range (minimum and maximum) of the total annual expenses for the underlying mutual funds ("Portfolios") as of December 31, 2006. Each figure is stated as a percentage of the underlying Portfolio's average daily net assets.



-----------------------------------------------------------------------------------------------------------------------
                                     TOTAL ANNUAL PORTFOLIO OPERATING EXPENSES
-----------------------------------------------------------------------------------------------------------------------
                                                       MINIMUM                                 MAXIMUM
-----------------------------------------------------------------------------------------------------------------------
Total Portfolio Operating Expense                       0.61%                                   2.16%
-----------------------------------------------------------------------------------------------------------------------

 The following are the total annual expenses for each underlying mutual fund ("Portfolio") as of December 31, 2006, except as noted. The "Total Annual Portfolio Operating Expenses" reflect the combination of the underlying Portfolio's investment management fee, other expenses and any 12b-1 fees. Each figure is stated as a percentage of the underlying Portfolio's average daily net assets. There is no guarantee that actual expenses will be the same as those shown in the table. For certain of the underlying Portfolios, a portion of the management fee has been waived and/or other expenses have been partially reimbursed. The existence of any such fee waivers and/or reimbursements have been reflected in the footnotes. The following expenses are deducted by the underlying Portfolio before it provides American Skandia with the daily net asset value. The underlying Portfolio information was provided by the underlying mutual funds and has not been independently verified by us. See the prospectuses or statements of additional information of the underlying Portfolios for further details. The current prospectus and statement of additional information for the underlying Portfolios can be obtained by calling 1-800-752-6342.

--------------------------------------------------------------------------------------------------------------
                              UNDERLYING MUTUAL FUND PORTFOLIO ANNUAL EXPENSES
                  (as a percentage of the average net assets of the underlying Portfolios)
--------------------------------------------------------------------------------------------------------------
                  UNDERLYING PORTFOLIO                                                                 Total
                                                                                           Acquired   Annual
                                                                                           Portfolio Portfolio
                                                         Management    Other                Fees &   Operating
                                                            Fee     Expenses /1/ 12b-1 Fee Expenses  Expenses
--------------------------------------------------------------------------------------------------------------
Advanced Series Trust /3/
 AST Advanced Strategies                                   0.85%       0.24%       0.00%     0.00%     1.09%
 AST Aggressive Asset Allocation /2/                       0.15%       0.05%       0.00%     0.99%     1.19%
 AST AllianceBernstein Core Value                          0.75%       0.14%       0.00%     0.00%     0.89%
 AST AllianceBernstein Growth & Income                     0.75%       0.11%       0.00%     0.00%     0.86%
 AST AllianceBernstein Managed Index 500                   0.60%       0.14%       0.00%     0.00%     0.74%
 AST American Century Income & Growth                      0.75%       0.15%       0.00%     0.00%     0.90%
 AST American Century Strategic Allocation /4/             0.85%       0.21%       0.00%     0.00%     1.06%
 AST Balanced Asset Allocation /2/                         0.15%       0.02%       0.00%     0.90%     1.07%
 AST Capital Growth Asset Allocation /2/                   0.15%       0.02%       0.00%     0.95%     1.12%
 AST Cohen & Steers Realty Portfolio                       1.00%       0.13%       0.00%     0.00%     1.13%
 AST Conservative Asset Allocation /2/                     0.15%       0.04%       0.00%     0.89%     1.08%
 AST DeAM Large-Cap Value                                  0.85%       0.15%       0.00%     0.00%     1.00%
 AST DeAM Small-Cap Value                                  0.95%       0.23%       0.00%     0.00%     1.18%
 AST Federated Aggressive Growth                           0.95%       0.14%       0.00%     0.00%     1.09%
 AST First Trust Balanced Target                           0.85%       0.21%       0.00%     0.00%     1.06%
 AST First Trust Capital Appreciation Target               0.85%       0.19%       0.00%     0.00%     1.04%
 AST Goldman Sachs Concentrated Growth                     0.90%       0.13%       0.00%     0.00%     1.03%
 AST Goldman Sachs Mid-Cap Growth                          1.00%       0.15%       0.00%     0.00%     1.15%
 AST Goldman Sachs Small-Cap Value                         0.95%       0.18%       0.00%     0.00%     1.13%
 AST High Yield /5/                                        0.75%       0.15%       0.00%     0.00%     0.90%
 AST International Growth /6/                              1.00%       0.15%       0.00%     0.00%     1.15%
 AST International Value /7/                               1.00%       0.13%       0.00%     0.00%     1.13%
 AST JPMorgan International Equity                         0.87%       0.16%       0.00%     0.00%     1.03%
 AST Large-Cap Value                                       0.75%       0.11%       0.00%     0.00%     0.86%
 AST Lord Abbett Bond-Debenture                            0.80%       0.14%       0.00%     0.00%     0.94%
 AST Marsico Capital Growth                                0.90%       0.11%       0.00%     0.00%     1.01%
 AST MFS Global Equity                                     1.00%       0.25%       0.00%     0.00%     1.25%
 AST MFS Growth                                            0.90%       0.13%       0.00%     0.00%     1.03%
 AST Mid-Cap Value                                         0.95%       0.21%       0.00%     0.00%     1.16%
 AST Money Market                                          0.50%       0.11%       0.00%     0.00%     0.61%
 AST Neuberger Berman Mid-Cap Growth                       0.90%       0.14%       0.00%     0.00%     1.04%
 AST Neuberger Berman Mid-Cap Value                        0.89%       0.11%       0.00%     0.00%     1.00%
 AST Neuberger Berman Small-Cap Growth /8/                 0.95%       0.16%       0.00%     0.00%     1.11%
 AST PIMCO Limited Maturity Bond                           0.65%       0.12%       0.00%     0.00%     0.77%
 AST PIMCO Total Return Bond                               0.65%       0.12%       0.00%     0.00%     0.77%
 AST Preservation Asset Allocation /2/                     0.15%       0.08%       0.00%     0.82%     1.05%
 AST Small-Cap Growth                                      0.90%       0.18%       0.00%     0.00%     1.08%
 AST Small-Cap Value /9/                                   0.90%       0.13%       0.00%     0.00%     1.03%
 AST T. Rowe Price Asset Allocation                        0.85%       0.14%       0.00%     0.00%     0.99%
 AST T. Rowe Price Global Bond                             0.80%       0.16%       0.00%     0.00%     0.96%
 AST T. Rowe Price Large-Cap Growth                        0.90%       0.11%       0.00%     0.00%     1.01%
 AST T. Rowe Price Natural Resources Portfolio             0.90%       0.13%       0.00%     0.00%     1.03%
 AST UBS Dynamic Alpha /10/                                1.00%       0.21%       0.00%     0.00%     1.21%
AIM Variable Insurance Funds /11/
 AIM V.I. Dynamics Fund - Series I shares /12/             0.75%       0.38%       0.00%     0.01%     1.14%
 AIM V.I. Financial Services Fund - Series I shares        0.75%       0.37%       0.00%     0.01%     1.13%
 AIM V.I. Global Health Care Fund - Series I shares /13/   0.75%       0.35%       0.00%     0.01%     1.11%
 AIM V.I. Technology Fund - Series I shares                0.75%       0.37%       0.00%     0.00%     1.12%

------------------------------------------------------------------------------------------------
                       UNDERLYING MUTUAL FUND PORTFOLIO ANNUAL EXPENSES
           (as a percentage of the average net assets of the underlying Portfolios)
------------------------------------------------------------------------------------------------
           UNDERLYING PORTFOLIO                                                          Total
                                                                             Acquired   Annual
                                                                             Portfolio Portfolio
                                           Management    Other                Fees &   Operating
                                              Fee     Expenses /1/ 12b-1 Fee Expenses  Expenses
------------------------------------------------------------------------------------------------
Evergreen Variable Annuity Trust
 Growth                                      0.69%       0.19%       0.00%     0.01%     0.89%
 International Equity                        0.40%       0.28%       0.00%     0.00%     0.68%
 Omega                                       0.52%       0.18%       0.00%     0.01%     0.71%
First Defined Portfolio Fund, LLC /14, 15/
 First Trust(R) 10 Uncommon Values           0.60%       0.94%       0.25%     0.00%     1.79%
 Global Dividend Target 15                   0.60%       0.62%       0.25%     0.00%     1.47%
 NASDAQ(R) Target 15                         0.60%       0.99%       0.25%     0.00%     1.84%
 S&P(R) Target 24                            0.60%       0.71%       0.25%     0.00%     1.56%
 Target Managed VIP                          0.60%       0.52%       0.25%     0.00%     1.37%
 The Dow Target Dividend                     0.60%       0.52%       0.25%     0.00%     1.37%
 The Dow/sm/ DART 10                         0.60%       0.62%       0.25%     0.00%     1.47%
 Value Line(R) Target 25                     0.60%       0.56%       0.25%     0.00%     1.41%
Gartmore Variable Insurance Trust /16/
 GVIT Developing Markets                     1.05%       0.35%       0.25%     0.00%     1.65%
ProFund VP /17/
 Access VP High Yield                        0.75%       0.94%       0.25%     0.00%     1.94%
 Asia /30/                                   0.75%       0.66%       0.25%     0.00%     1.66%
 Banks                                       0.75%       0.77%       0.25%     0.00%     1.77%
 Basic Materials                             0.75%       0.73%       0.25%     0.00%     1.73%
 Bear                                        0.75%       0.69%       0.25%     0.00%     1.69%
 Biotechnology                               0.75%       0.77%       0.25%     0.00%     1.77%
 Bull                                        0.75%       0.67%       0.25%     0.00%     1.67%
 Consumer Goods                              0.75%       0.84%       0.25%     0.00%     1.84%
 Consumer Services                           0.75%       1.16%       0.25%     0.00%     2.16%
 Europe /30/                                 0.75%       0.65%       0.25%     0.00%     1.65%
 Financials                                  0.75%       0.72%       0.25%     0.00%     1.72%
 Health Care                                 0.75%       0.72%       0.25%     0.00%     1.72%
 Industrials                                 0.75%       0.87%       0.25%     0.00%     1.87%
 Internet                                    0.75%       0.74%       0.25%     0.00%     1.74%
 Japan                                       0.75%       0.66%       0.25%     0.00%     1.66%
 Large-Cap Growth                            0.75%       0.71%       0.25%     0.00%     1.71%
 Large-Cap Value                             0.75%       0.70%       0.25%     0.00%     1.70%
 Mid-Cap Growth                              0.75%       0.71%       0.25%     0.00%     1.71%
 Mid-Cap Value                               0.75%       0.71%       0.25%     0.00%     1.71%
 Oil & Gas                                   0.75%       0.70%       0.25%     0.00%     1.70%
 OTC                                         0.75%       0.67%       0.25%     0.00%     1.67%
 Pharmaceuticals                             0.75%       0.72%       0.25%     0.00%     1.72%
 Precious Metals                             0.75%       0.68%       0.25%     0.00%     1.68%
 Real Estate                                 0.75%       0.72%       0.25%     0.00%     1.72%
 Rising Rates Opportunity                    0.75%       0.61%       0.25%     0.00%     1.61%
 Semiconductor                               0.75%       0.81%       0.25%     0.00%     1.81%
 Short Mid-Cap                               0.75%       0.80%       0.25%     0.00%     1.80%
 Short OTC                                   0.75%       0.67%       0.25%     0.00%     1.67%
 Short Small-Cap                             0.75%       0.66%       0.25%     0.00%     1.66%
 Small-Cap Growth                            0.75%       0.71%       0.25%     0.00%     1.71%
 Small-Cap Value                             0.75%       0.74%       0.25%     0.00%     1.74%
 Technology                                  0.75%       0.74%       0.25%     0.00%     1.74%
 Telecommunications                          0.75%       0.71%       0.25%     0.00%     1.71%
 U.S. Government Plus                        0.50%       0.62%       0.25%     0.00%     1.37%
 UltraBull                                   0.75%       0.72%       0.25%     0.00%     1.72%
 UltraMid-Cap                                0.75%       0.70%       0.25%     0.00%     1.70%
 UltraOTC                                    0.75%       0.69%       0.25%     0.00%     1.69%
 UltraSmall-Cap                              0.75%       0.67%       0.25%     0.00%     1.67%
 Utilities                                   0.75%       0.71%       0.25%     0.00%     1.71%

-------------------------------------------------------------------------------------------------------
                           UNDERLYING MUTUAL FUND PORTFOLIO ANNUAL EXPENSES
               (as a percentage of the average net assets of the underlying Portfolios)
-------------------------------------------------------------------------------------------------------
              UNDERLYING PORTFOLIO                                                              Total
                                                                                    Acquired   Annual
                                                                                    Portfolio Portfolio
                                                  Management    Other                Fees &   Operating
                                                     Fee     Expenses /1/ 12b-1 Fee Expenses  Expenses
-------------------------------------------------------------------------------------------------------
The Prudential Series Fund
 SP International Growth Portfolio                  0.85%       0.12%       0.00%     0.00%     0.97%
Rydex Variable Trust
 Nova                                               0.75%       0.73%       0.00%     0.00%     1.48%
 OTC                                                0.75%       0.74%       0.00%     0.00%     1.49%
 RydexInverseS&P500                                 0.90%       0.73%       0.00%     0.00%     1.63%
Wells Fargo Variable Trust /18/
 Wells Fargo Advantage VT Equity Income Fund /19/   0.55%       0.24%       0.25%     0.00%     1.04%





 1. As noted above, shares of the Portfolios generally are purchased through variable insurance products. Many of the Portfolios and/or their investment advisers and/or distributors have entered into arrangements with us as the issuer of each Annuity under which they compensate us for providing ongoing services in lieu of the Trust providing such services. Amounts paid by a Portfolio under those arrangements are included under "Other Expenses." For more information see the prospectus for each underlying portfolio and, "Service Fees payable to American Skandia," later in this prospectus.
 2. The AST Aggressive Asset Allocation, the AST Balanced Asset Allocation, the AST Capital Growth Asset Allocation, the AST Conservative Asset Allocation and the AST Preservation Asset Allocation Portfolios (the "Dynamic Asset Allocation Portfolios") each invest in other investment companies (the Acquired Portfolios). For example, each Dynamic Asset Allocation Portfolio invests in shares of other Portfolios of the Advanced Series Trust, and some Portfolios invest in other funds, including the Dryden Core Investment Fund. Investors in a Portfolio indirectly bear the fees and expenses of the Acquired Portfolios. The expenses shown in the column "Acquired Portfolio Fees and Expenses" represent a weighted average of the expense ratios of the Acquired Portfolios in which each Dynamic Asset Allocation Portfolio invested during the year ended December 31, 2006. The Dynamic Asset Allocation Portfolios do not pay any transaction fees when they purchase or redeem shares of the Acquired Portfolios. Where "Acquired Portfolio Fees and Expenses" are less than 0.01%, such expenses are included in the column titled "Other Expenses." This may cause the Total Annual Portfolio Operating Expenses to differ from those set forth in the Financial Highlights tables in the prospectus for the Portfolios.
 3. The total actual operating expenses for certain of the Portfolios listed above for the year ended December 31, 2006 were less than the amounts shown in the table above, due to fee waivers, reimbursement of expenses, and expense offset arrangements ("Arrangements"). These Arrangements are voluntary and may be terminated at any time. In addition, the Arrangements may be modified periodically. For more information regarding the Arrangements, please see the prospectus and statement of additional information for the Portfolios.
 4. Prior to May 1, 2007 the Portfolio was named the "AST American Century Strategic Balanced Portfolio."
 5. Effective June 16, 2006, Goldman Sachs Asset Management L.P. no longer serves as a Co-Sub-advisor to the Portfolio.
 6. Effective November 13, 2006, Marsico Capital Management, LLC became a Sub-advisor of the Portfolio along with William Blair & Company, LLC. Prior to November 13, 2006, William Blair & Company, LLC served as the sole Sub-advisor of the Portfolio, then named the "AST William Blair International Growth Portfolio."
 7. Effective November 13, 2006, Thornburg Investment Management, Inc. became a Sub-advisor of the Portfolio along with LSV Asset Management. Prior to November 13, 2006, LSV Asset Management served as the sole Sub-advisor of the Portfolio, then named the "AST LSV International Value Portfolio."
 8. Effective May 1, 2007, Neuberger Berman Management, Inc. became Sub-advisor to the Portfolio. Prior to May 1, 2007, Deutsche Asset Management, Inc. served as Sub-advisor of the Portfolio, then named the "AST DeAM Small-Cap Growth Portfolio."


 9. Effective December 2006, Salomon Brothers Asset Management, Inc. one of the Co-Sub-advisors to the Portfolio changed its name to ClearBridge Advisors, LLC.
 10.Prior to May 1, 2007 the Portfolio was named the "AST Global Allocation
    Portfolio." Expenses shown are the annualized estimated operating expense for AST UBS Dynamic Alpha Portfolio effective May 1, 2007. Operating expenses for the AST Global Allocation Portfolio based upon the year ended December 31, 2006 would be as follows: Shareholder Fees (fees paid directly from your investment) - None; Management Fees - .10%; Distribution (12b-1) Fees - None; Other Expenses - .09%; Acquired Portfolio Fees & Expenses - .88%; Total Annual Portfolio Operating Expenses - 1.07%.
 11.The Fund's advisor has contractually agreed to waive advisory fees and/or reimburse expenses of Series I shares to the extent necessary to limit Total Annual Portfolio Operating Expenses (excluding certain items discussed below) of Series I shares to 1.30% of average daily net assets. The expense limitation agreement is in effect through April 30, 2008.
 12.Through April 30, 2008, the advisor has contractually agreed to waive a portion of its advisory fees to the extent necessary so that the advisory fees payable by the Fund does not exceed a specified maximum annual advisory fee rate, wherein the fee rate includes breakpoints and is based upon net asset levels. The Fund's maximum annual advisory fee rate ranges from 0.745% (for average net assets up to $250 million) to 0.64% (for average net assets over $10 billion).
 13.Through April 30, 2008, the advisor has contractually agreed to waive a portion of its advisory fees to the extent necessary so that the advisory fees payable by the Fund does not exceed a specified maximum annual advisory fee rate, wherein the fee rate includes breakpoints and is based upon net asset levels. The Fund's maximum annual advisory fee rate ranges from 0.75% (for average net assets up to $250 million) to 0.68% (for average net assets over $10 billion).
 14.The Funds' Board of Trustees reserves the right to suspend payments under the 12b-1 Plan at any time. On May 1, 2003, 12b-1 payments were suspended for all Funds except the First Trust 10 Uncommon Values Portfolio. Payments under the 12b-1 Plan resumed effective May 1, 2004 for the Target Managed VIP Portfolio, the Dow Dart 10 Portfolio, the Global Dividend Target 15 Portfolio, the S&P Target 24 Portfolio, the Nasdaq Target 15 Portfolio and the Value Line Target 25 Portfolio.
 15.For the period September 30, 2004 through December 31, 2007, First Trust has contractually agreed to waive fees and reimburse expenses of the Portfolios to limit the total annual fund operating expenses (excluding brokerage expense and extraordinary expense) to 1.37% for the First Trust 10 Uncommon Values Portfolio and 1.47% for each of the other Portfolios' average daily net assets. First Trust has entered into an agreement with First Defined Portfolio

    Fund, LLC that allows First Trust to recover from the Portfolios any fees waived or reimbursed during the three year period of January 1, 2005 through December 31, 2007. However, First Trust's ability to recover such amounts is limited to the extent that it would not exceed the amount reimbursed or waived during such period. To the extent that the actual expense ratio of a particular Portfolio is less than such Portfolio's applicable expense cap, First Trust may recover a portion of the previously waived or reimbursed amount equal to the amount that the expense cap exceeds the actual expense ratio.


 16.Effective January 1, 2006, the Fund implemented a performance fee structure and the management fee was lowered to 1.05%. Beginning January 1, 2007, the management fee may be adjusted, on a quarterly basis, upward or downward depending on the Fund's performance relative to its benchmark, the MSCI Emerging Markets Free Index. As a result, beginning January 1, 2007, if the management fee were calculated taking into account all base fee breakpoints and performance fee adjustment, the management fee could range from 0.95% at its lowest to 1.15% at its highest.
 17.ProFund Advisors LLC has contractually agreed to waive Investment Advisory and Management Services Fees and to reimburse other expenses to the extent Total Annual Portfolio Operating Expenses, as a percentage of average daily net assets, exceed 1.63% (1.33% for VP ProFund U.S. Government Plus) through April 30, 2008. After such date, any of the expense limitations may be terminated or revised. Amounts waived or reimbursed in a particular fiscal year may be repaid to ProFund Advisors LLC within three years of the waiver or reimbursement to the extent that recoupment will not cause the Portfolio's expenses to exceed any expense limitation in place at that time. A waiver or reimbursement lowers the expense ratio and increases overall returns to investors.
 18.The Fund's advisor has committed through April 30, 2008 to waive fees and/or reimburse expenses to the extent necessary to maintain the Fund's net operating expenses as shown.



                                                 Total Actual Annual
                                             Portfolio Operating Expenses
                  Portfolio Name             After Expense Reimbursement
      -------------------------------------------------------------------
      Wells Fargo Advantage VT Equity Income             1.00%



 19.The Fund's investment adviser has implemented a breakpoint schedule for the Fund's management fee. The management fee charged to the Fund will decline as the Fund's assets grow and will continue to be based on a percentage of the Fund's average daily net assets. The breakpoint schedule for the Fund is as follows: 0.55% from $0 to $499 million; 0.50% for assets from $500 million to $999 million; 0.45% for assets from $1 billion to $2.99 billion; 0.425% for assets from $3 billion to $4.99 billion; and 0.40% for assets $5 billion and higher.

                                EXPENSE EXAMPLES
 These examples are intended to help you compare the cost of investing in the Annuity with the cost of investing in other variable annuities. Below are examples showing what you would pay in expenses at the end of the stated time periods had you invested $10,000 in the Annuity and your investment has a 5% return each year. The examples reflect the following fees and charges for the Annuity as described in "Summary of Contract Fees and Charges":
..   Insurance Charge
..   Annual Maintenance Fee
..   The maximum combination of optional benefit charges

 The examples also assume the following for the period shown:

..   You allocate all of your Account Value to the Sub-account with the maximum total annual operating expenses, and those expenses remain the same each year*

..   For each Sub-account charge, we deduct the current charge rather than any maximum charge
..   You make no withdrawals of Account Value
..   You make no transfers, or other transactions for which we charge a fee
..   No tax charge applies
..   You elect the Lifetime Five Income Benefit, the Highest Daily Value Death
    Benefit and the Enhanced Beneficiary Protection Death Benefit (which are the maximum combination of optional benefit charges)

 Amounts shown in the examples are rounded to the nearest dollar.


 * Note: Not all portfolios offered as Sub-accounts may be available depending on optional benefit selection, the applicable jurisdiction and selling firm.


 THE EXAMPLES ARE ILLUSTRATIVE ONLY--THEY SHOULD NOT BE CONSIDERED A REPRESENTATION OF PAST OR FUTURE EXPENSES OF THE UNDERLYING MUTUAL FUNDS OR THEIR PORTFOLIOS--ACTUAL EXPENSES WILL BE LESS THAN THOSE SHOWN IF YOU ELECT A DIFFERENT COMBINATION OF OPTIONAL BENEFITS THAN INDICATED IN THE EXAMPLES OR IF YOU ALLOCATE ACCOUNT VALUE TO ANY OTHER AVAILABLE SUB-ACCOUNTS.


 Expense Examples are provided as follows: 1) if you surrender the Annuity at the end of the stated time period; 2) if you annuitize at the end of the stated time period; and 3) if you do not surrender your Annuity. A table of accumulation values appears in Appendix A to this Prospectus.


 If you surrender your annuity at the if you annuitize your annuity at the if you do not end of the applicable time period:


                        1 year 3 years 5 years 10 years
                        -------------------------------
                         $452  $1,363  $2,283   $4,622
                        -------------------------------


 End of the applicable time period:


                        1 year 3 years 5 years 10 years
                        -------------------------------
                         $452  $1,363  $2,283   $4,622
                        -------------------------------


 Surrender your annuity:


                        1 year 3 years 5 years 10 years
                        -------------------------------
                         $452  $1,363  $2,283   $4,622
                        -------------------------------

                               INVESTMENT OPTIONS

 WHAT ARE THE INVESTMENT OBJECTIVES AND POLICIES OF THE PORTFOLIOS?

 Each variable investment option is a Sub-account of American Skandia Life Assurance Corporation Variable Account B (see "What are Separate Accounts" for more detailed information). Each Sub-account invests exclusively in one Portfolio. You should carefully read the prospectus for any Portfolio in which you are interested. The following chart classifies each of the Portfolios based on our assessment of their investment style (as of the date of this Prospectus). The chart also provides a description of each Portfolio's investment objective (in italics) and a short, summary description of their key policies to assist you in determining which Portfolios may be of interest to you. There is no guarantee that any underlying Portfolio will meet its investment objective. Not all portfolios offered as Sub-accounts may be available depending on optional benefit selection, the applicable jurisdiction and selling firm. The Portfolios that you select are your choice - we do not provide investment advice and we do not recommend or endorse any particular Portfolio.

 The name of the advisor/sub-advisor for each Portfolio appears next to the description. Those Portfolios whose name includes the prefix "AST" are Portfolios of Advanced Series Trust (formerly, American Skandia Trust). The investment managers for AST are AST Investment Services, Inc. (formerly, American Skandia Investment Services, Incorporated), a Prudential Financial Company and Prudential Investments LLC, both of which are affiliated companies of American Skandia. However, a sub-advisor, as noted below, is engaged to conduct day-to-day management.


 The Portfolios are not publicly traded mutual funds. They are only available as investment options in variable annuity contracts and variable life insurance policies issued by insurance companies, or in some cases, to participants in certain qualified retirement plans. However, some of the Portfolios available as Sub-accounts under the Annuity are managed by the same portfolio advisor or sub-advisor as a retail mutual fund of the same or similar name that the Portfolio may have been modeled after at its inception. Certain retail mutual funds may also have been modeled after a Portfolio. While the investment objective and policies of the retail mutual funds and the Portfolios may be substantially similar, the actual investments will differ to varying degrees. Differences in the performance of the funds can be expected, and in some cases could be substantial. You should not compare the performance of a publicly traded mutual fund with the performance of any similarly named Portfolio offered as a Sub-account. Details about the investment objectives, policies, risks, costs and management of the Portfolios are found in the prospectuses for the underlying mutual funds. The current prospectus and statement of additional information for the underlying Portfolios can be obtained by calling 1-800-752-6342.


 Effective March 16, 2001, the Nova, Inverse S&P 500 (formerly Ursa) and OTC portfolios of Rydex Variable Trust are no longer offered as Sub-accounts under the Annuity. Owners of Annuities issued on or after March 16, 2001 will not be allowed to allocate Account Value to the Rydex Nova, Rydex Inverse S&P 500 or Rydex OTC Sub-accounts. Except as noted below, Owners of Annuities issued before March 16, 2001, and/or their authorized investment professionals, will no longer be able to allocate additional Account Value or make transfers into the Rydex Nova, Rydex Inverse S&P 500 or Rydex OTC Sub-accounts. Annuity Owners and/or their authorized Financial Professionals who elect to transfer Account Value out of the Rydex Sub-accounts on or after March 16, 2001 will not be allowed to transfer Account Value into the Rydex Sub-accounts at a later date. Electronic funds transfer, dollar cost averaging, asset allocation and rebalancing programs that were effective before March 16, 2001 and included one or more of the Rydex Sub-accounts will be allowed to continue. However, no changes involving the Rydex Sub-accounts may be made to such programs.


 Effective as of the close of business June 28, 2002, the AST Goldman Sachs Small-Cap Value Portfolio is no longer offered as a Sub-account under the Annuity, except as follows: if at any time on or prior to June 28, 2002 you had any portion of your Account Value allocated to the AST Goldman Sachs Small-Cap Value Sub-account, you may continue to allocate Account Value and make transfers into and/or out of the AST Goldman Sachs Small-Cap Value Sub-account, including any electronic funds transfer, dollar cost averaging, asset allocation and rebalancing programs. If you never had a portion of your Account Value allocated to the AST Goldman Sachs Small-Cap Value Sub-account on or prior to June 28, 2002 or if you purchase your Annuity after June 28, 2002, you cannot allocate Account Value to the AST Goldman Sachs Small-Cap Value Sub-Account.

 Effective May 1, 2004, the SP William Blair International Growth Portfolio (formerly the SP Jennison International Growth Portfolio) is no longer offered as a Sub-account under the Annuity, except as follows: if at any time prior to May 1, 2004 you had any portion of your Account Value allocated to the SP William Blair International Growth Sub-account, you may continue to allocate Account Value and make transfers into and/or out of the SP William Blair International Growth Sub-account, including any electronic funds transfer, dollar cost averaging, asset allocation and rebalancing programs. If you never had a portion of your Account Value allocated to the SP William Blair International Growth Sub-account prior to May 1, 2004 or if you purchase your Annuity on or after May 1, 2004, you cannot allocate Account Value to the SP William Blair International Growth Sub-Account.


 The above referenced Sub-accounts may be offered to new Owners at some future date; however, at the present time, there is no intention to do so. We also reserve the right to offer or close each of the above Sub-accounts to all Owners that owned the Annuity prior to the respective close dates.

 The following chart lists the currently available and permitted investment options when you choose certain optional benefits:



              Optional Benefit Name*     Permitted Portfolios:
              Lifetime Five Income       AST Advanced Strategies
              Benefit                    Portfolio
              Spousal Lifetime Five      AST American Century
              Income Benefit             Strategic Allocation
              Highest Daily Lifetime     Portfolio
              Five Income Benefit        AST Balanced Asset
              Highest Daily Value        Allocation Portfolio
              Death Benefit              AST Capital Growth
                                         Asset Allocation
                                         Portfolio
                                         AST Conservative Asset
                                         Allocation Portfolio
                                         AST First Trust
                                         Balanced Target
                                         Portfolio
                                         AST First Trust Capital
                                         Appreciation Target
                                         Portfolio
                                         AST Preservation Asset
                                         Allocation Portfolio
                                         AST T. Rowe Price Asset
                                         Allocation Portfolio
                                         AST UBS Dynamic Alpha
             -----------------------------------------------------
              Combo 5% Rollup & HAV      All Investment Options
              Death Benefit              Permitted EXCEPT for
              Guaranteed Minimum         the following:
              Income Benefit             Access VP High Yield
                                         Fund
                                         AIM V.I. Technology
              Guaranteed Minimum         First Trust 10 Uncommon
              Withdrawal Benefit         Values Portfolio
                                         First Trust Technology
              GRO/GRO PLUS               NASDAQ Target 15
                                         Portfolio
              Highest Anniversary        ProFund VP Biotechnology
              Value Death Benefit        ProFund VP Internet
                                         ProFund VP Semiconductor
                                         ProFund VP Short Mid-Cap
                                         ProFund VP Short
                                         Small-Cap
                                         ProFund VP Technology
                                         ProFund VP Ultra OTC
                                         ProFund VP Ultra Small
                                         Cap
                                         ProFund VP UltraBull
                                         Value Line Target 25
             -----------------------------------------------------

              Enhanced Beneficiary
              Protection Death Benefit
                                         All Investment Options
                                         Permitted
             -----------------------------------------------------


 * Detailed Information regarding these optional benefits can be found in the "Living Benefits" and "Death Benefit" sections of this Prospectus.

       ------------------------------------------------------------------
        STYLE/     INVESTMENT OBJECTIVES/POLICIES          PORTFOLIO
         TYPE                                              ADVISOR/
                                                          SUB-ADVISOR
       ------------------------------------------------------------------
                        ADVANCED SERIES TRUST
       ------------------------------------------------------------------
        ASSET   AST Advanced Strategies Portfolio:         LSV Asset
        ALLOCA  seeks a high level of absolute            Management/
        TION/   return. The Portfolio invests           Marsico Capital
       BALANCED primarily in a diversified portfolio      Management,
                of equity and fixed income securities     LLC/Pacific
                across different investment                Investment
                categories and investment managers.        Management
                The Portfolio pursues a combination       Company LLC
                of traditional and non-traditional      (PIMCO)/T. Rowe
                investment strategies.                 Price Associates,
                                                       Inc./William Blair
                                                           & Company,
                                                             L.L.C.
       ------------------------------------------------------------------
        ASSET   AST Aggressive Asset Allocation          AST Investment
        ALLOCA  Portfolio: seeks the highest            Services, Inc./
        TION/   potential total return consistent          Prudential
       BALANCED with its specified level of risk        Investments LLC
                tolerance. The Portfolio will invest
                its assets in several other Advanced
                Series Trust Portfolios. Under normal
                market conditions, the Portfolio will
                devote between 92.5% to 100% of its
                net assets to underlying portfolios
                investing primarily in equity
                securities, and 0% to 7.5% of its net
                assets to underlying portfolios
                investing primarily in debt
                securities and money market
                instruments.
       ------------------------------------------------------------------
        LARGE   AST AllianceBernstein Core Value       AllianceBernstein
         CAP    Portfolio: seeks long-term capital            L.P.
        VALUE   growth by investing primarily in
                common stocks. The subadviser expects
                that the majority of the Portfolio's
                assets will be invested in the common
                stocks of large companies that appear
                to be undervalued. Among other
                things, the Portfolio seeks to
                identify compelling buying
                opportunities created when companies
                are undervalued on the basis of
                investor reactions to near-term
                problems or circumstances even though
                their long-term prospects remain
                sound. The subadviser seeks to
                identify individual companies with
                earnings growth potential that may
                not be recognized by the market at
                large.
       ------------------------------------------------------------------
        LARGE   AST AllianceBernstein Growth & Income  AllianceBernstein
         CAP    Portfolio: seeks long-term growth of          L.P.
        VALUE   capital and income while attempting
                to avoid excessive fluctuations in
                market value. The Portfolio normally
                will invest in common stocks (and
                securities convertible into common
                stocks). The subadviser will take a
                value-oriented approach, in that it
                will try to keep the Portfolio's
                assets invested in securities that
                are selling at reasonable valuations
                in relation to their fundamental
                business prospects.
       ------------------------------------------------------------------
        LARGE   AST AllianceBernstein Managed Index    AllianceBernstein
         CAP    500 Portfolio: seeks to outperform            L.P.
        BLEND   the Standard & Poor's 500 Composite
                Stock Price Index (the "S&P 500")
                through stock selection resulting in
                different weightings of common stocks
                relative to the index. The Portfolio
                will invest, under normal
                circumstances, at least 80% of its
                net assets in securities included in
                the S&P(R) 500.
       ------------------------------------------------------------------
        LARGE   AST American Century Income & Growth    American Century
         CAP    Portfolio: seeks capital growth with       Investment
        VALUE   current income as a secondary           Management, Inc.
                objective. The Portfolio invests
                primarily in common stocks that offer
                potential for capital growth, and
                may, consistent with its investment
                objective, invest in stocks that
                offer potential for current income.
                The Sub-adviser utilizes a
                quantitative management technique
                with a goal of building an equity
                portfolio that provides better
                returns than the S&P 500 Index
                without taking on significant
                additional risk and while attempting
                to create a dividend yield that will
                be greater than the S&P 500 Index.
       ------------------------------------------------------------------
        ASSET   AST American Century Strategic          American Century
        ALLOCA  Allocation Portfolio (formerly known       Investment
        TION/   as AST American Century Strategic       Management, Inc.
       BALANCED Balanced Portfolio): long-term
                capital growth with some regular
                income. The Portfolio will invest,
                under normal circumstances, in any
                type of U.S. or foreign equity
                security that meets certain
                fundamental and technical standards.
                The portfolio managers will draw on
                growth, value and quantitative
                investment techniques in managing the
                equity portion of the Portfolio and
                diversify the Portfolio's investments
                among small, medium and large
                companies.
       ------------------------------------------------------------------

       -----------------------------------------------------------------
        STYLE/      INVESTMENT OBJECTIVES/POLICIES         PORTFOLIO
         TYPE                                              ADVISOR/
                                                          SUB-ADVISOR
       -----------------------------------------------------------------
         ASSET   AST Balanced Asset Allocation           AST Investment
        ALLOCA   Portfolio: seeks the highest           Services, Inc./
         TION/   potential total return consistent         Prudential
       BALANCED  with its specified level of risk       Investments LLC
                 tolerance. The Portfolio will invest
                 its assets in several other Advanced
                 Series Trust Portfolios. Under normal
                 market conditions, the Portfolio will
                 devote between 57.5% to 72.5% of its
                 net assets to underlying portfolios
                 investing primarily in equity
                 securities, and 27.5% to 42.5% of its
                 net assets to underlying portfolios
                 investing primarily in debt
                 securities and money market
                 instruments.
       -----------------------------------------------------------------
         ASSET   AST Capital Growth Asset Allocation     AST Investment
        ALLOCA   Portfolio: seeks the highest           Services, Inc./
         TION/   potential total return consistent         Prudential
       BALANCED  with its specified level of risk       Investments LLC
                 tolerance. The Portfolio will invest
                 its assets in several other Advanced
                 Series Trust Portfolios. Under normal
                 market conditions, the Portfolio will
                 devote between 72.5% to 87.5% of its
                 net assets to underlying portfolios
                 investing primarily in equity
                 securities, and 12.5% to 27.5% of its
                 net assets to underlying portfolios
                 investing primarily in debt
                 securities and money market
                 instruments.
       -----------------------------------------------------------------
       SPECIALTY AST Cohen & Steers Realty Portfolio:    Cohen & Steers
                 seeks to maximize total return             Capital
                 through investment in real estate      Management, Inc.
                 securities. The Portfolio pursues its
                 investment objective by investing,
                 under normal circumstances, at least
                 80% of its net assets in securities
                 of real estate issuers. Under normal
                 circumstances, the Portfolio will
                 invest substantially all of its
                 assets in the equity securities of
                 real estate companies, i.e., a
                 company that derives at least 50% of
                 its revenues from the ownership,
                 construction, financing, management
                 or sale of real estate or that has at
                 least 50% of its assets in real
                 estate. Real estate companies may
                 include real estate investment trusts
                 (REITs).
       -----------------------------------------------------------------
         ASSET   AST Conservative Asset Allocation       AST Investment
        ALLOCA   Portfolio: seeks the highest           Services, Inc./
         TION/   potential total return consistent         Prudential
       BALANCED  with its specified level of risk       Investments LLC
                 tolerance. The Portfolio will invest
                 its assets in several other Advanced
                 Series Trust Portfolios. Under normal
                 market conditions, the Portfolio will
                 devote between 47.5% to 62.5% of its
                 net assets to underlying portfolios
                 investing primarily in equity
                 securities, and 37.5% to 52.5% of its
                 net assets to underlying portfolios
                 investing primarily in debt
                 securities and money market
                 instruments.
       -----------------------------------------------------------------
         LARGE   AST DeAM Large-Cap Value Portfolio:        Deutsche
          CAP    seeks maximum growth of capital by        Investment
         VALUE   investing primarily in the value          Management
                 stocks of larger companies. The         Americas, Inc.
                 Portfolio pursues its objective,
                 under normal market conditions, by
                 primarily investing at least 80% of
                 the value of its assets in the equity
                 securities of large-sized companies
                 included in the Russell 1000(R) Value
                 Index. The subadviser employs an
                 investment strategy designed to
                 maintain a portfolio of equity
                 securities which approximates the
                 market risk of those stocks included
                 in the Russell 1000(R) Value Index,
                 but which attempts to outperform the
                 Russell 1000(R) Value Index through
                 active stock selection.
       -----------------------------------------------------------------
         SMALL   AST DeAM Small-Cap Value Portfolio:        Deutsche
          CAP    seeks maximum growth of investors'        Investment
         VALUE   capital by investing primarily in the     Management
                 value stocks of smaller companies.      Americas, Inc.
                 The Portfolio pursues its objective,
                 under normal market conditions, by
                 primarily investing at least 80% of
                 its total assets in the equity
                 securities of small-sized companies
                 included in the Russell 2000(R) Value
                 Index. The subadviser employs an
                 investment strategy designed to
                 maintain a portfolio of equity
                 securities which approximates the
                 market risk of those stocks included
                 in the Russell 2000(R) Value Index,
                 but which attempts to outperform the
                 Russell 2000(R) Value Index.
       -----------------------------------------------------------------
         SMALL   AST Federated Aggressive Growth        Federated Equity
          CAP    Portfolio: seeks capital growth. The      Management
        GROWTH   Portfolio pursues its investment          Company of
                 objective by investing primarily in     Pennsylvania/
                 the stocks of small companies that     Federated Global
                 are traded on national security           Investment
                 exchanges, NASDAQ stock exchange and      Management
                 the over-the-counter-market. Small     Corp.; Federated
                 companies will be defined as               MDTA LLC
                 companies with market capitalizations
                 similar to companies in the Russell
                 2000 Growth Index. .
       -----------------------------------------------------------------

       ------------------------------------------------------------------
        STYLE/     INVESTMENT OBJECTIVES/POLICIES          PORTFOLIO
         TYPE                                              ADVISOR/
                                                          SUB-ADVISOR
       ------------------------------------------------------------------
        ASSET   AST First Trust Balanced Target           First Trust
        ALLOCA  Portfolio: seeks long-term capital       Advisors L.P.
        TION/   growth balanced by current income.
       BALANCED The Portfolio seeks to achieve its
                objective by investing approximately
                65% in common stocks and 35% in fixed
                income securities. The Portfolio
                allocates the equity portion of the
                portfolio across five uniquely
                specialized strategies - the Dow/sm/
                Target Dividend, the Value Line(R)
                Target 25, the Global Dividend Target
                15, the NYSE(R) International Target
                25, and the Target Small Cap. Each
                strategy employs a quantitative
                approach by screening common stocks
                for certain attributes and/or using a
                multi-factor scoring system to select
                the common stocks. The fixed income
                allocation is determined by the Dow
                Jones Income strategy which utilizes
                certain screens to select bonds from
                the Dow Jones Corporate Bond Index or
                like-bonds not in the index.
       ------------------------------------------------------------------
        ASSET   AST First Trust Capital Appreciation      First Trust
        ALLOCA  Target Portfolio: seeks long-term        Advisors L.P.
        TION/   growth of capital. The Portfolio
       BALANCED seeks to achieve its objective by
                investing approximately 80% in common
                stocks and 20% in fixed income
                securities. The portfolio allocates
                the equity portion of the portfolio
                across five uniquely specialized
                strategies - the Value Line(R) Target
                25, the Global Dividend Target 15,
                the Target Small Cap, the Nasdaq(R)
                Target 15, and the NYSE(R)
                International Target 25. Each
                strategy employs a quantitative
                approach by screening common stocks
                for certain attributes and/or using a
                multi-factor scoring system to select
                the common stocks. The fixed income
                allocation is determined by the Dow
                Jones Income strategy utilizes
                certain screens to select bonds from
                the Dow Jones Corporate Bond Index or
                like-bonds not in the index.
       ------------------------------------------------------------------
        LARGE   AST Goldman Sachs Concentrated Growth    Goldman Sachs
         CAP    Portfolio: seeks growth of capital in        Asset
        GROWTH  a manner consistent with the            Management, L.P.
                preservation of capital. The
                Portfolio will pursue its objective
                by investing primarily in equity
                securities of companies that the
                subadviser believes have the
                potential to achieve capital
                appreciation over the long-term. The
                Portfolio seeks to achieve its
                investment objective by investing,
                under normal circumstances, in
                approximately 30 - 45 companies that
                are considered by the subadviser to
                be positioned for long-term growth.
       ------------------------------------------------------------------
       MID CAP  AST Goldman Sachs Mid-Cap Growth         Goldman Sachs
        GROWTH  Portfolio: seeks long-term capital           Asset
                growth. The Portfolio pursues its       Management, L.P.
                investment objective, by investing
                primarily in equity securities
                selected for their growth potential,
                and normally invests at least 80% of
                the value of its assets in
                medium-sized companies. Medium-sized
                companies are those whose market
                capitalizations (measured at the time
                of investment) fall within the range
                of companies in the Russell Mid-cap
                Growth Index. The subadviser seeks to
                identify individual companies with
                earnings growth potential that may
                not be recognized by the market at
                large.
       ------------------------------------------------------------------
        SMALL   AST Goldman Sachs Small-Cap Value        Goldman Sachs
         CAP    Portfolio: seeks long-term capital           Asset
        VALUE   growth. The Portfolio will seek its     Management, L.P.
                objective through investments
                primarily in equity securities that
                are believed to be undervalued in the
                marketplace. The Portfolio will
                invest, under normal circumstances,
                at least 80% of the value of its
                assets in small capitalization
                companies. The 80% investment
                requirement applies at the time the
                Portfolio invests its assets. The
                Portfolio generally defines small
                capitalization companies as companies
                with market capitalizations that are
                within the range of the Russell 2000
                Value Index at the time of purchase.
       ------------------------------------------------------------------
        FIXED   AST High Yield Portfolio: seeks a      Pacific Investment
        INCOME  high level of current income and may       Management
                also consider the potential for           Company LLC
                capital appreciation. The Portfolio         (PIMCO)
                invests, under normal circumstances,
                at least 80% of its net assets plus
                any borrowings for investment
                purposes (measured at time of
                purchase) in high yield, fixed-income
                securities that, at the time of
                purchase, are non-investment grade
                securities. Such securities are
                commonly referred to as "junk bonds".
       ------------------------------------------------------------------
        INTER   AST International Growth Portfolio      Marsico Capital
       NATIONAL (formerly, AST William Blair              Management,
        EQUITY  International Growth Portfolio):          LLC/William
                seeks long-term capital growth. Under   Blair & Company,
                normal circumstances, the Portfolio          L.L.C.
                invests at least 80% of the value of
                its assets in securities of issuers
                that are economically tied to
                countries other than the United
                States. Although the Portfolio
                intends to invest at least 80% of its
                assets in the securities of issuers
                located outside the United States, it
                may at times invest in U.S. issuers
                and it may invest all of its assets
                in fewer than five countries or even
                a single country. The Portfolio looks
                primarily for stocks of companies
                whose earnings are growing at a
                faster rate than other companies or
                which offer attractive growth.
       ------------------------------------------------------------------

        ----------------------------------------------------------------
         STYLE/     INVESTMENT OBJECTIVES/POLICIES         PORTFOLIO
          TYPE                                             ADVISOR/
                                                          SUB-ADVISOR
        ----------------------------------------------------------------
         INTER   AST International Value Portfolio         LSV Asset
        NATIONAL (formerly known as AST LSV               Management/
         EQUITY  International Value Portfolio): seeks     Thornburg
                 long-term capital appreciation. The       Investment
                 Portfolio normally invests at least    Management, Inc.
                 80% of the Portfolio's assets in
                 equity securities. The Portfolio will
                 invest at least 65% of its net assets
                 in the equity securities of companies
                 in at least three different
                 countries, without limit as to the
                 amount of assets that may be invested
                 in a single country.
        ----------------------------------------------------------------
         INTER   AST JPMorgan International Equity        J.P. Morgan
        NATIONAL Portfolio: seeks long-term capital        Investment
         EQUITY  growth by investing in a diversified   Management Inc.
                 portfolio of international equity
                 securities. The Portfolio seeks to
                 meet its objective by investing,
                 under normal market conditions, at
                 least 80% of its assets in a
                 diversified portfolio of equity
                 securities of companies located or
                 operating in developed non-U.S.
                 countries and emerging markets of the
                 world. The equity securities will
                 ordinarily be traded on a recognized
                 foreign securities exchange or traded
                 in a foreign over-the-counter market
                 in the country where the issuer is
                 principally based, but may also be
                 traded in other countries including
                 the United States.
        ----------------------------------------------------------------
         LARGE   AST Large-Cap Value Portfolio: seeks     Dreman Value
          CAP    current income and long-term growth    Management LLC,
         VALUE   of income, as well as capital            Hotchkis and
                 appreciation. The Portfolio invests,    Wiley Capital
                 under normal circumstances, at least   Management LLC/
                 80% of its net assets in common          J.P. Morgan
                 stocks of large capitalization            Investment
                 companies. Large capitalization        Management, Inc.
                 companies are those companies with
                 market capitalizations within the
                 market capitalization range of the
                 Russell 1000 Value Index.
        ----------------------------------------------------------------
         FIXED   AST Lord Abbett Bond-Debenture          Lord, Abbett &
         INCOME  Portfolio: seeks high current income       Co. LLC
                 and the opportunity for capital
                 appreciation to produce a high total
                 return. The Portfolio invests, under
                 normal circumstances, at least 80% of
                 the value of its assets in fixed
                 income securities. To pursue its
                 objective, the Portfolio normally
                 invests primarily in high yield and
                 investment grade debt securities,
                 securities convertible into common
                 stock and preferred stocks. The
                 Portfolio may find good value in high
                 yield securities, sometimes called
                 "lower-rated bonds" or "junk bonds,"
                 and frequently may have more than
                 half of its assets invested in those
                 securities. At least 20% of the
                 Portfolio's assets must be invested
                 in any combination of investment
                 grade debt securities, U.S.
                 Government securities and cash
                 equivalents. The Portfolio may also
                 make significant investments in
                 mortgage-backed securities. Although
                 the Portfolio expects to maintain a
                 weighted average maturity in the
                 range of five to twelve years, there
                 are no restrictions on the overall
                 Portfolio or on individual
                 securities. The Portfolio may invest
                 up to 20% of its net assets in equity
                 securities.
        ----------------------------------------------------------------
         LARGE   AST Marsico Capital Growth Portfolio:  Marsico Capital
          CAP    seeks capital growth. Income           Management, LLC
         GROWTH  realization is not an investment
                 objective and any income realized on
                 the Portfolio's investments,
                 therefore, will be incidental to the
                 Portfolio's objective. The Portfolio
                 will pursue its objective by
                 investing primarily in common stocks
                 of large companies that are selected
                 for their growth potential. Large
                 capitalization companies are
                 companies with market capitalizations
                 within the market capitalization
                 range of the Russell 1000 Growth
                 Index. In selecting investments for
                 the Portfolio, the subadviser uses an
                 approach that combines "top down"
                 macroeconomic analysis with "bottom
                 up" stock selection. The "top down"
                 approach identifies sectors,
                 industries and companies that may
                 benefit from the trends the
                 subadviser has observed. The
                 subadviser then looks for individual
                 companies with earnings growth
                 potential that may not be recognized
                 by the market at large, utilizing a
                 "bottom up" stock selection process.
                 The Portfolio will normally hold a
                 core position of between 35 and 50
                 common stocks. The Portfolio may hold
                 a limited number of additional common
                 stocks at times when the Portfolio
                 manager is accumulating new
                 positions, phasing out existing or
                 responding to exceptional market
                 conditions.
        ----------------------------------------------------------------

       ------------------------------------------------------------------
        STYLE/     INVESTMENT OBJECTIVES/POLICIES          PORTFOLIO
         TYPE                                              ADVISOR/
                                                          SUB-ADVISOR
       ------------------------------------------------------------------
        INTER   AST MFS Global Equity Portfolio:         Massachusetts
       NATIONAL seeks capital growth. Under normal     Financial Services
        EQUITY  circumstances the Portfolio invests         Company
                at least 80% of its assets in equity
                securities. The Portfolio will invest
                in the securities of U.S. and foreign
                issuers (including issuers in
                developing countries). While the
                portfolio may invest its assets in
                companies of any size, the Portfolio
                generally focuses on companies with
                relatively large market
                capitalizations relative to the
                markets in which they are traded.
       ------------------------------------------------------------------
        LARGE   AST MFS Growth Portfolio: seeks          Massachusetts
         CAP    long-term capital growth and future,   Financial Services
        GROWTH  rather than current income. Under           Company
                normal market conditions, the
                Portfolio invests at least 80% of its
                net assets in common stocks and
                related securities, such as preferred
                stocks, convertible securities and
                depositary receipts, of companies
                that the subadviser believes offer
                better than average prospects for
                long-term growth. The subadviser uses
                a "bottom up" as opposed to a "top
                down" investment style in managing
                the Portfolio.
       ------------------------------------------------------------------
       MID CAP  AST Mid Cap Value Portfolio: seeks to       EARNEST
        VALUE   provide capital growth by investing      Partners LLC/
                primarily in mid-capitalization          WEDGE Capital
                stocks that appear to be undervalued.   Management, LLP
                The Portfolio generally invests,
                under normal circumstances, at least
                80% of the value of its net assets in
                mid-capitalization companies.
                Mid-capitalization companies are
                generally those that have market
                capitalizations, at the time of
                purchase, within the market
                capitalization range of companies
                included in the Russell Midcap Value
                Index during the previous 12-months
                based on month-end data.
       ------------------------------------------------------------------
        FIXED   AST Money Market Portfolio: seeks          Prudential
        INCOME  high current income while maintaining      Investment
                high levels of liquidity. The           Management, Inc.
                Portfolio invests in high-quality,
                short-term, U.S. dollar denominated
                corporate, bank and government
                obligations. The Portfolio will
                invest in securities which have
                effective maturities of not more than
                397 days.
       ------------------------------------------------------------------
       MID CAP  AST Neuberger Berman Mid-Cap Growth     Neuberger Berman
        GROWTH  Portfolio: seeks capital growth.        Management Inc.
                Under normal market conditions, the
                Portfolio invests at least 80% of its
                net assets in the common stocks of
                mid-capitalization companies.
                Mid-capitalization companies are
                those companies whose market
                capitalization is within the range of
                market capitalizations of companies
                in the Russell Midcap Growth Index.
                Using fundamental research and
                quantitative analysis, the subadviser
                looks for fast-growing companies that
                are in new or rapidly evolving
                industries.
       ------------------------------------------------------------------
       MID CAP  AST Neuberger Berman Mid-Cap Value      Neuberger Berman
        VALUE   Portfolio: seeks capital growth.        Management Inc.
                Under normal market conditions, the
                Portfolio invests at least 80% of its
                net assets in the common stocks of
                medium capitalization companies. For
                purposes of the Portfolio, companies
                with market capitalizations that fall
                within the range of the Russell
                Midcap(R) Index at the time of
                investment are considered medium
                capitalization companies. Some of the
                Portfolio's assets may be invested in
                the securities of large-cap companies
                as well as in small-cap companies.
                Under the Portfolio's value-oriented
                investment approach, the subadviser
                looks for well-managed companies
                whose stock prices are undervalued
                and that may rise in price before
                other investors realize their worth.
       ------------------------------------------------------------------
        SMALL   AST Neuberger Berman Small-Cap Growth   Neuberger Berman
         CAP    Portfolio (formerly known as AST DeAM   Management Inc.
        GROWTH  Small-Cap Growth Portfolio): seeks
                maximum growth of investors' capital
                from a portfolio of growth stocks of
                smaller companies. The Portfolio
                pursues its objective, under normal
                circumstances, by primarily investing
                at least 80% of its total assets in
                the equity securities of small-sized
                companies included in the Russell
                2000 Growth(R) Index.
       ------------------------------------------------------------------
        FIXED   AST PIMCO Limited Maturity Bond        Pacific Investment
        INCOME  Portfolio: seeks to maximize total         Management
                return consistent with preservation       Company LLC
                of capital. The Portfolio will invest       (PIMCO)
                in a portfolio of fixed-income
                investment instruments of varying
                maturities. The average portfolio
                duration of the Portfolio generally
                will vary within a one- to three-year
                time frame based on the subadviser's
                forecast for interest rates.
       ------------------------------------------------------------------
        FIXED   AST PIMCO Total Return Bond            Pacific Investment
        INCOME  Portfolio: seeks to maximize total         Management
                return consistent with preservation       Company LLC
                of capital. The Portfolio will invest       (PIMCO)
                in a portfolio of fixed-income
                investment instruments of varying
                maturities. The average portfolio
                duration of the Portfolio generally
                will vary within a three- to six-year
                time frame based on the subadviser's
                forecast for interest rates.
       ------------------------------------------------------------------

      -------------------------------------------------------------------
       STYLE/     INVESTMENT OBJECTIVES/POLICIES           PORTFOLIO
        TYPE                                               ADVISOR/
                                                          SUB-ADVISOR
      -------------------------------------------------------------------
       ASSET   AST Preservation Asset Allocation        AST Investment
       ALLOCA  Portfolio: seeks the highest             Services, Inc./
       TION/   potential total return consistent          Prudential
      BALANCED with its specified level of risk         Investments LLC
               tolerance. The Portfolio will invest
               its assets in several other Advanced
               Series Trust Portfolios. Under normal
               market conditions, the Portfolio will
               devote between 27.5% to 42.5% of its
               net assets to underlying portfolios
               investing primarily in equity
               securities, and 57.5% to 72.5% of its
               net assets to underlying portfolios
               investing primarily in debt
               securities and money market
               instruments.
      -------------------------------------------------------------------
       SMALL   AST Small-Cap Growth Portfolio: seeks      Eagle Asset
        CAP    long-term capital growth. The              Management/
       GROWTH  Portfolio pursues its objective by      Neuberger Berman
               investing, under normal                  Management Inc.
               circumstances, at least 80% of the
               value of its assets in
               small-capitalization companies.
               Small-capitalization companies are
               those companies with a market
               capitalization, at the time of
               purchase, no larger than the largest
               capitalized company included in the
               Russell 2000 Index at the time of the
               Portfolio's investment.
      -------------------------------------------------------------------
       SMALL   AST Small-Cap Value Portfolio: seeks       ClearBridge
        CAP    to provide long-term capital growth      Advisors, LLC/
       VALUE   by investing primarily in                 Dreman Value
               small-capitalization stocks that         Management LLC/
               appear to be undervalued. The              J.P. Morgan
               Portfolio invests, under normal            Investment
               circumstances, at least 80% of the      Management, Inc./
               value of its net assets in small           Lee Munder
               capitalization stocks. Small            Investments, Ltd
               capitalization stocks are the stocks
               of companies with market
               capitalization that are within the
               market capitalization range of the
               Russell 2000 Value Index. The
               Portfolio will focus on common stocks
               that appear to be undervalued.
      -------------------------------------------------------------------
       ASSET   AST T. Rowe Price Asset Allocation        T. Rowe Price
       ALLOCA  Portfolio: seeks a high level of        Associates, Inc.
       TION/   total return by investing primarily
      BALANCED in a diversified portfolio of fixed
               income and equity securities. The
               Portfolio normally invests
               approximately 60% of its total assets
               in equity securities and 40% in fixed
               income securities. This mix may vary
               depending on the subadviser's outlook
               for the markets. The subadviser
               concentrates common stock investments
               in larger, more established
               companies, but the Portfolio may
               include small and medium-sized
               companies with good growth prospects.
               The fixed income portion of the
               Portfolio will be allocated among
               investment grade securities, high
               yield or "junk" bonds, emerging
               market securities, foreign high
               quality debt securities and cash
               reserves.
      -------------------------------------------------------------------
       FIXED   AST T. Rowe Price Global Bond             T. Rowe Price
       INCOME  Portfolio: seeks to provide high       International, Inc.
               current income and capital growth by
               investing in high-quality foreign and
               U.S. dollar-denominated bonds. The
               Portfolio will invest at least 80% of
               its total assets in fixed income
               securities. The Portfolio invests in
               all types of bonds, including high
               quality bonds issued or guaranteed by
               U.S. or foreign governments or their
               agencies and by foreign authorities,
               provinces and municipalities as well
               as investment grade corporate bonds
               and mortgage and asset-backed
               securities of U.S. and foreign
               issuers. The Portfolio generally
               invests in countries where the
               combination of fixed-income returns
               and currency exchange rates appears
               attractive, or, if the currency trend
               is unfavorable, where the subadviser
               believes that the currency risk can
               be minimized through hedging. The
               Portfolio may also invest up to 20%
               of its assets in the aggregate in
               below investment-grade, high-risk
               bonds ("junk bonds"). In addition,
               the Portfolio may invest up to 30% of
               its assets in mortgage-related
               (including derivatives, such as
               collateralized mortgage obligations
               and stripped mortgage securities) and
               asset-backed securities.
      -------------------------------------------------------------------
       LARGE   AST T. Rowe Price Large-Cap Growth        T. Rowe Price
        CAP    Portfolio: seeks long-term growth of    Associates, Inc.
       GROWTH  capital by investing predominantly in
               the equity securities of a limited
               number of large, carefully selected,
               high-quality U.S. companies that are
               judged likely to achieve superior
               earnings growth. The Portfolio takes
               a growth approach to investment
               selection and normally invests at
               least 80% of its net assets in the
               common stocks of large companies.
               Large companies are those whose
               market cap is larger than the median
               market cap of companies in the
               Russell 1000 Growth Index as of the
               time of purchase.
      -------------------------------------------------------------------

       -----------------------------------------------------------------
        STYLE/      INVESTMENT OBJECTIVES/POLICIES         PORTFOLIO
         TYPE                                              ADVISOR/
                                                          SUB-ADVISOR
       -----------------------------------------------------------------
       SPECIALTY AST T. Rowe Price Natural Resources     T. Rowe Price
                 Portfolio: seeks long-term capital     Associates, Inc.
                 growth primarily through the common
                 stocks of companies that own or
                 develop natural resources (such as
                 energy products, precious metals and
                 forest products) and other basic
                 commodities. The Portfolio invests,
                 under normal circumstances, at least
                 80% of the value of its assets in
                 natural resource companies. The
                 Portfolio looks for companies that
                 have the ability to expand
                 production, to maintain superior
                 exploration programs and production
                 facilities, and the potential to
                 accumulate new resources. Although at
                 least 50% of Portfolio assets will be
                 invested in U.S. securities, up to
                 50% of total assets also may be
                 invested in foreign securities.
       -----------------------------------------------------------------
         ASSET   AST UBS Dynamic Alpha Portfolio        UBS Global Asset
        ALLOCA   (formerly known as AST Global             Management
         TION/   Allocation Portfolio): seeks to        (Americas) Inc.
       BALANCED  maximize total return, consisting of
                 capital appreciation and current
                 income. The Portfolio invests in
                 securities and financial instruments
                 to gain exposure to global equity,
                 global fixed income and cash
                 equivalent markets, including global
                 currencies. The Portfolio may invest
                 in equity and fixed income securities
                 of issuers located within and outside
                 the United States or in open-end
                 investment companies advised by UBS
                 Global Asset Management (Americas)
                 Inc., the Portfolio's subadviser, to
                 gain exposure to certain global
                 equity and global fixed income
                 markets.
       -----------------------------------------------------------------
                     AIM VARIABLE INSURANCE FUNDS
       -----------------------------------------------------------------
        MID CAP  AIM Variable Insurance Funds - AIM          A I M
        GROWTH   V.I. Dynamics Fund - Series I shares:   Advisors, Inc.
                 seeks long-term capital growth. The
                 Portfolio pursues its objective by
                 normally investing at least 65% of
                 its assets in common stocks of
                 mid-sized companies that are included
                 in the Russell Midcap Growth Index at
                 the time of purchase.
       -----------------------------------------------------------------
       SPECIALTY AIM Variable Insurance Funds - AIM          A I M
                 V.I. Financial Services Fund - Series   Advisors, Inc.
                 I shares: seeks capital growth. The
                 Portfolio normally invests at least
                 80% of its net assets in the equity
                 securities and equity-related
                 instruments of companies involved in
                 the financial services sector. These
                 companies include, but are not
                 limited to, banks, insurance
                 companies, investment and
                 miscellaneous industries, and
                 suppliers to financial services
                 companies.
       -----------------------------------------------------------------
       SPECIALTY AIM Variable Insurance Funds - AIM     A I M Advisors,
                 V.I. Global Health Care Fund - Series        Inc.
                 I shares: (formerly AIM V.I. Health
                 Sciences Fund) seeks capital growth.
                 The Portfolio normally invests at
                 least 80% of its net assets in
                 securities of health care industry
                 companies.
       -----------------------------------------------------------------
       SPECIALTY AIM Variable Insurance Funds - AIM     A I M Advisors,
                 V.I. Technology Fund - Series I              Inc.
                 shares: seeks capital growth. The
                 Portfolio normally invests at least
                 80% of its net assets in the equity
                 securities and equity-related
                 instruments of companies engaged in
                 technology-related industries. These
                 include, but are not limited to,
                 various applied technologies,
                 hardware, software, semiconductors,
                 telecommunications equipment and
                 services and service-related
                 companies in information technology.
       -----------------------------------------------------------------
                   EVERGREEN VARIABLE ANNUITY TRUST
       -----------------------------------------------------------------
         SMALL   Evergreen VA Growth: seeks long-term      Evergreen
          CAP    capital growth. The Portfolio invests     Investment
        GROWTH   at least 75% of its assets in common      Management
                 stocks of small - and medium-sized       Company, LLC
                 companies (i.e., companies whose
                 market capitalizations fall within
                 the market capitalization range of
                 the companies tracked by the Russell
                 2000(R) Growth Index, measured at the
                 time of purchase). The remaining
                 portion of the Portfolio's assets may
                 be invested in companies of any size.
                 The Portfolio's managers employ a
                 growth-style of equity management and
                 will generally seek to purchase
                 stocks of companies that have
                 demonstrated earnings growth
                 potential which they believe is not
                 yet reflected in the stock's market
                 price. The Portfolio's managers
                 consider earnings growth above the
                 average earnings growth of companies
                 included in the Russell 2000(R)
                 Growth Index as a key factor in
                 selecting investments.
       -----------------------------------------------------------------

         --------------------------------------------------------------
          STYLE/      INVESTMENT OBJECTIVES/POLICIES        PORTFOLIO
           TYPE                                             ADVISOR/
                                                           SUB-ADVISOR
         --------------------------------------------------------------
          INTER-   Evergreen VA International Equity:       Evergreen
         NATIONAL  seeks long-term capital growth and      Investment
          EQUITY   secondarily, modest income. The         Management
                   Portfolio will normally invest 80% of  Company, LLC
                   its assets in equity securities
                   issued by , in the manager's opinion,
                   established and quality non-U.S.
                   companies located in countries with
                   developed markets. The Portfolio may
                   purchase securities across all market
                   capitalizations. The Portfolio
                   normally invests at least 65% of its
                   assets in securities of companies in
                   at least three countries (other than
                   the U.S.). The Portfolio may also
                   invest in emerging markets. The
                   Portfolio's managers seek both growth
                   and value opportunities For growth
                   investments, the Portfolio's manager
                   seeks, among other things, good
                   business models, good management and
                   growth in cash flows. For value
                   investments, the Portfolio's manager
                   seeks companies that are undervalued
                   in the marketplace compared to their
                   assets. The Portfolio normally
                   intends to seek modest income from
                   dividends paid by its equity
                   holdings. Excluding repurchase
                   agreements and other cash
                   equivalents, the Portfolio intends to
                   invest substantially all of its
                   assets in the securities of non-U.S.
                   issuers.
         --------------------------------------------------------------
         SPECIALTY Evergreen VA Omega: seeks long-term      Evergreen
                   capital growth. The Portfolio invests   Investment
                   primarily, and under normal             Management
                   conditions substantially all of its    Company, LLC
                   assets, in common stocks of U.S.
                   companies across all market
                   capitalizations. The Portfolio's
                   manager employs a growth style of
                   equity management that emphasizes
                   companies with cash flow growth,
                   sustainable competitive advantages,
                   returns on invested capital above
                   their cost of capital and the ability
                   to manage for profitable growth that
                   can create long-term value for
                   shareholders.
         --------------------------------------------------------------
                     FIRST DEFINED PORTFOLIO FUND, LLC
         --------------------------------------------------------------
         SPECIALTY First Trust 10 Uncommon Values: seeks   First Trust
                   to provide above-average capital       Advisors L.P.
                   appreciation. The Portfolio seeks to
                   achieve its objective by investing
                   primarily in the ten common stocks,
                   listed on a U.S. securities exchange,
                   selected by the Investment Policy
                   Committee of Lehman Brothers Inc.
                   ("Lehman Brothers") with the
                   assistance of the Research Department
                   of Lehman Brothers which, in their
                   opinion have the greatest potential
                   for capital appreciation during the
                   next year. The stocks included in the
                   Portfolio are adjusted annually on or
                   about July 1/st/ in accordance with
                   the selections of Lehman Brothers.
                   Each security is initially equally
                   weighted in the portfolio.
         --------------------------------------------------------------
         SPECIALTY Global Dividend Target 15: seeks to     First Trust
                   provide above-average total return.    Advisors L.P.
                   The Portfolio seeks to achieve its
                   objective by investing in common
                   stocks issued by companies that are
                   expected to provide income and to
                   have the potential for capital
                   appreciation. The Portfolio invests
                   primarily in the common stocks of the
                   companies which are components of the
                   DJIA, the Financial Times Industrial
                   Ordinary Share Index ("FT Index") and
                   the Hang Seng Index. The Portfolio
                   primarily consists of common stocks
                   of the five companies with the lowest
                   per share stock prices of the ten
                   companies in each of the DJIA, FT
                   Index and Hang Seng Index,
                   respectively, that have the highest
                   dividend yields in the respective
                   index on or about the applicable
                   stock selection date. Each security
                   is initially equally weighted in the
                   portfolio.
         --------------------------------------------------------------
         SPECIALTY NASDAQ(R) Target 15: seeks to provide   First Trust
                   above-average total return. The        Advisors L.P.
                   Portfolio seeks to achieve its
                   objective by investing in common
                   stocks issued by companies that are
                   expected to have the potential for
                   capital appreciation. Beginning with
                   the stocks in the Nasdaq-100 Index(R)
                   on or about the applicable stock
                   selection date, the Portfolio selects
                   fifteen stocks based on a
                   multi-factor model. A modified market
                   capitalization approach is used to
                   weight each security in the
                   portfolio..
         --------------------------------------------------------------
         SPECIALTY S&P(R) Target 24: seeks to provide      First Trust
                   above-average total return. The        Advisors L.P.
                   Portfolio seeks to achieve its
                   objective by investing in common
                   stocks issued by companies that are
                   expected to have the potential for
                   capital appreciation. Beginning with
                   the stocks in the Standard & Poor's
                   500 Index, on or about the applicable
                   stock selection date, the Portfolio
                   selects three stocks from each of the
                   eight largest economic sectors of the
                   Index. The twenty four stocks are
                   selected based on a multi-factor
                   model and a modified market
                   capitalization approach is used to
                   weight each security in the portfolio.
         --------------------------------------------------------------

       -----------------------------------------------------------------
        STYLE/      INVESTMENT OBJECTIVES/POLICIES         PORTFOLIO
         TYPE                                              ADVISOR/
                                                          SUB-ADVISOR
       -----------------------------------------------------------------
       SPECIALTY Target Managed VIP: seeks to provide     First Trust
                 above-average total return. The         Advisors L.P.
                 Portfolio seeks to achieve its
                 objective by investing in common
                 stocks of the companies that are
                 identified based on six uniquely
                 specialized strategies - The Dow/sm/
                 DART 5, the European Target 20, the
                 Nasdaq(R) Target 15, the S&P(R)
                 Target 24, the Target Small-Cap and
                 the Value Line(R) Target 25. Each
                 strategy employs a quantitative
                 approach by screening common stocks
                 for certain attributes and/or using a
                 multi-factor scoring system to select
                 the common stocks.
       -----------------------------------------------------------------
       SPECIALTY The Dow/sm/Target Dividend seeks to      First Trust
                 provide above-average total return.     Advisors L.P.
                 The Portfolio seeks to achieve its
                 objective by investing in common
                 stocks issued by companies that are
                 expected to provide income and to
                 have the potential for capital
                 appreciation. Beginning with the
                 stocks in the Dow Jones Select
                 Dividend Index , on or about the
                 applicable stock selection date, the
                 Portfolio selects twenty stocks based
                 on a multi-factor model. Each
                 security is initially equally
                 weighted in the portfolio.
       -----------------------------------------------------------------
       SPECIALTY The Dow/sm/ DART 10: seeks to provide    First Trust
                 above-average total return. The         Advisors L.P.
                 Portfolio seeks to achieve its
                 objective by investing in common
                 stocks issued by companies that are
                 expected to provide income and to
                 have the potential for capital
                 appreciation. The Portfolio invests
                 primarily in the common stocks of the
                 ten companies in the DJIA that have
                 the highest combined dividend yields
                 and buyback ratios on or about the
                 applicable stock selection date. .
                 Each security is initially equally
                 weighted in the portfolio.
       -----------------------------------------------------------------
       SPECIALTY Value Line(R) Target 25: seeks to        First Trust
                 provide above-average capital           Advisors L.P.
                 appreciation. The Portfolio seeks to
                 achieve its objective by investing in
                 common stocks issued by companies
                 that are expected to have the
                 potential for capital appreciation.
                 Value Line(R) ranks approximately
                 1,700 stocks of which 100 are given
                 their #1 ranking for Timeliness(TM)a
                 which measures Value Line's view of
                 their probable price performance
                 during the next six to 12 months
                 relative to the others. Beginning
                 with the 100 stocks that Value
                 Line(R) ranks #1 for Timeliness(TM),
                 on or about the applicable stock
                 selection date, the Portfolio selects
                 twenty five stocks based on a
                 multi-factor model. A modified market
                 capitalization approach is used to
                 weight each security in the portfolio.
       -----------------------------------------------------------------
                   GARTMORE VARIABLE INSURANCE TRUST
       -----------------------------------------------------------------
        INTER-   GVIT Developing Markets: seeks               NWD
       NATIONAL  long-term capital appreciation, under    Management &
        EQUITY   normal conditions by investing at      Research Trust/
                 least 80% of its total assets in       Gartmore Global
                 stocks of companies of any size based      Partners
                 in the world's developing economies.
                 Under normal market conditions,
                 investments are maintained in at
                 least six countries at all times and
                 no more than 35% of total assets in
                 any single one of them.
       -----------------------------------------------------------------
                              PROFUND VP
       -----------------------------------------------------------------
       Each ProFund VP Portfolio described below pursues an investment strategy that seeks to provide daily investment results,before fees and expenses, that match a widely followed index, increased by a specified factor relative to the index, or thatmatch the inverse of the index or the inverse of the index multiplied by a specified factor. The investment strategy of someof the portfolios may magnify (both positively and negatively) the daily investment results of the applicable index. It isrecommended that only those annuity owners who engage a financial advisor to allocate their account value using astrategic or tactical asset allocation strategy invest in these portfolios. The portfolios are arranged based on the index onwhich its investment strategy is based.
       -----------------------------------------------------------------
       SPECIALTY ProFund VP Bull: seeks daily           ProFund Advisors
                 investment results, before fees and          LLC
                 expenses, that correspond to the
                 daily performance of the S&P 500(R)
                 Index.
       -----------------------------------------------------------------
       SPECIALTY ProFund VP Bear: seeks daily           ProFund Advisors
                 investment results, before fees and          LLC
                 expenses, that correspond to the
                 inverse (opposite) of the daily
                 performance of the S&P 500(R) Index.
                 If ProFund VP Bear is successful in
                 meeting its objective, its net asset
                 value should gain approximately the
                 same amount, on a percentage basis,
                 as any decrease in the S&P 500(R)
                 Index when the Index declines on a
                 given day. Conversely, its net asset
                 value should lose approximately the
                 same amount, on a percentage basis,
                 as any increase in the Index when the
                 Index rises on a given day.
       -----------------------------------------------------------------

       -----------------------------------------------------------------
        STYLE/      INVESTMENT OBJECTIVES/POLICIES         PORTFOLIO
         TYPE                                              ADVISOR/
                                                          SUB-ADVISOR
       -----------------------------------------------------------------
       SPECIALTY ProFund VP UltraBull: seeks daily      ProFund Advisors
                 investment results, before fees and          LLC
                 expenses, that correspond to twice
                 (200%) the daily performance of the
                 S&P 500(R) Index. If ProFund VP
                 UltraBull is successful in meeting
                 its objective, its net asset value
                 should gain approximately twice as
                 much, on a percentage basis, as the
                 S&P 500(R) Index when the Index rises
                 on a given day. Conversely, its net
                 asset value should lose approximately
                 twice as much, on a percentage basis,
                 as the Index when the Index declines
                 on a given day.
       -----------------------------------------------------------------
       The S&P 500(R) Index is a measure of large-cap U.S. stock market performance. It is a float-adjusted market capitalizationweighted index of 500 U.S. operating companies and REITS selected by an S&P U.S. Index Committee through anon-mechanical process that factors criteria such as liquidity, price, market capitalization and financial viability.Reconstitution occurs both on a quarterly and ongoing basis.
       -----------------------------------------------------------------
       SPECIALTY ProFund VP OTC: seeks daily            ProFund Advisors
                 investment results, before fees and          LLC
                 expenses, that correspond to the
                 daily performance of the NASDAQ-100
                 Index(R).
       -----------------------------------------------------------------
       SPECIALTY ProFund VP Short OTC: seeks daily      ProFund Advisors
                 investment results, before fees and          LLC
                 expenses, that correspond to the
                 inverse (opposite) of the daily
                 performance of the NASDAQ-100
                 Index(R). If ProFund VP Short OTC is
                 successful in meeting its objective,
                 its net asset value should gain
                 approximately the same amount, on a
                 percentage basis, as any decrease in
                 the NASDAQ-100 Index(R) when the
                 Index declines on a given day.
                 Conversely, its net asset value
                 should lose approximately the same
                 amount, on a percentage basis, as any
                 increase in the Index when the Index
                 rises on a given day.
       -----------------------------------------------------------------
       SPECIALTY ProFund VP UltraOTC: seeks daily       ProFund Advisors
                 investment results, before fees and          LLC
                 expenses, that correspond to twice
                 (200%) the daily performance of the
                 NASDAQ-100 Index(R). If ProFund VP
                 UltraOTC is successful in meeting its
                 objective, its net asset value should
                 gain approximately twice as much, on
                 a percentage basis, as the NASDAQ-100
                 Index(R) when the Index rises on a
                 given day. Conversely, its net asset
                 value should lose approximately twice
                 as much, on a percentage basis, as
                 the Index when the Index declines on
                 a given day.
       -----------------------------------------------------------------
       The NASDAQ-100 Index(R) includes 100 of the largest
       non-financial domestic and international issues listed on theNASDAQ Stock Market. To be eligible for inclusion companies cannot be in bankruptcy proceedings and must meetcertain additional criteria including minimum trading volume and "seasoning" requirements. The Index is calculatedunder a modified capitalization-weighted methodology. Reconstitution and rebalancing occurs on an annual, quarterly andongoing basis.
       -----------------------------------------------------------------
       SPECIALTY ProFund VP UltraSmall-Cap: seeks       ProFund Advisors
                 daily investment results, before fees        LLC
                 and expenses, that correspond to
                 twice (200%) the daily performance of
                 the Russell 2000(R) Index. If ProFund
                 VP UltraSmall-Cap is successful in
                 meeting its objective, its net asset
                 value should gain approximately twice
                 as much, on a percentage basis, as
                 the Russell 2000 Index(R) when the
                 Index rises on a given day.
                 Conversely, its net asset value
                 should lose approximately twice as
                 much, on a percentage basis, as the
                 Index when the Index declines on a
                 given day.
       -----------------------------------------------------------------
       SPECIALTY ProFund VP Short Small-Cap: seeks      ProFund Advisors
                 daily investment results, before fees        LLC
                 and expenses, that correspond to the
                 inverse (opposite) of the daily
                 performance of the Russell 2000(R)
                 Index. If ProFund VP Short Small-Cap
                 is successful in meeting its
                 objective, its net asset value should
                 gain approximately the same amount,
                 on a percentage basis, as any
                 decrease in the Russell 2000 Index
                 when the Index declines on a given
                 day. Conversely, its net asset value
                 should lose approximately the same
                 amount, on a percentage basis, as any
                 increase in the Index when the Index
                 rises on a given day.
       -----------------------------------------------------------------
       The Russell 2000 Index is a measure of small-cap U.S. stock market performance. It is an adjusted market capitalizationweighted index containing approximately 2000 of the smallest companies in the Russell 3000 Index or
       approximately 8% ofthe total market capitalization of the
       Russell 3000 Index, which in turn represents approximately 98%
       of the investableU.S. equity market. All U.S. companies listed on the NYSE, AMEX or NASDAQ meeting an initial minimum ($1)
       price areconsidered for inclusion. Reconstitution occurs annually. Securities are not replaced if they leave the index, however, newissue securities meeting other membership requirements may be added on a quarterly basis.
       -----------------------------------------------------------------

       -----------------------------------------------------------------
        STYLE/      INVESTMENT OBJECTIVES/POLICIES         PORTFOLIO
         TYPE                                              ADVISOR/
                                                          SUB-ADVISOR
       -----------------------------------------------------------------
       SPECIALTY ProFund VP UltraMid-Cap: seeks daily   ProFund Advisors
                 investment results, before fees and          LLC
                 expenses, that correspond to twice
                 (200%) the daily performance of the
                 S&P MidCap 400 Index(R). If ProFund
                 VP UltraMid-Cap is successful in
                 meeting its objective, its net asset
                 value should gain approximately twice
                 as much, on a percentage basis, as
                 the S&P MidCap 400 Index when the
                 Index rises on a given day.
                 Conversely, its net asset value
                 should lose approximately twice as
                 much, on a percentage basis, as the
                 Index when the Index declines on a
                 given day.
       -----------------------------------------------------------------
       SPECIALTY ProFund VP Short Mid-Cap: seeks daily  ProFund Advisors
                 investment results, before fees and          LLC
                 expenses, that correspond to the
                 inverse (opposite) of the daily
                 performance of the S&P MidCap 400
                 Index(R). If ProFund VP Short Mid-Cap
                 is successful in meeting its
                 objective, its net asset value should
                 gain approximately the same amount,
                 on a percentage basis, as any
                 decrease in the S&P MidCap 400 Index
                 when the Index declines on a given
                 day. Conversely, its net asset value
                 should lose approximately the same
                 amount, on a percentage basis, as any
                 increase in the Index when the Index
                 rises on a given day.
       -----------------------------------------------------------------
       The S&P MidCap 400 Index is a measure of mid-size company U.S. stock market performance. It is a float-adjustedmarket capitalization weighted index of 400 U.S. operating companies and REITs. Securities are selected for inclusion inthe index by the S&P U.S. Index Committee through a non-mechanical process that factors criteria such as liquidity, price,market capitalization and financial viability. Reconstitution occurs both on a quarterly and ongoing basis.
       -----------------------------------------------------------------
         SMALL   ProFund VP Small-Cap Value: seeks      ProFund Advisors
          CAP    daily investment results, before fees        LLC
         VALUE   and expenses, that correspond to the
                 daily performance of the S&P SmallCap
                 600/Citigroup Value Index(R). The S&P
                 SmallCap 600/Citigroup Value Index is
                 designed to provide a comprehensive
                 measure of small-cap U.S. equity
                 "value" performance. It is an
                 unmanaged float adjusted market
                 capitalization weighted index
                 comprised of stocks representing
                 approximately half the market
                 capitalization of the S&P SmallCap
                 600 Index that have been identified
                 as being on the value end of the
                 growth-value spectrum.
       -----------------------------------------------------------------
         SMALL   ProFund VP Small-Cap Growth: seeks     ProFund Advisors
          CAP    daily investment results, before fees        LLC
        GROWTH   and expenses, that correspond to the
                 daily performance of the S&P SmallCap
                 600/Citigroup Growth Index(R). The
                 S&P SmallCap 600/Citigroup Growth
                 Index is designed to provide a
                 comprehensive measure of small-cap
                 U.S. equity "growth" performance. It
                 is an unmanaged float adjusted market
                 capitalization weighted index
                 comprised of stocks representing
                 approximately half the market
                 capitalization of the S&P SmallCap
                 600 Index that have been identified
                 as being on the growth end of the
                 growth-value spectrum.
       -----------------------------------------------------------------
       The S&P SmallCap 600 Index is a measure of small-cap company
       U.S. stock market performance. It is a float adjustedmarket capitalization weighted index of 600 U.S. operating companies. Securities are selected for inclusion in the index byan S&P committee through a nonmechanical process that factors criteria such as liquidity, price, market capitalization,financial viability, and public float.
       -----------------------------------------------------------------
         LARGE   ProFund VP Large-Cap Value: seeks      ProFund Advisors
          CAP    daily investment results, before fees        LLC
         VALUE   and expenses, that correspond to the
                 daily performance of the S&P
                 500/Citigroup Value Index(R). The S&P
                 500/Citigroup Value Index is designed
                 to provide a comprehensive measure of
                 large-cap U.S. equity "value"
                 performance. It is an unmanaged float
                 adjusted market capitalization
                 weighted index comprised of stocks
                 representing approximately half the
                 market capitalization of the S&P 500
                 Index that have been identified as
                 being on the value end of the growth
                 value spectrum.
       -----------------------------------------------------------------

       -----------------------------------------------------------------
        STYLE/      INVESTMENT OBJECTIVES/POLICIES         PORTFOLIO
         TYPE                                              ADVISOR/
                                                          SUB-ADVISOR
       -----------------------------------------------------------------
         LARGE   ProFund VP Large-Cap Growth: seeks     ProFund Advisors
          CAP    daily investment results, before fees        LLC
        GROWTH   and expenses, that correspond to the
                 daily performance of the S&P
                 500/Citigroup Growth Index(R). The
                 S&P 500/Citigroup Growth Index is
                 designed to provide a comprehensive
                 measure of large-cap U.S. equity
                 "growth" performance. It is an
                 unmanaged float adjusted market
                 capitalization weighted index
                 comprised of stocks representing
                 approximately half the market
                 capitalization of the S&P 500 Index
                 that have been identified as being on
                 the growth end of the growth-value
                 spectrum.
       -----------------------------------------------------------------
        MID CAP  ProFund VP Mid-Cap Value: seeks daily  ProFund Advisors
         VALUE   investment results, before fees and          LLC
                 expenses, that correspond to the
                 daily performance of the S&P MidCap
                 400/Citigroup Value Index(R). The S&P
                 MidCap 400/Citigroup Value Index is
                 designed to provide a comprehensive
                 measure of mid-cap U.S. equity
                 "value" performance. It is an
                 unmanaged float adjusted market
                 capitalization weighted index
                 comprised of stocks representing
                 approximately half the market
                 capitalization of the S&P MidCap 400
                 Index that have been identified as
                 being on the value end of the
                 growth-value spectrum.
       -----------------------------------------------------------------
        MID CAP  ProFund VP Mid-Cap Growth: seeks       ProFund Advisors
        GROWTH   daily investment results, before fees        LLC
                 and expenses, that correspond to the
                 daily performance of the S&P MidCap
                 400/Citigroup Growth Index(R). The
                 S&P MidCap 400/Citigroup Growth Index
                 is designed to provide a
                 comprehensive measure of mid-cap U.S.
                 equity "growth" performance. It is an
                 unmanaged float adjusted market
                 capitalization weighted index
                 comprised of stocks representing
                 approximately half the market
                 capitalization of the S&P MidCap 400
                 Index that have been identified as
                 being on the growth end of the
                 growth-value spectrum.
       -----------------------------------------------------------------
       SPECIALTY ProFund VP Asia 30: seeks daily        ProFund Advisors
                 investment results, before fees and          LLC
                 expenses, that correspond to the
                 daily performance of the ProFunds
                 Asia 30 Index. The ProFunds Asia 30
                 Index, created by ProFund Advisors,
                 is composed of 30 companies whose
                 principal offices are located in the
                 Asia/Pacific region, excluding Japan,
                 and whose securities are traded on
                 U.S. exchanges or on the NASDAQ as
                 depository receipts or ordinary
                 shares. The component companies in
                 the ProFunds Asia 30 Index are
                 determined annually based upon their
                 U.S. dollar-traded volume. Their
                 relative weights are determined based
                 on the modified market capitalization
                 method.
       -----------------------------------------------------------------
        INTER-   ProFund VP Europe 30: seeks daily      ProFund Advisors
       NATIONAL  investment results, before fees and          LLC
        EQUITY   expenses, that correspond to the
                 daily performance of the ProFunds
                 Europe 30 Index. The ProFunds Europe
                 30 Index, created by ProFund
                 Advisors, is composed of companies
                 whose principal offices are located
                 in Europe and whose securities are
                 traded on U.S. exchanges or on the
                 NASDAQ as depositary receipts or
                 ordinary shares. The component
                 companies in the ProFunds Europe 30
                 Index are determined annually based
                 upon their U.S. dollar-traded volume.
                 Their relative weights are determined
                 based on a modified market
                 capitalization method.
       -----------------------------------------------------------------
       SPECIALTY ProFund VP Japan: seeks daily          ProFund Advisors
                 investment results, before fees and          LLC
                 expenses, that correspond to the
                 daily performance of the Nikkei 225
                 Stock Average. The Fund determines
                 its success in meeting this
                 investment objective by comparing its
                 daily return on a given day with the
                 daily performance of the
                 dollar-denominated Nikkei 225 futures
                 contracts traded in the United
                 States. The Fund seeks to provide a
                 return consistent with an investment
                 in the component equities in the
                 Nikkei 225 Stock Average hedged to
                 U.S. dollars.
       -----------------------------------------------------------------

       -----------------------------------------------------------------
        STYLE/      INVESTMENT OBJECTIVES/POLICIES         PORTFOLIO
         TYPE                                              ADVISOR/
                                                          SUB-ADVISOR
       -----------------------------------------------------------------
       The Nikkei 225 Stock Average ("Nikkei" ) is a modified price-weighted index of the 225 most actively traded and liquidJapanese companies listed in the First Section of the
       Tokyo Stock Exchange (TSE). The Nikkei is calculated from theprices of the 225 TSE First Section stocks selected to represent a broad cross-section of Japanese industries and the overallperformance of the Japanese equity market. Nihon Keizai Shimbun, Inc. is the sponsor of the Index. Companies in
       theNikkei are reviewed annually. Emphasis is placed on maintaining the Index's historical continuity while keeping the Indexcomposed of stocks with high market liquidity. The sponsor consults with various market experts, considers companyspecific information and the overall composition of the Index.
       -----------------------------------------------------------------
       SPECIALTY ProFund VP Banks: seeks daily          ProFund Advisors
                 investment results, before fees and          LLC
                 expenses, that correspond to the
                 daily performance of the Dow Jones
                 U.S. Banks Index. The Dow Jones U.S.
                 Banks Index measures the performance
                 of the banking sector of the U.S.
                 equity market. Component companies
                 include regional and major U.S.
                 domiciled banks engaged in a wide
                 rage of financial services, including
                 retail banking, loans and money
                 transmissions.
       -----------------------------------------------------------------
       SPECIALTY ProFund VP Basic Materials: seeks      ProFund Advisors
                 daily investment results, before fees        LLC
                 and expenses, that correspond to the
                 daily performance of the Dow Jones
                 U.S. Basic Materials Index. The Dow
                 Jones U.S. Basic Materials Index
                 measures the performance of the basic
                 materials industry of the U.S. equity
                 market. Component companies are
                 involved in the production of
                 aluminum, steel, non ferrous metals,
                 commodity chemicals, specialty
                 chemicals, forest products, paper
                 products, as well as the mining of
                 precious metals and coal.
       -----------------------------------------------------------------
       SPECIALTY ProFund VP Biotechnology: seeks daily  ProFund Advisors
                 investment results, before fees and          LLC
                 expenses, that correspond to the
                 daily performance of the Dow Jones
                 U.S. Biotechnology Index. The Dow
                 Jones U.S. Biotechnology Index
                 measures the performance of the
                 biotechnology subsector of the U.S.
                 equity market. Component companies
                 engage in research and development of
                 biological substances for drug
                 discovery and diagnostic development.
                 These companies derive most of their
                 revenue from the sale of licensing of
                 drugs and diagnostic tools.
       -----------------------------------------------------------------
       SPECIALTY ProFund VP Consumer Goods: seeks       ProFund Advisors
                 daily investment results, before fees        LLC
                 and expenses, that correspond to the
                 daily performance of the Dow Jones
                 U.S. Consumer Goods Index. The Dow
                 Jones U.S. Consumer Goods Index
                 measures the performance of consumer
                 spending in the goods industry of the
                 U.S. equity market. Component
                 companies include automobiles and
                 auto parts and tires, brewers and
                 distillers, farming and fishing,
                 durable and non-durable household
                 product manufacturers, cosmetic
                 companies, food and tobacco products,
                 clothing, accessories and footwear.
       -----------------------------------------------------------------
       SPECIALTY ProFund VP Consumer Services: seeks    ProFund Advisors
                 daily investment results, before fees        LLC
                 and expenses, that correspond to the
                 daily performance of the Dow Jones
                 U.S. Consumer Services Index. The Dow
                 Jones U.S. Consumer Services Index
                 measures the performance of consumer
                 spending in the services industry of
                 the U.S. equity market. Component
                 companies include airlines,
                 broadcasting and entertainment,
                 apparel and broadline retailers, food
                 and drug retailers, media agencies,
                 publishing, gambling, hotels,
                 restaurants and bars, and travel and
                 tourism.
       -----------------------------------------------------------------
       SPECIALTY ProFund VP Financials: seeks daily     ProFund Advisors
                 investment results, before fees and          LLC
                 expenses, that correspond to the
                 daily performance of the Dow Jones
                 U.S. Financials Index. The Dow Jones
                 U.S. Financials Index measures the
                 performance of the financial services
                 industry of the U.S. equity market.
                 Component companies include regional
                 banks; major U.S. domiciled
                 international banks; full line, life,
                 and property and casualty insurance
                 companies; companies that invest,
                 directly or indirectly in real
                 estate; diversified financial
                 companies such as Fannie Mae, credit
                 card issuers, check cashing
                 companies, mortgage lenders and
                 investment advisers; securities
                 brokers and dealers, including
                 investment banks, merchant banks and
                 online brokers; and publicly traded
                 stock exchanges.
       -----------------------------------------------------------------
       SPECIALTY ProFund VP Health Care: seeks daily    ProFund Advisors
                 investment results, before fees and          LLC
                 expenses, that correspond to the
                 daily performance of the Dow Jones
                 U.S. Health Care Index. The Dow Jones
                 U.S. Health Care Index measures the
                 performance of the healthcare
                 industry of the U.S. equity market.
                 Component companies include health
                 care providers, biotechnology
                 companies, medical supplies, advanced
                 medical devices and pharmaceuticals.
       -----------------------------------------------------------------

       -----------------------------------------------------------------
        STYLE/      INVESTMENT OBJECTIVES/POLICIES         PORTFOLIO
         TYPE                                              ADVISOR/
                                                          SUB-ADVISOR
       -----------------------------------------------------------------
       SPECIALTY ProFund VP Industrials: seeks daily    ProFund Advisors
                 investment results, before fees and          LLC
                 expenses, that correspond to the
                 daily performance of the Dow Jones
                 U.S. Industrials Index. The Dow Jones
                 U.S. Industrials Index measures the
                 performance of the industrial
                 industry of the U.S. equity market.
                 Component companies include building
                 materials, heavy construction,
                 factory equipment, heavy machinery,
                 industrial services, pollution
                 control, containers and packaging,
                 industrial diversified, air freight,
                 marine transportation, railroads,
                 trucking, land-transportation
                 equipment, shipbuilding,
                 transportation services, advanced
                 industrial equipment, electric
                 components and equipment, and
                 aerospace.
       -----------------------------------------------------------------
       SPECIALTY ProFund VP Internet: seeks daily       ProFund Advisors
                 investment results, before fees and          LLC
                 expenses, that correspond to the
                 daily performance of the Dow Jones
                 Composite Internet Index. The Dow
                 Jones Composite Internet Index
                 measures the performance of stocks in
                 the U.S. equity markets that generate
                 the majority of their revenues from
                 the Internet. The Index is composed
                 of two sub-groups: Internet Commerce
                 - companies that derive the majority
                 of their revenues from providing
                 goods and/or services through an open
                 network, such as a web site. Internet
                 Services - companies that derive the
                 majority of their revenues from
                 providing access to the Internet or
                 providing services to people using
                 the Internet.
       -----------------------------------------------------------------
       SPECIALTY ProFund VP Oil & Gas: seeks daily      ProFund Advisors
                 investment results, before fees and          LLC
                 expenses, that correspond to the
                 daily performance of the Dow Jones
                 U.S. Oil & Gas Index. The Dow Jones
                 U.S. Oil & Gas Index measures the
                 performance of the oil and gas
                 industry of the U.S. equity market.
                 Component companies include oil
                 drilling equipment and services, oil
                 companies-major, oil
                 companies-secondary, pipelines,
                 liquid, solid or gaseous fossil fuel
                 producers and service companies.
       -----------------------------------------------------------------
       SPECIALTY ProFund VP Pharmaceuticals: seeks      ProFund Advisors
                 daily investment results, before fees        LLC
                 and expenses, that correspond to the
                 daily performance of the Dow Jones
                 U.S. Pharmaceuticals Index. The Dow
                 Jones U.S. Pharmaceuticals Index
                 measures the performance of the
                 pharmaceuticals subsector of the U.S.
                 equity market. Component companies
                 include the makers of prescription
                 and over-the-counter drugs such as
                 birth control pills, vaccines,
                 aspirin and cold remedies.
       -----------------------------------------------------------------
       SPECIALTY ProFund VP Precious Metals: seeks      ProFund Advisors
                 daily investment results, before fees        LLC
                 and expenses, that correspond to the
                 daily performance of the Dow Jones
                 Precious Metals Index. The Dow Jones
                 Precious Metals Index measures the
                 performance of the precious metals
                 mining industry. Component companies
                 include leading miners and producers
                 of gold, silver and platinum-group
                 metals whose securities are available
                 to U.S. investors during U.S. trading
                 hours. It is a float-adjusted
                 market-capitalization weighted index.
       -----------------------------------------------------------------
       SPECIALTY ProFund VP Real Estate: seeks daily    ProFund Advisors
                 investment results, before fees and          LLC
                 expenses, that correspond to the
                 daily performance of the Dow Jones
                 U.S. Real Estate Index. The Dow Jones
                 U.S. Real Estate Index measures the
                 performance of the real estate sector
                 of the U.S. equity market. Component
                 companies include those that invest
                 directly or indirectly through
                 development, management or ownership
                 of shopping malls, apartment
                 buildings and housing developments;
                 and real estate investment trusts
                 ("REITs") that invest in apartments,
                 office and retail properties. REITs
                 are passive investment vehicles that
                 invest primarily in income-producing
                 real estate or real estate related
                 loans or interests.
       -----------------------------------------------------------------
       SPECIALTY ProFund VP Semiconductor: seeks daily  ProFund Advisors
                 investment results, before fees and          LLC
                 expenses, that correspond to the
                 daily performance of the Dow Jones
                 U.S. Semiconductosr Index. The Dow
                 Jones U.S. Semiconductors Index
                 measures the performance of the
                 semiconductor subsector of the U.S.
                 equity market. Component companies
                 are engaged in the production of
                 semiconductors and other integrated
                 chips, as well as other related
                 products such as semiconductor
                 capital equipment and mother-boards.
       -----------------------------------------------------------------
       SPECIALTY ProFund VP Technology: seeks daily     ProFund Advisors
                 investment results, before fees and          LLC
                 expenses, that correspond to the
                 daily performance of the Dow Jones
                 U.S. Technology Index. The Dow Jones
                 U.S. Technology Index measures the
                 performance of the technology
                 industry of the U.S. equity market.
                 Component companies include those
                 involved in computers and office
                 equipment, software, communications
                 technology, semiconductors,
                 diversified technology services and
                 Internet services.
       -----------------------------------------------------------------

       ------------------------------------------------------------------
        STYLE/      INVESTMENT OBJECTIVES/POLICIES          PORTFOLIO
         TYPE                                               ADVISOR/
                                                           SUB-ADVISOR
       ------------------------------------------------------------------
       SPECIALTY ProFund VP Telecommunications: seeks   ProFund Advisors
                 daily investment results, before fees         LLC
                 and expenses, that correspond to the
                 daily performance of the Dow Jones
                 U.S. Telecommunications Index. The
                 Dow Jones U.S. Telecommunications
                 Index measures the performance of the
                 telecommunications industry of the
                 U.S. equity market. Component
                 companies include fixed-line
                 communications and wireless
                 communications companies.
       ------------------------------------------------------------------
       SPECIALTY ProFund VP Utilities: seeks daily      ProFund Advisors
                 investment results, before fees and           LLC
                 expenses, that correspond to the
                 daily performance of the Dow Jones
                 U.S. Utilities Sector Index. The Dow
                 Jones U.S. Utilities Sector Index
                 measures the performance of the
                 utilities industry of the U.S. equity
                 market. Component companies include
                 electric utilities, gas utilities and
                 water utilities.
       ------------------------------------------------------------------
       SPECIALTY ProFund VP U.S. Government Plus:       ProFund Advisors
                 seeks daily investment results,               LLC
                 before fees and expenses, that
                 correspond to one and one-quarter
                 times (125%) the daily price movement
                 of the most recently issued 30-year
                 U.S. Treasury bond ("Long Bond"). In
                 accordance with its stated objective,
                 the net asset value of ProFund VP
                 U.S. Government Plus generally should
                 decrease as interest rates rise. If
                 ProFund VP U.S. Government Plus is
                 successful in meeting its objective,
                 its net asset value should gain
                 approximately one and one-quarter
                 times (125%) as much, on a percentage
                 basis, as any daily increase in the
                 price of the Long Bond on a given
                 day. Conversely, it value should lose
                 approximately one and one-quarter as
                 much, on a percentage basis, as any
                 daily decrease in the price of the
                 Long Bond on a given day.
       ------------------------------------------------------------------
       SPECIALTY ProFund VP Rising Rates Opportunity:   ProFund Advisors
                 seeks daily investment results,               LLC
                 before fees and expenses, that
                 correspond to one and one-quarter
                 times (125%) the inverse (opposite)
                 of the daily price movement of the
                 most recently issued 30-year U.S.
                 Treasury bond ("Long Bond"). In
                 accordance with its stated objective,
                 the net asset value of ProFund VP
                 Rising Rates Opportunity generally
                 should decrease as interest rates
                 fall. If ProFund VP Rising Rates
                 Opportunity is successful in meeting
                 its objective, its net asset value
                 should gain approximately one and
                 one-quarter times as much, on a
                 percentage basis, as any daily
                 decrease in the Long Bond on a given
                 day. Conversely, its net asset value
                 should lose approximately one and
                 one-quarter times as much, on a
                 percentage basis, as any daily
                 increase in the price of the Long
                 Bond on a given day.
       ------------------------------------------------------------------
       SPECIALTY Access VP High Yield Fund: seeks to    ProFund Advisors
                 provide investment results that               LLC
                 correspond generally to the total
                 return of the high yield market
                 consistent with maintaining
                 reasonable liquidity. The Fund will
                 achieve its high yield exposure
                 primarily through credit default
                 swaps (CDSs) but may invest in high
                 yield debt instruments ("junk
                 bonds"), interest rate swap
                 agreements and futures contracts, and
                 other debt and money market
                 instruments without limitation,
                 consistent with applicable
                 regulations. Under normal market
                 conditions, the Fund will invest at
                 least 80% of its net assets in CDSs
                 and other financial instruments that
                 in combination have economic
                 characteristics similar to the high
                 yield debt market and/or in high
                 yield debt securities. The Fund seeks
                 to maintain exposure to the high
                 yield bond markets regardless of
                 market conditions and without taking
                 defensive positions in cash or other
                 instruments in anticipation of an
                 adverse climate for the high yield
                 bond markets. ProFund Advisors does
                 not conduct fundamental analysis in
                 managing the Fund.
       ------------------------------------------------------------------
                         RYDEX VARIABLE TRUST
       ------------------------------------------------------------------
       SPECIALTY Rydex Variable Trust - Nova: seeks to  Rydex Investments provide investment results that match
                 the performance of a specific
                 benchmark on a daily basis. The
                 fund's current benchmark is 150% of
                 the performance of the S&P 500(R)
                 Index (the "underlying index"). If
                 the Fund meets its objective, the
                 value of the Fund's shares will tend
                 to increase on a daily basis by 150%
                 of the value of any increase in the
                 underlying index. When the value of
                 the underlying index declines, the
                 value of the Fund's shares should
                 also decrease on a daily basis by
                 150% of the value of any decrease in
                 the underlying index (e.g., if the
                 underlying index goes down by 5%, the
                 value of the Fund's shares should go
                 down by 7.5% on that day). Unlike a
                 traditional index fund, as its
                 primary investment strategy, the Fund
                 invests to a significant extent in
                 leveraged instruments, such as swap
                 agreements, futures contracts and
                 options on securities, futures
                 contracts, and stock indices, as well
                 as equity securities.
       ------------------------------------------------------------------

       ------------------------------------------------------------------
        STYLE/      INVESTMENT OBJECTIVES/POLICIES          PORTFOLIO
         TYPE                                               ADVISOR/
                                                           SUB-ADVISOR
       ------------------------------------------------------------------
       SPECIALTY Rydex Variable Trust - Inverse S&P     Rydex Investments
                 500 (formerly, Ursa): seeks to
                 provide investment results that will
                 inversely correlate to the
                 performance of the S&P 500(R) Index
                 (the "underlying index"). If the Fund
                 meets its objective, the value of the
                 Fund's shares will tend to increase
                 during times when the value of the
                 underlying index is decreasing. When
                 the value of the underlying index is
                 increasing, however, the value of the
                 Fund's shares should decrease on a
                 daily basis by an inversely
                 proportionate amount (e.g., if the
                 underlying index goes up by 5%, the
                 value of the Fund's shares should go
                 down by 5% on that day). Unlike a
                 traditional index fund, the Fund's
                 benchmark is to perform exactly
                 opposite the underlying index, and
                 the Inverse S&P 500 Fund will not own
                 the securities included in the
                 underlying index. Instead, as its
                 primary investment strategy, the Fund
                 invests to a significant extent in
                 short sales of securities or futures
                 contracts and in options on
                 securities, futures contracts, and
                 stock indices.
       ------------------------------------------------------------------
       SPECIALTY Rydex Variable Trust - OTC: seeks to   Rydex Investments
                 provide investment results that
                 correspond to a benchmark for
                 over-the-counter securities. The
                 Fund's current benchmark is the
                 NASDAQ 100 Index(R) (the "underlying
                 index"). If the Fund meets its
                 objective, the value of the Fund's
                 shares should increase on a daily
                 basis by the amount of any increase
                 in the value of the underlying index.
                 However, when the value of the
                 underlying index declines, the value
                 of the Fund's shares should also
                 decrease on a daily basis by the
                 amount of the decrease in value of
                 the underlying index. The Fund
                 invests principally in securities of
                 companies included in the underlying
                 index. It also may invest in other
                 instruments whose performance is
                 expected to correspond to that of the
                 underlying index, and may engage in
                 futures and options transactions and
                 enter into swap agreements. The Fund
                 may also purchase U.S. Government
                 securities.
       ------------------------------------------------------------------
                      THE PRUDENTIAL SERIES FUND
       ------------------------------------------------------------------
         INTER   The Prudential Series Fund - SP           Prudential
       NATIONAL  International Growth Portfolio         Investments LLC/
        EQUITY   (formerly, The Prudential Series Fund   William Blair &
                 - SP William Blair International         Company, LLC
                 Growth Portfolio): Seeks long-term
                 capital appreciation. The Portfolio
                 invests primarily in stocks of large
                 and medium-sized companies located in
                 countries included in the Morgan
                 Stanley Capital International All
                 Country World Ex-U.S. Index. Under
                 normal market conditions, the
                 portfolio invests at least 80% of its
                 net assets in equity securities. The
                 Portfolio's assets normally will be
                 allocated among not fewer than six
                 different countries and will not
                 concentrate investments in any
                 particular industry. The Portfolio
                 seeks companies that historically
                 have had superior growth,
                 profitability and quality relative to
                 local markets and relative to
                 companies within the same industry
                 worldwide, and that are expected to
                 continue such performance. (see
                 information above regarding limited
                 availability of this option.)
       ------------------------------------------------------------------
                      WELLS FARGO VARIABLE TRUST
       ------------------------------------------------------------------
         LARGE   Wells Fargo Advantage VT C&B Large     Wells Fargo Funds
          CAP    Cap Value Fund (formerly known as       Management, LLC
         VALUE   Wells Fargo Advantage C&B Large Cap
                 Value Fund): Seeks maximum long-term
                 total return, consistent with
                 minimizing risk to principal. The
                 Portfolio will principally invest in
                 large-capitalization securities,
                 which they define as securities of
                 companies with market capitalizations
                 of $3 billion or more. They manage a
                 relatively focused portfolio of 30 to
                 50 companies that enables them to
                 provide adequate diversification
                 while allowing the composition and
                 performance of the portfolio to
                 behave differently than the market.
       ------------------------------------------------------------------
         LARGE   Wells Fargo Advantage VT Equity        Wells Fargo Funds
          CAP    Income Fund (formerly known as Wells    Management, LLC
         VALUE   Fargo Advantage Equity Income Fund):
                 Seeks long-term capital appreciation
                 and dividend income. The Portfolio
                 invests principally in equity
                 securities of large-capitalization
                 companies, which they define as
                 companies with market capitalizations
                 of $3 billion or more.
       ------------------------------------------------------------------



 "Dow Jones Industrial Average/SM/", "DJIA/SM/", "Dow Industrials/SM/", "The Dow/SM/", and "The Dow 10/SM/", are service marks of Dow Jones & Company, Inc. ("Dow Jones") and have been licensed for use for certain purposes by First Trust Advisors L.P. ("First Trust"). The portfolios, including, and in particular the Target Managed VIP portfolio The DowSM DART 10 portfolio, and The Dow SM Target Dividend Portfolio are not endorsed, sold or promoted by Dow Jones, and Dow Jones makes no representation regarding the advisability of investing in such products.

 "Standard & Poor's," "S&P," "S&P 500," "Standard & Poor's 500," and "500" are trademarks of The McGraw-Hill Companies, Inc. and have been licensed for use by First Trust on behalf of the S&P Target 24 Portfolio and the Target Managed VIP Portfolio. The Portfolios are not sponsored, endorsed, managed, sold or promoted by Standard & Poor's and Standard & Poor's makes no representation regarding the advisability of investing in the Portfolio.

 "The Nasdaq 100(R)", "Nasdaq-100 Index(R)", "Nasdaq Stock Market(R)", and "Nasdaq(R)" are trade or service marks of The Nasdaq Stock Market, Inc. (which with its affiliates are the "Corporations") and have been licensed for use by First Trust. The Nasdaq Target 15 Portfolio and Target Managed VIP Portfolio have not been passed on by the Corporations as to its legality or suitability. The Nasdaq Target 15 Portfolio and Target Managed VIP Portfolio are not issued, endorsed, sponsored, managed, sold or promoted by the Corporations. The Corporations make no warranties and bear no liability with respect to the Nasdaq Target 15 Portfolio or the Target Managed VIP Portfolio.

 "Value Line(R)," "The Value Line Investment Survey," and "Value Line Timeliness/TM/ Ranking System" are registered trademarks of Value Line Securities, Inc. or Value Line Publishing, Inc. The Target Managed VIP(R) Portfolio and Value Line Target 25 Portfolio are not sponsored, recommended, sold or promoted by Value Line Publishing, Inc., Value Line, Inc. or Value Line Securities, Inc. ("Value Line"). Value Line makes no representation regarding the advisability of investing in the Portfolio.

 The First Trust(R) 10 Uncommon Values portfolio is not sponsored or created by Lehman Brothers, Inc. ("Lehman Brothers"). Lehman Brothers' only relationship to First Trust is the licensing of certain trademarks and trade names of Lehman Brothers and of the "10 Uncommon Values" which is determined, composed and calculated by Lehman Brothers without regard to First Trust or the First Trust(R) 10 Uncommon Values portfolio.

 Dow Jones has no relationship to the ProFunds VP, other than the licensing of the Dow Jones sector indices and its service marks for use in connection with the ProFunds VP. The ProFunds VP are not sponsored, endorsed, sold, or promoted by Standard & Poor's or NASDAQ, and neither Standard & Poor's nor NASDAQ makes any representations regarding the advisability of investing in the ProFunds VP.


 WHAT ARE THE FIXED ALLOCATIONS?
 We offer Fixed Allocations of different durations during the accumulation period. These "Fixed Allocations" earn a guaranteed fixed rate of interest for a specified period of time, called the "Guarantee Period." In most states, we offer Fixed Allocations with Guarantee Periods from 1 to 10 years. We may also offer special purpose Fixed Allocations for use with certain optional investment programs. We guarantee the fixed rate for the entire Guarantee Period. However, if you withdraw or transfer Account Value before the end of the Guarantee Period, we will adjust the value of your withdrawal or transfer based on a formula, called a "Market Value Adjustment." The Market Value Adjustment can either be positive or negative, depending on the rates that are currently being credited on Fixed Allocations. Please refer to the section entitled "How does the Market Value Adjustment Work?" for a description of the formula along with examples of how it is calculated. You may allocate Account Value to more than one Fixed Allocation at a time.


 Fixed Allocations may not be available in all states. Availability of Fixed Allocations is subject to change and may differ by state and by the annuity product you purchase. Please call American Skandia at 1-800-752-6342 to determine availability of Fixed Allocations in your state and for your annuity product. We may restrict your ability to allocate Account Value to Fixed Allocations if you elect certain optional benefits. The interest rate that we credit to the Fixed Allocations may be reduced by an amount that corresponds to the asset-based charges assessed against the Sub-accounts.

                                FEES AND CHARGES

 The charges under the Annuity is designed to cover, in the aggregate, our direct and indirect costs of selling, administering and providing benefits under the Annuity. They are also designed, in the aggregate, to compensate us for the risks of loss we assume. If, as we expect, the charges that we collect from the Annuity exceeds our total costs in connection with the Annuity, we will earn a profit. Otherwise we will incur a loss. For example, American Skandia may make a profit on the Insurance Charge if, over time, the actual costs of providing the guaranteed insurance obligations under the Annuity are less than the amount we deduct for the Insurance Charge. To the extent we make a profit on the Insurance Charge, such profit may be used for any other corporate purpose, including payment of other expenses that American Skandia incurs in promoting, distributing, issuing and administering the Annuity.

 The rates of certain of our charges have been set with reference to estimates of the amount of specific types of expenses or risks that we will incur. In most cases, this prospectus identifies such expenses or risks in the name of the charge; however, the fact that any charge bears the name of, or is designed primarily to defray a particular expense or risk does not mean that the amount we collect from that charge will never be more than the amount of such expense or risk, nor does it mean that we may not also be compensated for such expense or risk out of any other charges we are permitted to deduct by the terms of the Annuity. A portion of the proceeds that American Skandia receives from charges that apply to the Sub-accounts may include amounts based on market appreciation of the Sub-account values.


 WHAT ARE THE CONTRACT FEES AND CHARGES?
 There is no Contingent Deferred Sales Charge applied if you surrender your Annuity or make a partial withdrawal.

 Transfer Fee: Currently, you may make twenty (20) free transfers between investment options each Annuity Year. We will charge $10.00 for each transfer after the twentieth in each Annuity Year. We do not consider transfers made as part of a Dollar Cost Averaging, Automatic Rebalancing or asset allocation program when we count the twenty free transfers. All transfers made on the same day will be treated as one (1) transfer. Renewals or transfers of Account Value from a Fixed Allocation at the end of its Guarantee Period are not subject to the Transfer Fee and are not counted toward the twenty free transfers. We may reduce the number of free transfers allowable each Annuity Year (subject to a minimum of twelve) without charging a Transfer Fee unless you make use of electronic means to transmit your transfer requests. We may eliminate the Transfer Fee for transfer requests transmitted electronically or through other means that reduce our processing costs. If enrolled in any program that does not permit transfer requests to be transmitted electronically, the Transfer Fee will not be waived.


 Annual Maintenance Fee: During the accumulation period we deduct an Annual Maintenance Fee. The Annual Maintenance Fee is $35.00 or 2% of your Account Value invested in the Sub-accounts whichever is less. This fee will be deducted annually on the anniversary of the Issue Date of your Annuity or, if you surrender your Annuity during the Annuity Year, the fee is deducted at the time of surrender. Currently, the Annual Maintenance Fee is only deducted if your Account Value is less than $50,000 on the anniversary of the Issue Date or at the time of surrender. We do not impose the Annual Maintenance Fee upon annuitization or the payment of a Death Benefit. We may increase the Annual Maintenance Fee. However, any increase will only apply to Annuities issued after the date of the increase. For beneficiaries that elect the Beneficiary Continuation Option, the Annual Maintenance Fee is the lesser of $30 or 2% of Account Value. For a non-Qualified Beneficiary Continuation Option, the fee is only applicable if the Account Value is less than $25,000 at the time the fee is assessed.

 Tax Charge: Several states and some municipalities charge premium taxes or similar taxes on annuities that we are required to pay. The amount of tax will vary from jurisdiction to jurisdiction and is subject to change. The tax charge currently ranges up to 3 1/2% of your Purchase Payment and is designed to approximate the taxes that we are required to pay. We generally will deduct the charge at the time the tax is imposed, but may also decide to deduct the charge from each Purchase Payment at the time of a withdrawal or surrender of your Annuity or at the time you elect to begin receiving annuity payments. We may assess a charge against the Sub-accounts and the Fixed Allocations equal to any taxes which may be imposed upon the separate accounts.

 We will pay company income taxes on the taxable corporate earnings created by this separate account product. While we may consider company income taxes when pricing our products, we do not currently include such income taxes in the tax charges you pay under the Annuity. We will periodically review the issue of charging for these taxes and may impose a charge in the future.


 In calculating our corporate income tax liability, we derive certain corporate income tax benefits associated with the investment of company assets, including separate account assets, which are treated as company assets under applicable income tax law. These benefits reduce our overall corporate income tax liability. Under current law, such benefits may include foreign tax credits and corporate dividends received deductions. We do not pass these tax benefits through to holders of the separate account annuity contracts because
 (i) the contract owners are not the owners of the assets generating these benefits under applicable income tax law and (ii) we do not currently include company income taxes in the tax charges you pay under the contract.

 Insurance Charge: We deduct an Insurance Charge daily. The charge is assessed against the daily assets allocated to the Sub-accounts and is equal to the amount indicated under "Summary of Contract Fees & Charges". The Insurance Charge is the combination of the Mortality & Expense Risk Charge and the Administration Charge. The Insurance Charge is intended to compensate American Skandia for providing the insurance benefits under the Annuity, including the Annuity's basic Death Benefit that provides guaranteed benefits to your beneficiaries even if the market declines and the risk that persons we guarantee annuity payments to will live longer than our assumptions. The charge also covers administrative costs associated with providing the Annuity benefits, including preparation of the contract and prospectus, confirmation statements, annual account statements and annual reports, legal and accounting fees as well as various related expenses. Finally, the charge covers the risk that our assumptions about the mortality risks and expenses under this Annuity are incorrect and that we have agreed not to increase these charges over time despite our actual costs. We may increase the portion of the total Insurance Charge that is deducted for administrative costs; however, any increase will only apply to Annuities issued after the date of the increase.


 The Insurance Charge is not deducted against assets allocated to a Fixed Allocation. However, the amount we credit to Fixed Allocations may also reflect similar assumptions about the insurance guarantees provided under the Annuity.


 Optional Benefits for which we assess a charge: Generally, if you elect to purchase certain optional benefits, we will deduct an additional charge on a daily basis from your Account Value allocated to the Sub-accounts. The additional charge is included in the daily calculation of the Unit Price for each Sub-account. We may assess charges for other optional benefits on a different basis. Please refer to the section entitled "Summary of Contract Fees and Charges" for the list of charges for each Optional Benefit.

 Settlement Service Charge: If your beneficiary takes the death benefit under a Beneficiary Continuation Option, we deduct a Settlement Service Charge. The charge is assessed daily against the average assets allocated to the Sub-accounts and is equal to an annual charge of 1.00% for non-qualified Annuities and 1.40% for qualified Annuities.


 Fees and expenses incurred by the Portfolios: Each Portfolio incurs total annual operating expenses comprised of an investment management fee, other expenses and any distribution and service (12b-1) fees that may apply. These fees and expenses are reflected daily by each Portfolio before it provides American Skandia with the net asset value as of the close of business each day. More detailed information about fees and expenses can be found in the prospectuses for the Portfolios.

 WHAT CHARGES APPLY TO THE FIXED ALLOCATIONS?
 No specific fees or expenses are deducted when determining the rate we credit to a Fixed Allocation. However, for some of the same reasons that we deduct the Insurance Charge against Account Value allocated to the Sub-accounts, we also take into consideration mortality, expense, administration, profit and other factors in determining the interest rates we credit to Fixed Allocations. Any Tax Charge applies to amounts that are taken from the Sub-accounts or the Fixed Allocations. A Market Value Adjustment may also apply to transfers, certain withdrawals, surrender or annuitization from a Fixed Allocation.

 WHAT CHARGES APPLY IF I CHOOSE AN ANNUITY PAYMENT OPTION?

 If you select a fixed payment option, the amount of each fixed payment will depend on the Account Value of your Annuity when you elected to annuitize. There is no specific charge deducted from these payments; however, the amount of each annuity payment reflects assumptions about our insurance expenses. If you select a variable payment option that we may offer, then the amount of your benefits will reflect changes in the value of your Annuity and will be subject to charges that apply under the variable immediate annuity option. Also a tax charge may apply (see "Tax Charge" above). Currently, we only offer fixed payment options.


 EXCEPTIONS/REDUCTIONS TO FEES AND CHARGES
 We may reduce or eliminate certain fees and charges or alter the manner in which the particular fee or charge is deducted. For example, we may reduce or eliminate the amount of the Annual Maintenance Fee or reduce the portion of the total Insurance Charge that is deducted as an Administration Charge. Generally, these types of changes will be based on a reduction to our sales, maintenance or administrative expenses due to the nature of the individual or group purchasing the Annuity. Some of the factors we might consider in making such a decision are: (a) the size and type of group; (b) the number of Annuities purchased by an Owner; (c) the amount of Purchase Payments or likelihood of additional Purchase Payments; (d) whether an annuity is reinstated pursuant to our rules; and/or (e) other transactions where sales, maintenance or administrative expenses are likely to be reduced. We will not discriminate unfairly between Annuity purchasers if and when we reduce any fees and charges.

                            PURCHASING YOUR ANNUITY

 WHAT ARE OUR REQUIREMENTS FOR PURCHASING THE ANNUITY?

 This Annuity is designed for sale solely in connection with investment advisory services provided by an Advisor.

 Initial Purchase Payment: Unless we agree otherwise and subject to our rules, you must make a minimum initial Purchase Payment of $5,000. However, if you decide to make payments under a systematic investment or an electronic funds transfer program, we may accept a lower initial Purchase Payment provided that, within the first Annuity Year, your subsequent Purchase Payments plus your initial Purchase Payment total the minimum initial Purchase Payment amount required for the Annuity purchase.

 Where allowed by law, we must approve any initial and additional Purchase Payments of $1,000,000 or more. We may apply certain limitations and/or restrictions on the Annuity as a condition of our acceptance, including limiting the liquidity features or the Death Benefit protection provided under the Annuity, limiting the right to make additional Purchase Payments, changing the number of transfers allowable under the Annuity or restricting the Sub-accounts or Fixed Allocations that are available. Other limitations and/or restrictions may apply. Applicable laws designed to counter terrorists and prevent money laundering might, in certain circumstances, require us to block a contract owner's ability to make certain transactions, and thereby refuse to accept Purchase Payments or requests for transfers, partial withdrawals, total withdrawals, death benefits, or income payments until instructions are received from the appropriate regulator. We also may be required to provide additional information about you and your Annuity to government regulators.


 Except as noted below, Purchase Payments must be submitted by check drawn on a U.S. bank, in U.S. dollars, and made payable to American Skandia. Purchase Payments may also be submitted via 1035 exchange or direct transfer of funds. Under certain circumstances, Purchase Payments may be transmitted to American Skandia via wiring funds through your Financial Professional's broker-dealer firm. Additional Purchase Payments may also be applied to your Annuity under an electronic funds transfer arrangement where you authorize us to deduct money directly from your bank account. We may reject any payment if it is received in an unacceptable form. Our acceptance of a check is subject to our ability to collect funds.

 Age Restrictions: There is no age restriction to purchase the Annuity. However, the basic Death Benefit provides greater protection for persons under age 85. There is no Contingent Deferred Sales Charge deducted upon surrender or partial withdrawal. However, if you take a distribution prior to age
 59 1/2, you may be subject to a 10% penalty in addition to ordinary income taxes on any gain. The availability and level of protection of certain optional benefits may vary based on the age of the Owner as of the Issue Date of the Annuity or the date of the Owner's death.

 Owner, Annuitant and Beneficiary Designations: We will ask you to name the Owner(s), Annuitant and one or more Beneficiaries for your Annuity.

..   Owner: The Owner(s) holds all rights under the Annuity. You may name up to two Owners in which case all ownership rights are held jointly. Generally joint owners are required to act jointly; however, if each owner provides us with an instruction that we find acceptable, we will permit each owner to act separately. All information and documents that we are required to send you will be sent to the first named owner. This Annuity does not provide a right of survivorship. Refer to the Glossary of Terms for a complete description of the term "Owner."

..   Annuitant: The Annuitant is the person upon whose life we continue to make annuity payments. You must name an Annuitant who is a natural person. We do not accept a designation of joint Annuitants during the accumulation period. In limited circumstances and where allowed by law, you may name one or more Contingent Annuitants. Generally, a Contingent Annuitant will become the Annuitant if the Annuitant dies before the Annuity Date. Please refer to the discussion of "Considerations for Contingent Annuitants" in the Tax Considerations section of the Prospectus.
..   Beneficiary: The Beneficiary is the person(s) or entity you name to receive the Death Benefit. Your Beneficiary Designation should be the exact name of your beneficiary, not only a reference to the beneficiary's relationship to you. If you use a designation of "surviving spouse" we will pay the Death Benefit to the individual that is your spouse at the time of your death (as defined under the federal tax laws and regulations). If no beneficiary is named the Death Benefit will be paid to you or your estate.


 Your right to make certain designations may be limited if your Annuity is to be used as an IRA or other "qualified" investment that is given beneficial tax treatment under the Code. You should seek competent tax advice on the income, estate and gift tax implications of your designations.

                             MANAGING YOUR ANNUITY

 MAY I CHANGE THE OWNER, ANNUITANT AND BENEFICIARY DESIGNATIONS?

 You may change the Owner, Annuitant and Beneficiary Designations by sending us a request in writing in a form acceptable to us. Upon an ownership change, any automated investment or withdrawal programs will be canceled. The new owner must submit the applicable program enrollment if they wish to participate in such a program. Where allowed by law, such changes will be subject to our acceptance. Some of the changes we will not accept include, but are not limited to:
..   a new Owner subsequent to the death of the Owner or the first of any joint
    Owners to die, except where a spouse Beneficiary has become the Owner as a result of an Owner's death;

..   a new Annuitant subsequent to the Annuity Date;

..   a new Annuitant if the latest Annuity Date would be earlier than prior to the change;

..   for "non-qualified" investments, a new Annuitant prior to the Annuity Date if the Annuity is owned by an entity; and
..   a change in Beneficiary if the Owner had previously made the designation irrevocable.


 There are also restrictions on designation changes when you have elected certain optional benefits. See the "Living Benefit Programs" and "Death Benefits" sections of this Prospectus for any such restrictions.

 Spousal Designations
 If an Annuity is co-owned by spouses, we will assume that the sole primary Beneficiary is the surviving spouse that was named as the co-owner unless you elect an alternative Beneficiary Designation. Unless you elect an alternative Beneficiary Designation, upon the death of either spousal Owner, the surviving spouse may elect to assume ownership of the Annuity instead of taking the Death Benefit payment. The Death Benefit that would have been payable will be the new Account Value of the Annuity as of the date of due proof of death and any required proof of a spousal relationship. As of the date the assumption is effective, the surviving spouse will have all the rights and benefits that would be available under the Annuity to a new purchaser of the same attained age. For the Spousal Lifetime Five/SM/ Income Benefit, the eligible surviving spouse will also be able to assume the benefit with the Annuity. See the description of this benefit in the "Living Benefit Programs" section of this Prospectus. For purposes of determining any future Death Benefit for the beneficiary of the surviving spouse, the new Account Value will be considered as the initial Purchase Payment. However, any additional Purchase Payments applied after the date the assumption is effective will be subject to all provisions of the Annuity.

 Spousal assumption is also permitted, subject to our rules and regulatory approval, if the Annuity is held by a custodial account established to hold retirement assets for the benefit of the natural person Annuitant pursuant to the provisions of Section 408(a) of the Internal Revenue Code ("Code") or any successor Code section thereto) ("Custodial Account") and, on the date of the Annuitant's death, the spouse of the Annuitant is (1) the Contingent Annuitant under the Annuity and (2) the beneficiary of the Custodial Account. The ability to continue the Annuity in this manner will result in the Annuity no longer qualifying for tax deferral under the Internal Revenue Code. However, such tax deferral should result from the ownership of the Annuity by the Custodial Account. Please consult your tax or legal adviser.

 We define a spouse the same as under federal tax laws and regulations.


 Contingent Annuitant

 Generally, if an Annuity is owned by an entity and the entity has named a Contingent Annuitant, the Contingent Annuitant will become the Annuitant upon the death of the Annuitant, and no Death Benefit is payable. Unless we agree otherwise, the Annuity is only eligible to have a Contingent Annuitant designation if the entity which owns the Annuity is (1) a plan described in Internal Revenue Code Section 72(s)(5)(A)(i) (or any successor Code section thereto); (2) an entity described in Code Section 72(u)(1) (or any successor Code section thereto); or (3) a Custodial Account, as described in the above section.

 Where the Annuity is held by a Custodial Account, the Contingent Annuitant will not automatically become the Annuitant upon the death of the Annuitant. Upon the death of the Annuitant, the Custodial Account will have the choice, subject to our rules, to either elect to receive the Death Benefit or elect to continue the Annuity. If the Custodial Account elects to receive the Death Benefit, the Account Value of the Annuity as of the date of due proof of death of the Annuitant will reflect the amount that would have been payable had a Death Benefit been paid. See the section above entitled "Spousal Designations" for more information about how the Annuity can be continued by a Custodial Account.


 MAY I RETURN MY ANNUITY IF I CHANGE MY MIND?

 If after purchasing your Annuity you change your mind and decide that you do not want it, you may return it to us within a certain period of time known as a right to cancel period. This is often referred to as a "free look." Depending on the state in which you purchased your Annuity, and, in some states, if you purchased the Annuity as a replacement for a prior contract, the right to cancel period may be ten (10) days, or longer, measured from the time that you received your Annuity. If you return your Annuity, during the applicable period, we will refund your current Account Value plus any tax charge deducted, less any applicable federal and state income tax withholding and depending on your state's requirements, any applicable insurance charges deducted. The amount returned to you may be higher or lower than the Purchase Payment(s) applied during the right to cancel period. Where required by law, we will return your Purchase Payment(s), or the greater of your current Account Value and the amount of your Purchase Payment(s) applied during the right to cancel period, less any applicable federal and state income tax withholding.


 MAY I MAKE ADDITIONAL PURCHASE PAYMENTS?

 Unless we agree otherwise and subject to our rules, the minimum amount that we accept as an additional Purchase Payment is $100 unless you participate in American Skandia's Systematic Investment Plan or a periodic Purchase Payment program. Purchase Payments made while you participate in an asset allocation program will be allocated in accordance with such program. Additional Purchase Payments may be made at any time before the Annuity Date.


 MAY I MAKE SCHEDULED PAYMENTS DIRECTLY FROM MY BANK ACCOUNT?

 You can make additional Purchase Payments to your Annuity by authorizing us to deduct money directly from your bank account and applying it to your Annuity. We call our electronic funds transfer program "American Skandia's Systematic Investment Plan." Purchase Payments made through electronic funds transfer may only be allocated to the Sub-accounts when applied. Different allocation requirements may apply in connection with certain optional benefits. We may allow you to invest in your Annuity with a lower initial Purchase Payment, as long as you authorize payments through an electronic funds transfer that will equal at least the minimum Purchase Payment set forth above during the first 12 months of your Annuity. We may suspend or cancel electronic funds transfer privileges if sufficient funds are not available from the applicable financial institution on any date that a transaction is scheduled to occur.


 MAY I MAKE PURCHASE PAYMENTS THROUGH A SALARY REDUCTION PROGRAM?
 These types of programs are only available with certain types of qualified investments. If your employer sponsors such a program, we may agree to accept periodic Purchase Payments through a salary reduction program as long as the allocations are made only to Sub-accounts and the periodic Purchase Payments received in the first year total at least $5,000.

                          MANAGING YOUR ACCOUNT VALUE

 HOW AND WHEN ARE PURCHASE PAYMENTS INVESTED?
 (See "Valuing Your Investment" for a description of our procedure for pricing initial and subsequent Purchase Payments.)

 Initial Purchase Payment: Once we accept your application, we invest your Purchase Payment in the Annuity according to your instructions for allocating your Account Value. The Purchase Payment is your initial Purchase Payment minus any tax charges that may apply. You can allocate Account Value to one or more Sub-accounts or Fixed Allocations. Investment restrictions will apply if you elect certain optional benefits.


 Subsequent Purchase Payments: Unless you participate in an asset allocation program, or unless you have provided us with other specific allocation instructions for one, more than one, or all subsequent Purchase Payments, we will allocate any additional Purchase Payments you make according to your initial Purchase Payment allocation instructions. If you so instruct us, we will allocate subsequent Purchase Payments according to any new allocation instructions. Unless you tell us otherwise, Purchase Payments made while you participate in an asset allocation program will be allocated in accordance with such program.


 ARE THERE RESTRICTIONS OR CHARGES ON TRANSFERS BETWEEN INVESTMENT OPTIONS? During the accumulation period you may transfer Account Value between investment options subject to the restrictions outlined below. Transfers are not subject to taxation on any gain. We may require a minimum of $500 in each Sub-account you allocate Account Value to at the time of any allocation or transfer. If you request a transfer and, as a result of the transfer, there would be less than $500 in the Sub-account, we may transfer the remaining Account Value in the Sub-account pro rata to the other investment options to which you transferred.


 Currently, any transfer involving the Rydex or ProFunds VP Sub-accounts must be received by us no later than one hour prior to any announced closing of the applicable securities exchange (generally, 3:00 p.m. Eastern time) to be processed on the current Valuation Day. The "cut-off" time for such financial transactions involving a Rydex or ProFunds VP Sub-account will be extended to 1/2 hour prior to any announced closing (generally, 3:30 p.m. Eastern time) for transactions submitted electronically, including through American Skandia's Internet website (www.americanskandia.prudential.com).


 Currently, we charge $10.00 for each transfer after the twentieth
 (20/th/) transfer in each Annuity Year. Transfers made as part of a Dollar Cost Averaging, Automatic Rebalancing or asset allocation program do not count toward the twenty free transfer limit. Renewals or transfers of Account Value from a Fixed Allocation at the end of its Guarantee Period are not subject to the transfer charge. We may reduce the number of free transfers allowable each Annuity Year (subject to a minimum of twelve) without charging a Transfer Fee. We may also increase the Transfer Fee that we charge to $20.00 for each transfer after the number of free transfers has been used up. We may eliminate the Transfer Fee for transfer requests transmitted electronically or through other means that reduce our processing costs. If enrolled in any program that does not permit transfer requests to be transmitted electronically, the Transfer Fee will not be waived.


 Once you have made 20 transfers among the Sub-accounts during an Annuity Year, we will accept any additional transfer request during that year only if the request is submitted to us in writing with an original signature and otherwise is in good order. For purposes of this 20 transfer limit, we (i) do not view a facsimile transmission as a "writing", (ii) will treat multiple transfer requests submitted on the same Valuation Day as a single transfer, and (iii) do not count any transfer that solely involves Sub-accounts corresponding to any ProFund Portfolio and/or Rydex Portfolio and/or the AST Money Market Portfolio, or any transfer that involves one of our systematic programs, such as asset allocation and automated withdrawals.


 Frequent transfers among Sub-accounts in response to short-term fluctuations in markets, sometimes called "market timing," can make it very difficult for a Portfolio manager to manage a Portfolio's investments. Frequent transfers may cause the Portfolio to hold more cash than otherwise necessary, disrupt management strategies, increase transaction costs, or affect performance. The Annuity offers Sub-accounts designed for Owners who wish to engage in frequent transfers (i.e., one or more of the Sub-accounts corresponding to the ProFund Portfolios, the Rydex Portfolios and the AST Money Market Portfolio), and we encourage Owners seeking frequent transfers to utilize those Sub-accounts.

 In light of the risks posed to Owners and other investors by frequent transfers, we reserve the right to limit the number of transfers in any Annuity Year for all existing or new Owners and to take the other actions discussed below. We also reserve the right to limit the number of transfers in any Annuity Year or to refuse any transfer request for an Owner or certain Owners if: (a) we believe that excessive transfer activity (as we define it) or a specific transfer request or group of transfer requests may have a detrimental effect on Unit Values or the share prices of the Portfolios; or
 (b) we are informed by a Portfolio (e.g., by the Portfolio's portfolio manager) that the purchase or redemption of shares in the Portfolio must be restricted because the Portfolio believes the transfer activity to which such purchase and redemption relates would have a detrimental effect on the share prices of the affected Portfolio. Without limiting the above, the most likely scenario where either of the above could occur would be if the aggregate amount of a trade or trades represented a relatively large proportion of the total assets of a particular Portfolio. In furtherance of our general authority to restrict transfers as described above, and without limiting other actions we may take in the future, we have adopted the following specific restrictions:

..   With respect to each Sub-account (other than the AST Money Market
    Sub-account, or a Sub-account corresponding to a ProFund Portfolio or a Rydex Portfolio), we track amounts exceeding a certain dollar threshold that were transferred into the Sub-account. If you transfer such amount into a particular Sub-account, and within 30 calendar days thereafter transfer (the "Transfer Out") all or a portion of that amount into another Sub-account, then upon the Transfer Out, the former Sub-account becomes restricted (the "Restricted Sub-account"). Specifically, we will not permit subsequent transfers into the Restricted Sub-account for 90 calendar days after the Transfer Out if the Restricted Sub-account invests in a non-international Portfolio, or 180 calendar days after the Transfer Out if the Restricted Sub-account invests in an international Portfolio. For purposes of this rule, we (i) do not count transfers made in connection with one of our systematic programs, such as asset allocation and automated withdrawals; (ii) do not count any transfer that solely involves Sub-accounts corresponding to any ProFund Portfolio and/or Rydex Portfolio and/or the AST Money Market Portfolio; and (iii) do not categorize as a transfer the first transfer that you make after the Issue Date, if you make that transfer within 30 calendar days after the Issue Date. Even if an amount becomes restricted under the foregoing rules, you are still free to redeem the amount from your Annuity at any time.

..   We reserve the right to effect exchanges on a delayed basis for all contracts. That is, we may price an exchange involving the Sub-accounts on the Valuation Day subsequent to the Valuation Day on which the exchange request was received. Before implementing such a practice, we would issue a separate written notice to Owners that explains the practice in detail.

 If we deny one or more transfer requests under the foregoing rules, we will inform you or your Financial Professional promptly of the circumstances concerning the denial.

 Contract owners in New York who purchased their contracts prior to March 15, 2004 are not subject to the specific restrictions outlined in bulleted paragraphs immediately above. In addition, there are contract owners of different variable annuity contracts that are funded through the same Separate Account that are not subject to the above-referenced transfer restrictions and, therefore, might make more numerous and frequent transfers than contract owners who are subject to such limitations. Finally, there are contract owners of other variable annuity contracts or variable life contracts that are issued by American Skandia as well as other insurance companies that have the same underlying mutual fund portfolios available to them. Since some contract owners are not subject to the same transfer restrictions, unfavorable consequences associated with such frequent trading within the underlying mutual fund (e.g., greater portfolio turnover, higher transaction costs, or performance or tax issues) may affect all contract owners. Similarly, while contracts managed by a Financial Professional or third party investment advisor are subject to the restrictions on transfers between investment options that are discussed above, if the advisor manages a number of contracts in the same fashion unfavorable consequences may be associated with management activity since it may involve the movement of a substantial portion of an underlying mutual fund's assets which may affect all contract owners invested in the affected options. Apart from jurisdiction-specific and contract differences in transfer restrictions, we will apply these rules uniformly (including contracts managed by a Financial Professional or third party investment advisor), and will not waive a transfer restriction for any contract owner.

 Although our transfer restrictions are designed to prevent excessive transfers, they are not capable of preventing every potential occurrence of excessive transfer activity.


 The Portfolios may have adopted their own policies and procedures with respect to excessive trading of their respective shares, and we reserve the right to enforce these policies and procedures. The prospectuses for the Portfolios describe any such policies and procedures, which may be more or less restrictive than the policies and procedures we have adopted. Under SEC rules, we are required to: (1) enter into a written agreement with each Portfolio or its principal underwriter or its transfer agent that obligates us to provide to the Portfolio promptly upon request certain information about the trading activity of individual contract owners, and (2) execute instructions from the Portfolio to restrict or prohibit further purchases or transfers by specific contract owners who violate the excessive trading policies established by the Portfolio. In addition, you should be aware that some Portfolios may receive "omnibus" purchase and redemption orders from other insurance companies or intermediaries such as retirement plans. The omnibus orders reflect the aggregation and netting of multiple orders from individual owners of variable insurance contracts and/or individual retirement plan participants. The omnibus nature of these orders may limit the Portfolios in their ability to apply their excessive trading policies and procedures. In addition, the other insurance companies and/or retirement plans may have different policies and procedures or may not have any such policies and procedures because of contractual limitations. For these reasons, we cannot guarantee that the Portfolios (and thus contract owners) will not be harmed by transfer activity relating to other insurance companies and/or retirement plans that may invest in the Portfolios.

 A Portfolio also may assess a short term trading fee in connection with a transfer out of the Sub-account investing in that Portfolio that occurs within a certain number of days following the date of allocation to the Sub-account. Each Portfolio determines the amount of the short term trading fee and when the fee is imposed. The fee is retained by or paid to the Portfolio and is not retained by us. The fee will be deducted from your Account Value, to the extent allowed by law. At present, no Portfolio has adopted a short-term trading fee.

 DO YOU OFFER DOLLAR COST AVERAGING?
 Yes. We offer Dollar Cost Averaging during the accumulation period. Dollar Cost Averaging allows you to systematically transfer an amount periodically from one investment option to one or more other investment options. You can choose to transfer earnings only, principal plus earnings or a flat dollar amount. You may elect a Dollar Cost Averaging program that transfers amounts monthly, quarterly, semi-annually, or annually from Sub-accounts or a program that transfers amounts monthly from Fixed Allocations. By investing amounts on a regular basis instead of investing the total amount at one time, Dollar Cost Averaging may decrease the effect of market fluctuation on the investment of your Purchase Payment. This may result in a lower average cost of units over time. However, there is no guarantee that Dollar Cost Averaging will result in a profit or protect against a loss in a declining market. There is no minimum Account Value required to enroll in a Dollar Cost Averaging program and we do not deduct a charge for participating in a Dollar Cost Averaging Program. You can Dollar Cost Average from Sub-accounts or Fixed Allocations. Dollar Cost Averaging from Fixed Allocations is subject to a number of rules that include, but are not limited to the following:
..   You may only use Fixed Allocations with Guarantee Periods of 1, 2 or 3 years.
..   You may only Dollar Cost Average earnings or principal plus earnings. If transferring principal plus earnings, the program must be designed to last the entire Guarantee Period for the Fixed Allocation.
..   Dollar Cost Averaging transfers from Fixed Allocations are not subject to a
    Market Value Adjustment.


 NOTE: When a Dollar Cost Averaging program is established from a Fixed Allocation, the fixed rate of interest we credit to your Account Value is applied to a declining balance due to the transfers of Account Value to the Sub-accounts during the Guarantee Period. This will reduce the effective rate of return on the Fixed Allocation over the Guarantee Period.

 The Dollar Cost Averaging program is not available if you have elected an automatic rebalancing program or an asset allocation program. Dollar Cost Averaging from Fixed Allocations is not available if you elect the Guaranteed Return Option Plus, the Guaranteed Return Option or the Highest Daily Lifetime Five Income Benefit.


 DO YOU OFFER ANY AUTOMATIC REBALANCING PROGRAMS?
 Yes. During the accumulation period, we offer Automatic Rebalancing among the Sub-accounts you choose. You can choose to have your Account Value rebalanced monthly, quarterly, semi-annually, or annually. On the appropriate date, the Sub-accounts you chose are rebalanced to the allocation percentages you requested. With Automatic Rebalancing, we transfer the appropriate amount from the "overweighted" Sub-accounts to the "underweighted" Sub-accounts to return your allocations to the percentages you request. For example, over time the performance of the Sub-accounts will differ, causing your percentage allocations to shift. Any transfer to or from any Sub-account that is not part of your Automatic Rebalancing program, will be made: however that Sub-account will not become part of your rebalancing program unless we receive instructions from you indicating that you would like such option to become part of the program. There is no minimum Account Value required to enroll in Automatic Rebalancing. All rebalancing transfers as part of an automatic rebalancing program are not included when counting the number of transfers each year toward the maximum number of free transfers. We do not deduct a charge for participating in an Automatic Rebalancing program. Participation in the Automatic Rebalancing program may be restricted if you are enrolled in certain other optional programs. Sub-accounts that are a part of a Systematic Withdrawal program or Dollar Cost Averaging program will be excluded from an Automatic Rebalancing program.

 ARE ANY ASSET ALLOCATION PROGRAMS AVAILABLE?
 We currently do not offer any asset allocation programs for use with your Annuity. Prior to December 5, 2005, we made certain asset allocation programs available. If you enrolled in one of the asset allocation programs prior to December 5, 2005, see the Appendix entitled, "Additional Information on the Asset Allocation Programs" for more information on how the programs are administered.

 DO YOU OFFER PROGRAMS DESIGNED TO GUARANTEE A "RETURN OF PREMIUM" AT A FUTURE DATE?

 Yes. We offer three different programs for investors who wish to invest in the Sub-accounts but also wish to protect their principal, as of a specific date in the future. They are the Balanced Investment Program, the Guaranteed Return Option Plus/SM/ (GRO Plus) and the Highest Daily Lifetime Five Income Benefit. The GRO Plus is not available in all states. In some states where GRO Plus is not available we offer the Guaranteed Return Option (GRO).) Generally, all three programs allow you to allocate a portion of your Account Value to the available Sub-accounts while ensuring that your Account Value will at least equal your contributions adjusted for withdrawals and transfers on a specified date. Under GRO Plus, Account Value is allocated to and maintained in Fixed Allocations to the extent we, in our sole discretion, deem it is necessary to support our guarantee under the program. Highest Daily Lifetime Five also includes a specialized asset transfer component under which we may transfer Account Value between permitted Sub-accounts and a fixed interest rate account. This differs from the Balanced Investment Program where a set amount is allocated to a Fixed Allocation regardless of the performance of the underlying Sub-accounts or the interest rate environment after the amount is allocated to a Fixed Allocation. Under Highest Daily Lifetime Five, the "return of premium" component is only one feature of the benefit and only applies if no withdrawals are taken for the first ten years after benefit election. Generally, more of your Account Value will be allocated to the Sub-accounts under the GRO Plus and Highest Daily Lifetime Five programs than under the Balanced Investment Program (although in periods of poor market performance, low interest rates and/or as the option progresses to its maturity date, this may not be the case). You may not want to use any of these programs if you expect to begin taking annuity payments before the program would be completed. In addition, as with most return of premium programs, amounts that are available to allocate to the Sub-accounts may be substantially less than they would be if you did not elect a return of premium program. This means that, if investment experience in the Sub-accounts were positive, your Account Value would grow at a slower rate than if you did not elect a return of premium program and allocated all of your Account Value to the Sub-accounts.

 There is no additional charge for participation in the Balanced Investment Program. There is an additional charge if you elect either GRO Plus or Highest Daily Lifetime Five. See below for a description of the Balanced Investment Program. See the "Living Benefit Programs" section of the Prospectus for details on GRO Plus and Highest Daily Lifetime Five. Restrictions and limitations apply.


 Balanced Investment Program
 We offer a balanced investment program where a portion of your Account Value is allocated to a Fixed Allocation and the remaining Account Value is allocated to the Sub-accounts that you select. When you enroll in the Balanced Investment Program, you choose the duration that you wish the program to last. This determines the duration of the Guarantee Period for the Fixed Allocation. Based on the fixed rate for the Guarantee Period chosen, we calculate the portion of your Account Value that must be allocated to the Fixed Allocation to grow to a specific "principal amount" (such as your initial Purchase Payment). We determine the amount based on the rates then in effect for the Guarantee Period you choose. If you continue the program until the end of the Guarantee Period and make no withdrawals or transfers, at the end of the Guarantee Period, the Fixed Allocation will have grown to equal the "principal amount". Withdrawals or transfers from the Fixed Allocation before the end of the Guarantee Period will terminate the program and may be subject to a Market Value Adjustment. You can transfer the Account Value that is not allocated to the Fixed Allocation between any of the Sub-accounts available under the Annuity. Account Value you allocate to the Sub-accounts is subject to market fluctuations and may increase or decrease in value. We do not deduct a charge for participating in the Balanced Investment Program.

       Example
       Assume you invest $100,000. You choose a 10-year program and allocate a portion of your Account Value to a Fixed Allocation with a 10-year Guarantee Period. The rate for the 10-year Guarantee Period is 2.50%*. Based on the fixed interest rate for the Guarantee Period chosen, the factor is 0.781198 for determining how much of your Account Value will be allocated to the Fixed Allocation. That means that $78,120 will be allocated to the Fixed Allocation and the remaining Account Value ($21,880) will be allocated to the Sub-accounts. Assuming that you do not make any withdrawals or transfers from the Fixed Allocation, it will grow to $100,000 at the end of the Guarantee Period. Of course we cannot predict the value of the remaining Account Value that was allocated to the Sub-accounts.



 * The rate in this example is hypothetical and may not reflect the current rate for Guarantee Periods of this duration.

 MAY I GIVE MY FINANCIAL PROFESSIONAL PERMISSION TO FORWARD TRANSACTION INSTRUCTIONS?

 Yes. Subject to our rules, your Financial Professional may forward instructions regarding the allocation of your Account Value, and request financial transactions involving investment options. If your Financial Professional has this authority, we deem that all transactions that are directed by your Financial Professional with respect to your Annuity have been authorized by you. You must contact us immediately if and when you revoke such authority. We will not be responsible for acting on instructions from your Financial Professional until we receive notification of the revocation of such person's authority. We may also suspend, cancel or limit these privileges at any time. We will notify you if we do.


 MAY I AUTHORIZE MY THIRD PARTY INVESTMENT ADVISOR TO MANAGE MY ACCOUNT?
 Yes. You may engage your own investment advisor to manage your account. These investment advisors may be firms or persons who also are appointed by us, or whose affiliated broker-dealers are appointed by us, as authorized sellers of the Annuity. Even if this is the case, however, please note that the investment advisor you engage to provide advice and/or make transfers for you, is not acting on our behalf, but rather is acting on your behalf. We do not offer advice about how to allocate your Account Value under any circumstance. As such, we are not responsible for any recommendations such investment advisors make, any investment models or asset allocation programs they choose to follow or any specific transfers they make on your behalf.


 Any fee that is charged by your investment advisor is in addition to the fees and expenses that apply under your Annuity. If you authorize your investment advisor to withdraw amounts from your Annuity to pay for the investment advisor's fee, as with any other withdrawal from your Annuity, you may incur adverse tax consequences, and/or a Market Value Adjustment. Withdrawals to pay your investment advisor (to the extent permitted) generally will also reduce the level of various living and death benefit guarantees provided (e.g. the withdrawals will reduce proportionately the Annuity's guaranteed minimum death benefit.) We are not a party to the agreement you have with your investment advisor and do not verify that amounts withdrawn from your annuity, including amounts withdrawn to pay for the investment advisor's fee, are within the terms of your agreement with your investment advisor. You will, however, receive confirmations of transactions that affect your Annuity. If your investment advisor has also acted as your Financial Professional with respect to the sale of your Annuity, he or she may be receiving compensation for services provided both as a Financial Professional and investment advisor. Alternatively, the investment advisor may compensate the Financial Professional from whom you purchased your annuity for the referral that led you to enter into your investment advisory relationship with the investment advisor. If you are interested in the details about the compensation that your investment advisor and/or your Financial Professional receive in connection with your Annuity, you should ask them for more details.

 We or an affiliate of ours may provide administrative support to licensed, registered Financial Professionals or investment advisors who you authorize to make financial transactions on your behalf. We may require Financial Professionals or investment advisors, who are authorized by multiple contract owners to make financial transactions, to enter into an administrative agreement with American Skandia as a condition of our accepting transactions on your behalf. The administrative agreement may impose limitations on the Financial Professional's or investment advisor's ability to request financial transactions on your behalf. These limitations are intended to minimize the detrimental impact of a Financial Professional who is in a position to transfer large amounts of money for multiple clients in a particular Portfolio or type of portfolio or to comply with specific restrictions or limitations imposed by a Portfolio(s) on American Skandia.

 Please note: Annuities where your Financial Professional or investment advisor has the authority to forward instruction on financial transactions are also subject to the restrictions on transfers between investment options that are discussed in the section entitled "ARE THERE RESTRICTIONS OR CHARGES ON TRANSFERS BETWEEN INVESTMENT OPTIONS?." Since transfer activity directed by a Financial Professional or third party investment adviser may result in unfavorable consequences to all contract owners invested in the affected options, we reserve the right to limit the investment options available to a particular Owner where such authority as described above has been given to a Financial Professional or investment advisor or impose other transfer restrictions we deem necessary. The administrative agreement may limit the available investment options, require advance notice of large transactions, or impose other trading limitations on your Financial Professional. Your Financial Professional will be informed of all such restrictions on an ongoing basis. We may also require that your Financial Professional transmit all financial transactions using the electronic trading functionality available through our Internet website (www.americanskandia.prudential.com).

 Limitations that we may impose on your Financial Professional or investment advisor under the terms of the administrative agreement do not apply to financial transactions requested by an owner on their own behalf, except as otherwise described in this prospectus.

 HOW DO THE FIXED ALLOCATIONS WORK?
 We credit the fixed interest rate to the Fixed Allocation throughout a set period of time called a "Guarantee Period". Fixed Allocations currently are offered with Guarantee Periods from 1 to 10 years. We may make Fixed Allocations of different durations available in the future, including Fixed Allocations offered exclusively for use with certain optional investment programs. Fixed Allocations may not be available in all states and may not always be available for all Guarantee Periods depending on market factors and other considerations.

 The interest rate credited to a Fixed Allocation is the rate in effect when the Guarantee Period begins and does not change during the Guarantee Period. The rates are an effective annual rate of interest. We determine the interest rates for the various Guarantee Periods. At the time that we confirm your Fixed Allocation, we will advise you of the interest rate in effect and the date your Fixed Allocation matures. We may change the rates we credit new Fixed Allocations at any time. Any change in interest rate does not affect Fixed Allocations that were in effect before the date of the change. To inquire as to the current rates for Fixed Allocations, please call 1-800-752-6342.

 A Guarantee Period for a Fixed Allocation begins:
..   when all or part of a net Purchase Payment is allocated to that particular
    Guarantee Period;
..   upon transfer of any of your Account Value to a Fixed Allocation for that particular Guarantee Period; or
..   when you "renew" a Fixed Allocation by electing a new Guarantee Period.

 To the extent permitted by law, we may establish different interest rates for Fixed Allocations offered to a class of Owners who choose to participate in various optional investment programs we make available. This may include, but is not limited to, Owners who elect to use Fixed Allocations under a dollar cost averaging program (see "Do You Offer Dollar Cost Averaging?") or a balanced investment program (see "Do you offer programs designed to guarantee a "Return of Premium" at a future date?").

 The interest rate credited to Fixed Allocations offered to this class of purchasers may be different than those offered to other purchasers who choose the same Guarantee Period but who do not participate in an optional investment program. Any such program is at our sole discretion.

 American Skandia may offer Fixed Allocations with Guarantee Periods of 3 months or 6 months exclusively for use as a short-term Fixed Allocation ("short-term Fixed Allocations"). Short-term Fixed Allocations may only be established with your initial Purchase Payment or additional Purchase Payments. You may not transfer existing Account Value to a Short-term Fixed Allocation. We reserve the right to terminate offering these special purpose Fixed Allocations at any time.

 On the Maturity Date of the Short-term Fixed Allocation, the Account Value will be transferred to the Sub-account(s) you choose at the inception of the program. If no instructions are provided, such Account Value will be transferred to the AST Money Market Sub-account. Short-term Fixed Allocations may not be renewed on the Maturity Date. If you surrender the Annuity or transfer any Account Value from the Short-term Fixed Allocation to any other investment option before the end of the Guarantee Period, a Market Value Adjustment will apply.

 HOW DO YOU DETERMINE RATES FOR FIXED ALLOCATIONS?

 We do not have a specific formula for determining the fixed interest rates for Fixed Allocations. Generally the interest rates we offer for Fixed Allocations will reflect the investment returns available on the types of investments we make to support our fixed rate guarantees. These investment types may include cash, debt securities guaranteed by the United States government and its agencies and instrumentalities, money market instruments, corporate debt obligations of different durations, private placements, asset-backed obligations and municipal bonds. In determining rates we also consider factors such as the length of the Guarantee Period for the Fixed Allocation, regulatory and tax requirements, liquidity of the markets for the type of investments we make, commissions, administrative and investment expenses, our insurance risks in relation to the Fixed Allocations, general economic trends and competition. Some of these considerations are similar to those we consider in determining the Insurance Charge that we deduct from Account Value allocated to the Sub-accounts.

 The interest rate that we credit to the Fixed Allocations may be reduced by an amount that corresponds to the asset-based charges assessed against the Sub-accounts.


 We will credit interest on a new Fixed Allocation in an existing Annuity at a rate not less than the rate we are then crediting to Fixed Allocations for the same Guarantee Period selected by new Annuity purchasers in the same class. The interest rate we credit for a Fixed Allocation is subject to a minimum. Please refer to the Statement of Additional Information. In certain states the interest rate may be subject to a minimum under state law or regulation.

 HOW DOES THE MARKET VALUE ADJUSTMENT WORK?
 If you transfer or withdraw Account Value from a Fixed Allocation any day before the end of its Guarantee Period, we will adjust the value of your investment based on a formula, called a "Market Value Adjustment" or "MVA". The Market Value Adjustment formula compares the interest rates credited for Fixed Allocations at the time you invested, to interest rates being credited when you make a transfer or withdrawal. The amount of any Market Value Adjustment can be either positive or negative, depending on the rates that are currently being credited on Fixed Allocations. In certain states the amount of any Market Value Adjustment may be limited under state law or regulation. If your Annuity is governed by the laws of that state, any Market Value Adjustment that applies will be subject to our rules for complying with such law or regulation.


 MVA Formula
 The MVA formula is applied separately to each Fixed Allocation to determine the Account Value of the Fixed Allocation on a particular date. The formula is as follows:


                        [(1+I) / (1+J+0.0010)]/(N/12)/

                                    where:

        I is the fixed interest rate we guaranteed to credit to the Fixed Allocation as of its starting date;

        J is the fixed interest rate for your class of annuities at the time of the withdrawal for a new Fixed Allocation with a Guarantee Period equal to the remaining number of years in your original Guarantee Period;

        N is the number of months remaining in the original Guarantee Period.

 If you surrender your Annuity under the right to cancel provision, the MVA formula is:
                           [(1 + I)/(1 + J)]/(N/12)/

 If the transfer or withdrawal does not occur on the yearly or monthly anniversary of the beginning of the Fixed Allocation, the numbers used in 'J' and 'N' will be rounded to the next highest integer.

 MVA Examples
 The following hypothetical examples show the effect of the MVA in determining Account Value. Assume the following:
  . You allocate $50,000 into a Fixed Allocation with a Guarantee Period of 5 years.
  .   The interest rate for your Fixed Allocation is 5.0% (I = 5.0%).
  . You make no withdrawals or transfers until you decide to withdraw the entire Fixed Allocation after exactly three (3) years, at which point 24 months remain before the Maturity Date (N = 24).

 Example of Positive MVA
 Assume that at the time you request the withdrawal, the fixed interest rate for a new Fixed Allocation with a Guarantee Period of 24 months is 3.5% (J = 3.5%). Based on these assumptions, the MVA would be calculated as follows:

   MVA Factor = [(1+I)/(I+J+0.0010)]/(N/12)/ = [1.05/1.036]/(2)/ = 1.027210
                          Interim Value = $57,881.25
      Account Value after MVA = Interim Value X MVA Factor = $59,456.20.

 Example of Negative MVA
 Assume that at the time you request the withdrawal, the fixed interest rate for a new Fixed Allocation with a Guarantee Period of 24 months is 6.0% (J = 6.0%). Based on these assumptions, the MVA would be calculated as follows:

   MVA Factor = [(1+I)/(1+J+0.0010)]/(N/12)/ = [1.05/1.061]/(2)/ = 0.979372
                          Interim Value = $57,881.25
      Account Value after MVA = Interim Value X MVA Factor = $56,687.28.

 WHAT HAPPENS WHEN MY GUARANTEE PERIOD MATURES?
 The "Maturity Date" for a Fixed Allocation is the last day of the Guarantee Period. Before the Maturity Date, you may choose to renew the Fixed Allocation for a new Guarantee Period of the same or different length or you may transfer all or part of that Fixed Allocation's Account Value to another Fixed Allocation or to one or more Sub-accounts. We will not charge a MVA if you choose to renew a Fixed Allocation on its Maturity Date or transfer the Account Value to one or more variable investment options. We will notify you before the end of the Guarantee Period about the fixed interest rates that we are currently crediting to all Fixed Allocations that are being offered. The rates being credited to Fixed Allocations may change before the Maturity Date.

 If you do not specify how you want a Fixed Allocation to be allocated on its Maturity Date, it will be renewed for a Fixed Allocation of the same duration if then available. If a Fixed Allocation of the same duration is not available, it will be renewed to the next shortest Guarantee Period then currently available for new allocations and renewals.

                            ACCESS TO ACCOUNT VALUE

 WHAT TYPES OF DISTRIBUTIONS ARE AVAILABLE TO ME?
 During the accumulation period you can access your Account Value through partial withdrawals, Systematic Withdrawals, and where required for tax purposes, Minimum Distributions. You can also surrender your Annuity at any time. There is no Contingent Deferred Sales Charge applied upon surrender or partial withdrawal. However, if you surrender your Annuity, we may deduct the Annual Maintenance Fee, any Tax Charge that applies and the charge for any optional benefits. We may also apply a Market Value Adjustment to any Fixed Allocations being withdrawn or surrendered. Unless you notify us differently, withdrawals are taken pro-rata based on the Account Value in the investment options at the time we receive your withdrawal request. Each of these types of distributions is described more fully below.

 ARE THERE TAX IMPLICATIONS FOR DISTRIBUTIONS?
 (For more information, see "Tax Considerations".)


 During the Accumulation Period

 A distribution during the accumulation period is deemed to come first from any "gain" in your Annuity and second as a return of your "tax basis", if any. Distributions from your Annuity are generally subject to ordinary income taxation on the amount of any investment gain unless the distribution qualifies as a non-taxable exchange or transfer. If you take a distribution prior to the taxpayer's age 59 1/2, you may be subject to a 10% penalty in addition to ordinary income taxes on any gain. You may wish to consult a professional tax advisor for advice before requesting a distribution.


 During the Annuitization Period

 During the annuitization period, a portion of each annuity payment is taxed as ordinary income at the tax rate you are subject to at the time of the payment. The Code and regulations have "exclusionary rules" that we use to determine what portion of each annuity payment should be treated as a return of any tax basis you have in your Annuity. Once the tax basis in your Annuity has been distributed, the remaining annuity payments are taxable as ordinary income. The tax basis in your Annuity may be based on the tax-basis from a prior contract in the case of a 1035 exchange or other qualifying transfer.


 Special Rules for Distributions to Pay Advisory Fees

 We treat partial withdrawals to pay advisory fees as taxable distributions unless:
..   your Annuity is being used in conjunction with a "qualified" retirement plan (plans meeting the requirements of Sections 401, 403 or 408 of the
    Code); and
..   in relation to Section 403 or 408 plans, you and your Advisor provide acceptable proof to us, limiting the source of the Advisor's compensation to the assets of an applicable qualified retirement plan, and making certain other representations.

 CAN I WITHDRAW A PORTION OF MY ANNUITY?
 Yes, you can make a withdrawal during the accumulation period.

 We call this a "partial withdrawal." The minimum partial withdrawal you may request is $100. We may apply a Market Value Adjustment to any Fixed Allocations.

 Partial withdrawals may also be available following annuitization but only if you choose certain annuity payment options.

 To request the forms necessary to make a withdrawal from your Annuity, call 1-800-752-6342 or visit our Internet Website at www.americanskandia.prudential.com.

 CAN I MAKE PERIODIC WITHDRAWALS FROM THE ANNUITY DURING THE ACCUMULATION
 PERIOD?
 Yes. We call these "Systematic Withdrawals." You can receive Systematic Withdrawals of earnings only or a flat dollar amount. Systematic Withdrawals can be made from Account Value allocated to the Sub-accounts or Fixed Allocations. Systematic Withdrawals are available on a monthly, quarterly, semi-annual or annual basis.

 The minimum amount for each Systematic Withdrawal is $100. If any scheduled Systematic Withdrawal is for less than $100 (which may occur under a program that provides payment of an amount equal to the earnings in your Annuity for the period requested), we may postpone the withdrawal and add the expected amount to the amount that is to be withdrawn on the next scheduled Systematic Withdrawal.


 DO YOU OFFER A PROGRAM FOR WITHDRAWALS UNDER SECTIONS 72(t) OF THE INTERNAL REVENUE CODE?
 Yes. If your Annuity is used as a funding vehicle for certain retirement plans that receive special tax treatment under Sections 401, 403(b) or 408 of the Code, Section 72(t) of the Code may provide an exception to the 10% penalty tax on distributions made prior to age 59 1/2 if you elect to receive distributions as a series of "substantially equal periodic payments". We may apply a Market Value Adjustment to any Fixed Allocations. To request a program that complies with Sections 72(t), you must provide us with certain required information in writing on a form acceptable to us. We may require advance notice to allow us to calculate the amount of 72(t) withdrawals. The Surrender Value of your Annuity must be at least $20,000 before we will allow you to begin a program for withdrawals under Sections 72(t). The minimum amount for any such withdrawal is $100 and payments may be made monthly, quarterly, semi-annually or annually.


 You may also annuitize your contract and begin receiving payments for the remainder of your life (or life expectancy) as a means of receiving income payments before age 59 1/2 that are not subject to the 10% penalty.


 WHAT ARE REQUIRED MINIMUM DISTRIBUTIONS AND WHEN WOULD I NEED TO MAKE THEM? (See "Tax Considerations" for a further discussion of Required Minimum Distributions.)

 Required Minimum Distributions are a type of Systematic Withdrawal we allow to meet distribution requirements under Sections 401, 403(b) or 408 of the Code. Required Minimum Distribution rules do not apply to Roth IRAs during the Owner's lifetime. Under the Code, you may be required to begin receiving periodic amounts from your Annuity. In such case, we will allow you to make Systematic Withdrawals in amounts that satisfy the Required Minimum Distribution rules under the Code.

 The amount of the Required Minimum Distribution for your particular situation may depend on other annuities, savings or investments. We will only calculate the amount of your Required Minimum Distribution based on the value of your Annuity. We require three (3) days advance written notice to calculate and process the amount of your payments. You may elect to have Required Minimum Distributions paid out monthly, quarterly, semi-annually or annually. The $100 minimum amount that applies to Systematic Withdrawals applies to monthly Required Minimum Distributions but does not apply to Required Minimum Distributions taken out on a quarterly, semi-annual or annual basis.

 You may also annuitize your contract and begin receiving payments for the remainder of your life (or life expectancy) as a means of receiving income payments and satisfying the Required Minimum Distribution provisions under the Code.


 CAN I SURRENDER MY ANNUITY FOR ITS VALUE?

 Yes. During the accumulation period you can surrender your Annuity at any time. Upon surrender, you will receive the Surrender Value. We may apply a Market Value Adjustment to any Fixed Allocations. Upon surrender of your Annuity, you will no longer have any rights under the surrendered Annuity.


 Under certain annuity payment options, you may be allowed to surrender your Annuity for its then current value.

 To request the forms necessary to surrender your Annuity, call 1-800-752-6342 or visit our Internet Website at www.americanskandia.prudential.com.

 WHAT TYPES OF ANNUITY OPTIONS ARE AVAILABLE?

 We currently make available annuity options that provide fixed annuity payments or adjustable annuity payments. Your Annuity provides certain fixed annuity payment options. We do not guarantee to continue to make available or any other option other than the fixed annuity payment options set forth in your contract. Fixed options provide the same amount with each payment. Adjustable options provide a fixed payment that is periodically adjusted based on current interest rates. Please refer to the "Guaranteed Minimum Income Benefit," the "Lifetime Five Income Benefit, the Spousal Lifetime Five Income Benefit and the Highest Daily Lifetime Five Income Benefit," under "Living Benefits" below for a description of annuity options that are available when you elect these benefits. For additional information on annuity payment options you may request a Statement of Additional Information.

 When you purchase an Annuity, or at a later date, you may choose an Annuity Date, an annuity option and the frequency of annuity payments. You may change your choices before the Annuity Date under the terms of your contract. A maximum Annuity Date may be required by law or under the terms of your Annuity. The Annuity Date may depend on the annuity option you choose. Certain annuity options may not be available depending on the age of the Annuitant. See section below entitled "How and When Do I Choose the Annuity Payment Option?"


 Certain of these annuity options may be available to Beneficiaries who choose to receive the Death Benefit proceeds as a series of payments instead of a lump sum payment.

 Option 1
 Payments for Life: Under this option, income is payable periodically until the death of the "key life". The "key life" (as used in this section) is the person or persons upon whose life annuity payments are based. No additional annuity payments are made after the death of the key life. Since no minimum number of payments is guaranteed, this option offers the largest amount of periodic payments of the life contingent annuity options. It is possible that only one payment will be payable if the death of the key life occurs before the date the second payment was due, and no other payments nor death benefits would be payable. Under this option, you cannot make a partial or full surrender of the annuity. Under this option, you cannot make a partial or full surrender of the annuity.


 Option 2

 Payments Based on Joint Lives: Under this option, income is payable periodically during the joint lifetime of two key lives, and thereafter during the remaining lifetime of the survivor, ceasing with the last payment prior to the survivor's death. No minimum number of payments is guaranteed under this option. It is possible that only one payment will be payable if the death of all the key lives occurs before the date the second payment was due, and no other payments or death benefits would be payable. Under this option, you cannot make a partial or full surrender of the annuity.


 Option 3

 Payments for Life with a Certain Period: Under this option, income is payable until the death of the key life. However, if the key life dies before the end of the period selected (5, 10 or 15 years), the remaining payments are paid to the Beneficiary until the end of such period. Under this option, you cannot make a partial or full surrender of the annuity.


 Option 4
 Fixed Payments for a Certain Period: Under this option, income is payable periodically for a specified number of years. If the payee dies before the end of the specified number of years, the remaining payments are paid to the Beneficiary until the end of such period. Note that under this option, payments are not based on any assumptions of life expectancy. Therefore, that portion of the Insurance Charge assessed to cover the risk that key lives outlive our expectations provides no benefit to an Owner selecting this option. Under this option, you cannot make a partial or full surrender of the annuity.


 We may make different Annuity payment options available in the future. We do not guarantee to continue to make available or any other option other than the fixed annuity payment options set forth in your contract.


 HOW AND WHEN DO I CHOOSE THE ANNUITY PAYMENT OPTION?

 You have a right to choose your Annuity Date, provided it is no later than the maximum Annuity Date that may be required by law or under the terms of your Annuity.

 For Annuities issued prior to November 20, 2006:
  . if you do not provide us with your Annuity Date, a default date for the Annuity Date will be the first day of the calendar month following the later of the Annuitant's 85/th/ birthday or the fifth anniversary of our receipt of your request to purchase an Annuity; and
  . Unless you instruct us otherwise, the annuity payments, where allowed by law, will be calculated on a fixed basis under Option 3, Payments for Life with 10 years certain.

 For Annuities issued on or after November 20, 2006:
  . Unless we agree otherwise, the Annuity Date you choose must be no later than the first day of the calendar month coinciding with or next following the later of: (a) the oldest Owner's or Annuitant's 95/th/ birthday, whichever occurs first, and (b) the fifth anniversary of the Issue Date. Certain states may have different requirements based on applicable laws.
  . If you do not provide us with your Annuity Date, the maximum date as described above will be the default date; and, unless you instruct us otherwise, we will pay you the annuity payments and the annuity payments, where allowed by law, will be calculated on a fixed basis under Option 3, Payments for Life with 10 years certain.

 If you choose to defer the Annuity Date beyond the default date, the IRS may not consider your Annuity to be an annuity under the tax law. If that should occur, all gain in your Annuity at that time will become immediately taxable to you. Further, each subsequent year's increase in Account Value would be taxable in that year. By choosing to continue to defer after the default date, you will assume the risk that your Annuity will not be considered an annuity for federal income tax purposes.

 Please note that annuitization essentially involves converting your Account Value to an annuity payment stream, the length of which depends on the terms of the applicable annuity option. Thus, once annuity payments begin, your death benefit is determined solely under the terms of the applicable annuity payment option, and you no longer participate in any optional living benefit (unless you have annuitized under that benefit).


 HOW ARE ANNUITY PAYMENTS CALCULATED?


 Fixed Annuity Payments

 If you choose to receive fixed annuity payments, you will receive equal fixed-dollar payments throughout the period you select. The amount of the fixed payment will vary depending on the annuity payment option and payment frequency you select. Generally, the first annuity payment is determined by multiplying the Account Value, minus any state premium taxes that may apply, by the factor determined from our table of annuity rates. The table of annuity rates differs based on the type of annuity chosen and the frequency of payment selected. Our rates will not be less than our guaranteed minimum rates. These guaranteed minimum rates are derived from the 1983a Individual Annuity Mortality Table with an assumed interest rate of 3% per annum. Where required by law or regulation, such annuity table will have rates that do not differ according to the gender of the key life. Otherwise, the rates will differ according to the gender of the key life.


 Adjustable Annuity Payments
 We may make an adjustable annuity payment option available. Adjustable annuity payments are calculated similarly to fixed annuity payments except that on every fifth (5/th/) anniversary of receiving annuity payments, the annuity payment amount is adjusted upward or downward depending on the rate we are currently crediting to annuity payments. The adjustment in the annuity payment amount does not affect the duration of remaining annuity payments, only the amount of each payment.

                            LIVING BENEFIT PROGRAMS

 DO YOU OFFER PROGRAMS DESIGNED TO PROVIDE INVESTMENT PROTECTION FOR OWNERS WHILE THEY ARE ALIVE?

 American Skandia offers different optional benefits, for an additional charge, that can provide investment protection for Owners while they are alive. Notwithstanding the additional protection provided under the optional Living Benefit Programs, the additional cost has the impact of reducing net performance of the investment options. Each optional benefit offers a distinct type of guarantee, regardless of the performance of the Sub-accounts that may be appropriate for you depending on the manner in which you intend to make use of your Annuity while you are alive. Depending on which optional benefit you choose, you can have flexibility to invest in the Sub-accounts while:

..   protecting a principal amount from decreases in value as of specified future dates due to investment performance;
..   taking withdrawals with a guarantee that you will be able to withdraw not less than a principal amount over time; or
..   guaranteeing a minimum amount of growth will be applied to your principal, if it is to be used as the basis for certain types of lifetime income payments; or
..   providing spousal continuation of certain benefits.


 The "living benefits" that American Skandia offers are the Guaranteed Return Option Plus (GRO Plus), the Guaranteed Minimum Withdrawal Benefit (GMWB), the Guaranteed Minimum Income Benefit (GMIB), the Lifetime Five Income Benefit, the Spousal Lifetime Five Income Benefit and the Highest Daily Lifetime Five Income Benefit. Please refer to the benefit descriptions that follow for a complete description of the terms, conditions and limitations of each optional benefit. See the chart in the "Investment Options" section of the Prospectus for a list of investment options available and permitted with each benefit. You should consult with your Financial Professional to determine if any of these optional benefits may be appropriate for you based on your financial needs. There are many factors to consider, but we note that among them you may want to evaluate the tax implications of these different approaches to meeting your needs, both between these benefits and in comparison to other potential solutions to your needs (e.g. comparing the tax implications of the withdrawal benefit and annuity payments).


 GUARANTEED RETURN OPTION PLUS/SM/ (GRO PLUS/SM/)


 The Guaranteed Return Option Plus described below is only being offered in those jurisdictions where we have received regulatory approval, and will be offered subsequently in other jurisdictions when we receive regulatory approval in those jurisdictions. Certain terms and conditions may differ between jurisdictions once approved. The program can be elected by new purchasers on the Issue Date of their Annuity, and can be elected by existing Annuity Owners on either the anniversary of the Issue Date of their Annuity or on a date other than that anniversary, as described below under "Election of the Program". The Guaranteed Return Option Plus is not available if you elect the Guaranteed Return Option Program (and it is currently active), the Guaranteed Minimum Withdrawal Benefit, the Guaranteed Minimum Income Benefit, the Lifetime Five Income Benefit, the Spousal Lifetime Five Income Benefit, the Highest Daily Value Life Income Benefit, the Highest Daily Value Death Benefit, or the Dollar Cost Averaging program if it involves transfers out of the Fixed Allocations.


 We offer a program that, after a seven-year period following commencement of the program (we refer to the end of that period and any applicable subsequent period as the "maturity date") and on each anniversary of the maturity date thereafter while the program remains in effect, guarantees your Account Value will not be less than your Account Value on the effective date of your program (called the "Protected Principal Value"). The program also offers you the opportunity to elect a second, enhanced guaranteed amount at a later date if your Account Value has increased, while preserving the guaranteed amount established on the effective date of your program. The enhanced guaranteed amount (called the "Enhanced Protected Principal Value") guarantees that, after a separate period following election of the enhanced guarantee and on each anniversary thereafter while this enhanced guarantee amount remains in effect, your Account Value will not be less than your Account Value on the effective date of your election of the enhanced guarantee.

 The program monitors your Account Value daily and, if necessary, systematically transfers amounts between variable investment options you choose and Fixed Allocations used to support the Protected Principal Value(s). The program may be appropriate if you wish to protect a principal amount against market downturns as of a specific date in the future, but also wish to invest in the Sub-accounts to participate in market performance. There is an additional charge if you elect the Guaranteed Return Option Plus program.

 The guarantees provided by the program exist only on the applicable maturity date(s) and on each anniversary of the maturity date(s) thereafter. However, due to the ongoing monitoring of your Account Value and the transfer of Account Value between the Sub-accounts and the Fixed Allocations to support our future guarantees, the program may provide some protection from significant market losses if you choose to surrender your Annuity or begin receiving annuity payments prior to a maturity date. For this same reason, the program may limit your ability to benefit from market increases while it is in effect.

 Key Feature - Protected Principal Value/Enhanced Protected Principal Value The Guaranteed Return Option Plus offers a base guarantee as well as the option of electing an enhanced guarantee at a later date.

..   Base Guarantee: Under the base guarantee, American Skandia guarantees that on the maturity date and on each anniversary of the maturity date thereafter that the program remains in effect, your Account Value will be no less than the Protected Principal Value. On the maturity date and on each anniversary after the maturity date that the program remains in effect, if your Account Value is below the Protected Principal Value, American Skandia will apply additional amounts to your Annuity from its general account to increase your Account Value to be equal to the Protected Principal Value.

..   Enhanced Guarantee: On any anniversary following commencement of the program, you can establish an enhanced guaranteed amount based on your current Account Value. Under the enhanced guarantee, American Skandia guarantees that at the end of a specified period following the election of the enhanced guarantee (also referred to as its "maturity date"), and on each anniversary of the maturity date thereafter that the enhanced guaranteed amount remains in effect, your Account Value will be no less than the Enhanced Protected Principal Value. You can elect an enhanced guarantee more than once; however, a subsequent election supersedes the prior election of an enhanced guarantee. Election of an enhanced guarantee does not impact the base guarantee. In addition, you may elect an "auto step-up" feature that will automatically create an enhanced guarantee (or increase your enhanced guarantee, if previously elected) on each anniversary of the program (and create a new maturity period for the new enhanced guarantee) if the Account Value as of that anniversary exceeds the protected principal value or enhanced protected principal value by 7% or more. You may also elect to terminate an enhanced guarantee. If you elect to terminate the enhanced guarantee, the base guarantee will remain in effect. If you have elected the enhanced guarantee, on the guarantee's maturity date and on each anniversary of the maturity date thereafter that the enhanced guarantee amount remains in effect, if your Account Value is below the Enhanced Protected Principal Value, American Skandia will apply additional amounts to your Annuity from its general account to increase your Account Value to be equal to the Enhanced Protected Principal Value.

 Any amounts added to your Annuity to support our guarantees under the program will be applied to any Fixed Allocations first and then to the Sub-accounts pro-rata, based on your most recent allocation instructions in accordance with the allocation mechanism we use under the program. We will notify you of any amounts added to your Annuity under the program. If our assumptions are correct and the operations relating to the administration of the program work properly, we do not expect that we will need to add additional amounts to your Annuity. The Protected Principal Value is referred to as the "Base Guarantee" and the Enhanced Protected Principal Value is referred to as the "Step-up Guarantee" in the rider we issue for this benefit.

 Withdrawals under your Annuity
 Withdrawals from your Annuity, while the program is in effect, will reduce the base guarantee under the program as well as any enhanced guarantee. Cumulative annual withdrawals up to 5% of the Protected Principal Value as of the effective date of the program (adjusted for any subsequent Purchase Payments) will reduce the applicable guaranteed amount by the actual amount of the withdrawal (referred to as the "dollar-for-dollar limit"). If the amount withdrawn is greater than the dollar-for-dollar limit, the portion of the withdrawal equal to the dollar-for-dollar limit will be treated as described above, and the portion of the withdrawal in excess of the dollar-for-dollar limit will reduce the base guarantee and the enhanced guarantee proportionally, according to the formula as described in the rider for this benefit (see the examples of this calculation below). Withdrawals other than Systematic Withdrawals will be taken pro-rata from the Sub-accounts and any Fixed Allocations. Systematic Withdrawals will be taken pro-rata from the Sub-accounts and any Fixed Allocations up to growth attributable to the Fixed Allocations and thereafter pro-rata solely from the Sub-accounts. Withdrawals will be subject to all other provisions of your Annuity, including any Market Value Adjustment that would apply.

 Charges for other optional benefits under your Annuity that are deducted as an annual charge in arrears will not reduce the applicable guaranteed amount under the Guaranteed Return Option Plus program, however, any partial withdrawals in payment of charges for the Plus40(TM) Optional Life Insurance Rider (not currently offered for sale) and any third party investment advisory service will be treated as withdrawals and will reduce the applicable guaranteed amount.


 The following examples of dollar-for-dollar and proportional reductions assume that: 1) the Issue Date and the effective date of the GRO Plus/SM/ program are October 13, 2004; 2) an initial Purchase Payment of $250,000; 3) a base guarantee amount of $250,000; and 4) a dollar-for-dollar limit of $12,500 (5% of $250,000). The values set forth here are purely hypothetical and do not reflect the charge for GRO Plus or any other fees and charges.


 Example 1. Dollar-for-Dollar Reduction
 A $10,000 withdrawal is taken on November 29, 2004 (in the first Annuity
 Year). No prior withdrawals have been taken. As the amount withdrawn is less than the Dollar-for-dollar Limit:
..   The base guarantee amount is reduced by the amount withdrawn (i.e., by
    $10,000, from $250,000 to $240,000).
..   The remaining dollar-for-dollar limit ("Remaining Limit") for the balance of the first Annuity Year is also reduced by the amount withdrawn (from $12,500 to $2,500).

 Example 2. Dollar-for-Dollar and Proportional Reductions
 A second $10,000 withdrawal is taken on December 18, 2004 (still within the first Annuity Year). The Account Value immediately before the withdrawal is $180,000. As the amount withdrawn exceeds the Remaining Limit of $2,500 from Example 1:
..   the base guarantee amount is first reduced by the Remaining Limit (from
    $240,000 to $237,500);
..   the result is then further reduced by the ratio of A to B, where:


    -- A is the amount withdrawn less the Remaining Limit ($10,000 - $2,500, or
       $7,500).
    -- B is the Account Value less the Remaining Limit ($180,000 - $2,500, or
       $177,500).


 The resulting base guarantee amount is: $237,500 x (1 - $7,500 / $177,500), or $227,464.79.
..   The Remaining Limit is set to zero (0) for the balance of the first Annuity
    Year.

 Example 3. Reset of the Dollar-for-Dollar Limit
 A $10,000 withdrawal is made on December 19, 2005 (second Annuity Year). The Remaining Limit has been reset to the dollar-for-dollar limit of $12,500. As the amount withdrawn is less than the dollar-for-dollar limit:.
..   The base guarantee amount is reduced by the amount withdrawn (i.e., reduced by $10,000, from $227,464.79 to $217,464.79).
..   The Remaining Limit for the balance of the second Annuity Year is also reduced by the amount withdrawn (from $12,500 to $2,500).

 Key Feature - Allocation of Account Value
 Account Value is transferred to and maintained in Fixed Allocations to the extent we, in our sole discretion, deem it is necessary to support our guarantee(s) under the program. We monitor fluctuations in your Account Value each Valuation Day, as well as the prevailing interest rates on Fixed Allocations, the remaining duration(s) until the applicable maturity date(s) and the amount of Account Value allocated to Fixed Allocation(s) relative to a "reallocation trigger", which determines whether Account Value must be transferred to or from Fixed Allocation(s). While you are not notified when your Account Value reaches a reallocation trigger, you will receive a confirmation statement indicating the transfer of a portion of your Account Value either to or from Fixed Allocation(s).

..   If your Account Value is greater than or equal to the reallocation trigger, your Account Value in the Sub-accounts will remain allocated according to your most recent instructions. If a portion of Account Value was previously allocated to a Fixed Allocation to support the applicable guaranteed amount, all or a portion of those amounts may be transferred from the Fixed Allocation and re-allocated to the Sub-accounts pro-rata according to your most recent allocation instructions (including the model allocations under any asset allocation program you may have elected). A Market Value Adjustment will apply when we reallocate Account Value from a Fixed Allocation to the variable investment options, which may result in a decrease or increase in your Account Value.
..   If your Account Value is less than the reallocation trigger, a portion of your Account Value in the Sub-accounts will be transferred from your Sub-accounts pro-rata according to your allocations to a new Fixed Allocation(s) to support the applicable guaranteed amount. The new Fixed Allocation(s) will have a Guarantee Period equal to the time remaining until the applicable maturity date(s). The Account Value allocated to the new Fixed Allocation(s) will be credited with the fixed interest rate(s) then being credited to a new Fixed Allocation(s) maturing on the applicable maturity date(s) (rounded to the next highest yearly duration). The Account Value will remain invested in each applicable Fixed Allocation until the applicable maturity date unless, at an earlier date, your Account Value is greater than or equal to the reallocation trigger and, therefore, amounts can be transferred to the Sub-accounts while maintaining the guaranteed protection under the program (as described above).

 If a significant amount of your Account Value is systematically transferred to Fixed Allocations to support the Protected Principal Value and/or the Enhanced Protected Principal Value during periods of market declines, low interest rates, and/or as the program nears its maturity date, less of your Account Value may be available to participate in the investment experience of the Sub-accounts if there is a subsequent market recovery. During periods closer to the maturity date of the base guarantee or any enhanced guarantee, or any anniversary of such maturity date(s), a significant portion of your Account Value may be allocated to Fixed Allocations to support any applicable guaranteed amount(s). If your Account Value is less than the reallocation trigger and new Fixed Allocations must be established during periods where the interest rate(s) being credited to such Fixed Allocations is low, a larger portion of your Account Value may need to be transferred to Fixed Allocations to support the applicable guaranteed amount(s), causing less of your Account Value to be available to participate in the investment experience of the Sub-accounts.

 Separate Fixed Allocations may be established in support of the Protected Principal Value and the Enhanced Protected Principal Value (if elected). There may also be circumstances when a Fixed Allocation will be established only in support of the Protected Principal Value or the Enhanced Protected Principal Value. If you elect an enhanced guarantee, it is more likely that a portion of your Account Value may be allocated to Fixed Allocations and will remain allocated for a longer period of time to support the Enhanced Protected Principal Value, even during a period of positive market performance and/or under circumstances where Fixed Allocations would not be necessary to support the Protected Principal Value. Further, there may be circumstances where Fixed

 Allocations in support of the Protected Principal Value or Enhanced Protected Principal Value are transferred to the Sub-accounts differently than each other because of the different guarantees they support.

 American Skandia uses an allocation mechanism based on assumptions of expected and maximum market volatility, interest rates and time left to the maturity of the program to determine the reallocation trigger. The allocation mechanism is used to determine the allocation of Account Value between Fixed Allocations and the Sub-accounts you choose. American Skandia reserves the right to change the allocation mechanism and the reallocation trigger at its discretion, subject to regulatory approval where required. Changes to the allocation mechanism and/or the reallocation trigger may be applied to existing programs where allowed by law.

 Election of the Program
 The Guaranteed Return Option Plus program can be elected at the time that you purchase your Annuity, or on any Valuation Day thereafter (prior to annuitization). If you elect the program after the Issue Date of your Annuity, the program will be effective as of the Valuation Day that we receive the required documentation in good order at our home office, and the guaranteed amount will be based on your Account Value as of that date. If you previously elected the Guaranteed Return Option program and wish to elect the Guaranteed Return Option Plus program, your prior Guaranteed Return Option program will be terminated. Termination of the Guaranteed Return Option for the purpose of electing the Guaranteed Return Option Plus, will be treated as any other termination of the Guaranteed Return Option (see below), including the termination of any guaranteed amount, and application of any applicable Market Value Adjustment when amounts are transferred to the Sub-accounts as a result of the termination. The Guaranteed Return Option Plus program will then be added to your Annuity based on the current Account Value.

 Termination of the Program

 You can elect to terminate the enhanced guarantee but maintain the protection provided by the base guarantee. You also can terminate the Guaranteed Return Option Plus program entirely. If you terminate the program entirely, you can subsequently elect to participate in the program again (based on the Account Value on that date) by furnishing the documentation we require. In a rising market, you could, for example, terminate the program on a given Valuation Day and two weeks later reinstate the program with a higher base guarantee (and a new maturity date). However, your ability to reinstate the program is limited by the following: (A) in any Annuity Year, we do not permit more than two program elections (including any election made effective on the Annuity issue date and any election made by a surviving spouse) and (B) a program reinstatement cannot be effected on the same Valuation Day on which a program termination was effected. Upon termination, any Account Value in the Fixed Allocations will be transferred to the Sub-accounts pro-rata based on the Account Values in such Sub-accounts, or in accordance with any effective asset allocation program. A Market Value Adjustment will apply.


 The program will terminate automatically upon: (a) the death of the Owner or the Annuitant (in an entity owned contract); (b) as of the date Account Value is applied to begin annuity payments; or (c) upon full surrender of the Annuity. If you elect to terminate the program, the Guaranteed Return Option Plus will no longer provide any guarantees. The surviving spouse may elect the benefit at any time, subject to the limitations described above, after the death of the Annuity Owner. The surviving spouse's election will be effective on the Valuation Day that we receive the required documentation in good order at our home office, and the Account Value on that Valuation Day will be the Protected Principal Value.

 The charge for the Guaranteed Return Option Plus program will no longer be deducted from your Account Value upon termination of the program.

 Special Considerations under the Guaranteed Return Option Plus
 This program is subject to certain rules and restrictions, including, but not limited to the following:
..   Upon inception of the program, 100% of your Account Value must be allocated to the Sub-accounts. No Fixed Allocations may be in effect as of the date that you elect to participate in the program. However, the reallocation trigger may transfer Account Value to Fixed Allocations as of the effective date of the program under some circumstances.
..   You cannot allocate any portion of Purchase Payments or transfer Account
    Value to or from a Fixed Allocation while participating in the program; however, all or a portion of any Purchase Payments may be allocated by us to Fixed Allocations to support the amount guaranteed. You cannot participate in any dollar cost averaging program that transfers Account Value from a Fixed Allocation to a Sub-account.
..   Transfers from Fixed Allocations made as a result of the allocation mechanism under the program will be subject to the Market Value Adjustment formula under the Annuity; however, the 0.10% liquidity factor in the formula will not apply. A Market Value Adjustment may be either positive or negative. Transfer amounts will be taken from the most recently established Fixed Allocation.
..   Transfers from the Sub-accounts to Fixed Allocations or from Fixed
    Allocations to the Sub-accounts under the program will not count toward the maximum number of free transfers allowable under the Annuity.
..   Any amounts applied to your Account Value by American Skandia on the maturity date or any anniversary of the maturity date will not be treated as "investment in the contract" for income tax purposes.
..   Low interest rates may require allocation to Fixed Allocations even when the current Account Value exceeds the guarantee.
..   As the time remaining until the applicable maturity date gradually decreases the program will become increasingly sensitive to moves to Fixed Allocations.

..   We currently limit the Sub-accounts in which you may allocate Account Value if you participate in this program. We reserve the right to transfer any Account Value in a prohibited investment option to an eligible investment option. Should we prohibit access to any investment option, any transfers required to move Account Value to eligible investment options will not be counted in determining the number of free transfers during an Annuity Year. We may also require that you allocate your Account Value according to an asset allocation model.

 Charges under the Program

 We currently deduct a charge equal to 0.25% of the average daily net assets of the Sub-accounts for participation in the Guaranteed Return Option Plus program. The annual charge is deducted daily. Account Value allocated to Fixed Allocations under the program is not subject to the charge. The charge is deducted to compensate American Skandia for: (a) the risk that your Account Value on the maturity date is less than the amount guaranteed; and
 (b) administration of the program.

 If you elect the Enhanced Guarantee under the program, and on the date you elect to step-up, the charges under the program have changed for new purchases, your program may be subject to the new charge level.


 GUARANTEED RETURN OPTION (GRO)


 The Guaranteed Return Option described below is offered only in those jurisdictions where we have not yet received regulatory approval for the Guaranteed Return Option Plus as of the date the election of the option is made. Certain terms and conditions may differ between jurisdictions. The program can be elected by new purchasers on the Issue Date of their Annuity, and can be elected by existing Annuity Owners on either the anniversary of the Issue Date of their Annuity or on a date other than that anniversary, as described below under "Election of the Program". The Guaranteed Return Option is not available if you elect the GRO Plus, the Guaranteed Minimum Withdrawal Benefit, the Guaranteed Minimum Income Benefit, the Lifetime Five Income Benefit, the Spousal Lifetime Five/SM/ Income Benefit, the Highest Daily Value Life Income Benefit, the Highest Daily Value Death Benefit or the Dollar Cost Averaging program if it involves transfers out of the Fixed Allocations.


 We offer a program that, after a seven-year period following commencement of the program (we refer to the end of that period as the "maturity date") guarantees your Account Value will not be less than your Account Value on the effective date of your program (called the "Protected Principal Value").

 The program monitors your Account Value daily and, if necessary, systematically transfers amounts between the Sub-accounts you choose and the Fixed Allocation used to support the Protected Principal Value. The program may be appropriate if you wish to protect a principal amount against market downturns as of a specific date in the future, but also wish to invest in the Sub-accounts to participate in market performance. There is an additional charge if you elect the Guaranteed Return Option program.

 The guarantee provided by the program exists only on the applicable maturity date. However, due to the ongoing monitoring of your Account Value and the transfer of Account Value between the Sub-accounts and the Fixed Allocation to support our future guarantee, the program may provide some protection from significant market losses if you choose to surrender your Annuity or begin receiving annuity payments prior to a maturity date. For this same reason, the program may limit your ability to benefit from market increases while it is in effect.

 Key Feature - Protected Principal Value
 Under the GRO option, American Skandia guarantees that on the maturity date, your Account Value will be no less than the Protected Principal Value. On the maturity date if your Account Value is below the Protected Principal Value, American Skandia will apply additional amounts to your Annuity from its general account to increase your Account Value to be equal to the Protected Principal Value.

 Any amounts added to your Annuity to support our guarantee under the program will be applied to the Fixed Allocation first and then to the Sub-accounts pro rata, based on your most recent allocation instructions in accordance with the allocation mechanism we use under the program. We will notify you of any amounts added to your Annuity under the program. If our assumptions are correct and the operations relating to the administration of the program work properly, we do not expect that we will need to add additional amounts to the Annuity. The Protected Principal Value is generally referred to as the "Guaranteed Amount" in the rider we issue for this benefit.

 Key Feature - Allocation of Account Value
 Account Value is transferred to and maintained in a Fixed Allocation to the extent we, in our sole discretion, deem it is necessary to support our guarantee under the program. We monitor fluctuations in your Account Value each Valuation Day, as well as the prevailing interest rate on the Fixed Allocation, the remaining duration until the applicable maturity date and the amount of Account Value allocated to the Fixed Allocation relative to a "reallocation trigger", which determines whether Account Value must be transferred to or from the Fixed Allocation. While you are not notified when your Account Value reaches a reallocation trigger, you will receive a confirmation statement indicating the transfer of a portion of your Account Value either to or from the Fixed Allocation.

..   If your Account Value is greater than or equal to the reallocation trigger, your Account Value in the Sub-accounts will remain allocated according to your most recent instructions. If a portion of Account Value was previously allocated to the Fixed Allocation to support the guaranteed amount, all or a portion of those amounts may be transferred from the Fixed Allocation and re-allocated to the Sub-accounts pro-rata according to your most recent allocation instructions (including the model allocations under any asset allocation program you may have elected). A Market Value Adjustment will apply when we reallocate Account Value from the Fixed Allocation to the Sub-accounts, which may result in a decrease or increase in your Account Value.

..   If your Account Value is less than the reallocation trigger, a portion of your Account Value in the Sub-accounts will be transferred from your Sub-accounts pro rata according to your allocations to a new Fixed Allocation to support the guaranteed amount. The new Fixed Allocation will have a Guarantee Period equal to the time remaining until the applicable maturity date. The Account Value allocated to the new Fixed Allocation will be credited with the fixed interest rate then being credited to a new Fixed Allocation maturing on the applicable maturity date (rounded to the next highest yearly duration). The Account Value will remain invested in the Fixed Allocation until the maturity date unless, at an earlier date, your Account Value is greater than or equal to the reallocation trigger and, therefore, amounts can be transferred to the Sub-accounts while maintaining the guaranteed protection under the program (as described above).

 If a significant amount of your Account Value is systematically transferred to the Fixed Allocation to support the Protected Principal Value during periods of market declines, low interest rates, and/or as the program nears its maturity date, less of your Account Value may be available to participate in the investment experience of the Sub-accounts if there is a subsequent market recovery. During periods closer to the maturity date of the guarantee a significant portion of your Account Value may be allocated to the Fixed Allocation to support any applicable guaranteed amount. If your Account Value is less than the reallocation trigger and a new Fixed Allocation must be established during periods where the interest rate being credited to such Fixed Allocation is low, a larger portion of your Account Value may need to be transferred to the Fixed Allocation to support the guaranteed amount, causing less of your Account Value to be available to participate in the investment experience of the Sub-accounts.

 American Skandia uses an allocation mechanism based on assumptions of expected and maximum market volatility, interest rates and time left to the maturity of the program to determine the reallocation trigger. The allocation mechanism is used to determine the allocation of Account Value between the Fixed Allocation and the Sub-accounts you choose. American Skandia reserves the right to change the allocation mechanism and the reallocation trigger at its discretion, subject to regulatory approval where required. Changes to the allocation mechanism and/or the reallocation trigger may be applied to existing programs where allowed by law.


 Restart of the Program

 Once each Annuity Year you may request to restart the Program. Such a request is an election by you to terminate the existing Program and start a new one. Restarts only take effect on anniversaries of the Issue Date. To make such a request for a restart, you must notify us. If we accept your request, we then terminate the existing Program as of that valuation period, if it is an anniversary of the Issue Date, or, if not, as of the next following anniversary of the Issue Date. The new Program starts at that time. The initial Protected Principal Value for the new Program is the Account Value as of the effective date of the new Program. Unless you tell us otherwise, the duration of the new Program will be the same as that for the existing Program. However, if we do not then make that duration available, you must elect from those we make available at that time. As part of terminating the existing Program, we transfer any amounts in Fixed Allocations, subject to a Market Value Adjustment, to the Sub-accounts on a pro-rata basis. If your entire Account Value was then in Fixed Allocations, you must first provide us instructions as to how to allocate the transferred Account Value among the Sub-accounts.

 Election of the Program
 The Guaranteed Return Option can be elected at the time that you purchase your Annuity, or on any Valuation Day thereafter (prior to annuitization). If you elect the program after the Issue Date of your Annuity, the program will be effective as of the Valuation Day that we receive the required documentation in good order at our home office, and the guaranteed amount will be based on your Account Value as of that date.

 Termination of the Program
 The Annuity Owner also can terminate the Guaranteed Return Option program. Upon termination, any Account Value in the Fixed Allocation will be transferred to the Sub-accounts pro-rata based on the Account Values in such Sub-accounts, or in accordance with any effective asset allocation program. A Market Value Adjustment will apply.

 The program will terminate automatically upon: (a) the death of the Owner or the Annuitant (in an entity owned contract); (b) as of the date Account Value is applied to begin annuity payments; or (c) upon full surrender of the Annuity. If you elect to terminate the program, the Guaranteed Return Option will no longer provide any guarantees. If the surviving spouse assumes the Annuity, he/she may re-elect the benefit on any anniversary of the Issue Date of the Annuity or, if the deceased Owner had not previously elected the benefit, may elect the benefit at any time. The surviving spouse's election will be effective on the Valuation Day that we receive the required documentation in good order at our home office, and the Account Value on that Valuation Day will be the Protected Principal Value. The charge for the Guaranteed Return Option program will no longer be deducted from your Account Value upon termination of the program.

 Special Considerations under the Guaranteed Return Option
 This program is subject to certain rules and restrictions, including, but not limited to the following:
..   Upon inception of the program, 100% of your Account Value must be allocated to the Sub-accounts. The Fixed Allocation may not be in effect as of the date that you elect to participate in the program. However, the reallocation trigger may transfer Account Value to the Fixed Allocation as of the effective date of the program under some circumstances.
..   Annuity Owners cannot allocate any portion of Purchase Payments or transfer
    Account Value to or from the Fixed Allocation while participating in the program; however, all or a portion of any Purchase Payments may be allocated by us to the Fixed Allocation to support the amount guaranteed. You cannot participate in any dollar cost averaging program that transfers Account Value from the Fixed Allocation to a Sub-account.
..   Transfers from the Fixed Allocation made as a result of the allocation mechanism under the program will be subject to the Market Value Adjustment formula under the Annuity; however, the 0.10% liquidity factor in the formula will not apply. A Market Value Adjustment may be either positive or negative. Transfer amounts will be taken from the most recently established Fixed Allocation.
..   Transfers from the Sub-accounts to the Fixed Allocation or from the Fixed
    Allocation to the Sub-accounts under the program will not count toward the maximum number of free transfers allowable under the Annuity.
..   Any amounts applied to your Account Value by American Skandia on the maturity date or any anniversary of the maturity date will not be treated as "investment in the contract" for income tax purposes.
..   Low interest rates may require allocation to the Fixed Allocation even when the current Account Value exceeds the guarantee.
..   As the time remaining until the applicable maturity date gradually decreases the program will become increasingly sensitive to moves to the Fixed Allocation.
..   We currently limit the Sub-accounts in which you may allocate Account Value if you participate in this program. We reserve the right to transfer any Account Value in a prohibited investment option to an eligible investment option. Should we prohibit access to any investment option, any transfers required to move Account Value to eligible investment options will not be counted in determining the number of free transfers during an Annuity Year. We may also require that you allocate your Account Value according to an asset allocation model.

 Charges Under The Program

 We deduct a charge equal to 0.25% of your Account Value allocated to the Sub-accounts for participation in the Guaranteed Return Option program. The annual charge is deducted daily. The charge is deducted to compensate American Skandia for: (a) the risk that your Account Value on the maturity date is less than the amount guaranteed; and (b) administration of the program.


 Effective November 18, 2002, American Skandia changed the manner in which the annual charge for the Guaranteed Return Option is deducted to the method described above. The annual charge for the Guaranteed Return Option for Owners who elected the benefit between January 23, 2002 and November 15, 2002 and subsequent to November 19, 2002 in those states where the daily deduction of the charge has not been approved, is deducted annually, in arrears, according to the prospectus in effect as of the date the program was elected. Owners who terminate and then re-elect the Guaranteed Return Option or elect to restart the Guaranteed Return Option at any time after November 15, 2002 will be subject to the charge method described above.

 GUARANTEED MINIMUM WITHDRAWAL BENEFIT (GMWB)

 The Guaranteed Minimum Withdrawal Benefit program described below is only being offered in those jurisdictions where we have received regulatory approval and will be offered subsequently in other jurisdictions when we receive regulatory approval in those jurisdictions. Certain terms and conditions may differ between jurisdictions once approved. Currently, the program can only be elected by new purchasers on the Issue Date of their Annuity. We may offer the program to existing Annuity Owners in the future, subject to our eligibility rules and restrictions. The Guaranteed Minimum Withdrawal Benefit program is not available if you elect the Guaranteed Return Option, Guaranteed Return Option Plus, the Guaranteed Minimum Income Benefit, the Lifetime Five Income Benefit, the Spousal Lifetime Five/SM/ Income Benefit, or the Highest Daily Value Life Income Benefit.


 We offer a program that guarantees your ability to withdraw amounts equal to an initial principal value (called the "Protected Value"), regardless of the impact of market performance on your Account Value, subject to our program rules regarding the timing and amount of withdrawals. The program may be appropriate if you intend to make periodic withdrawals from your Annuity and wish to ensure that market performance will not affect your ability to protect your principal. You are not required to make withdrawals as part of the program -- the guarantee is not lost if you withdraw less than the maximum allowable amount of principal each year under the rules of the program. There is an additional charge if you elect the GMWB program; however, the charge may be waived under certain circumstances described below.

 Key Feature -- Protected Value
 The Protected Value is the total amount that we guarantee will be available to you through withdrawals from your Annuity and/or benefit payments, regardless of the impact of market performance on your Account Value. The Protected Value is reduced with each withdrawal you make until the Protected Value is reduced to zero. When the Protected Value is reduced to zero due to your withdrawals, the GMWB program terminates. Additionally, the Protected Value is used to determine the maximum annual amount that you can withdraw from your Annuity, called the Protected Annual Withdrawal Amount, without triggering an adjustment in the Protected Value. The Protected Value is referred to as the "Benefit Base" in the rider we issue for this benefit.

 The Protected Value is determined as of the date you make your first withdrawal under your Annuity following your election of the GMWB program. The initial Protected Value is equal to the greater of (A) the Account Value on the date you elect the GMWB program, plus any additional Purchase Payments before the date of your first withdrawal; or (B) the Account Value as of the date of the first withdrawal from your Annuity. The Protected Value may be enhanced by increases in your Account Value due to market performance during the period between your election of the GMWB program and the date of your first withdrawal.

  . If you elect the GMWB program at the time you purchase your Annuity, the Account Value will be your initial Purchase Payment plus any Credit applied to such Purchase Payment.
  . If we offer the GMWB program to existing Annuity Owners, the Account Value on the anniversary of the Issue Date of your Annuity following your election of the GMWB program will be used to determine the initial Protected Value.
  . If you make additional Purchase Payments after your first withdrawal, the Protected Value will be increased by the amount of the additional Purchase Payment and any Credits that we apply to the Purchase Payment.

 You may elect to step-up your Protected Value if, due to positive market performance, your Account Value is greater than the Protected Value. You are eligible to step-up the Protected Value on or after the 5/th/ Annuity anniversary following the first withdrawal under the GMWB program. The Protected Value can be stepped up again on or after the 5/th/ Annuity anniversary following the preceding step-up. If you elect to step-up the Protected Value, you must do so during the 30-day period prior to your eligibility date. If you elect to step-up the Protected Value under the program, and on the date you elect to step-up, the charges under the GMWB program have changed for new purchasers, your program may be subject to the new charge going forward.

 Upon election of the step-up, we reset the Protected Value to be equal to the then current Account Value. For example, assume your initial Protected Value was $100,000 and you have made cumulative withdrawals of $40,000, reducing the Protected Value to $60,000. On the date you are eligible to step-up the Protected Value, your Account Value is equal to $75,000. You could elect to step-up the Protected Value to $75,000 on the date you are eligible. Upon election of the step-up, we also reset the Protected Annual Withdrawal Amount (discussed immediately below) to be equal to the greater of (A) the Protected Annual Withdrawal Amount immediately prior to the reset; and (B) 7% of the Protected Value immediately after the reset.

 Key Feature -- Protected Annual Withdrawal Amount
 The initial Protected Annual Withdrawal Amount is equal to 7% of the Protected Value. Under the GMWB program, if your cumulative withdrawals each Annuity Year are less than or equal to the Protected Annual Withdrawal Amount, your Protected Value will be reduced on a "dollar-for-dollar" basis (the Protected Value is reduced by the actual amount of the withdrawal, including any MVA that may apply). Cumulative withdrawals in any Annuity Year that exceed the Protected Annual Withdrawal Amount trigger a proportional adjustment to both the Protected Value and the Protected Annual Withdrawal Amount, as described in the rider for this benefit (see the examples of this calculation below). The Protected Annual Withdrawal Amount is referred to as the "Maximum Annual Benefit" in the rider we issue for this benefit.

 The GMWB program does not affect your ability to make withdrawals under your Annuity or limit your ability to request withdrawals that exceed the Protected Annual Withdrawal Amount. You are not required to withdraw all or any portion of the Protected Annual Withdrawal Amount each Annuity Year.

..   If, cumulatively, you withdraw an amount less than the Protected Annual
    Withdrawal Amount in any Annuity Year, you cannot carry-over the unused portion of the Protected Annual Withdrawal Amount to subsequent Annuity Years. However, because the Protected Value is only reduced by the actual amount of withdrawals you make under these circumstances, any unused Protected Annual Withdrawal Amount may extend the period of time until the remaining Protected Value is reduced to zero.
..   Additional Purchase Payments will increase the Protected Annual Withdrawal
    Amount by 7% of the applicable Purchase Payment (and any Credits we apply to such Purchase Payment).
..   If the Protected Annual Withdrawal Amount after an adjustment exceeds the
    Protected Value, the Protected Annual Withdrawal Amount will be set equal to the Protected Value.

 The following examples of dollar-for-dollar and proportional reductions and the reset of the Maximum Annual Benefit assume that: 1) the Issue Date and the effective date of the GMWB program are October 13, 2005; 2) an initial Purchase Payment of $250,000; 3) a Protected Value of $250,000; and 4) a Protected Annual Withdrawal Amount of $17,500 (7% of $250,000). The values set forth here are purely hypothetical and do not reflect the charge for GMWB or any other fees and charges.


 Example 1. Dollar-for-Dollar Reduction
 A $10,000 withdrawal is taken on November 13, 2005 (in the first Annuity
 Year). No prior withdrawals have been taken. As the amount withdrawn is less than the Protected Annual Withdrawal Amount:
..   The Protected Value is reduced by the amount withdrawn (i.e., by $10,000, from $250,000 to $240,000).
..   The remaining Protected Annual Withdrawal Amount for the balance of the first Annuity Year is also reduced by the amount withdrawn (from $17,500 to $7,500).

 Example 2. Dollar-for-Dollar and Proportional Reductions
 A second $10,000 withdrawal is taken on December 13, 2005 (still within the first Annuity Year). The Account Value immediately before the withdrawal is $220,000. As the amount withdrawn exceeds the remaining Protected Annual Withdrawal Amount of $7,500 from Example 1:

..   The Protected Value is first reduced by the remaining Protected Annual
    Withdrawal Amount (from $240,000 to $232,500);
..   The result is then further reduced by the ratio of A to B, where:
    -- A is the amount withdrawn less the remaining Protected Annual Withdrawal
       Amount ($10,000 - $7,500, or $2,500).
    -- B is the Account Value less the remaining Protected Annual Withdrawal
       Amount ($220,000 - $7,500, or $212,500).


 The resulting Protected Value is: $232,500 X (1 - $2,500/$212,500), or $229,764.71.
..   the Protected Annual Withdrawal Amount is also reduced by the ratio of A to
    B: The resulting Protected Annual Withdrawal Amount is: $17,500 X (1 - $2,500/$212,500), or $17,294.12.

    -- The remaining Protected Annual Withdrawal Amount is set to zero (0) for the balance of the first Annuity Year.


 Example 3. Reset of the Maximum Annual Benefit
 A $10,000 withdrawal is made on October 13, 2006 (second Annuity Year). The remaining Protected Annual Withdrawal Amount has been reset to the Protected Annual Withdrawal Amount of $17,294.12 from Example 2. As the amount withdrawn is less than the remaining Protected Annual Withdrawal Amount:
..   the Protected Value is reduced by the amount withdrawn (i.e., reduced by
    $10,000, from $229,764.71 to $219,764.71).
..   the remaining Protected Annual Withdrawal Amount for the balance of the second Annuity Year is also reduced by the amount withdrawn (from $17,294.12 to $7,294.12).


 BENEFITS UNDER THE GMWB PROGRAM

..   In addition to any withdrawals you make under the GMWB program, market performance may reduce your Account Value. If your Account Value is equal to zero, and you have not received all of your Protected Value in the form of withdrawals from your Annuity, we will continue to make payments equal to the remaining Protected Value in the form of fixed, periodic payments until the remainder of the Protected Value is paid, at which time the rider terminates. The fixed, periodic payments will each be equal to the Protected Annual Withdrawal Amount, except for the last payment which may be equal to the remaining Protected Value. We will determine the duration for which periodic payments will continue by dividing the Protected Value by the Protected Annual Withdrawal Amount. You will not have the right to make additional Purchase Payments or receive the remaining Protected Value in a lump sum. You can elect the frequency of payments, subject to our rules then in effect.
..   If the death benefit under your Annuity becomes payable before you have received all of your Protected Value in the form of withdrawals from your Annuity, your Beneficiary has the option to elect to receive the remaining Protected Value as an alternate death benefit payout in lieu of the amount payable under any other death benefit provided under your Annuity. The remaining Protected Value will be payable in the form of fixed, periodic payments. Your beneficiary can elect the frequency of payments, subject to our rules then in effect. We will determine the duration for which periodic payments will continue by dividing the Protected Value by the Protected Annual Withdrawal Amount. The Protected Value is not equal to the Account Value for purposes of the Annuity's other death benefit options. The GMWB program does not increase or decrease the amount otherwise payable under the Annuity's other death benefit options. Generally, the GMWB program would be of value to your Beneficiary only when the Protected Value at death exceeds any other amount available as a death benefit.
..   If you elect to begin receiving annuity payments before you have received all of your Protected Value in the form of withdrawals from your Annuity, an additional annuity payment option will be available that makes fixed annuity payments for a certain period, determined by dividing the Protected Value by the Protected Annual Withdrawal Amount. If you elect to receive annuity payments calculated in this manner, the assumed interest rate used to calculate such payments will be 0%, which is less than the assumed interest rate on other annuity payment options we offer. This 0% assumed interest rate results in lower annuity payments than what would have been paid if the assumed interest rate was higher than 0%. You can also elect to terminate the GMWB program and begin receiving annuity payments based on your then current Account Value (not the remaining Protected Value) under any of the available annuity payment options.

 Other Important Considerations
..   Withdrawals under the GMWB program are subject to all of the terms and conditions of your Annuity, including any MVA that may apply.
..   Withdrawals made while the GMWB program is in effect will be treated, for tax purposes, in the same way as any other withdrawals under your Annuity.
..   The GMWB program does not directly affect your Annuity's Account Value or
    Surrender Value, but any withdrawal will decrease the Account Value by the amount of the withdrawal. If you surrender your Annuity, you will receive the current Surrender Value, not the Protected Value.
..   You can make withdrawals from your Annuity while your Account Value is greater than zero without purchasing the GMWB program. The GMWB program provides a guarantee that if your Account Value declines due to market performance, you will be able to receive your Protected Value in the form of periodic benefit payments.
..   We currently limit the Sub-accounts in which you may allocate Account Value if you participate in this program. We reserve the right to transfer any Account Value in a prohibited investment option to an eligible investment option. Should we prohibit access to any investment option, any transfers required to move Account Value to eligible investment options will not be counted in determining the number of free transfers during an Annuity Year. We may also require that you allocate your Account Value according to an asset allocation model.

 Election of the Program
 Currently, the GMWB program can only be elected at the time that you purchase your Annuity. In the future, we may offer existing Annuity Owners the option to elect the GMWB program after the Issue Date of their Annuity, subject to our eligibility rules and restrictions. If you elect the GMWB program after the Issue Date of your Annuity, the program will be effective as of the next anniversary date. Your Account Value as of such anniversary date will be used to calculate the initial Protected Value and the initial Protected Annual Withdrawal Amount.

 We reserve the right to restrict the maximum amount of Protected Value that may be covered under the GMWB program under this Annuity or any other annuities that you own that are issued by American Skandia or its affiliated companies.

 Termination of the Program
 The program terminates automatically when your Protected Value reaches zero based on your withdrawals. You may terminate the program at any time by notifying us. If you terminate the program, any guarantee provided by the benefit will terminate as of the date the termination is effective. The program terminates upon your surrender of the Annuity, upon due proof of death (unless your surviving spouse elects to continue your Annuity and the GMWB program or your Beneficiary elects to receive the amounts payable under the GMWB program in lieu of the death benefit) or upon your election to begin receiving annuity payments.

 The charge for the GMWB program will no longer be deducted from your Account Value upon termination of the program.

 Charges Under the Program

 Currently, we deduct a charge equal to 0.35% of the average daily net assets of the Sub-accounts per year to purchase the GMWB program. The annual charge is deducted daily.


..   If, during the seven years following the effective date of the program, you do not make any withdrawals, and do not make any additional Purchase Payments after a five-year period following the effective date of the program, the program will remain in effect; however, we will waive the annual charge going forward. If you make an additional Purchase Payment following the waiver of the annual charge, we will begin charging for the program. After year seven (7) following the effective date of the program, withdrawals will not cause a charge to be re-imposed.
..   If you elect to step-up the Protected Value under the program, and on the date you elect to step-up, the charges under the program have changed for new purchasers, your program may be subject to the new charge level for the benefit.

 Additional Tax Considerations for Qualified Contracts/Arrangements

 If you purchase an Annuity as an investment vehicle for "qualified" investments, including an IRA, SEP-IRA, Tax Sheltered Annuity (or 403(b)), or employer plan under Code Section 401(a), the required minimum distribution rules under the Code provide that you begin receiving periodic amounts from your Annuity beginning after age 70 1/2. For a Tax Sheltered Annuity, or a 401(a) plan for which the participant is not a greater than 5 percent owner of the employer, this required beginning date can generally be deferred to retirement, if later. Roth IRAs are not subject to these rules during the owner's lifetime. The amount required under the Code may exceed the Protected Annual Withdrawal Amount, which will cause us to recalculate the Protected Value and the Protected Annual Withdrawal Amount, resulting in a lower amount payable in future Annuity Years. In addition, the amount and duration of payments under the annuity payment and death benefit provisions may be adjusted so that the payments do not trigger any penalty or excise taxes due to tax considerations such as required minimum distribution provisions under the tax law.

 GUARANTEED MINIMUM INCOME BENEFIT (GMIB)
 The Guaranteed Minimum Income Benefit program described below is only being offered in those jurisdictions where we have received regulatory approval, and will be offered subsequently in other jurisdictions when we receive regulatory approval in those jurisdictions. Certain terms and conditions may differ between jurisdictions once approved. Currently, the program can only be elected by new purchasers on the Issue Date of their Annuity. We may offer the program to existing Annuity Owners in the future, subject to our eligibility rules and restrictions. The Guaranteed Minimum Income Benefit program is not available if you elect any other optional living benefit.

 We offer a program that, after a seven-year waiting period, guarantees your ability to begin receiving income from your Annuity in the form of annuity payments based on a guaranteed minimum value (called the "Protected Income Value") that increases after the waiting period begins, regardless of the impact of market performance on your Account Value. The program may be appropriate for you if you anticipate using your Annuity as a future source of periodic fixed income payments for the remainder of your life and wish to ensure that the basis upon which your income payments will be calculated will achieve at least a minimum amount despite fluctuations in market performance. There is an additional charge if you elect the GMIB program.

 Key Feature - Protected Income Value
 The Protected Income Value is the minimum amount that we guarantee will be available (net of any applicable tax charge), after a waiting period of at least seven years, as a basis to begin receiving fixed annuity payments. The Protected Income Value is initially established on the effective date of the GMIB program and is equal to your Account Value on such date. Currently, since the GMIB program may only be elected at issue, the effective date is the Issue Date of your Annuity. The Protected Income Value is increased daily based on an annual growth rate of 5%, subject to the limitations described below. The Protected Income Value is referred to as the "Protected Value" in the rider we issue for this benefit. The 5% annual growth rate is referred to as the "Roll-Up Percentage" in the rider we issue for this benefit.

 The Protected Income Value is subject to a limit of 200% (2X) of the sum of the Protected Income Value established on the effective date of the GMIB program, or the effective date of any step-up value, plus any additional Purchase Payments made after the waiting period begins ("Maximum Protected Income Value"), minus the sum of any reductions in the Protected Income Value due to withdrawals you make from your Annuity after the waiting period begins.

..   Subject to the maximum age/durational limits described immediately below, we will no longer increase the Protected Income Value by the 5% annual growth rate once you reach the Maximum Protected Income Value. However, we will increase the Protected Income Value by the amount of any additional Purchase Payments after you reach the Maximum Protected Income Value. Further, if you make withdrawals after you reach the Maximum Protected Income Value, we will reduce the Protected Income Value and the Maximum Protected Income Value by the proportional impact of the withdrawal on your Account Value.
..   Subject to the Maximum Protected Income Value, we will no longer increase the Protected Income Value by the 5% annual growth rate after the later of the anniversary date on or immediately following the Annuitant's 80/th/ birthday or the 7/th/ anniversary of the later of the effective date of the GMIB program or the effective date of the most recent step-up. However, we will increase the Protected Income Value by the amount of any additional Purchase Payments. Further, if you make withdrawals after the Annuitant reaches the maximum age/duration limits, we will reduce the Protected
    Income Value and the Maximum Protected Income Value by the proportional impact of the withdrawal on your Account Value.
..   Subject to the Maximum Protected Income Value, if you make an additional
    Purchase Payment, we will increase the Protected Income Value by the amount of the Purchase Payment and will apply the 5% annual growth rate on the new amount from the date the Purchase Payment is applied.
..   As described below, after the waiting period begins, cumulative withdrawals each Annuity Year that are up to 5% of the Protected Income Value on the prior anniversary of your Annuity will reduce the Protected Income Value by the amount of the withdrawal. Cumulative withdrawals each Annuity Year in excess of 5% of the Protected Income Value on the prior anniversary of your Annuity will reduce the Protected Income Value proportionately. All withdrawals after the Maximum Protected Income Value is reached will reduce the Protected Income Value proportionately. The 5% annual growth rate will be applied to the reduced Protected Income Value from the date of the withdrawal.

 Stepping-Up the Protected Income Value - You may elect to "step-up" or "reset" your Protected Income Value if your Account Value is greater than the current Protected Income Value. Upon exercise of the step-up provision, your initial Protected Income Value will be reset equal to your current Account Value. From the date that you elect to step-up the Protected Income Value, we will apply the 5% annual growth rate to the stepped-up Protected Income Value, as described above. You can exercise the step-up provision twice while the GMIB program is in effect, and only while the Annuitant is less than age 76.

..   A new seven-year waiting period will be established upon the effective date of your election to step-up the Protected Income Value. You cannot exercise your right to begin receiving annuity payments under the GMIB program until the end of the new waiting period. In light of this waiting period upon resets, it is not recommended that you reset your GMIB if the required beginning date under IRS minimum distribution requirements would commence during the 7 year waiting period. See "Tax Considerations" section in this prospectus for additional information on IRS requirements.

..   The Maximum Protected Income Value will be reset as of the effective date of any step-up. The new Maximum Protected Income Value will be equal to
    200% of the sum of the Protected Income Value as of the effective date of the step-up plus any subsequent Purchase Payments, minus the impact of any withdrawals after the date of the step-up.
..   When determining the guaranteed annuity purchase rates for annuity payments under the GMIB program, we will apply such rates based on the number of years since the most recent step-up.
..   If you elect to step-up the Protected Income Value under the program, and on the date you elect to step-up, the charges under the GMIB program have changed for new purchasers, your program may be subject to the new charge going forward.
..   A step-up will increase the dollar-for-dollar limit on the anniversary of the Issue Date of the Annuity following such step-up.

 Impact of Withdrawals on the Protected Income Value - Cumulative withdrawals each Annuity Year up to 5% of the Protected Income Value will reduce the Protected Income Value on a "dollar-for-dollar" basis (the Protected Income Value is reduced by the actual amount of the withdrawal). Cumulative withdrawals in any Annuity Year in excess of 5% of the Protected Income Value will reduce the Protected Income Value proportionately (see the examples of this calculation below). The 5% annual withdrawal amount is determined on each anniversary of the Issue Date (or on the Issue Date for the first Annuity
 Year) and applies to any withdrawals during the Annuity Year. This means that the amount available for withdrawals each Annuity Year on a "dollar-for-dollar" basis is adjusted on each Annuity anniversary to reflect changes in the Protected Income Value during the prior Annuity Year.


 The following examples of dollar-for-dollar and proportional reductions assume that: 1) the Issue Date and the effective date of the GMIB program are October 13, 2005; 2) an initial Purchase Payment of $250,000; 3) an initial Protected Income Value of $250,000; and 4) a dollar-for-dollar limit of $12,500 (5% of $250,000). The values set forth here are purely hypothetical and do not reflect the charge for GMIB or any other fees and charges.


 Example 1. Dollar-for-dollar Reduction
 A $10,000 withdrawal is taken on November 13, 2005 (in the first Annuity
 Year). No prior withdrawals have been taken. Immediately prior to the withdrawal, the Protected Income Value is $251,038.10 (the initial value accumulated for 31 days at an annual effective rate of 5%). As the amount withdrawn is less than the dollar-for-dollar limit:
  . the Protected Income Value is reduced by the amount withdrawn (i.e., by $10,000, from $251,038.10 to $241,038.10).
  . The remaining dollar-for-dollar limit ("Remaining Limit") for the balance of the first Annuity Year is also reduced by the amount withdrawn (from $12,500 to $2,500).

 Example 2. Dollar-for-dollar And Proportional Reductions
 A second $10,000 withdrawal is taken on December 13, 2005 (still within the first Annuity Year). Immediately before the withdrawal, the Account Value is $220,000 and the Protected Income Value is $242,006.64. As the amount withdrawn exceeds the Remaining Limit of $2,500 from Example 1:
  . the Protected Income Value is first reduced by the Remaining Limit (from $242,006.64 to $239,506.64);
  .   The result is then further reduced by the ratio of A to B, where:

       -- A is the amount withdrawn less the Remaining Limit ($10,000 - $2,500, or $7,500).
       -- B is the Account Value less the Remaining Limit ($220,000 - $2,500, or $217,500).


 The resulting Protected Income Value is: $239,506.64 X (1 - $7,500 / $217,500), or $231,247.79.
  . The Remaining Limit is set to zero (0) for the balance of the first Annuity Year.

 Example 3. Reset Of The Dollar-for-dollar Limit
 A $10,000 withdrawal is made on the first anniversary of the Issue Date, October 13, 2006 (second Annuity Year). Prior to the withdrawal, the Protected Income Value is $240,838.37. The Remaining Limit is reset to 5% of this amount, or $12,041.92. As the amount withdrawn is less than the dollar-for-dollar limit:
  . the Protected Income Value is reduced by the amount withdrawn (i.e., reduced by $10,000, from $240,838.37 to $230,838.37).
  . The Remaining Limit for the balance of the second Annuity Year is also reduced by the amount withdrawn (from $12,041.92 to $2,041.92).

 Key Feature - GMIB Annuity Payments

 You can elect to apply the Protected Income Value to one of the available GMIB Annuity Payment Options on any anniversary date following the initial waiting period, or any subsequent waiting period established upon your election to step-up the Protected Income Value. Once you have completed the waiting period, you will have a 30-day period each year, prior to the Annuity anniversary, during which you may elect to begin receiving annuity payments under one of the available GMIB Annuity Payment Options. You must elect one of the GMIB Annuity Payment Options by the anniversary of the Annuity's Issue Date on or immediately following the Annuitant's or your 95/th/ birthday (whichever is sooner), except for Annuities used as a funding vehicle for an IRA, SEP IRA or 403(b), in which case you must elect one of the GMIB Annuity Payment Options by the anniversary of the Annuity's Issue Date on or immediately following the Annuitant's 92/nd/ birthday.

 Your Annuity or state law may require you to begin receiving annuity payments at an earlier date.


 The amount of each GMIB Annuity Payment will be determined based on the age and, where permitted by law, sex of the Annuitant by applying the Protected Income Value (net of any applicable tax charge that may be due) to the GMIB Annuity Payment Option you choose. We use special annuity purchase rates to calculate the amount of each payment due under the GMIB Annuity Payment Options. These special rates for the GMIB Annuity Payment Options are calculated using an assumed interest rate factor that provides for lower growth in the value applied to produce annuity payments than if you elected an annuity payment option that is not part of the GMIB program. These special rates also are calculated using other factors such as "age setbacks" (use of an age lower than the Annuitant's actual age) that result in lower payments than would result if you elected an annuity payment option that is not part of the GMIB program. Use of an age setback entails a longer assumed life for the Annuitant which in turn results in lower annuity payments.

 On the date that you elect to begin receiving GMIB Annuity Payments, we guarantee that your payments will be calculated based on your Account Value and our then current annuity purchase rates if the payment amount calculated on this basis would be higher than it would be based on the Protected Income Value and the special GMIB annuity purchase rates.

 GMIB Annuity Payment Option 1 - Payments for Life with a Certain Period Under this option, monthly annuity payments will be made until the death of the Annuitant. If the Annuitant dies before having received 120 monthly annuity payments, the remainder of the 120 monthly annuity payments will be made to the Beneficiary.

 GMIB Annuity Payment Option 2 - Payments for Joint Lives with a Certain Period Under this option, monthly annuity payments will be made until the death of both the Annuitant and the Joint Annuitant. If the Annuitant and the Joint Annuitant die before having received 120 monthly annuity payments, the remainder of the 120 monthly annuity payments will be made to the Beneficiary.

..   If the Annuitant dies first, we will continue to make payments until the later of the death of the Joint Annuitant and the end of the period certain. However, if the Joint Annuitant is still receiving annuity payments following the end of the certain period, we will reduce the amount of each subsequent payment to 50% of the original payment amount.
..   If the Joint Annuitant dies first, we will continue to make payments until the later of the death of the Annuitant and the end of the period certain.

 You cannot withdraw your Account Value or the Protected Income Value under either GMIB Annuity Payment Option once annuity payments have begun. We may make other payout frequencies available, such as quarterly, semi-annually or annually.

 Other Important Considerations
  . You should note that GMIB is designed to provide a type of insurance that serves as a safety net only in the event your Account Value declines significantly due to negative investment performance. If your Account Value is not significantly affected by negative investment performance, it is unlikely that the purchase of the GMIB will result in your receiving larger annuity payments than if you had not purchased GMIB. This is because the assumptions that we use in computing the GMIB, such as the annuity purchase rates, (which include assumptions as to age-setbacks and assumed interest rates), are more conservative than the assumptions that we use in computing annuity payout options outside of GMIB. Therefore, you may generate higher income payments if you were to annuitize a lower Account Value at the current annuity purchase rates, than if you were to annuitize under the GMIB with a higher Protected Value than your Account Value but, at the annuity purchase rates guaranteed under the GMIB. The GMIB program does not directly affect the Annuity's Account Value, Surrender Value or the amount payable under either the basic Death Benefit provision of the Annuity or any optional Death Benefit provision. If you surrender your Annuity, you will receive the current Surrender Value, not the Protected Income Value. The Protected Income Value is only applicable if you elect to begin receiving annuity payments under one of the GMIB annuity options after the waiting period.
  . The Annuity offers other annuity payment options that you can elect which do not impose an additional charge, but which do not offer to guarantee a minimum value on which to make annuity payments.
  . Where allowed by law, we reserve the right to limit subsequent Purchase Payments if we determine, at our sole discretion, that based on the timing of your Purchase Payments and withdrawals, your Protected Income Value is increasing in ways we did not intend. In determining whether to limit Purchase Payments, we will look at Purchase Payments which are disproportionately larger than your initial Purchase Payment and other actions that may artificially increase the Protected Income Value.
  . We currently limit the Sub-accounts in which you may allocate Account Value if you participate in this program. We reserve the right to transfer any Account Value in a prohibited investment option to an eligible investment option. Should we prohibit access to any investment option, any transfers required to move Account Value to eligible investment options will not be counted in determining the number of free transfers during an Annuity Year. We may also require that you allocate your Account Value according to an asset allocation model.
  . If you change the Annuitant after the effective date of the GMIB program, the period of time during which we will apply the 5% annual growth rate may be changed based on the age of the new Annuitant. If the new Annuitant would not be eligible to elect the GMIB program based on his or her age at the time of the change, then the GMIB program will terminate.

  . Annuity payments made under the GMIB program are subject to the same tax treatment as any other annuity payment.
  . At the time you elect to begin receiving annuity payments under the GMIB program or under any other annuity payment option we make available, the protection provided by the Annuity's basic Death Benefit or any optional Death Benefit provision you elected will no longer apply.


 Election of The Program

 Currently, the GMIB program can only be elected at the time that you purchase your Annuity. The Annuitant must be age 75 or less as of the effective date of the GMIB program. In the future, we may offer existing Annuity Owners the option to elect the GMIB program after the Issue Date of their Annuity, subject to our eligibility rules and restrictions. If you elect the GMIB program after the Issue Date of your Annuity, the program will be effective as of the date of election. Your Account Value as of the that date will be used to calculate the Protected Income Value as of the effective date of the program.


 Termination of The Program

 The GMIB program cannot be terminated by the Owner once elected. The GMIB program automatically terminates as of the date your Annuity is fully surrendered, on the date the Death Benefit is payable to your Beneficiary (unless your surviving spouse elects to continue your Annuity), or on the date that your Account Value is transferred to begin making annuity payments. The GMIB program may also be terminated if you designate a new Annuitant who would not be eligible to elect the GMIB program based on his or her age at the time of the change.

 Upon termination of the GMIB program we will deduct the charge from your Account Value for the portion of the Annuity Year since the prior anniversary of the Annuity's Issue Date (or the Issue Date if in the first Annuity Year).

 Charges Under The Program
 Currently, we deduct a charge equal to 0.50% per year of the average Protected Income Value for the period the charge applies. Because the charge is calculated based on the average Protected Income Value, it does not increase or decrease based on changes to the Annuity's Account Value due to market performance. The dollar amount you pay each year will increase in any year the Protected Income Value increases, and it will decrease in any year the Protected Income Value decreases due to withdrawal, irrespective of whether your Account Value increases or decreases.

 The charge is deducted annually in arrears each Annuity Year on the anniversary of the Issue Date of the Annuity. We deduct the amount of the charge pro-rata from the Account Value allocated to the Sub-accounts and the Fixed Allocations. No MVA will apply to Account Value deducted from a Fixed Allocation. If you surrender your Annuity, begin receiving annuity payments under the GMIB program or any other annuity payment option we make available during an Annuity Year, or the GMIB program terminates, we will deduct the charge for the portion of the Annuity Year since the prior anniversary of the Annuity's Issue Date (or the Issue Date if in the first Annuity Year).

 No charge applies after the Annuity Date.

 LIFETIME FIVE INCOME BENEFIT (LIFETIME FIVE)

 The Lifetime Five Income Benefit program described below is only being offered in those jurisdictions where we have received regulatory approval and will be offered subsequently in other jurisdictions when we receive regulatory approval in those jurisdictions. Certain terms and conditions may differ between jurisdictions once approved. Lifetime Five can be elected only where the Annuitant and the Owner are the same person or, if the Annuity Owner is an entity, where there is only one Annuitant. Currently, if you elect Lifetime Five and subsequently terminate the benefit, there will be a restriction on your ability to re-elect Lifetime Five and elect Spousal Lifetime Five or Highest Daily Lifetime Five. The Annuitant must be at least 45 years old when the program is elected. The Lifetime Five Income Benefit program is not available if you elect any other optional living benefit. As long as your Lifetime Five Income Benefit is in effect, you must allocate your Account Value in accordance with the then permitted and available option(s) with this program.


 We offer a program that guarantees your ability to withdraw amounts equal to a percentage of an initial principal value (called the "Protected Withdrawal Value"), regardless of the impact of market performance on your Account Value, subject to our program rules regarding the timing and amount of withdrawals. There are two options - one is designed to provide an annual withdrawal amount for life (the "Life Income Benefit") and the other is designed to provide a greater annual withdrawal amount as long as there is Protected Withdrawal Value (adjusted as described below) (the "Withdrawal Benefit"). If there is no Protected Withdrawal Value, the withdrawal benefit will be zero. You do not choose between these two options; each option will continue to be available as long as your Annuity has an Account Value and the Lifetime Five is in effect. Certain benefits under Lifetime Five may remain in effect even if the Account Value of your Annuity is zero. The program may be appropriate if you intend to make periodic withdrawals from your Annuity and wish to ensure that market performance will not affect your ability to receive annual payments. You are not required to make withdrawals as part of the program - the guarantees are not lost if you withdraw less than the maximum allowable amount each year under the rules of the program.

 Key Feature - Protected Withdrawal Value

 The Protected Withdrawal Value is used to determine the amount of each annual payment under the Life Income Benefit and the Withdrawal Benefit. The initial Protected Withdrawal Value is determined as of the date you make your first withdrawal under your Annuity following your election of Lifetime Five. The initial Protected Withdrawal Value is equal to the greater of (A) the Account Value on the date you elect Lifetime Five, plus any additional Purchase Payments, as applicable, each growing at 5% per year from the date of your election of the program, or application of the Purchase Payment to your Annuity until the date of your first withdrawal or the 10/th/ anniversary of the benefit effective date, if earlier (B) the Account Value on the date of the first withdrawal from your Annuity, prior to the withdrawal, and (C) the highest Account Value on each Annuity anniversary, plus subsequent Purchase Payments prior to the first withdrawal or the 10/th/ anniversary of the benefit effective date, if earlier. With respect to (A) and (C) above, after the 10/th/ anniversary of the benefit effective date, each value is increased by the amount of any subsequent Purchase Payments.


  . If you elect the Lifetime Five program at the time you purchase your Annuity, the Account Value will be your initial Purchase Payment.
  . For existing Owners who are electing the Lifetime Five benefit, the Account Value on the date of your election of the Lifetime Five program will be used to determine the initial Protected Withdrawal Value.
  . If you make additional Purchase Payments after your first withdrawal, the Protected Withdrawal Value will be increased by the amount of each additional Purchase Payment.


 The Protected Withdrawal Value is reduced each time a withdrawal is made on a dollar-for-dollar basis up to 7% per Annuity Year of the Protected Withdrawal Value and on the greater of a dollar-for-dollar basis or a pro rata basis for withdrawals in an Annuity Year in excess of that amount until the Protected Withdrawal Value is reduced to zero. At that point the Annual Withdrawal Amount will be zero until such time (if any) as the Annuity reflects a Protected Withdrawal Value (for example, due to a step-up or additional Purchase Payments being made into the Annuity).

 Step-Up of the Protected Withdrawal Value
 You may elect to step-up your Protected Withdrawal Value if, due to positive market performance, your Account Value is greater than the Protected Withdrawal Value.

 If you elected the Lifetime Five program on or after March 20, 2006:
  . you are eligible to step-up the Protected Withdrawal Value on or after the 1st anniversary of the first withdrawal under the Lifetime Five program
  . the Protected Withdrawal Value can be stepped up again on or after the 1st anniversary of the preceding step-up

 If you elected the Lifetime Five program prior to March 20, 2006 and that original election remains in effect:
  . you are eligible to step-up the Protected Withdrawal Value on or after the 5th anniversary of the first withdrawal under the Lifetime Five program
  . the Protected Withdrawal Value can be stepped up again on or after the 5th anniversary of the preceding step-up

 In either scenario (i.e., elections before or after March 20, 2006) if you elect to step-up the Protected Withdrawal Value under the program, and on the date you elect to step-up, the charges under the Lifetime Five program have changed for new purchasers, your program may be subject to the new charge at the time of step-up. Upon election of the step-up, we increase the Protected Withdrawal Value to be equal to the then current Account Value. For example, assume your initial Protected Withdrawal Value was $100,000 and you have made cumulative withdrawals of $40,000, reducing the Protected Withdrawal Value to $60,000. On the date you are eligible to step-up the Protected Withdrawal Value, your Account Value is equal to $75,000. You could elect to step-up the Protected Withdrawal Value to $75,000 on the date you are eligible. If your current Annual Income Amount and Annual Withdrawal Amount are less than they would be if we did not reflect the step-up in Protected Withdrawal Value, then we will increase these amounts to reflect the step-up as described below.

 An optional automatic step-up ("Auto Step-Up") feature is available for this benefit. This feature may be elected at the time the benefit is elected or at any time while the benefit is in force.

 If you elected the Lifetime Five program on or after March 20, 2006 and have also elected the Auto Step-Up feature:
  . the first Auto Step-Up opportunity will occur on the 1st Annuity Anniversary that is at least one year after the later of (1) the date of the first withdrawal under the Lifetime Five program or (2) the most recent step-up
  . your Protected Withdrawal Value will only be stepped-up if 5% of the Account Value is greater than the Annual Income Amount by any amount
  . if at the time of the first Auto Step-Up opportunity, 5% of the Account Value is not greater than the Annual Income Amount, an Auto Step-Up opportunity will occur on each successive Annuity Anniversary until a step-up occurs
  . once a step-up occurs, the next Auto Step-Up opportunity will occur on the 1st Annuity Anniversary that is at least one year after the most recent step-up

 If you elected the Lifetime Five program prior to March 20, 2006 and have also elected the Auto Step-Up feature:
  . the first Auto Step-Up opportunity will occur on the Annuity Anniversary that is at least 5 years after the later of (1) the date of the first withdrawal under the Lifetime Five Program benefit or (2) the most recent step-up
  . your Protected Withdrawal Value will only be stepped-up if 5% of the Account Value is greater than the Annual Income Amount by 5% or more
  . if at the time of the first Auto Step-Up opportunity, 5% of the Account Value does not exceed the Annual Income Amount by 5% or more, an Auto Step-Up opportunity will occur on each successive Annuity Anniversary until a step-up occurs
  . once a step-up occurs, the next Auto Step-Up opportunity will occur on the Annuity Anniversary that is at least 5 years after the most recent step-up

 In either scenario (i.e., elections before or after March 20, 2006), if on the date that we implement an Auto Step-Up to your Protected Withdrawal Value, the charge for Lifetime Five has changed for new purchasers, you may be subject to the new charge at the time of such step-up. Subject to our rules and restrictions, you will still be permitted to manually step-up the Protected Withdrawal Value even if you elect the Auto Step-Up feature.

 Key Feature - Annual Income Amount under the Life Income Benefit

 The initial Annual Income Amount is equal to 5% of the initial Protected Withdrawal Value. Under the Lifetime Five program, if your cumulative withdrawals in an Annuity Year are less than or equal to the Annual Income Amount, they will not reduce your Annual Income Amount in subsequent Annuity Years, but any such withdrawals will reduce the Annual Income Amount on a dollar-for-dollar basis in that Annuity Year. If your cumulative withdrawals are in excess of the Annual Income Amount ("Excess Income"), your Annual Income Amount in subsequent years will be reduced (except with regard to required minimum distributions) by the result of the ratio of the Excess Income to the Account Value immediately prior to such withdrawal (see examples of this calculation below). Reductions include the actual amount of the withdrawal. A withdrawal can be considered Excess Income under the Life Income Benefit even though it does not exceed the Annual Withdrawal Amount under the Withdrawal Benefit. When you elect a step-up (or an auto step-up is effected), your Annual Income Amount increases to equal 5% of your Account Value after the step-up if such amount is greater than your Annual Income Amount. Your Annual Income Amount also increases if you make additional Purchase Payments. The amount of the increase is equal to 5% of any additional Purchase Payments. Any increase will be added to your Annual Income Amount beginning on the day that the step-up is effective or the Purchase Payment is made. A determination of whether you have exceeded your Annual Income Amount is made at the time of each withdrawal; therefore a subsequent increase in the Annual Income Amount will not offset the effect of a withdrawal that exceeded the Annual Income Amount at the time the withdrawal was made.

 Key Feature - Annual Withdrawal Amount Under the Withdrawal Benefit
 The initial Annual Withdrawal Amount is equal to 7% of the initial Protected Withdrawal Value. Under the Lifetime Five program, if your cumulative withdrawals each Annuity Year are less than or equal to the Annual Withdrawal Amount, your Protected Withdrawal Value will be reduced on a dollar-for-dollar basis. If your cumulative withdrawals are in excess of the Annual Withdrawal Amount ("Excess Withdrawal"), your Annual Withdrawal Amount will be reduced (except with regard to required minimum distributions) by the result of the ratio of the Excess Withdrawal to the Account Value immediately prior to such withdrawal (see the examples of this calculation below). Reductions include the actual amount of the withdrawal. When you elect a step-up (or an auto step-up is effected), your Annual Withdrawal Amount increases to equal 7% of your Account Value after the step-up if such amount is greater than your Annual Withdrawal Amount. Your Annual Withdrawal Amount also increases if you make additional Purchase Payments. The amount of the increase is equal to 7% of any additional Purchase Payments. A determination of whether you have exceeded your Annual Withdrawal Amount is made at the time of each withdrawal; therefore, a subsequent increase in the Annual Withdrawal Amount will not offset the effect of a withdrawal that exceeded the Annual Withdrawal Amount at the time the withdrawal was made. The Lifetime Five program does not affect your ability to make withdrawals under your Annuity or limit your ability to request withdrawals that exceed the Annual Income Amount and the Annual Withdrawal Amount. You are not required to withdraw all or any portion of the Annual Withdrawal Amount or Annual Income Amount in each Annuity Year.

..   If, cumulatively, you withdraw an amount less than the Annual Withdrawal
    Amount under the Withdrawal Benefit in any Annuity Year, you cannot carry-over the unused portion of the Annual Withdrawal Amount to subsequent Annuity Years. However, because the Protected Withdrawal Value is only reduced by the actual amount of withdrawals you make under these circumstances, any unused Annual Withdrawal Amount may extend the period of time until the remaining Protected Withdrawal Value is reduced to zero.
..   If, cumulatively, you withdraw an amount less than the Annual Income Amount under the Life Income Benefit in any Annuity Year, you cannot carry-over the unused portion of the Annual Income Amount to subsequent Annuity Years. However, because the Protected Withdrawal Value is only reduced by the actual amount of withdrawals you make under these circumstances, any unused Annual Income Amount may extend the period of time until the remaining Protected Withdrawal Value is reduced to zero.

 Examples of Withdrawals
 The following examples of dollar-for-dollar and proportional reductions of the Protected Withdrawal Value, Annual Withdrawal Amount and Annual Income Amount assume: 1) the Issue Date and the Effective Date of the Lifetime Five program are February 1, 2005; 2) an initial Purchase Payment of $250,000; 3) the Account Value on February 1, 2006 is equal to $265,000; and 4) the first withdrawal occurs on March 1, 2006 when the Account Value is equal to $263,000. The values set forth here are purely hypothetical, and do not reflect the charge for Lifetime Five or any other fees and charges.


 The initial Protected Withdrawal Value is calculated as the greatest of (a),
 (b) and (c):

 (a)Purchase payment accumulated at 5% per year from February 1, 2005 until March 1, 2006 (393 days) = $250,000 X 1.05/(393/365)/ = $263,484.33
 (b)Account Value on March 1, 2006 (the date of the first withdrawal) = $263,000
 (c)Account Value on February 1, 2006 (the first Annuity Anniversary) = $265,000

 Therefore, the initial Protected Withdrawal Value is equal to $265,000. The Annual Withdrawal Amount is equal to $18,550 under the Withdrawal Benefit (7% of $265,000). The Annual Income Amount is equal to $13,250 under the Life Income Benefit (5% of $265,000).

 Example 1. Dollar-for-Dollar Reduction
 If $10,000 was withdrawn (less than both the Annual Income Amount and the Annual Withdrawal Amount) on March 1, 2006, then the following values would result:
..   Remaining Annual Withdrawal Amount for current Annuity Year = $18,550 -
    $10,000 = $8,550 Annual Withdrawal Amount for future Annuity Years remains at $18,550
..   Remaining Annual Income Amount for current Annuity Year = $13,250 - $10,000
    = $3,250 Annual Income Amount for future Annuity Years remains at $13,250
..   Protected Withdrawal Value is reduced by $10,000 from $265,000 to $255,000

 Example 2. Dollar-for-Dollar and Proportional Reductions
 (a)If $15,000 was withdrawn (more than the Annual Income Amount but less than the Annual Withdrawal Amount) on March 1, 2006, then the following values would result:
  . Remaining Annual Withdrawal Amount for current Annuity Year = $18,550 - $15,000 = $3,550 Annual Withdrawal Amount for future Annuity Years remains at $18,550
      Remaining Annual Income Amount for current Annuity Year = $0

 Excess of withdrawal over the Annual Income Amount ($15,000 - $13,250 = $1,750) reduces Annual Income Amount for future Annuity Years.
..   Reduction to Annual Income Amount = Excess Income / Account Value before
    Excess Income X Annual Income Amount = $1,750 / ($263,000 - $13,250) X $13,250 = $93 Annual Income Amount for future Annuity Years = $13,250 - $93 = $13,157
..   Protected Withdrawal Value is reduced by $15,000 from $265,000 to $250,000

 (b)If $25,000 was withdrawn (more than both the Annual Income Amount and the Annual Withdrawal Amount) on March 1, 2006, then the following values would result:
  . Remaining Annual Withdrawal Amount for current Annuity Year = $0 Excess of withdrawal over the Annual Withdrawal Amount ($25,000 - $18,550 = $6,450) reduces Annual Withdrawal Amount for future Annuity Years.
  . Reduction to Annual Withdrawal Amount = Excess Withdrawal / Account Value before Excess Withdrawal X Annual Withdrawal Amount = $6,450 / ($263,000
      - $18,550) X $18,550 = $489

 Annual Withdrawal Amount for future Annuity Years = $18,550 - $489 = $18,061
  .   Remaining Annual Income Amount for current Annuity Year = $0

 Excess of withdrawal over the Annual Income Amount ($25,000 - $13,250 = $11,750) reduces Annual Income Amount for future Annuity Years.
  . Reduction to Annual Income Amount = Excess Income / Account Value before Excess Income X Annual Income Amount = $11,750 / ($263,000 - $13,250) X $13,250 = $623 Annual Income Amount for future Annuity Years = $13,250 - $623 = $12,627
  . Protected Withdrawal Value is first reduced by the Annual Withdrawal Amount ($18,550) from $265,000 to $246,450. It is further reduced by the greater of a dollar-for-dollar reduction or a proportional reduction. Dollar-for-dollar reduction = $25,000 - $18,550 = $6,450
  . Proportional reduction = Excess Withdrawal / Account Value before Excess Withdrawal X Protected Withdrawal Value = $6,450 / ($263,000 - $18,550) X $246,450 = $6,503 Protected Withdrawal Value = $246,450 - max {$6,450,
      $6,503} = $239,947

 BENEFITS UNDER THE LIFETIME FIVE PROGRAM

..   If your Account Value is equal to zero, and the cumulative withdrawals in the current Annuity Year are greater than the Annual Withdrawal Amount, the Lifetime Five program will terminate. To the extent that your Account Value was reduced to zero as a result of cumulative withdrawals that are equal to or less than the Annual Income Amount and amounts are still payable under both the Life Income Benefit and the Withdrawal Benefit, you will be given the choice of receiving the payments under the Life Income Benefit or under the Withdrawal Benefit. Thus, in that scenario, the remaining amounts under the Life Income Benefit and the Withdrawal Benefit would be payable even though your Account Value was reduced to zero. Once you make this election we will make an additional payment for that Annuity Year equal to either the remaining Annual Income Amount or Annual Withdrawal Amount for the Annuity Year, if any, depending on the option you choose. In subsequent Annuity Years we make payments that equal either the Annual Income Amount or the Annual Withdrawal Amount as described in this Prospectus. You will not be able to change the option after your election and no further Purchase Payments will be accepted under your Annuity. If you do not make an election, we will pay you annually under the Life Income Benefit. To the extent that cumulative withdrawals in the current Annuity Year that reduced your Account Value to zero are more than the Annual Income Amount but less than or equal to the Annual Withdrawal Amount and amounts are still payable under the Withdrawal Benefit, you will receive the payments under the Withdrawal Benefit. In the year of a withdrawal that reduced your Account Value to zero, we will make an additional payment to equal any remaining Annual Withdrawal Amount and make payments equal to the Annual Withdrawal Amount in each subsequent year (until the Protected Withdrawal Value is depleted). Once your Account Value equals zero no further Purchase Payments will be accepted under your Annuity.
..   If annuity payments are to begin under the terms of your Annuity or if you decide to begin receiving annuity payments and there is any Annual Income Amount due in subsequent Annuity Years or any remaining Protected Withdrawal Value, you can elect one of the following three options:

       (1)apply your Account Value to any annuity option available; or
       (2)request that, as of the date annuity payments are to begin, we make annuity payments each year equal to the Annual Income Amount. We make such annuity payments until the Annuitant's death; or
       (3)request that, as of the date annuity payments are to begin, we pay out any remaining Protected Withdrawal Value as annuity payments. Each year such annuity payments will equal the Annual Withdrawal Amount or the remaining Protected Withdrawal Value if less. We make such annuity payments until the earlier of the Annuitant's death or the date the Protected Withdrawal Value is depleted.

 We must receive your request in a form acceptable to us at our office.

..   In the absence of an election when mandatory annuity payments are to begin, we will make annual annuity payments as a single life fixed annuity with five payments certain using the greater of the annuity rates then currently available or the annuity rates guaranteed in your Annuity. The amount that will be applied to provide such annuity payments will be the greater of:

       (1)the present value of future Annual Income Amount payments. Such present value will be calculated using the greater of the single life fixed annuity rates then currently available or the single life fixed annuity rates guaranteed in your Annuity; and
       (2)the Account Value.

..   If no withdrawal was ever taken, we will determine a Protected Withdrawal
    Value and calculate an Annual Income Amount and an Annual Withdrawal Amount as if you made your first withdrawal on the date the annuity payments are to begin.

 Other Important Considerations
..   Withdrawals under the Lifetime Five program are subject to all of the terms and conditions of your Annuity.
..   Withdrawals made while the Lifetime Five program is in effect will be treated, for tax purposes, in the same way as any other withdrawals under your Annuity. The Lifetime Five program does not directly affect your Annuity's Account Value or Surrender Value, but any withdrawal will decrease the Account Value by the amount of the withdrawal. If you surrender your Annuity, you will receive the current Surrender Value, not the Protected Withdrawal Value.
..   You can make withdrawals from your Annuity while your Account Value is greater than zero without purchasing the Lifetime Five program. The
    Lifetime Five program provides a guarantee that if your Account Value declines due to market performance, you will be able to receive your Protected Withdrawal Value or Annual Income Amount in the form of periodic benefit payments.

..   In general, you must allocate your Account Value in accordance with the then available investment option(s) that we may prescribe in order to elect and maintain the benefit. If, subsequent to your election of the benefit, we change our requirements for how Account Value must be allocated under the benefit, the new requirement will apply only to new elections of the benefit, and we will not compel you to re-allocate your Account Value in accordance with our newly-adopted requirements. Subsequent to any change in requirements, transfers of Account Value and allocation of additional Purchase Payments may be subject to the new investment limitations.

 Election of the Program
 The Lifetime Five program can be elected at the time that you purchase your Annuity. We also offer existing Owners the option to elect the Lifetime Five program after the Issue Date of their Annuity, subject to our eligibility rules and restrictions. Your Account Value as the date of election will be used as a basis to calculate the initial Protected Withdrawal Value, the initial Protected Annual Withdrawal Amount, and the Annual Income Amount.


 Currently, if you terminate the program, you will only be permitted to re-elect Lifetime Five or elect Highest Daily Lifetime Five or Spousal Lifetime Five on any anniversary of the Issue Date that is at least 90 calendar days from the date the benefit was last terminated.

 If you elected Lifetime Five prior to March 20, 2006, and you terminate the program, there will be no waiting period before you can re-elect Lifetime Five or elect Highest Daily Lifetime Five or Spousal Lifetime Five provided that you had not previously elected Lifetime Five after the Issue Date and within the same Annuity Year that you terminated Lifetime Five. If you had previously elected Lifetime Five after the Issue Date and within the same Annuity Year that you terminate Lifetime Five, you will be able to re-elect the program or elect Highest Daily Lifetime Five or Spousal Lifetime Five on any date on or after the next anniversary of the Annuity Date. However, once you choose to re-elect/elect, the waiting period described above will apply to subsequent re-elections. We reserve the right to limit the re-election/election frequency in the future. Before making any such change to the re-election/election frequency, we will provide prior notice to Owners who have an effective Lifetime Five Income Benefit.


 Termination of the Program
 The program terminates automatically when your Protected Withdrawal Value and Annual Income Amount equal zero. You may terminate the program at any time by notifying us. If you terminate the program, any guarantee provided by the benefit will terminate as of the date the termination is effective and certain restrictions on re-election of the benefit will apply as described above. The program terminates upon your surrender of your Annuity, upon the death of the Annuitant (but your surviving spouse may elect a new Lifetime Five if your spouse elects the spousal continuance option and your spouse would then be eligible to elect the benefit if he or she was a new purchaser), upon a change in ownership of your Annuity that changes the tax identification number of the Owner, upon change in the Annuitant or upon your election to begin receiving annuity payments. While you may terminate your program at any time, we may not terminate the program other than in the circumstances listed above. However, we may stop offering the program for new elections or re-elections at any time in the future.

 The charge for the Lifetime Five program will no longer be deducted from your Account Value upon termination of the program.


 Additional Tax Considerations
 If you purchase an Annuity as an investment vehicle for "qualified" investments, including an IRA, SEP-IRA, Tax Sheltered Annuity (or 403(b)), or employer plan under Code Section 401(a), the Required Minimum Distribution rules under the Code provide that you begin receiving periodic amounts from your Annuity beginning after age 70 1/2. For a Tax Sheltered Annuity or a 401(a) plan for which the participant is not a greater than five (5) percent owner of the employer, this required beginning date can generally be deferred to retirement, if later. Roth IRAs are not subject to these rules during the Owner's lifetime. The amount required under the Code may exceed the Annual Withdrawal Amount and the Annual Income Amount, which will cause us to increase the Annual Income Amount and the Annual Withdrawal Amount in any Annuity Year that Required Minimum Distributions due from your Annuity are greater than such amounts. Any such payments will reduce your Protected Withdrawal Value. In addition, the amount and duration of payments under the annuity payment and Death Benefit provisions may be adjusted so that the payments do not trigger any penalty or excise taxes due to tax considerations such as Required Minimum Distribution provisions under the tax law.

 As indicated, withdrawals made while this Benefit is in effect will be treated, for tax purposes, in the same way as any other withdrawals under the Annuity. Please see the Tax Considerations section of the prospectus for a detailed discussion of the tax treatment of withdrawals. We do not address each potential tax scenario that could arise with respect to this Benefit here.


 SPOUSAL LIFETIME FIVE INCOME BENEFIT (SPOUSAL LIFETIME FIVE)


 The Spousal Lifetime Five program described below is only being offered in those jurisdictions where we have received regulatory approval and will be offered subsequently in other jurisdictions when we receive regulatory approval in those jurisdictions. Certain terms and conditions may differ between jurisdictions once approved. Currently, if you elect Spousal Lifetime Five and subsequently terminate the benefit, there will be a restriction on your ability to re-elect Spousal Lifetime Five or elect Highest Daily Lifetime Five or Lifetime Five (See "Election of and Designations under the Program" below for details). Spousal Lifetime Five must be elected based on two Designated Lives, as described below. Each Designated Life must be at least 55 years old when the benefit is elected. The Spousal Lifetime Five program is not available if you elect any other optional living benefit or optional death benefit. As long as your Spousal Lifetime Five Income Benefit is in effect, you must allocate your Account Value in accordance with the then permitted and available option(s) with this program.

 We offer a program that guarantees until the later death of two natural persons that are each other's spouses at the time of election of Spousal Lifetime Five and at the first death of one of them (the "Designated Lives", each a "Designated Life") the ability to withdraw an annual amount ("Spousal Life Income Benefit") equal to a percentage of an initial principal value (the "Protected Withdrawal Value") regardless of the impact of market performance on the Account Value, subject to our program rules regarding the timing and amount of withdrawals. The Spousal Life Income Benefit may remain in effect even if the Account Value of the Annuity is zero. The program may be appropriate if you intend to make periodic withdrawals from your Annuity, wish to ensure that market performance will not affect your ability to receive annual payments, and wish either spouse to be able to continue the Spousal Life Income Benefit after the death of the first. You are not required to make withdrawals as part of the program - the guarantees are not lost if you withdraw less than the maximum allowable amount each year under the rules of the program.

 Key Feature - Initial Protected Withdrawal Value

 The Protected Withdrawal Value is used to determine the amount of each annual payment under the Spousal Life Income Benefit. The initial Protected Withdrawal Value is determined as of the date you make your first withdrawal under the Annuity following your election of Spousal Lifetime Five. The initial Protected Withdrawal Value is equal to the greater of (A) the Account Value on the date you elect Spousal Lifetime Five, plus any additional Purchase Payments as applicable, each growing at 5% per year from the date of your election of the program, or application of the Purchase Payment to your Annuity, until the date of your first withdrawal or the 10/th/ anniversary of the benefit effective date, if earlier (B) the Account Value on the date of the first withdrawal from your Annuity, prior to the withdrawal, and (C) the highest Account Value on each Annuity anniversary, plus subsequent Purchase Payments prior to the first withdrawal or the 10/th/ anniversary of the benefit effective date, if earlier. With respect to (A) and (C) above, after the 10/th/ anniversary of the benefit effective date, each value is increased by the amount of any subsequent Purchase Payments.


..   If you elect the Spousal Lifetime Five program at the time you purchase your Annuity, the Account Value will be your initial Purchase Payment.
..   For existing Owners who are electing the Spousal Lifetime Five benefit, the
    Account Value on the date of your election of the Spousal Lifetime Five program will be used to determine the initial Protected Withdrawal Value.

 Key Feature - Annual Income Amount Under the Spousal Life Income Benefit

 The initial Annual Income Amount is equal to 5% of the initial Protected Withdrawal Value. Under the Spousal Lifetime Five program, if your cumulative withdrawals in an Annuity Year are less than or equal to the Annual Income Amount, they will not reduce your Annual Income Amount in subsequent Annuity Years, but any such withdrawals will reduce the Annual Income Amount on a dollar-for-dollar basis in that Annuity Year. If, cumulatively, you withdraw an amount less than the Annual Income Amount under the Spousal Life Income Benefit in any Annuity Year, you cannot carry-over the unused portion of the Annual Income Amount to subsequent Annuity Years. If your cumulative withdrawals are in excess of the Annual Income Amount ("Excess Income"), your Annual Income Amount in subsequent years will be reduced (except with regard to required minimum distributions) by the result of the ratio of the Excess Income to the Account Value immediately prior to such withdrawal (see examples of this calculation below). Reductions include the actual amount of the withdrawal. The Spousal Lifetime Five program does not affect your ability to make withdrawals under your Annuity or limit your ability to request withdrawals that exceed the Annual Income Amount.

 Step-Up of Annual Income Amount
 You may elect to step-up your Annual Income Amount if, due to positive market performance, 5% of your Account Value is greater than the Annual Income Amount. You are eligible to step-up the Annual Income Amount on or after the 1st anniversary of the first withdrawal under the Spousal Lifetime Five program. The Annual Income Amount can be stepped up again on or after the 1st anniversary of the preceding step-up. If you elect to step-up the Annual Income Amount under the program, and on the date you elect to step-up, the charges under the Spousal Lifetime Five program have changed for new purchasers, your program may be subject to the new charge at the time of such step-up. When you elect a step-up, your Annual Income Amount increases to equal 5% of your Account Value after the step-up. Your Annual Income Amount also increases if you make additional Purchase Payments. The amount of the increase is equal to 5% of any additional Purchase Payments. Any increase will be added to your Annual Income Amount beginning on the day that the step-up is effective or the Purchase Payment is made. A determination of whether you have exceeded your Annual Income Amount is made at the time of each withdrawal; therefore a subsequent increase in the Annual Income Amount will not offset the effect of a withdrawal that exceeded the Annual Income Amount at the time the withdrawal was made.


 An optional automatic step-up ("Auto Step-Up") feature is available for this benefit. This feature may be elected at the time the benefit is elected or at any time while the benefit is in force. If you elect this feature, the first Auto Step-Up opportunity will occur on the 1st Annuity Anniversary that is at least one year after the later of (1) the date of the first withdrawal under the Spousal Lifetime Five program or (2) the most recent step-up. At this time, your Annual Income Amount will be stepped-up if 5% of your Account Value is greater than the Annual Income Amount by any amount. If 5% of the Account Value does not exceed the Annual Income Amount, then an Auto Step-Up opportunity will occur on each successive Annuity Anniversary until a step-up occurs. Once a step-up occurs, the next Auto Step-Up opportunity will occur on the 1st Annuity Anniversary that is at least 1 year after the most recent step-up. If, on the date that we implement an Auto Step-Up to your Annual Income Amount, the charge for Spousal Lifetime Five has changed for new purchasers, you may be subject to the new charge at the time of such step-up. Subject to our rules and restrictions, you will still be permitted to manually step-up the Annual Income Amount even if you elect the Auto Step-Up feature.

 Examples of withdrawals and step-up
 The following examples of dollar-for-dollar and proportional reductions and the step-up of the Annual Income Amount assume: 1) the Issue Date and the Effective Date of the Spousal Lifetime Five program are February 1, 2005; 2) an initial Purchase Payment of $250,000; 3) the Account Value on February 1, 2006 is equal to $265,000; 4) the first withdrawal occurs on March 1, 2006 when the Account Value is equal to $263,000; and 5) the Account Value on February 1, 2010 is equal to $280,000. The values set forth here are purely hypothetical, and do not reflect the charge for the Spousal Lifetime Five or any other fees and charges.


 The initial Protected Withdrawal Value is calculated as the greatest of (a),
 (b) and (c):


 (a) Purchase payment accumulated at 5% per year from February 1, 2005 until March 1, 2006 (393 days) = $250,000 X 1.05/ (393/365) = $263,484.33

 (b) Account Value on March 1, 2006 (the date of the first withdrawal) =
 $263,000
 (c) Account Value on February 1, 2006 (the first Annuity Anniversary) =
 $265,000

 Therefore, the initial Protected Withdrawal Value is equal to $265,000. The Annual Income Amount is equal to $13,250 under the Spousal Life Income Benefit (5% of $265,000).

 Example 1. Dollar-for-dollar Reduction
 If $10,000 was withdrawn (less than the Annual Income Amount) on March 1,
 2006, then the following values would result:
..   Remaining Annual Income Amount for current Annuity Year = $13,250 - $10,000
    = $3,250 Annual Income Amount for future Annuity Years remains at $13,250

 Example 2. Dollar-for-Dollar and Proportional Reductions

 If $15,000 was withdrawn (more than the Annual Income Amount) on March 1, 2006, then the following values would result:

  .   Remaining Annual Income Amount for current Annuity Year = $0
 Excess of withdrawal over the Annual Income Amount ($15,000 - $13,250 = $1,750) reduces Annual Income Amount for future Annuity Years.
  . Reduction to Annual Income Amount = Excess Income / Account Value before Excess Income X Annual Income Amount = $1,750 / ($263,000 - $13,250) X $13,250 = $93 Annual Income Amount for future Annuity Years = $13,250 - $93 = $13,157

 Example 3. Step-up of the Annual Income Amount

 If a step-up of the Annual Income Amount is requested on February 1, 2010 or the Auto Step-Up feature was elected, the step-up would occur because 5% of the Account Value, which is $14,000 (5% of $280,000), is greater than the Annual Income Amount of $13,250. The new Annual Income Amount will be equal to $14,000.

 BENEFITS UNDER THE SPOUSAL LIFETIME FIVE PROGRAM

 To the extent that your Account Value was reduced to zero as a result of cumulative withdrawals that are equal to or less than the Annual Income Amount and amounts are still payable under the Spousal Life Income Benefit, we will make an additional payment for that Annuity Year equal to the remaining Annual Income Amount for the Annuity Year, if any. Thus, in that scenario, the remaining Annual Income Amount would be payable even though your Account Value was reduced to zero. In subsequent Annuity Years we make payments that equal the Annual Income Amount as described in this Prospectus. No further Purchase Payments will be accepted under your Annuity. We will make payments until the first of the Designated Lives to die, and will continue to make payments until the death of the second Designated Life as long as the Designated Lives were spouses at the time of the first death. To the extent that cumulative withdrawals in the current Annuity Year that reduced your Account Value to zero are more than the Annual Income Amount, the Spousal Life Income Benefit terminates and no additional payments will be made.
..   If annuity payments are to begin under the terms of your Annuity or if you decide to begin receiving annuity payments and there is any Annual Income Amount due in subsequent Annuity Years, you can elect one of the following two options:

       (1)apply your Account Value to any annuity option available; or
       (2)request that, as of the date annuity payments are to begin, we make annuity payments each year equal to the Annual Income Amount. We will make payments until the first of the Designated Lives to die, and will continue to make payments until the death of the second Designated Life as long as the Designated Lives were spouses at the time of the first death.

 We must receive your request in a form acceptable to us at our office.

..   In the absence of an election when mandatory annuity payments are to begin, we will make annual annuity payments as a joint and survivor or single (as applicable) life fixed annuity with five payments certain using the same basis that is used to calculate the greater of the annuity rates then currently available or the annuity rates guaranteed in your Annuity. The amount that will be applied to provide such annuity payments will be the greater of:

       (1)the present value of future Annual Income Amount payments. Such present value will be calculated using the same basis that is used to calculate the single life fixed annuity rates then currently available or the single life fixed annuity rates guaranteed in your Annuity; and
       (2)the Account Value.

..   If no withdrawal was ever taken, we will determine an initial Protected
    Withdrawal Value and calculate an Annual Income Amount as if you made your first withdrawal on the date the annuity payments are to begin.

 Other Important Considerations
  . Withdrawals under the Spousal Lifetime Five program are subject to all of the terms and conditions of the Annuity.

  . Withdrawals made while the Spousal Lifetime Five program is in effect will be treated, for tax purposes, in the same way as any other withdrawals under the Annuity. The Spousal Lifetime Five program does not directly affect the Annuity's Account Value or Surrender Value, but any withdrawal will decrease the Account Value by the amount of the withdrawal. If you surrender your Annuity, you will receive the current Surrender Value, not the Protected Withdrawal Value.

  . You can make withdrawals from your Annuity while your Account Value is greater than zero without purchasing the Spousal Lifetime Five program. The Spousal Lifetime Five program provides a guarantee that if your Account Value declines due to market performance, you will be able to receive your Annual Income Amount in the form of periodic benefit payments.

  . In general, you must allocate your Account Value in accordance with the then available investment option(s) that we may prescribe in order to elect and maintain the benefit. If, subsequent to your election of the benefit, we change our requirements for how Account Value must be allocated under the benefit, the new requirement will apply only to new elections of the benefit, and we will not compel you to re-allocate your Account Value in accordance with our newly-adopted requirements. Subsequent to any change in requirements, transfers of Account Value and allocation of additional Purchase Payments may be subject to the new investment limitations.

  . There may be circumstances where you will continue to be charged the full amount for the Spousal Lifetime Five program even when the benefit is only providing a guarantee of income based on one life with no survivorship.

  . In order for the Surviving Designated Life to continue the Spousal Lifetime Five program upon the death of an owner, the Designated Life must elect to assume ownership of the Annuity under the spousal continuation option. When the Annuity is owned by a Custodial Account, in order for Spousal Lifetime Five to be continued after the death of the first Designated Life (the Annuitant), the Custodial Account must elect to continue the Annuity and the second Designated Life (the Contingent Annuitant) will be named as the new Annuitant. See "Spousal Designations", and "Spousal Assumption of Annuity" in this Prospectus.

 Election of And Designations Under The Program
 Spousal Lifetime Five can only be elected based on two Designated Lives. Designated Lives must be natural persons who are each other's spouses at the time of election of the program and at the death of the first of the Designated Lives to die. Currently, the program may only be elected where the Owner, Annuitant and Beneficiary Designations are as follows:


..   One Annuity Owner, where the Annuitant and the Owner are the same person and the beneficiary is the Owner's spouse. The Owner/Annuitant and the beneficiary each must be at least 55 years old at the time of election; or

..   Co-Annuity Owners, where the Owners are each other's spouses. The
    Beneficiary Designation must be the surviving spouse. The first named Owner must be the Annuitant. Both Owners must each be at least 55 years old at the time of election; or
..   One Annuity Owner, where the Owner is a custodial account established to hold retirement assets for the benefit of the Annuitant pursuant to the provisions of Section 408(a) of the Internal Revenue Code (or any successor Code section thereto) ("Custodial Account"), the Beneficiary is the Custodial Account and the spouse of the Annuitant is the Contingent Annuitant. Both the Annuitant and Contingent Annuitant must each be at least 55 years old at the time of election.


 No Ownership changes or Annuitant changes will be permitted once this program is elected. However, if the Annuity is co-owned, the Owner that is not the Annuitant may be removed without affecting the benefit.

 The Spousal Lifetime Five program can be elected at the time that you purchase your Annuity. We also offer existing Owners the option to elect the Spousal Lifetime Five program after the Issue Date of their Annuity, subject to our eligibility rules and restrictions. Your Account Value as the date of election will be used as a basis to calculate the initial Protected Withdrawal Value and the Annual Income Amount.

 Currently, if you terminate the program, you will only be permitted to re-elect the program or elect Highest Daily Lifetime Five or Lifetime Five Income Benefit on any anniversary of the Issue Date that is at least 90 calendar days from the date the benefit was last terminated.


 We reserve the right to further limit the election frequency in the future. Before making any such change to the election frequency, we will provide prior notice to Owners who have an effective Spousal Lifetime Five Income Benefit.

 Termination Of The Program
 The program terminates automatically when your Annual Income Amount equals zero. You may terminate the program at any time by notifying us. If you terminate the program, any guarantee provided by the benefit will terminate as of the date the termination is effective and certain restrictions on re-election of the benefit will apply as described above. We reserve the right to further limit the frequency election in the future. The program terminates upon your surrender of the Annuity, upon the first Designated Life to die if the Annuity is not continued, upon the second Designated Life to die or upon your election to begin receiving annuity payments. The charge for the Spousal Lifetime Five program will no longer be deducted from your Account Value upon termination of the program.


 Additional Tax Considerations
 If you purchase an Annuity as an investment vehicle for "qualified" investments, including an IRA, SEP-IRA, Tax Sheltered Annuity (or 403(b)), or employer plan under Code Section 401(a), the Required Minimum Distribution rules under the Code provide that you begin receiving periodic amounts from your Annuity beginning after age 70 1/2. For a Tax Sheltered Annuity or a 401(a) plan for which the participant is not a greater than 5 percent owner of the employer, this required beginning date can generally be deferred to retirement, if later. Roth IRAs are not subject to these rules during the Owner's lifetime. The amount required under the Code may exceed the Annual Income Amount, which will cause us to increase the Annual Income Amount in any Annuity Year that required minimum distributions due from your Annuity are greater than such amounts. In addition, the amount and duration of payments under the annuity payment and Death Benefit provisions may be adjusted so that the payments do not trigger any penalty or excise taxes due to tax considerations such as Required Minimum Distribution provisions under state law.

 As indicated, withdrawals made while this Benefit is in effect will be treated, for tax purposes, in the same way as any other withdrawals under the Annuity. Please see the Tax Considerations section of the prospectus for a detailed discussion of the tax treatment of withdrawals. We do not address each potential tax scenario that could arise with respect to this Benefit here.

 HIGHEST DAILY LIFETIME FIVE INCOME BENEFIT (HIGHEST DAILY LIFETIME FIVE)
 The Highest Daily Lifetime Five program described below is only being offered in those jurisdictions where we have received regulatory approval and will be offered subsequently in other jurisdictions when we receive regulatory approval in those jurisdictions. Certain terms and conditions may differ between jurisdictions once approved. Highest Daily Lifetime Five is offered as an alternative to Lifetime Five and Spousal Lifetime Five. Currently, if you elect Highest Daily Lifetime Five and subsequently terminate the benefit, you will not be able to re-elect Highest Daily Lifetime Five, and will have a waiting period until you can elect Spousal Lifetime Five or Lifetime Five. See "Election of and Designations under the Program" for details. The income benefit under Highest Daily Lifetime Five currently is based on a single "designated life" who is at least 55 years old on the date that the benefit is acquired. The Highest Daily Lifetime Five Benefit is not available if you elect any other optional living benefit, although you may elect any optional death benefit (other than the Highest Daily Value Death Benefit). Any DCA program that transfers Account Value from a Fixed Allocation is also not available as Fixed Allocations are not permitted with the benefit. As long as your Highest Daily Lifetime Five Benefit is in effect, you must allocate your Account Value in accordance with the then-permitted and available investment option(s) with this program.

 We offer a benefit that guarantees until the death of the single designated life the ability to withdraw an annual amount (the "Total Annual Income Amount") equal to a percentage of an initial principal value (the "Total Protected Withdrawal Value") regardless of the impact of market performance on the Account Value, subject to our program rules regarding the timing and amount of withdrawals. The benefit may be appropriate if you intend to make periodic withdrawals from your Annuity, and wish to ensure that market performance will not affect your ability to receive annual payments. You are not required to make withdrawals as part of the program - the guarantees are not lost if you withdraw less than the maximum allowable amount each year under the rules of the benefit. As discussed below, we require that you participate in our asset transfer program in order to participate in Highest Daily Lifetime Five, and in the Appendices to this prospectus, we set forth the formula under which we make those asset transfers.

 As discussed below, a key component of Highest Daily Lifetime Five is the Total Protected Withdrawal Value, which is an amount that is distinct from Account Value. Because each of the Total Protected Withdrawal Value and Total Annual Income Amount is determined in a way that is not solely related to Account Value, it is possible for Account Value to fall to zero, even though the Total Annual Income Amount remains. You are guaranteed to be able to withdraw the Total Annual Income Amount for the rest of your life, provided that you have not made "excess withdrawals." Excess withdrawals, as discussed below, will reduce your Total Annual Income Amount. Thus, you could experience a scenario in which your Account Value was zero, and, due to your excess withdrawals, your Total Annual Income Amount also was reduced to zero. In that scenario, no further amount would be payable under Highest Daily Lifetime Five.

 Key Feature - Total Protected Withdrawal Value
 The Total Protected Withdrawal Value is used to determine the amount of the annual payments under Highest Daily Lifetime Five. The Total Protected Withdrawal Value is equal to the greater of the Protected Withdrawal Value and any Enhanced Protected Withdrawal Value that may exist. We describe how we determine Enhanced Protected Withdrawal Value, and when we begin to calculate it, below. If you do not meet the conditions described below for obtaining Enhanced Protected Withdrawal Value then Total Protected Withdrawal Value is simply equal to Protected Withdrawal Value.

 The Protected Withdrawal Value initially is equal to the Account Value on the date that you elect Highest Daily Lifetime Five. On each Valuation Day thereafter, until the earlier of the first withdrawal or ten years after the date of your election of the benefit, we recalculate the Protected Withdrawal Value. Specifically, on each such Valuation Day (the "Current Valuation Day"), the Protected Withdrawal Value is equal to the greater of:
..   the Protected Withdrawal Value for the immediately preceding Valuation Day
    (the "Prior Valuation Day"), appreciated at the daily equivalent of 5% annually during the calendar day(s) between the Prior Valuation Day and the Current Valuation Day (i.e., one day for successive Valuation Days, but more than one calendar day for Valuation Days that are separated by weekends and/or holidays), plus the amount of any Purchase Payment made on the Current Valuation Day; and
..   the Account Value.

 If you have not made a withdrawal prior to the tenth anniversary of the date you elected Highest Daily Lifetime Five (which we refer to as the "Tenth Anniversary"), we will continue to calculate a Protected Withdrawal Value. On or after the Tenth Anniversary and up until the date of the first withdrawal, your Protected Withdrawal Value is equal to the greater of the Protected Withdrawal Value on the Tenth Anniversary or your Account Value.

 The Enhanced Protected Withdrawal Value is only calculated if you do not take a withdrawal prior to the Tenth Anniversary. Thus, if you do take a withdrawal prior to the Tenth Anniversary, you are not eligible to receive Enhanced Protected Withdrawal Value. If so, then on or after the Tenth Anniversary up until the date of the first withdrawal, the Enhanced Protected Withdrawal Value is equal to the sum of:
 (a)200% of the Account Value on the date you elected Highest Daily Lifetime
    Five;
 (b)200% of all Purchase Payments made during the one-year period after the date you elected Highest Daily Lifetime Five; and
 (c)100% of all Purchase Payments made more than one year after the date you elected Highest Daily Lifetime Five, but prior to the date of your first withdrawal.

 We cease these daily calculations of the Protected Withdrawal Value and Enhanced Protected Withdrawal Value (and therefore, the Total Protected Withdrawal Value) when you make your first withdrawal. However, as discussed below, subsequent Purchase Payments will increase the Total Annual Income Amount, while "excess" withdrawals (as described below) may decrease the Total Annual Income Amount.

 Key Feature - Total Annual Income Amount under the Highest Daily Lifetime Five Benefit
 The initial Total Annual Income Amount is equal to 5% of the Total Protected Withdrawal Value. For purposes of the asset transfer formula described below, we also calculate a Highest Daily Annual Income Amount, which is initially equal to 5% of the Protected Withdrawal Value. Under the Highest Daily Lifetime Five benefit, if your cumulative withdrawals in an Annuity Year are less than or equal to the Total Annual Income Amount, they will not reduce your Total Annual Income Amount in subsequent Annuity Years, but any such withdrawals will reduce the Total Annual Income Amount on a dollar-for-dollar basis in that Annuity Year. If your cumulative withdrawals are in excess of the Total Annual Income Amount ("Excess Income"), your Total Annual Income Amount in subsequent years will be reduced (except with regard to required minimum distributions) by the result of the ratio of the Excess Income to the Account Value immediately prior to such withdrawal (see examples of this calculation below). Reductions include the actual amount of the withdrawal. A Purchase Payment that you make will increase the then-existing Total Annual Income Amount and Highest Daily Annual Income Amount by an amount equal to 5% of the Purchase Payment.

 An automatic step-up feature ("Highest Quarterly Auto Step-Up") is included as part of this benefit. As detailed in this paragraph, the Highest Quarterly Auto Step-Up feature can result in a larger Total Annual Income Amount if your Account Value increases subsequent to your first withdrawal. We begin examining the Account Value for purposes of this feature starting with the anniversary of the Issue Date of the Annuity (the "Annuity Anniversary") immediately after your first withdrawal under the benefit. Specifically, upon the first such Annuity Anniversary, we identify the Account Value on the Valuation Days corresponding to the end of each quarter that (i) is based on your Annuity Year, rather than a calendar year; (ii) is subsequent to the first withdrawal; and (iii) falls within the immediately preceding Annuity Year. If the end of any such quarter falls on a holiday or a weekend, we use the next Valuation Day. We multiply each of those quarterly Account Values by 5%, adjust each such quarterly value for subsequent withdrawals and Purchase Payments, and then select the highest of those values. If the highest of those values exceeds the existing Total Annual Income Amount, we replace the existing amount with the new, higher amount. Otherwise, we leave the existing Total Annual Income Amount intact. In later years, (i.e., after the first Annuity Anniversary after the first withdrawal) we determine whether an automatic step-up should occur on each Annuity Anniversary, by performing a similar examination of the Account Values on the end of the four immediately preceding quarters. If, on the date that we implement a Highest Quarterly Auto Step-Up to your Total Annual Income Amount, the charge for Highest Daily Lifetime Five has changed for new purchasers, you may be subject to the new charge at the time of such step-up. Prior to increasing your charge for Highest Daily Lifetime Five upon a step-up, we would notify you, and give you the opportunity to cancel the automatic step-up feature. If you receive notice of a proposed step-up and accompanying fee increase, you should carefully evaluate whether the amount of the step-up justifies the increased fee to which you will be subject.

 The Highest Daily Lifetime Five program does not affect your ability to make withdrawals under your annuity, or limit your ability to request withdrawals that exceed the Total Annual Income Amount. Under Highest Daily Lifetime Five, if your cumulative withdrawals in an Annuity Year are less than or equal to the Total Annual Income Amount, they will not reduce your Total Annual Income Amount in subsequent Annuity Years, but any such withdrawals will reduce the Total Annual Income Amount on a dollar-for-dollar basis in that Annuity Year.

 If, cumulatively, you withdraw an amount less than the Total Annual Income Amount in any Annuity Year, you cannot carry-over the unused portion of the Total Annual Income Amount to subsequent Annuity Years.

 Examples of dollar-for-dollar and proportional reductions, and the Highest Quarterly Auto Step-Up are set forth below. The values depicted here are purely hypothetical, and do not reflect the charges for the Highest Daily Lifetime Five benefit or any other fees and charges. Assume the following for all three examples:
  .   The Issue Date is December 1, 2006
  .   The Highest Daily Lifetime Five benefit is elected on March 5, 2007.

 Dollar-for-Dollar Reductions
 On May 2, 2007, the Total Protected Withdrawal Value is $120,000, resulting in a Total Annual Income Amount of $6,000 (5% of $120,000). Assuming $2,500 is withdrawn from the Annuity on this date, the remaining Total Annual Income Amount for that Annuity Year (up to and including December 1, 2007) is $3,500. This is the result of a dollar-for-dollar reduction of the Total Annual Income Amount - $6,000 less $2,500 = $3,500.

 Proportional Reductions
 Continuing the previous example, assume an additional withdrawal of $5,000 occurs on August 6, 2007 and the Account Value at the time of this withdrawal is $110,000. The first $3,500 of this withdrawal reduces the Total Annual Income Amount for that Annuity Year to $0. The remaining withdrawal amount - $1,500 - reduces the Total Annual Income Amount in future Annuity Years on a proportional basis based on the ratio of the excess withdrawal to the Account Value immediately prior to the excess withdrawal. (Note that if there were other withdrawals in that Annuity Year, each would result in another proportional reduction to the Total Annual Income Amount).

 Here is the calculation:



   Account Value before withdrawal                               $110,000.00
   Less amount of "non" excess withdrawal                        $ (3,500.00)
   Account Value immediately before excess withdrawal of $1,500  $106,500.00

   Excess withdrawal amount                                      $  1,500.00
   Divided by Account Value immediately before excess withdrawal $106,500.00
   Ratio                                                                1.41%

   Total Annual Income Amount                                    $  6,000.00
   Less ratio of 1.41%                                           $    (84.51)
   Total Annual Income Amount for future Annuity Years           $  5,915.49



 Highest Quarterly Auto Step-Up
 On each Annuity Anniversary date, the Total Annual Income Amount is stepped-up if 5% of the highest quarterly value since your first withdrawal (or last Annuity Anniversary in subsequent years), adjusted for withdrawals and additional Purchase Payments, is higher than the Total Annual Income Amount, adjusted for excess withdrawals and additional Purchase Payments.

 Continuing the same example as above, the Total Annual Income Amount for this Annuity Year is $6,000. However, the excess withdrawal on August 6 reduces this amount to $5,915.49 for future years (see above). For the next Annuity Year, the Total

 Annual Income Amount will be stepped-up if 5% of the highest quarterly Account Value, adjusted for withdrawals, is higher than $5,915.49. Here are the calculations for determining the quarterly values. Only the June 1 value is being adjusted for excess withdrawals as the September 1 and December 1 Valuation Days occur after the excess withdrawal on August 6.



                                   Highest Quarterly
                                    Value (adjusted   Adjusted Total Annual
                                    with withdrawal       Income Amount
                                     and Purchase           (5% of the
   Date*             Account value    Payments)**    Highest Quarterly Value)
   -----             -------------    -----------    ------------------------
   --------------------------------------------------------------------------
   June 1, 2007       $118,000.00     $118,000.00           $5,900.00
   --------------------------------------------------------------------------
   August 6, 2007     $120,000.00     $112,885.55           $5,644.28
   --------------------------------------------------------------------------
   September 1, 2007  $112,000.00     $112,885.55           $5,644.28
   --------------------------------------------------------------------------
   December 1, 2007   $119,000.00     $119,000.00           $5,950.00



 * In this example, the Annuity Anniversary date is December 1. The quarterly valuation dates are every three months thereafter -
    March 1, June 1, September 1, and December 1. In this example, we do not use the March 1 date as the first withdrawal took place after March 1. The Annuity Anniversary Date of December 1 is considered the fourth and final quarterly valuation date for the year.
 ** In this example, the first quarterly value after the first withdrawal is $118,000 on June 1, yielding an adjusted Total Annual Income Amount of $5,900.00. This amount is adjusted on August 6 to reflect the $5,000 withdrawal. The calculations for the adjustments are:
  . The Account Value of $118,000 on June 1 is first reduced dollar-for-dollar by $3,500 ($3,500 is the remaining Total Annual Income Amount for the Annuity Year), resulting in an adjusted Account Value of $114,500 before the excess withdrawal.
  . This amount ($114,500) is further reduced by 1.41% (this is the ratio in the above example which is the excess withdrawal divided by the Account Value immediately preceding the excess withdrawal) resulting in a Highest Quarterly Value of $112,885.55.

 The adjusted Total Annual Income Amount is carried forward to the next quarterly anniversary date of September 1. At this time, we compare this amount to 5% of the Account Value on September 1. Since the June 1 adjusted Total Annual Income Amount of $5,644.28 is higher than $5,600.00 (5% of $112,000), we continue to carry $5,644.28 forward to the next and final quarterly anniversary date of December 1. The Account Value on December 1 is $119,000 and 5% of this amount is $5,950. Since this is higher than $5,644.28, the adjusted Total Annual Income Amount is reset to $5,950.00.

 In this example, 5% of the December 1 value yields the highest amount of $ 5,950.00. Since this amount is higher than the current year's Total Annual Income Amount of $5,915.49 adjusted for excess withdrawals, the Total Annual Income Amount for the next Annuity Year, starting on December 2, 2007 and continuing through December 1, 2008, will be stepped-up to $5,950.00.

 Benefits under the Highest Daily Lifetime Five Program
..   To the extent that your Account Value was reduced to zero as a result of cumulative withdrawals that are equal to or less than the Total Annual Income Amount and amounts are still payable under Highest Daily Lifetime Five, we will make an additional payment, if any, for that Annuity Year equal to the remaining Total Annual Income Amount for the Annuity Year. Thus, in that scenario, the remaining Total Annual Income Amount would be payable even though your Account Value was reduced to zero. In subsequent Annuity Years we make payments that equal the Total Annual Income Amount as described in this section. We will make payments until the death of the single designated life. To the extent that cumulative withdrawals in the current Annuity Year that reduced your Account Value to zero are more than the Total Annual Income Amount, the Highest Daily Lifetime Five benefit terminates, and no additional payments will be made.
..   If Annuity payments are to begin under the terms of your Annuity, or if you decide to begin receiving Annuity payments and there is a Total Annual Income Amount due in subsequent Annuity Years, you can elect one of the following two options:

       (1)apply your Account Value to any Annuity option available; or
       (2)request that, as of the date Annuity payments are to begin, we make Annuity payments each year equal to the Total Annual Income Amount. We will make payments until the death of the single designated life.

 We must receive your request in a form acceptable to us at our office.

 In the absence of an election when mandatory annuity payments are to begin, we will make annual annuity payments in the form of a single life fixed annuity with ten payments certain, by applying the greater of the annuity rates then currently available or the annuity rates guaranteed in your Annuity. The amount that will be applied to provide such Annuity payments will be the greater of:

       (1)the present value of the future Total Annual Income Amount payments. Such present value will be calculated using the greater of the single life fixed annuity rates then currently available or the single life fixed annuity rates guaranteed in your Annuity; and
       (2)the Account Value.
..   If no withdrawal was ever taken, we will calculate the Total Annual Income
    Amount as if you made your first withdrawal on the date the annuity payments are to begin.
..   Please note that if your Annuity has a maximum Annuity Date requirement, payments that we make under this benefit as of that date will be treated as annuity payments.

 Other Important Considerations
..   Withdrawals under the Highest Daily Lifetime Five benefit are subject to all of the terms and conditions of the Annuity, including any CDSC.
..   Withdrawals made while the Highest Daily Lifetime Five Benefit is in effect will be treated, for tax purposes, in the same way as any other withdrawals under the Annuity. The Highest Daily Lifetime Five Benefit does not directly affect the Account Value or surrender value, but any withdrawal will decrease the Account Value by the amount of the withdrawal (plus any applicable CDSC). If you surrender your Annuity you will receive the current surrender value.
..   You can make withdrawals from your Annuity while your Account Value is greater than zero without purchasing the Highest Daily Lifetime Five benefit. The Highest Daily Lifetime Five benefit provides a guarantee that if your Account Value declines due to market performance, you will be able to receive your Total Annual Income Amount in the form of periodic benefit payments.
..   Upon inception of the benefit, 100% of your Account Value must be allocated to the permitted sub-accounts. However, the asset transfer component of the benefit as described below may transfer Account Value to the Benefit Fixed Rate Account as of the effective date of the benefit in some circumstances.
..   You cannot allocate Purchase Payments or transfer Account Value to a Fixed
    Allocation if you elect this benefit.
..   Transfers to and from the Sub-accounts and the Benefit Fixed Rate Option triggered by the asset transfer component of the benefit will not count toward the maximum number of free transfers allowable under an Annuity.
..   In general, you must allocate your Account Value in accordance with the then available investment option(s) that we may prescribe in order to elect and maintain the Highest Daily Lifetime Five benefit. If, subsequent to your election of the benefit, we change our requirements for how Account Value must be allocated under the benefit, the new requirement will apply only to new elections of the benefit, and we will not compel you to re-allocate your Account Value in accordance with our newly-adopted requirements. Subsequent to any change in requirements, transfers of Account Value and allocation of additional Purchase Payments may be subject to the new investment limitations.

 Election of and Designations under the Program
 For Highest Daily Lifetime Five, there must be either a single Owner who is the same as the Annuitant, or if the Annuity is entity-owned, there must be a single natural person Annuitant. In either case, the Annuitant must be at least 55 years old.

 Any change of the Annuitant under the Annuity will result in cancellation of Highest Daily Lifetime Five. Similarly, any change of Owner will result in cancellation of Highest Daily Lifetime Five, except if (a) the new Owner has the same taxpayer identification number as the previous owner (b) both the new Owner and previous Owner are entities or (c) the previous Owner is a natural person and the new Owner is an entity.

 Highest Daily Lifetime Five can be elected at the time that you purchase your Annuity. We also offer existing owners (i.e., those who have already acquired their Annuity) the option to elect Highest Daily Lifetime Five after the Issue Date, subject to our eligibility rules and restrictions.

 Currently, if you terminate the Highest Daily Lifetime Five benefit, you
 (a) will not be permitted to re-elect the benefit and (b) will be allowed to elect the Spousal Lifetime Five Benefit or the Lifetime Five Income Benefit on any anniversary of the Issue Date that is at least 90 calendar days from the date the Highest Daily Lifetime Five Benefit was terminated. We reserve the right to further limit the election frequency in the future. Before making any such change to the election frequency, we will provide prior notice to Owners who have an effective Highest Daily Lifetime Five Benefit.

 Termination of the Program
 You may terminate the benefit at any time by notifying us. If you terminate the benefit, any guarantee provided by the benefit will terminate as of the date the termination is effective, and certain restrictions on re-election will apply as described above. The benefit terminates: (i) upon your termination of the benefit (ii) upon your surrender of the Annuity (iii) upon your election to begin receiving annuity payments (iv) upon the death of the Annuitant (v) if both the Account Value and Total Annual Income Amount equal zero or (vi) if you fail to meet our requirements for issuing the benefit.

 Upon termination of Highest Daily Lifetime Five, we cease deducting the charge for the benefit. With regard to your investment allocations, upon termination we will: (i) leave intact amounts that are held in the variable investment options, and (ii) transfer all amounts held in the Benefit Fixed Rate Account (as defined below) to your variable investment options, based on your existing allocation instructions or (in the absence of such existing instructions) pro rata (i.e. in the same proportion as the current balances in your variable investment options). Upon termination, we may limit or prohibit investment in the Fixed Allocations.

 Return of Principal Guarantee
 If you have not made a withdrawal before the Tenth Anniversary, we will increase your Account Value on that Tenth Anniversary (or the next Valuation Day, if that anniversary is not a Valuation Day), if the requirements set forth in this paragraph are met. On the Tenth Anniversary, we add:
 (a) your Account Value on the day that you elected Highest Daily Lifetime Five; and
 (b) the sum of each Purchase Payment you made (including any Credits) during the one-year period after you elected the benefit.

 If the sum of (a) and (b) is greater than your Account Value on the Tenth Anniversary, we increase your Account Value to equal the sum of (a) and (b), by contributing funds from our general account. If the sum of (a) and (b) is less than or equal to your Account Value on the Tenth Anniversary, we make no such adjustment. The amount that we add to your Account Value under this provision will be allocated to each of your variable investment options and the Benefit Fixed Rate Account (described below), in the same proportion that each such investment option bears to your total Account Value, immediately prior to the application of the amount. Any such amount will not be considered a purchase payment when calculating your Total Protected Withdrawal Value, your death benefit, or the amount of any other or optional benefit that you may have selected, and therefore will have no direct impact on any such values at the time we add this amount. This potential addition to Account Value is available only if you have elected Highest Daily Lifetime Five and if you meet the conditions set forth in this paragraph. Thus, if you take a withdrawal prior to the Tenth Anniversary, you are not eligible to receive the Return of Principal Guarantee.

 Asset Transfer Component of Highest Daily Lifetime Five
 As indicated above, we limit the sub-accounts to which you may allocate Account Value if you elect Highest Daily Lifetime Five. For purposes of this benefit, we refer to those permitted sub-accounts as the "Permitted Sub-accounts". As a requirement of participating in Highest Daily Lifetime Five, we require that you participate in our specialized asset transfer program, under which we may transfer Account Value between the Permitted Sub-accounts and a fixed interest rate account that is part of our general account (the "Benefit Fixed Rate Account"). We determine whether to make a transfer, and the amount of any transfer, under a non-discretionary formula, discussed below. The Benefit Fixed Rate Account is available only with this benefit, and thus you may not allocate Purchase Payments to that Account. The interest rate that we pay with respect to the Benefit Fixed Rate Account is reduced by an amount that corresponds generally to the charge that we assess against your variable Sub-accounts for Highest Daily Lifetime Five. The Benefit Fixed Rate Account is not subject to the Investment Company Act of 1940 or the Securities Act of 1933.

 Under the asset transfer component of Highest Daily Lifetime Five, we monitor your Account Value daily and, if necessary, systematically transfer amounts between the Permitted Sub-accounts you have chosen and the Benefit Fixed Rate Account. Any transfer would be made in accordance with a formula, which is set forth in the schedule supplement to the endorsement for this benefit (and also appears in the Appendices to this prospectus). Speaking generally, the formula, which we apply each Valuation Day, operates as follows. The formula starts by identifying your Protected Withdrawal Value for that day and then multiplies that figure by 5%, to produce a projected (i.e., hypothetical) Highest Daily Annual Income Amount. Then, using our actuarial tables, we produce an estimate of the total amount we would target in our allocation model, based on the projected Highest Daily Annual Income Amount each year for the rest of your life. In the formula, we refer to that value as the "Target Value" or "L". If you have already made a withdrawal, your projected Highest Daily Annual Income Amount (and thus your Target Value) would take into account any automatic step-up that was scheduled to occur according to the step-up formula described above. Next, the formula subtracts from the Target Value the amount held within the Benefit Fixed Rate Account on that day, and divides that difference by the amount held within the Permitted Sub-accounts. That ratio, which essentially isolates the amount of your Target Value that is not offset by amounts held within the Benefit Fixed Rate Account, is called the "Target Ratio" or "r". If the Target Ratio exceeds a certain percentage (currently 83%), it means essentially that too much Target Value is not offset by assets within the Benefit Fixed Rate Account, and therefore we will transfer an amount from your Permitted Sub-accounts to the Benefit Fixed Rate Account. Conversely, if the Target Ratio falls below a certain percentage (currently 77%), then a transfer from the Benefit Fixed Rate Account to the Permitted Sub-accounts would occur. Note that the formula is calculated with reference to the Highest Daily Annual Income Amount, rather than with reference to the Annual Income Amount.

 As you can glean from the formula, a downturn in the securities markets (i.e., a reduction in the amount held within the Permitted Sub-accounts) may cause us to transfer some of your variable Account Value to the Benefit Fixed Rate Account, because such a reduction will tend to increase the Target Ratio. Moreover, certain market return scenarios involving "flat" returns over a period of time also could result in the transfer of money to the Benefit Fixed Rate Account. In deciding how much to transfer, we use another formula, which essentially seeks to re-balance amounts held in the Permitted Sub-accounts and the Benefit Fixed Rate Account so that the Target Ratio meets a target, which currently is equal to 80%. Once you elect Highest Daily Lifetime Five, the ratios we use will be fixed. For newly issued annuities that elect Highest Daily Lifetime Five and existing annuities that elect Highest Daily Lifetime Five, however, we reserve the right to change the ratios.

 While you are not notified when your Annuity reaches a reallocation trigger, you will receive a confirmation statement indicating the transfer of a portion of your Account Value either to or from the Benefit Fixed Rate Account. The formula by which the reallocation triggers operate is designed primarily to mitigate the financial risks that we incur in providing the guarantee under Highest Daily Lifetime Five.

 Depending on the results of the calculation relative to the reallocation triggers, we may, on any day:
..   Not make any transfer; or
..   If a portion of your Account Value was previously allocated to the Benefit
    Fixed Rate Account, transfer all or a portion of those amounts to the Permitted Sub-accounts, based on your existing allocation instructions or (in the absence of such existing instructions) pro rata (i.e., in the same proportion as the current balances in your variable investment options). Amounts taken out of the Benefit Fixed Rate Account will be withdrawn for this purpose on a last-in, first-out basis (an amount renewed into a new guarantee period under the Benefit Fixed Rate Account will be deemed a new investment for purposes of this last-in, first-out rule); or
..   Transfer all or a portion of your Account Value in the Permitted
    Sub-accounts pro-rata to the Benefit Fixed Rate Account. The interest that you earn on such transferred amount will be equal to the annual rate that we have set for that day, and we will credit the daily equivalent of that annual interest until the earlier of one year from the date of the transfer or the date that such amount in the Benefit Fixed Rate Account is transferred back to the Permitted Sub-accounts.

 If a significant amount of your Account Value is systematically transferred to the Benefit Fixed Rate Account during periods of market declines or low interest rates, less of your Account Value may be available to participate in the investment experience of the Permitted Sub-accounts if there is a subsequent market recovery. Under the reallocation formula that we employ, it is possible that over time a significant portion, and under certain circumstances all, of your Account Value may be allocated to the Benefit Fixed Rate Account. Note that if your entire Account Value is transferred to the Benefit Fixed Rate Account, then based on the way the formula operates, that value would remain in the Benefit Fixed Rate Account unless you made additional Purchase Payments to the Permitted Sub-Accounts, which could cause Account Value to transfer out of the Benefit Fixed Rate Account.

 Additional Tax Considerations
 If you purchase an annuity as an investment vehicle for "qualified" investments, including an IRA, SEP-IRA, Tax Sheltered Annuity (or 403(b)) or employer plan under Code Section 401(a), the Required Minimum Distribution rules under the Code provide that you begin receiving periodic amounts from your annuity beginning after age 70 1/2. For a Tax Sheltered Annuity or a 401(a) plan for which the participant is not a greater than 5 percent owner of the employer, this required beginning date can generally be deferred to retirement, if later. Roth IRAs are not subject to these rules during the owner's lifetime. The amount required under the Code may exceed the Total Annual Income Amount, which will cause us to increase the Total Annual Income Amount in any Annuity Year that Required Minimum Distributions due from your Annuity that are greater than such amounts. In addition, the amount and duration of payments under the annuity payment and death benefit provisions may be adjusted so that the payments do not trigger any penalty or excise taxes due to tax considerations such as Required Minimum Distribution provisions under the tax law. Please note, however, that any withdrawal you take prior to the Tenth Anniversary, even if withdrawn to satisfy required minimum distribution rules, will cause you to lose the ability to receive Enhanced Protected Withdrawal Value and an amount under the Return of Principal Guarantee.

 As indicated, withdrawals made while the Highest Daily Lifetime Five Benefit is in effect will be treated, for tax purposes, in the same way as any other withdrawals under the Annuity. Please see the Tax Considerations section of the prospectus for a detailed discussion of the tax treatment of withdrawals. We do not address each potential tax scenario that could arise with respect to this Benefit here. However, we do note that if you participate in Highest Daily Lifetime Five through a non-qualified annuity, and your annuity has received Enhanced Protected Withdrawal Value and/or an additional amount under the Return of Principal Guarantee, as with all withdrawals, once all Purchase Payments are returned under the Annuity, all subsequent withdrawal amounts will be taxed as ordinary income.

                                 DEATH BENEFIT

 WHAT TRIGGERS THE PAYMENT OF A DEATH BENEFIT?

 The Annuity provides a Death Benefit during its accumulation period. If the Annuity is owned by one or more natural persons, the Death Benefit is payable upon the first death of an Owner. If the Annuity is owned by an entity, the Death Benefit is payable upon the Annuitant's death, if there is no Contingent Annuitant. Generally, if a Contingent Annuitant was designated before the Annuitant's death and the Annuitant dies, then the Contingent Annuitant becomes the Annuitant and a Death Benefit will not be paid at that time. The person upon whose death the Death Benefit is paid is referred to below as the "decedent."


 BASIC DEATH BENEFIT
 The Annuity provides a basic Death Benefit at no additional charge. The Insurance Charge we deduct daily from your Account Value allocated to the Sub-accounts is used, in part, to pay us for the risk we assume in providing the basic Death Benefit guarantee under the Annuity. The Annuity also offers four different optional Death Benefits that can be purchased for an additional charge. The additional charge is deducted to compensate American Skandia for providing increased insurance protection under the optional Death Benefits. Notwithstanding the additional protection provided under the optional Death Benefits, the additional cost has the impact of reducing the net performance of the investment options.

 The basic Death Benefit depends on the decedent's age on the date of death:
 If death occurs before the decedent's age 85: The Death Benefit is the greater of:
  .   The sum of all Purchase Payments less the sum of all withdrawals; and
  . The sum of your Account Value in the Sub-accounts and your Interim Value in the Fixed Allocations.

 If death occurs when the decedent is age 85 or older: The Death Benefit is your Account Value.

 OPTIONAL DEATH BENEFITS
 Four optional Death Benefits are offered for purchase with your Annuity to provide an enhanced level of protection for your beneficiaries.


 Currently, these benefits are only offered in those jurisdictions where we have received regulatory approval and must be elected at the time that you purchase your Annuity. We may, at a later date, allow existing Annuity Owners to purchase an optional Death Benefit subject to our rules and any changes or restrictions in the benefits. Certain terms and conditions may differ between jurisdictions once approved and if you purchase your Annuity as part of an exchange, replacement or transfer, in whole or in part, from any other Annuity we issue. The "Combination 5% Roll-up and Highest Anniversary Value" Death Benefit may only be elected individually, and cannot be elected in combination with any other optional Death Benefit. If you elect Spousal Lifetime Five, you are not permitted to elect an optional Death Benefit.

 Investment Restrictions may apply if you elect certain optional death benefits. See the chart in the "Investment Options" section of the Prospectus for a list of investment options available and permitted with each benefit.


 Enhanced Beneficiary Protection Optional Death Benefit

 The Enhanced Beneficiary Protection Optional Death Benefit can provide additional amounts to your Beneficiary that may be used to offset federal and state taxes payable on any taxable gains in your Annuity at the time of your death. Whether this benefit is appropriate for you may depend on your particular circumstances, including other financial resources that may be available to your Beneficiary to pay taxes on your Annuity should you die during the accumulation period. No benefit is payable if death occurs on or after the Annuity Date.


 The Enhanced Beneficiary Protection Optional Death Benefit provides a benefit that is payable in addition to the basic Death Benefit and certain other optional death benefits you may elect in conjunction with this benefit. If the Annuity has one Owner, the Owner must be age 75 or less at the time the benefit is purchased. If the Annuity has joint Owners, the oldest Owner must be age 75 or less. If the Annuity is owned by an entity, the Annuitant must be age 75 or less.


 Calculation of Enhanced Beneficiary Protection Optional Death Benefit
 If you purchase the Enhanced Beneficiary Protection Optional Death Benefit, the Death Benefit is calculated as follows:

 1. the basic Death Benefit described above;

    PLUS

 2. 40% of your "Growth" under the Annuity, as defined below.

 "Growth" means the sum of your Account Value in the Sub-accounts and your Interim Value in the Fixed Allocations, minus the total of all Purchase Payments reduced by the sum of all proportional withdrawals.

 "Proportional Withdrawals" are determined by calculating the percentage of your Account Value that each prior withdrawal represented when withdrawn. For example, a withdrawal of 50% of Account Value would be considered as a 50% reduction in Purchase Payments.


 The Enhanced Beneficiary Protection Optional Death Benefit is subject to a maximum of 100% of all Purchase Payments applied to the Annuity at least 12 months prior to the death of the decedent that triggers the payment of the Death Benefit.

 The Enhanced Beneficiary Protection Optional Death Benefit described above is currently being offered in those jurisdictions where we have received regulatory approval. Certain terms and conditions may differ between jurisdictions once approved. Please see Appendix F for a Description of the Enhanced Beneficiary Protection Optional Death Benefit offered before November 18, 2002 in those jurisdictions where we received regulatory approval. Please refer to the section entitled "Tax Considerations" for a discussion of special tax considerations for purchasers of this benefit. The Enhanced Beneficiary Protection Death Benefit is not available if you elect the "Combination 5% Roll-up and Highest Anniversary Value" Death Benefit or the Spousal Lifetime Five Income Benefit.


 See Appendix B for examples of how the Enhanced Beneficiary Protection Optional Death Benefit is calculated.

 Highest Anniversary Value Death Benefit ("HAV")

 If the Annuity has one Owner, the Owner must be age 79 or less at the time the Highest Anniversary Value Optional Death Benefit is purchased. If the Annuity has joint Owners, the oldest Owner must be age 79 or less. If the Annuity is owned by an entity, the Annuitant must be age 79 or less.

 Certain of the Portfolios offered as Sub-accounts Under the Annuity are not available if you elect the Highest Anniversary Value Death Benefit. In Addition, we reserve the right to require you to use certain asset allocation model(s) if you elect this death benefit.

 Calculation of Highest Anniversary Value Death Benefit
 The HAV Death Benefit depends on whether death occurs before or after the Death Benefit Target Date.

       If the Owner dies before the Death Benefit Target Date, the Death Benefit equals the greater of:

       1. the basic Death Benefit described above; and
       2. the Highest Anniversary Value as of the Owner's date of death.

       If the Owner dies on or after the Death Benefit Target Date, the Death Benefit equals the greater of:

       1. the basic Death Benefit described above; and
       2. the Highest Anniversary Value on the Death Benefit Target Date plus the sum of all Purchase Payments less the sum of all proportional withdrawals since the Death Benefit Target Date.

 The amount determined by this calculation is increased by any Purchase Payments received after the Owner's date of death and decreased by any proportional withdrawals since such date.


 The Highest Anniversary Value Death Benefit described above is currently being offered in those jurisdictions where we have received regulatory approval. Certain terms and conditions may differ between jurisdictions once approved. The Highest Anniversary Value Death Benefit is not available if you elect the "Combination 5% Roll-up and Highest Anniversary Value" or the "Highest Daily Value" Death Benefit. It also is not available with Spousal Lifetime Five. Please see Appendix F for a description of the Guaranteed Minimum Death Benefit offered before November 18, 2002 in those jurisdictions where we received regulatory approval.


 Please refer to the definition of Death Benefit Target Date below. This death benefit may not be an appropriate feature where the Owner's age is near the age specified in the Death Benefit Target Date. This is because the benefit may not have the same potential for growth as it otherwise would, since there will be fewer contract anniversaries before the death benefit target date is reached. The death benefit target date under this death benefit is earlier than the death benefit target date under the Combination 5% Roll-up and Highest Anniversary Value Death Benefit for Owners who are age 76 or older when the Annuity is issued, which may result in a lower value on the death benefit, since there will be fewer contract anniversaries before the death benefit target date is reached.

 See Appendix B for examples of how the Highest Anniversary Value Death Benefit is calculated.

 Combination 5% Roll-up and Highest Anniversary Value Death Benefit

 If the Annuity has one Owner, the Owner must be age 79 or less at the time the Combination 5% Roll-up and HAV Optional Death Benefit is purchased. If the Annuity has joint Owners, the oldest Owner must be age 79 or less. If the Annuity is owned by an entity, the Annuitant must be age 79 or less.


 Certain of the Portfolios offered as Sub-accounts under the Annuity are not available if you elect the Combination 5% Roll-up and HAV Death Benefit. If you elect this benefit, you must allocate your Account Value in accordance with the then permitted and available investment options. In addition, we reserve the right to require you to use certain asset allocation model(s) if you elect this Death Benefit.


 Calculation of the Combination 5% Roll-up and Highest Anniversary Value Death Benefit
 The Combination 5% Roll-up and HAV Death Benefit equals the greatest of:
 1. the basic Death Benefit described above; and
 2. the Highest Anniversary Value Death Benefit described above; and
 3. 5% Roll-up described below.

    The calculation of the 5% Roll-up depends on whether death occurs before or after the Death Benefit Target Date.

 If the Owner dies before the Death Benefit Target Date the 5% Roll up is equal to:
  . all Purchase Payments increasing at an annual effective interest rate of 5% starting on the date that each Purchase Payment is made and ending on the Owner's date of death;

    MINUS

  . the sum of all withdrawals, dollar-for-dollar up to 5% of the Death Benefit's value as of the prior contract anniversary (or Issue Date if the withdrawal is in the first contract year). Any withdrawals in excess of the 5% dollar-for-dollar limit are proportional.

 If the Owner dies on or after the Death Benefit Target Date the 5% Roll-up is equal to:

..   the 5% Roll-up value as of the Death Benefit Target Date increased by total
    Purchase Payments made after the Death Benefit Target Date;

    MINUS

..   the sum of all withdrawals which reduce the 5% Roll-up proportionally.


 Please refer to the definitions of Death Benefit Target Date Below. This Death Benefit may not be an appropriate feature where the Owner's age is near the age specified in the death benefit target date. This is because the benefit may not have the same potential for growth as it otherwise would, since there will be fewer contract anniversaries before the Death Benefit Target Date is reached.

 The Combination 5% Roll-up and Highest Anniversary Value Death Benefit described above is currently being offered in those jurisdictions where we have received regulatory approval. Certain terms and conditions may differ between jurisdictions once approved. The "Combination 5% Roll-up and Highest Anniversary Value" Death Benefit is not available if you elect any other optional Death Benefit or elect Spousal Lifetime Five. Please see Appendix D for a description of the Guaranteed Minimum Death Benefit offered before November 18, 2002 in those jurisdictions where we received regulatory approval.

 See Appendix B for examples of how the "Combination 5% Roll-up and Highest Anniversary Value" Death Benefit is calculated.


 Key Terms Used with the Highest Anniversary Value Death Benefit and the Combination 5% Roll-up and Highest Anniversary Value Death Benefit:

..   The Death Benefit Target Date for the Highest Anniversary Value Death
    Benefit is the contract anniversary on or after the 80/th/ birthday of the current Owner, the oldest of either joint Owner or the Annuitant, if entity-owned.
..   The Death Benefit Target Date for the Combination 5% Roll-up and HAV Death
    Benefit is the later of the contract anniversary on or after the 80/th/ birthday of the current Owner, the oldest of either joint Owner or the Annuitant, if entity owned, or five years after the Issue Date of the Annuity.

..   The Highest Anniversary Value equals the highest of all previous
    "Anniversary Values" less proportional withdrawals since such anniversary and plus any Purchase Payments since such anniversary.
..   The Anniversary Value is the Account Value as of each anniversary of the
    Issue Date of the Annuity. The Anniversary Value on the Issue Date is equal to your Purchase Payment.
..   Proportional withdrawals are determined by calculating the percentage of your Account Value that each prior withdrawal represented when withdrawn. Proportional withdrawals result in a reduction to the Highest Anniversary Value or 5% Roll-up value by reducing such value in the same proportion as the Account Value was reduced by the withdrawal as of the date the withdrawal occurred. For example, if your Highest Anniversary Value or 5% Roll-up value is $125,000 and you subsequently withdraw $10,000 at a time when your Account Value is equal to $100,000 (a 10% reduction), when calculating the optional Death Benefit we will reduce your Highest Anniversary Value ($125,000) by 10% or $12,500.

 Highest Daily Value Death Benefit ("HDV")

 If the Annuity has one Owner, the Owner must be age 79 or less at the time the Highest Daily Value Death Benefit is elected. If the Annuity has joint Owners, the older Owner must be age 79 or less. If there are Joint Owners, death of the Owner refers to the first to die of the Joint Owners. If the Annuity is owned by an entity, the Annuitant must be age 79 or less and death of the Owner refers to the death of the Annuitant.


 If you elect this benefit, you must allocate your Account Value in accordance with the then permitted and available option(s) with this benefit. If, subsequent to your election of the benefit, we change our requirements for how Account Value must be allocated under the benefit, the new requirement will apply only to new elections of the benefit, and we will not compel you to re-allocate your Account Value in accordance with our newly-adopted requirements. Subsequent to any change in requirements, transfers of Account Value and allocation of additional Purchase Payments may be subject to the new investment limitations.


 The HDV Death Benefit depends on whether death occurs before or after the Death Benefit Target Date.

       If the Owner dies before the Death Benefit Target Date, the Death Benefit equals the greater of:

       1. the basic Death Benefit described above; and
       2. the HDV as of the Owner's date of death.

       If the Owner dies on or after the Death Benefit Target Date, the Death Benefit equals the greater of:

       1. the basic Death Benefit described above; and
       2. the HDV on the Death Benefit Target Date plus the sum of all Purchase Payments less the sum of all proportional withdrawals since the Death Benefit Target Date.

       The amount determined by this calculation is increased by any Purchase Payments received after the Owner's date of death and decreased by any proportional withdrawals since such date.


 The Highest Daily Value Death Benefit described above is currently being offered in those jurisdictions where we have received regulatory approval. Certain terms and conditions may differ between jurisdictions once approved. The Highest Daily Value Death Benefit is not available if you elect the Guaranteed Return Option, Guaranteed Return Option Plus, Spousal Lifetime Five, Highest Daily Lifetime Five, "Combination 5% Roll-up and Highest Anniversary Value" Death Benefit, or the Highest Anniversary Value Death Benefit.


 Key Terms used with the Highest Daily Value Death Benefit:

..   The Death Benefit Target Date for the Highest Daily Value Death Benefit is
    the later of the Annuity anniversary on or after the 80/th/ birthday of the current Owner, or the older of either the joint Owner or the Annuitant, if entity owned, or five years after the Issue Date of the Annuity.
..   The Highest Daily Value equals the highest of all previous "Daily Values"
    less proportional withdrawals since such date and plus any Purchase Payments since such date.
..   The Daily Value is the Account Value as of the end of each Valuation Day.
    The Daily Value on the Issue Date is equal to your Purchase Payment.

..   Proportional withdrawals are determined by calculating the percentage of your Account Value that each prior withdrawal represented when withdrawn. Proportional withdrawals result in a reduction to the Highest Daily Value by reducing such value in the same proportion as the Account Value was reduced by the withdrawal as of the date the withdrawal occurred. For example, if your Highest Daily Value is $125,000 and you subsequently withdraw $10,000 at a time when your Account Value is equal to $100,000 (a 10% reduction), when calculating the optional Death Benefit we will reduce your Highest Daily Value ($125,000) by 10% or $12,500.

 Please see Appendix B to this Prospectus for a hypothetical example of how the HDV Death Benefit is calculated.

 Annuities with Joint Owners

 For Annuities with joint owners, the Death Benefits are calculated as shown above except that the age of the oldest of the Joint Owners is used to determine the Death Benefit Target Date. NOTE: If you and your spouse own your Annuity jointly, we will pay the Death Benefit to the Beneficiary. If the sole primary Beneficiary is the surviving spouse, then the surviving spouse can elect to assume ownership of your Annuity and continue the Annuity instead of receiving the Death Benefit.


 Annuities Owned by Entities
 For Annuities owned by an entity, the Death Benefits are calculated as shown above except that the age of the Annuitant is used to determine the Death Benefit Target Date. Payment of the Death Benefit is based on the death of the Annuitant (or Contingent Annuitant, if applicable).

 Can I Terminate the Optional Death Benefits? Do the Optional Death Benefits Terminate under other Circumstances?
 You can terminate the Enhanced Beneficiary Protection Death Benefit and the Highest Anniversary Value Death Benefit at any time. The "Combination 5% Roll-up and HAV Death Benefit" and the HDV Death Benefit may not be terminated once elected. The optional Death Benefits will terminate automatically on the Annuity Date. We may also terminate any optional Death Benefit if necessary to comply with our interpretation of the Code and applicable regulations.

 What are the Charges for the Optional Death Benefits?
 We deduct a charge equal to 0.25% per year of the average daily net assets of the Sub-accounts for each of the Highest Anniversary Value Death Benefit and the Enhanced Beneficiary Protection Death Benefit and 0.50% per year of the average daily net assets of the Sub-accounts for each of the "Combination 5% Roll-up and HAV Death Benefit" and the HDV Death Benefit. We deduct the charge for each of these benefits to compensate American Skandia for providing increased insurance protection under the optional Death Benefits. The additional annual charge is deducted daily against your Account Value allocated to the Sub-accounts.

 Please refer to the section entitled "Tax Considerations" for additional considerations in relation to the optional Death Benefit.

 PAYMENT OF DEATH BENEFITS


 Alternative Death Benefit Payment Options - Annuities owned by Individuals (not associated with Tax-Favored Plans)
 Except in the case of a spousal assumption as described below, upon your death, certain distributions must be made under the contract. The required distributions depend on whether you die before you start taking annuity payments under the contract or after you start taking annuity payments under the contract.

 If you die on or after the Annuity Date, the remaining portion of the interest in the contract must be distributed at least as rapidly as under the method of distribution being used as of the date of death.

 In the event of your death before the annuity start date, the Death Benefit must be distributed:
..   within five (5) years of the date of death; or
..   as a series of payments not extending beyond the life expectancy of the
    Beneficiary or over the life of the Beneficiary. Payments under this option must begin within one year of the date of death.

 Unless you have made an election prior to Death Benefit proceeds becoming due, a Beneficiary can elect to receive the Death Benefit proceeds under the Beneficiary Continuation Option as described below in the section entitled "Beneficiary Continuation Option," as a series of annuity payments.

 Upon our receipt of proof of death, we will send to the beneficiary materials that list these payment options.

 Alternative Death Benefit Payment Options - Annuities Held by Tax-Favored Plans The Code provides for alternative death benefit payment options when an Annuity is used as an IRA, 403(b) or other "qualified investment" that requires minimum distributions. Upon your death under an IRA, 403(b) or other "qualified investment", the designated Beneficiary may generally elect to continue the Annuity and receive Required Minimum Distributions under the Annuity instead of receiving the death benefit in a single payment. The available payment options will depend on whether you die before the date Required Minimum Distributions under the Code were to begin, whether you have named a designated beneficiary and whether the Beneficiary is your surviving spouse.

..   If you die after a designated beneficiary has been named, the death benefit must be distributed by December 31/st/ of the year including the five year anniversary of the date of death, or as periodic payments not extending beyond the life expectancy of the designated beneficiary (provided such payments begin by December 31/st/ of the year following the year of death). However, if your surviving spouse is the beneficiary, the death benefit can be paid out over the life expectancy of your spouse with such payments beginning no later than December 31/st/ of the year following the year of death or December 31/st/ of the year in which you would have reached age
    70 1/2, which ever is later. Additionally, if the contract is payable to (or for the benefit of) your surviving spouse, that portion of the contract may be continued with your spouse as the owner.

..   If you die before a designated beneficiary is named and before the date required minimum distributions must begin under the Code, the death benefit must be paid out within five years from the date of death. For contracts where multiple beneficiaries have been named and at least one of the beneficiaries does not qualify as a designated beneficiary and the account has not been divided into separate accounts by December 31/st/ of the year following the year of death, such contract is deemed to have no designated beneficiary.
..   If you die before a designated beneficiary is named and after the date required minimum distributions must begin under the Code, the death benefit must be paid out at least as rapidly as under the method then in effect. For contracts where multiple beneficiaries have been named and at least one of the beneficiaries does not qualify as a designated beneficiary and the account has not been divided into separate accounts by December 31/st/ of the year following the year of death, such contract is deemed to have no designated beneficiary.

 A beneficiary has the flexibility to take out more each year than mandated under the Required Minimum Distribution rules.

 Until withdrawn, amounts in an IRA, 403(b) or other "qualified investment" continue to be tax deferred. Amounts withdrawn each year, including amounts that are required to be withdrawn under the Required Minimum Distribution rules, are subject to tax. You may wish to consult a professional tax advisor for tax advice as to your particular situation.

 For a Roth IRA, if death occurs before the entire interest is distributed, the death benefit must be distributed under the same rules applied to IRAs where death occurs before the date Required Minimum Distributions must begin under the Code.

 The tax consequences to the beneficiary may vary among the different death benefit payment options. See the Tax Considerations section of this prospectus, and consult your tax advisor.

 Beneficiary Continuation Option
 Instead of receiving the death benefit in a single payment, or under an Annuity Option, a beneficiary may take the death benefit under an alternative death benefit payment option, as provided by the Code and described above under the sections entitled "Payment of Death Benefits" and "Alternative Death Benefit Payment Options - Annuities Held by Tax-Favored Plans." This "Beneficiary Continuation Option" is described below and is available for both qualified Annuities (i.e. annuities sold to an IRA, Roth IRA, SEP IRA, or 403(b)) and non-qualified Annuities.

 Under the Beneficiary Continuation Option:
..   The Owner's Annuity will be continued in the Owner's name, for the benefit of the beneficiary.
..   Beginning on the date we receive an election by the beneficiary to take the death benefit in a form other than a lump sum, the beneficiary will incur a Settlement Service Charge which is an annual charge assessed on a daily basis against the average assets allocated to the Sub-accounts. For non-qualified Annuities the charge is 1.00% per year, and for qualified Annuities the charge is 1.40% per year.
..   Beginning on the date we receive an election by the beneficiary to take the death benefit in a form other than a lump sum, the beneficiary will incur an annual maintenance fee equal to the lesser of $30 or 2% of Account
    Value. For non-qualified annuities, the fee will only apply if the Account Value is less than $25,000 at the time the fee is assessed. The fee will not apply if it is assessed 30 days prior to a surrender request.
..   The initial Account Value will be equal to any death benefit (including any optional death benefit) that would have been payable to the beneficiary if the beneficiary had taken a lump sum distribution.
..   The available Sub-accounts will be among those available to the Owner at the time of death, however certain Sub-Accounts may not be available.
..   The beneficiary may request transfers among Sub-accounts, subject to the same limitations and restrictions that applied to the Owner. Transfers in excess of 20 per year will incur a $10 transfer fee.
..   No Fixed Allocations or fixed interest rate options will be offered for non-qualified Beneficiary Continuation Options. However, for qualified Annuities, the Fixed Allocations will be those offered at the time the Beneficiary Continuation Option is elected.
..   No additional Purchase Payments can be applied to the Annuity.
..   The basic death benefit and any optional benefits elected by the Owner will no longer apply to the beneficiary.
..   The beneficiary can request a withdrawal of all or a portion of the Account
    Value at any time, unless the Beneficiary Continuation Option was the payout predetermined by the Owner and the Owner restricted the beneficiary withdrawal rights.
..   Upon the death of the Beneficiary, any remaining Account Value will be paid in a lump sum to the person(s) named by the beneficiary (successor), unless the successor chooses to continue receiving payments.

 Currently only Investment Options corresponding to Portfolios of the Advanced Series Trust and the ProFund VP are available under the Beneficiary Continuation Option.

 In addition to the materials referenced above, the Beneficiary will be provided with a prospectus and a settlement agreement describing the Beneficiary Continuation Option. We may pay compensation to the broker-dealer of record on the Annuity based on amounts held in the Beneficiary Continuation Option. Please contact us for additional information on the availability, restrictions and limitations that will apply to a beneficiary under the Beneficiary Continuation Option.

 SPOUSAL ASSUMPTION OF ANNUITY
 You may name your spouse as your Beneficiary. If you and your spouse own your Annuity jointly, we assume that the sole primary Beneficiary will be the surviving spouse unless you elect an alternative Beneficiary designation. Unless you elect an alternative Beneficiary designation, the spouse Beneficiary may elect to assume ownership of the Annuity instead of taking the Death Benefit payment. Any Death Benefit (including any optional Death Benefits) that would have been payable to the Beneficiary will become the new Account Value as of the date we receive due proof of death and any required proof of a spousal relationship. As of the date the assumption is effective, the surviving spouse will have all the rights and benefits that would be available under the Annuity to a new purchaser of the same attained age. For purposes of determining any future Death Benefit for the surviving spouse, the new Account Value will be considered as the initial Purchase Payment. Any additional Purchase Payments applied after the date the assumption is effective will be subject to all provisions of the Annuity.

 See the section entitled "Managing Your Annuity" - "Spousal Designations" and "Contingent Annuitant" for a discussion of the treatment of a spousal Contingent Annuitant in the case of the death of the Annuitant in an Annuity owned by a Custodial Account.


 Are there any Exceptions to these Rules for Paying the Death Benefit?
 Yes, there are exceptions that apply no matter how your Death Benefit is calculated. There are exceptions to the Death Benefit if the decedent was not the Owner or Annuitant as of the Issue Date (or within 60 days thereafter) and did not become the Owner or Annuitant due to the prior Owner's or Annuitant's death. Any Death Benefit (including any optional Death Benefit) that applies will be suspended for a two-year period from the date he or she first became Owner or Annuitant. After the two-year suspension period is completed, the Death Benefit is the same as if this person had been an Owner or Annuitant on the Issue Date.

 When do you Determine the Death Benefit?

 We determine the amount of the Death Benefit as of the date we receive "due proof of death", (and in certain limited circumstances as of the date of death) any instructions we require to determine the method of payment and any other written representations we require to determine the proper payment of the Death Benefit to all Beneficiaries. "Due proof of death" may include a certified copy of a death certificate, a certified copy of a decree of a court of competent jurisdiction as to the finding of death or other satisfactory proof of death. Upon our receipt of "due proof of death" we automatically transfer the Death Benefit to the AST Money Market Sub-account until we further determine the universe of eligible Beneficiaries. Once the universe of eligible Beneficiaries has been determined each eligible Beneficiary may allocate his or her eligible share of the Death Benefit to an eligible annuity payment option.


 Each Beneficiary must make an election as to the method they wish to receive their portion of the Death Benefit. Absent an election of a Death Benefit payment method, no Death Benefit can be paid to the Beneficiary. We may require written acknowledgment of all named Beneficiaries before we can pay the Death Benefit. During the period from the date of death until we receive all required paper work, the amount of the Death Benefit may be subject to market fluctuations.

                            VALUING YOUR INVESTMENT

 HOW IS MY ACCOUNT VALUE DETERMINED?

 During the accumulation period, the Annuity has an Account Value. The Account Value is determined separately for each Sub-account allocation and for each Fixed Allocation. The Account Value is the sum of the values of each Sub-account allocation and the value of each Fixed Allocation. For Annuities with a Highest Daily Lifetime Five election, Account Value also includes the value of any allocation to the Benefit Fixed Rate Account. See the "Living Benefit Programs - Highest Daily Lifetime Five" section of the Prospectus for a description of the Benefit Fixed Rate Account. When determining the Account Value on any day other than a Fixed Allocation's Maturity Date, the Account Value may include any Market Value Adjustment that would apply to a Fixed Allocation (if withdrawn or transferred) on that day.


 WHAT IS THE SURRENDER VALUE OF MY ANNUITY?
 The Surrender Value of your Annuity is the value available to you on any day during the accumulation period. The Surrender Value is defined under "Glossary of Terms" above.

 HOW AND WHEN DO YOU VALUE THE SUB-ACCOUNTS?
 When you allocate Account Value to a Sub-account, you are purchasing units of the Sub-account. Each Sub-account invests exclusively in shares of an underlying Portfolio. The value of the Units fluctuates with the market fluctuations of the Portfolios. The value of the Units also reflects the daily accrual for the Insurance Charge and if you elected one or more optional benefits whose annual charge is deducted daily, the additional charge made for such benefits. There may be several different Unit Prices for each Sub-account to reflect the Insurance Charge and the charges for any optional benefits. The Unit Price for the Units you purchase will be based on the total charges for the benefits that apply to your Annuity. See the section entitled "What Happens to My Units When There is a Change in Daily Asset-Based Charges?" for a detailed discussion of how Units are purchased and redeemed to reflect changes in the daily charges that apply to your Annuity. Each Valuation Day, we determine the price for a Unit of each Sub-account, called the "Unit Price." The Unit Price is used for determining the value of transactions involving Units of the Sub-accounts. We determine the number of Units involved in any transaction by dividing the dollar value of the transaction by the Unit Price of the Sub-account as of the Valuation Day.

 Example

 Assume you allocate $5,000 to a Sub-account. On the Valuation Day you make the allocation, the Unit Price is $14.83. Your $5,000 buys 337.154 Units of the Sub-account. Assume that later, you wish to transfer $3,000 of your Account Value out of that Sub-account and into another Sub-account. On the Valuation Day you request the transfer, the Unit Price of the original Sub-account has increased to $16.79 and the Unit Price of the new Sub-account is $17.83. To transfer $3,000, we sell 178.677 Units at the current Unit Price, leaving you
 158.477 Units. We then buy $3,000 of Units of the new Sub-account at the Unit Price of $17.83. You would then have 168.255 Units of the new Sub-account.


 HOW DO YOU VALUE FIXED ALLOCATIONS?
 During the Guarantee Period, we use the concept of an Interim Value. The Interim Value can be calculated on any day and is equal to the initial value allocated to a Fixed Allocation plus all interest credited to a Fixed Allocation as of the date calculated. The Interim Value does not include the impact of any Market Value Adjustment. If you made any transfers or withdrawals from a Fixed Allocation, the Interim Value will reflect the withdrawal of those amounts and any interest credited to those amounts before they were withdrawn. To determine the Account Value of a Fixed Allocation on any day other than its Maturity Date, we multiply the Account Value of the Fixed Allocation times the Market Value Adjustment factor.

 WHEN DO YOU PROCESS AND VALUE TRANSACTIONS?

 American Skandia is generally open to process financial transactions on those days that the New York Stock Exchange (NYSE) is open for trading. There may be circumstances where the NYSE does not open on a regularly scheduled date or time or closes at an earlier time than scheduled (normally 4:00 p.m. EST). Generally, financial transactions requested before the close of the NYSE which meet our requirements will be processed according to the value next determined following the close of business. Financial transactions requested on a non-Valuation Day or after the close of the NYSE will be processed based on the value next computed on the next Valuation Day. There may be circumstances when the opening or closing time of the NYSE is different than other major stock exchanges, such as NASDAQ or the American Stock Exchange. Under such circumstances, the closing time of the NYSE will be used when valuing and processing transactions. There may be circumstances where the NYSE is open, however, due to inclement weather, natural disaster or other circumstances beyond our control, our offices may be closed or our business processing capabilities may be restricted. Under those circumstances, your Account Value may fluctuate based on changes in the Unit Values, but you may not be able to transfer Account Value, or make a purchase or redemption request. The NYSE is closed on the following nationally recognized holidays: New Year's Day, Martin Luther King, Jr. Day, Washington's Birthday, Good Friday, Memorial Day, Independence Day, Labor Day, Thanksgiving, and Christmas. On those dates, we will not process any financial transactions involving purchase or redemption orders. American Skandia will also not process financial transactions involving purchase or redemption orders or transfers on any day that:
..   trading on the NYSE is restricted;
..   an emergency exists making redemption or valuation of securities held in the separate account impractical; or
..   the SEC, by order, permits the suspension or postponement for the protection of security holders.


 Initial Purchase Payments: We are required to allocate your initial Purchase Payment to the Sub-accounts within two (2) Valuation Days after we receive all of our requirements at our office to issue the Annuity. If we do not have all the required information to allow us to issue your Annuity, we may retain the Purchase Payment while we try to reach you or your representative to obtain all of our requirements. If we are unable to obtain all of our required information within five (5) Valuation Days, we are required to return the Purchase Payment to you at that time, unless you specifically consent to our retaining the Purchase Payment while we gather the required information. Once we obtain the required information, we will invest the Purchase Payment and issue the Annuity within two (2) Valuation Days. With respect to both your initial Purchase Payment and any subsequent Purchase Payment that is pending investment in our separate account, we may hold the amount temporarily in our general account and may earn interest on such amount. You will not be credited with interest during that period.

 Additional Purchase Payments: We will apply any additional Purchase Payments on the Valuation Day that we receive the Purchase Payment at our office with satisfactory allocation instructions.

 Scheduled Transactions: Scheduled transactions include transfers made in connection with dollar cost averaging, the asset allocation program, auto-rebalancing, systematic withdrawals, systematic investments, required minimum distributions, substantially equal periodic payments under Section 72(t) of the Code, or annuity payments. Scheduled transactions are processed and valued as of the date they are scheduled, unless the scheduled day is not a Valuation Day. In that case, the transaction will be processed and valued on the next Valuation Day, unless (with respect to required minimum distributions, substantially equal periodic payments under Section 72(t) of the Code, systematic withdrawals and annuity payments only), the next Valuation Day falls in the subsequent calendar year, in which case the transaction will be processed and valued on the prior Valuation Day.


 Unscheduled Transactions: "Unscheduled" transactions include any other non-scheduled transfers and requests for Partial Withdrawals or Surrenders. Unscheduled transactions are processed and valued as of the Valuation Day we receive the request at our Office and have all of the required information.

 Death Benefits: Death Benefit claims require our review and evaluation before processing. We price such transactions as of the date we receive at our Office all supporting documentation we require for such transactions and that are satisfactory to us.


 Transactions in Rydex and Profunds VP Sub-accounts: Generally, purchase or redemption orders or transfer requests must be received by us by no later than the close of the NYSE to be processed on the current Valuation Day. However, any transfer request involving the Rydex or ProFunds VP Sub-accounts must be received by us no later than one hour prior to any announced closing of the applicable securities exchange (generally, 3:00 p.m. Eastern time) to be processed on the current Valuation Day. The "cut-off" time for such financial transactions involving a Rydex or ProFunds VP Sub-account will be extended to 1/2 hour prior to any announced closing (generally, 3:30 p.m. Eastern time) for transactions submitted electronically through American Skandia's Internet website (www.americanskandia.prudential.com). You cannot request a transaction involving the transfer of Units in one of the Rydex or ProFunds VP Sub-accounts between the applicable "cut-off" time and 4:00 p.m. Transactions received after 4:00 p.m. will be treated as received by us on the next Valuation Day.


 WHAT HAPPENS TO MY UNITS WHEN THERE IS A CHANGE IN DAILY ASSET-BASED CHARGES?

 Termination of Optional Benefits: Except for the Guaranteed Minimum Income Benefit, the Combination 5% Roll-up and Highest Anniversary Value Death Benefit and the Highest Daily Value Death Benefit, which generally cannot be terminated by the owner once elected, if any optional benefit terminates, we will no longer deduct the charge we apply to purchase the optional benefit. Certain optional benefits may be added after you have purchased your Annuity. On the date a charge no longer applies or a charge for an optional benefit begins to be deducted, your Annuity will become subject to a different daily asset-based charge. This change may result in the number of Units attributed to your Annuity and the value of those units being different than it was before the change, however, the adjustment in the number of Units and Unit Price will not affect your Account Value (although the change in charges that are deducted will affect your Account Value).

                               TAX CONSIDERATIONS
 The tax considerations associated with the Annuity vary depending on whether the contract is (i) owned by an individual and not associated with a tax-favored retirement plan (including contracts held by a non-natural person, such as a trust acting as an agent for a natural person), or (ii) held under a tax-favored retirement plan. We discuss the tax considerations for these categories of contracts below. The discussion is general in nature and describes only federal income tax law (not state or other tax laws). It is based on current law and interpretations, which may change. The discussion includes a description of certain spousal rights under the contract and under tax-qualified plans. Our administration of such spousal rights and related tax reporting accords with our understanding of the Defense of Marriage Act (which defines a "marriage" as a legal union between a man and a woman and a "spouse" as a person of the opposite sex). The information provided is not intended as tax advice. You should consult with a qualified tax advisor for complete information and advice. References to Purchase Payments below relates to your cost basis in your contract. Generally, your cost basis in a contract not associated with a tax-favored retirement plan is the amount you pay into your contract, or into annuities exchanged for your contract, on an after-tax basis less any withdrawals of such payments.

 This Annuity may also be purchased as a non-qualified annuity by a 401(a) trust or custodial IRA or Roth IRA account, which can hold other permissible assets other than the annuity. The terms and administration of the trust or custodial account in accordance with the laws and regulations for 401(a) plans, IRAs or Roth IRAs, as applicable, are the responsibility of the applicable trustee or custodian.

 CONTRACTS OWNED BY INDIVIDUALS (NOT ASSOCIATED WITH TAX-FAVORED RETIREMENT
 PLANS)

 TAXES PAYABLE BY YOU
 We believe your Annuity is an annuity contract for tax purposes. Accordingly, as a general rule, you should not pay any tax until you receive money under the contract.

 Generally, annuity contracts issued by the same company (and affiliates) to you during the same calendar year must be treated as one annuity contract for purposes of determining the amount subject to tax under the rules described below.


 Charges for investment advisory fees that are taken from the contract are treated as a partial withdrawal from the contract and will be reported as such to the contract owner.


 It is possible that the Internal Revenue Service (IRS) would assert that some or all of the charges for the optional benefits under the contract should be treated for federal income tax purposes as a partial withdrawal from the contract. If this were the case, the charge for this benefit could be deemed a withdrawal and treated as taxable to the extent there are earnings in the contract. Additionally, for owners under age 59 1/2, the taxable income attributable to the charge for the benefit could be subject to a tax penalty.

 If the IRS determines that the charges for one or more benefits under the contract are taxable withdrawals, then the sole or surviving owner will be provided with a notice from us describing available alternatives regarding these benefits.

 If you choose to defer the Annuity Date beyond the default date for your Annuity, the IRS may not consider your contract to be an annuity under the tax law. For more information, see "How and When Do I Choose the Annuity Payment Option?".

 TAXES ON WITHDRAWALS AND SURRENDER

 If you make a withdrawal from your contract or surrender it before annuity payments begin, the amount you receive will be taxed as ordinary income, rather than as return of Purchase Payments, until all gain has been withdrawn. Once all gain has been withdrawn, payments will be treated as a nontaxable return of Purchase Payments until all Purchase Payments have been returned. After all Purchase Payments are returned, all subsequent amounts will be taxed as ordinary income. You will generally be taxed on any withdrawals from the contract while you are alive even if the withdrawal is paid to someone else. Withdrawals under any of the optional living benefit programs or as a systematic payment are taxed under these rules.


 If you assign or pledge all or part of your contract as collateral for a loan, the part assigned generally will be treated as a withdrawal.

 If you transfer your contract for less than full consideration, such as by gift, you will trigger tax on any gain in the contract. This rule does not apply if you transfer the contract to your spouse or under most circumstances if you transfer the contract incident to divorce.

 TAXES ON ANNUITY PAYMENTS
 A portion of each annuity payment you receive will be treated as a partial return of your Purchase Payments and will not be taxed. The remaining portion will be taxed as ordinary income. Generally, the nontaxable portion is determined by multiplying the annuity payment you receive by a fraction, the numerator of which is your Purchase Payments (less any amounts previously received tax-free) and the denominator of which is the total expected payments under the contract.

 After the full amount of your Purchase Payments have been recovered tax-free, the full amount of the annuity payments will be taxable. If annuity payments stop due to the death of the annuitant before the full amount of your Purchase Payments have been recovered, a tax deduction may be allowed for the unrecovered amount.

 TAX PENALTY ON WITHDRAWALS AND ANNUITY PAYMENTS
 Any taxable amount you receive under your contract may be subject to a 10% tax penalty. Amounts are not subject to this tax penalty if:
..   the amount is paid on or after you reach age 59 1/2 or die;
..   the amount received is attributable to your becoming disabled;
..   generally the amount paid or received is in the form of substantially equal payments not less frequently than annually (Please note that substantially equal payments must continue until the later of reaching age 59 1/2 or 5 years. Modification of payments during that time period will result in retroactive application of the 10% tax penalty.); or
..   the amount received is paid under an immediate annuity contract (in which annuity payments begin within one year of purchase).

 SPECIAL RULES IN RELATION TO TAX-FREE EXCHANGES UNDER SECTION 1035
 Section 1035 of the Internal Revenue Code of 1986, as amended (Code) permits certain tax-free exchanges of a life insurance, annuity or endowment contract for an annuity. If the annuity is purchased through a tax-free exchange of a life insurance, annuity or endowment contract that was purchased prior to August 14, 1982, then any Purchase Payments made to the original contract prior to August 14, 1982 will be treated as made to the new contract prior to that date. (See Federal Tax Status section in the Statement of Additional Information.)

 Partial surrenders may be treated in the same way as tax-free 1035 exchanges of entire contracts, therefore avoiding current taxation of any gains in the contract as well as the 10% tax penalty on pre-age 59 1/2 withdrawals. The IRS has reserved the right to treat transactions it considers abusive as ineligible for this favorable partial 1035 exchange treatment. We do not know what transactions may be considered abusive. For example we do not know how the IRS may view early withdrawals or annuitizations after a partial exchange. In addition, it is unclear how the IRS will treat a partial exchange from a life insurance, endowment, or annuity contract into an immediate annuity. As of the date of this prospectus, we will accept a partial 1035 exchange from a non-qualified annuity into an immediate annuity as a "tax-free" exchange for future tax reporting purposes, except to the extent that we, as a reporting and withholding agent, believe that we would be expected to deem the transaction to be abusive. However, some insurance companies may not recognize these partial surrenders as tax-free exchanges and may report them as taxable distributions to the extent of any gain distributed as well as subjecting the taxable portion of the distribution to the 10% tax penalty. We strongly urge you to discuss any transaction of this type with your tax advisor before proceeding with the transaction.

 TAXES PAYABLE BY BENEFICIARIES
 The death benefit options are subject to income tax to the extent the distribution exceeds the cost basis in the contract. The value of the Death Benefit, as determined under federal law, is also included in the owner's estate.

 Generally, the same tax rules described above would also apply to amounts received by your beneficiary. Choosing any option other than a lump sum death benefit may defer taxes. Certain minimum distribution requirements apply upon your death, as discussed further below.

 Tax consequences to the beneficiary vary among the Death Benefit payment options.

..   Choice 1: the beneficiary is taxed on earnings in the contract.
..   Choice 2: the beneficiary is taxed as amounts are withdrawn (in this case earnings are treated as being distributed first).

..   Choice 3: the beneficiary is taxed on each payment (part will be treated as earnings and part as return of Purchase Payments).


 Considerations for Contingent Annuitants: There may be adverse tax consequences if a Contingent Annuitant succeeds an Annuitant when the Annuity is owned by a trust that is neither tax exempt nor qualifies for preferred treatment under certain sections of the Code. In general, the Code is designed to prevent indefinite deferral of tax. Continuing the benefit of tax deferral by naming one or more Contingent Annuitants when the Annuity is owned by a non-qualified trust might be deemed an attempt to extend the tax deferral for an indefinite period. Therefore, adverse tax treatment may depend on the terms of the trust, who is named as Contingent Annuitant, as well as the particular facts and circumstances. You should consult your tax advisor before naming a Contingent Annuitant if you expect to use an Annuity in such a fashion.

 REPORTING AND WITHHOLDING ON DISTRIBUTIONS
 Taxable amounts distributed from your annuity contract are subject to federal and state income tax reporting and withholding. In general, we will withhold federal income tax from the taxable portion of such distribution based on the type of distribution. In the case of an annuity or similar periodic payment, we will withhold as if you are a married individual with 3 exemptions unless you designate a different withholding status. In the case of all other distributions, we will withhold at a 10% rate. You may generally elect not to have tax withheld from your payments. An election out of withholding must be made on forms that we provide.

 State income tax withholding rules vary and we will withhold based on the rules of your State of residence. Special tax rules apply to withholding for nonresident aliens, and we generally withhold income tax for nonresident aliens at a 30% rate. A different withholding rate may be applicable to a nonresident alien based on the terms of an existing income tax treaty between the United States and the nonresident alien's country. Please refer to the discussion below regarding withholding rules for tax favored plans (for example, an IRA). Regardless of the amount withheld by us, you are liable for payment of federal and state income tax on the taxable portion of annuity distributions. You should consult with your tax advisor regarding the payment of the correct amount of these income taxes and potential liability if you fail to pay such taxes.


 Entity Owners
 Where a contract is held by a non-natural person (e.g. a corporation), other than as an agent or nominee for a natural person (or in other limited circumstances), the contract will not be taxed as an annuity and increases in the value of the contract over its cost basis will be subject to tax annually.

 Where a contract is issued to a trust, and such trust is characterized as a grantor trust under the Internal Revenue Code, such contract shall not be considered to be held by a non-natural person and will be subject to the tax reporting and withholding requirements for contracts not held by tax favored plans.


 ANNUITY QUALIFICATION

 Diversification And Investor Control. In order to qualify for the tax rules applicable to annuity contracts described above, the assets underlying the Sub-accounts of an Annuity must be diversified, according to certain rules under the Internal Revenue Code.

 Each portfolio is required to diversify its investments each quarter so that no more than 55% of the value of its assets is represented by any one investment, no more than 70% is represented by any two investments, no more than 80% is represented by any three investments, and no more than 90% is represented by any four investments. Generally, securities of a single issuer are treated as one investment and obligations of each U.S. Government agency and instrumentality (such as the Government National Mortgage Association) are treated as issued by separate issuers. In addition, any security issued, guaranteed or insured (to the extent so guaranteed or insured) by the United States or an instrumentality of the U.S. will be treated as a security issued by the U.S. Government or its instrumentality, where applicable. We believe the portfolios underlying the variable investment options of the Annuities meet these diversification requirements.

 An additional requirement for qualification for the tax treatment described above is that we, and not you as the contract owner, must have sufficient control over the underlying assets to be treated as the owner of the underlying assets for tax purposes. While we also believe these investor control rules will be met, the Treasury Department may promulgate guidelines under which a variable annuity will not be treated as an annuity for tax purposes if persons with ownership rights have excessive control over the investments underlying such variable annuity. It is unclear whether such guidelines, if in fact promulgated, would have retroactive effect. It is also unclear what effect, if any, such guidelines may have on transfers between the investment options offered pursuant to this Prospectus. We reserve the right to take any action, including modifications to your Annuity or the investment options, required to comply with such guidelines if promulgated. Any such changes will apply uniformly to affected owners and will be made with such notice to affected owners as is feasible under the circumstances.

 Required Distributions Upon Your Death for Annuities Owned by Individuals (Not Associated with Tax-Favored Plans). Upon your death, certain distributions must be made under the contract. The required distributions depend on whether you die before you start taking annuity payments under the contract or after you start taking annuity payments under the contract.


 If you die on or after the Annuity Date, the remaining portion of the interest in the contract must be distributed at least as rapidly as under the method of distribution being used as of the date of death.


 If you die before the Annuity Date, the entire interest in the contract must be distributed within five (5) years after the date of death, or as periodic payments over a period not extending beyond the life or life expectancy of such designated beneficiary (provided such payments begin within one year of your death) Your designated beneficiary is the person to whom benefit rights under the contract pass by reason of death, and must be a natural person in order to elect a periodic payment option based on life expectancy or a period exceeding five years.

 Additionally, if the Annuity is payable to (or for the benefit of) your surviving spouse, that portion of the contract may be continued with your spouse as the owner.


 Changes In Your Annuity. We reserve the right to make any changes we deem necessary to assure that your Annuity qualifies as an annuity contract for tax purposes. Any such changes will apply to all contract owners and you will be given notice to the extent feasible under the circumstances.

 ADDITIONAL INFORMATION
 You should refer to the Statement of Additional Information if:

  . Your contract was issued in exchange for a contract containing Purchase Payments made before August 14, 1982.

  . You transfer your contract to, or designate, a beneficiary who is either 37 1/2 years younger than you or a grandchild.

 CONTRACTS HELD BY TAX FAVORED PLANS
 The following discussion covers annuity contracts held under tax-favored retirement plans.

 Currently, an Annuity may be purchased for use in connection with individual retirement accounts and annuities (IRAs) which are subject to Sections 408(a) and 408(b) of the Code and Roth IRAs under Section 408A of the Code. In addition, this contract may be purchased for use in connection with a corporate Pension or Profit-sharing plan (subject to 401(a) of the Code), H.R. 10 plans (also known as Keogh Plans, subject to 401(a) of the Code), Tax Sheltered Annuities (subject to 403(b) of the Code, also known as Tax Deferred Annuities or TDAs), and Section 457 plans (subject to 457 of the Code). This description assumes that you have satisfied the requirements for eligibility for these products.

 This Annuity may also be purchased as a non-qualified annuity by a 401(a) trust or custodial IRA or Roth IRA account, which can hold other permissible assets other than the annuity. The terms and administration of the trust or custodial account in accordance with the laws and regulations for 401(a) plans, IRAs or Roth IRAs, as applicable, are the responsibility of the applicable trustee or custodian.

 You should be aware that tax favored plans such as IRAs generally provide income tax deferral regardless of whether they invest in annuity contracts. This means that when a tax favored plan invests in an annuity contract, it generally does not result in any additional tax benefits (such as income tax deferral and income tax free transfers).

 TYPES OF TAX-FAVORED PLANS
 IRAs. If you buy an Annuity for use as an IRA, we will provide you a copy of the prospectus and contract. The "IRA Disclosure Statement" contains information about eligibility, contribution limits, tax particulars, and other IRA information. In addition to this information (some of which is summarized below), the IRS requires that you have a "free-look" after making an initial contribution to the contract. During this time, you can cancel the Annuity by notifying us in writing, and we will refund all of the Purchase Payments under the Annuity (or, if provided by applicable state law, the amount credited under the Annuity, if greater), less any applicable federal and state income tax withholding.


 Contributions Limits/Rollovers. Because of the way each Annuity is designed, you may purchase an Annuity for an IRA in connection with a "rollover" of amounts from a qualified retirement plan, as a transfer from another IRA, as a regular contribution and catch-up contribution or if you are age 50 or over by making a single contribution consisting of a regular contribution and catch-up contribution. For 2007, the contribution limit is $4,000; increasing to $5,000 in 2008. After 2008 the contribution amount will be indexed for inflation. The tax law also provides for a catch-up provision for individuals who are age 50 and above, permitting them to contribute an additional $1,000 each year.


 The "rollover" rules under the Code are fairly technical; however, an individual (or his or her surviving spouse) may generally "roll over" certain distributions from tax favored retirement plans (either directly or within 60 days from the date of these distributions) if he or she meets the requirements for distribution. Once you buy the Annuity, you can make regular IRA contributions under the Annuity (to the extent permitted by law). However, if you make such regular IRA contributions, you should note that you will not be able to treat the contract as a "conduit IRA," which means that you will not retain possible favorable tax treatment if you subsequently "roll over" the contract funds originally derived from a qualified retirement plan or TDA into another Section 401(a) plan or TDA.

 Required Provisions. Contracts that are IRAs (or endorsements that are part of the contract) must contain certain provisions:
..   You, as owner of the contract, must be the "annuitant" under the contract
    (except in certain cases involving the division of property under a decree of divorce);
..   Your rights as owner are non-forfeitable;
..   You cannot sell, assign or pledge the contract;
..   The annual contribution you pay cannot be greater than the maximum amount allowed by law, including catch-up contributions if applicable (which does not include any rollover amounts);
..   The date on which required minimum distributions must begin cannot be later than April 1st of the calendar year after the calendar year you turn age
    70 1/2; and
..   Death and annuity payments must meet "minimum distribution requirements"
    described below.

 Usually, the full amount of any distribution from an IRA (including a distribution from this contract) which is not a rollover is taxable. As taxable income, these distributions are subject to the general tax withholding rules described earlier. In addition to this normal tax liability, you may also be liable for the following, depending on your actions:
  .   A 10% "early distribution penalty" described below;
  . Liability for "prohibited transactions" if you, for example, borrow against the value of an IRA; or
  .   Failure to take a minimum distribution also described below.

 SEPs. SEPs are a variation on a standard IRA, and contracts issued to a SEP must satisfy the same general requirements described under IRAs (above). There are, however, some differences:
       . If you participate in a SEP, you generally do not include in income any employer contributions made to the SEP on your behalf up to the lesser of

            (a) $45,000 in 2007 ($44,000 in 2006) or
            (b) 25% of your taxable compensation paid by the contributing employer (not including the employer's SEP contribution as "compensation" for these purposes). However, for these purposes, compensation in excess of certain limits established by the IRS will not be considered. In 2007, this limit is $225,000 ($220,000 for 2006);

       . SEPs must satisfy certain participation and nondiscrimination requirements not generally applicable to IRAs; and

       . SEPs that contain a salary reduction or "SARSEP" provision prior to 1997 may permit salary deferrals up to $15,500 in 2007 with the employer making these contributions to the SEP. However, no new "salary reduction" or "SARSEPs" can be established after 1996. Individuals participating in a SARSEP who are age 50 or above by the end of the year will be permitted to contribute an additional $5,000 in 2007. Thereafter, the amount is indexed for inflation. These Annuities are not available for SARSEPs.

 You will also be provided the same information, and have the same "free look" period, as you would have if you purchased the contract for a standard IRA.


 ROTH IRAs. The "Roth IRA Disclosure Statement" contains information about eligibility, contribution limits, tax particulars and other Roth IRA information. Like standard IRAs, income within a Roth IRA accumulates tax-free, and contributions are subject to specific limits. Roth IRAs have, however, the following differences:
..   Contributions to a Roth IRA cannot be deducted from your gross income;
..   "Qualified distributions" from a Roth IRA are excludable from gross income.
    A "qualified distribution" is a distribution that satisfies two requirements: (1) the distribution must be made (a) after the owner of the IRA attains age 59 1/2; (b) after the owner's death; (c) due to the owner's disability; or (d) for a qualified first time homebuyer distribution within the meaning of Section 72(t)(2)(F) of the Code; and (2) the distribution must be made in the year that is at least five tax years after the first year for which a contribution was made to any Roth IRA established for the owner or five years after a rollover, transfer, or conversion was made from a traditional IRA to a Roth IRA. Distributions from a Roth IRA that are not qualified distributions will be treated as made first from contributions and then from earnings, and earnings will be taxed generally in the same manner as distributions from a traditional IRA.
..   If eligible (including meeting income limitations and earnings requirements), you may make contributions to a Roth IRA after attaining age 70 1/2, and distributions are not required to begin upon attaining such age or at any time thereafter.


 Because of the way each Annuity is designed, if you meet certain income limitations you may purchase an Annuity for a Roth IRA in connection with a "rollover" of amounts of a traditional IRA, conduit IRA, SEP, SIMPLE-IRA, another Roth IRA, or by making a regular Roth IRA contribution and catch-up contribution if you are age 50 or over by the end of the tax year for which you are making the contribution [only available between January 1/st/ and April 15]. The Code permits persons who meet certain income limitations (generally, adjusted gross income under $100,000), who are not married filing a separate return and who receive certain qualifying distributions from such non-Roth IRAs, to directly rollover or make, within 60 days, a "rollover" of all or any part of the amount of such distribution to a Roth IRA which they establish. Beginning January 2008, an individual receiving an eligible rollover distribution from a Qualified plan can directly roll over contributions to a Roth IRA, subject to the same income limits. This conversion triggers current taxation (but is not subject to a 10% early distribution penalty). Once an Annuity has been purchased, regular Roth IRA contributions will be accepted to the extent permitted by law. As of January 1, 2006, an individual receiving an eligible rollover from a designated Roth account under an employer plan may roll over the distribution to a Roth IRA even if the individual is not eligible to make regular or conversion contributions to a Roth IRA. If you are considering rolling over funds from your Roth account under an employer plan, please contact your Financial Professional prior to purchase to confirm whether such rollovers are being accepted.

 TDAs. You may own a TDA generally if you are either an employer or employee of a tax-exempt organization (as defined under Code Section 501(c)(3)) or a public educational organization, and you may make contributions to a TDA so long as the employee's rights to the annuity are nonforfeitable. Contributions to a TDA, and any earnings, are not taxable until distribution. You may also make contributions to a TDA under a salary reduction agreement, generally up to a maximum of $15,500 in 2007. Individuals participating in a TDA who are age 50 or above by the end of the year will be permitted to contribute an additional $5,000 in 2007. This amount is indexed for inflation. Further, you may roll over TDA amounts to another TDA or an IRA. You may also roll over TDA amounts to a qualified retirement plan, a SEP and a 457 government plan. A contract may only qualify as a TDA if distributions (other than "grandfathered" amounts held as of December 31, 1988) may be made only on account of:

..   Your attainment of age 59 1/2;
..   Your severance of employment;
..   Your death;
..   Your total and permanent disability; or
..   Hardship (under limited circumstances, and only related to salary deferrals not including earnings attributable to these amounts).

 In any event, you must begin receiving distributions from your TDA by April 1/st/ of the calendar year after the calendar year you turn age 70 1/2 or retire, whichever is later.

 These distribution limits do not apply either to transfers or exchanges of investments under the contract, or to any "direct transfer" of your interest in the contract to another TDA or to a mutual fund "custodial account" described under Code Section 403(b)(7). Employer contributions to TDAs are subject to the same general contribution, nondiscrimination, and minimum participation rules applicable to "qualified" retirement plans.


 REQUIRED MINIMUM DISTRIBUTION AND PAYMENT OPTIONS

 If you hold the contract under an IRA (or other tax-favored plan), IRS minimum distribution requirements must be satisfied. This means that generally payments must start by April 1 of the year after the year you reach age 70 1/2 and must be made for each year thereafter. For a Tax Sheltered Annuity or a 401(a) plan for which the participant is not a greater than 5 percent owner of the employer, this required beginning date can generally be deferred to retirement, if later. Roth IRAs are not subject to these rules during the owner's lifetime. The amount of the payment must at least equal the minimum required under the IRS rules. Several choices are available for calculating the minimum amount. More information on the mechanics of this calculation is available on request. Please contact us at a reasonable time before the IRS deadline so that a timely distribution is made. Please note that there is a 50% tax penalty on the amount of any minimum distribution not made in a timely manner.


 Effective in 2006, in accordance with recent changes in laws and regulations, required minimum distributions will be calculated based on the sum of the Account Value and the actuarial value of any additional death benefits and benefits from optional riders that you have purchased under the contract. As a result, the required minimum distributions may be larger than if the calculation were based on the Account Value only, which may in turn result in an earlier (but not before the required beginning date) distribution of amounts under the Annuity and an increased amount of taxable income distributed to the contract owner, and a reduction of death benefits and the benefits of any optional riders.


 You can use the Minimum Distribution option to satisfy the IRS minimum distribution requirements for this Annuity without either beginning annuity payments or surrendering the Annuity. We will distribute to you this minimum distribution amount, less any other partial withdrawals that you made during the year.

 Although the IRS rules determine the required amount to be distributed from your IRA each year, certain payment alternatives are still available to you. If you own more than one IRA, you can choose to satisfy your minimum distribution requirement for each of your IRAs by withdrawing that amount from any of your IRAs. If you inherit more than one Roth IRA from the same owner, similar rules apply.


 Required Distributions Upon Your Death for Qualified Contracts Held by Tax-Favored Plans
 Upon your death under an IRA, 403(b) or other "qualified investment", the designated beneficiary may generally elect to continue the contract and receive required minimum distributions under the contract instead of receiving the death benefit in a single payment. The available payment options will depend on whether you die before the date required minimum distributions under the Code were required to begin, whether you have named a designated beneficiary and whether that beneficiary is your surviving spouse.

..   If you die after a designated beneficiary has been named, the death benefit must be distributed by December 31/st/ of the year including the five year anniversary of the date of death, or as periodic payments not extending beyond the life expectancy of the designated beneficiary (as long as payments begin by December 31/st/ of the year following the year of death). However, if your surviving spouse is the beneficiary, the death benefit can be paid out over the life expectancy of your spouse with such payments beginning no later than December 31/st/ of the year following the year of death or December 31/st/ of the year in which you would have reached age
    70 1/2, which ever is later. Additionally, if the contract is payable to
    (or for the benefit of) your surviving spouse, that portion of the contract may be continued with your spouse as the owner.
..   If you die before a designated beneficiary is named and before the date required minimum distributions must begin under the Code, the death benefit must be paid out by December 31/st/ of the year including the five year anniversary of the date of death. For contracts where multiple beneficiaries have been named and at least one of the beneficiaries does not qualify as a designated beneficiary and the account has not been divided into separate accounts by December 31/st/ of the year following the year of death, such contract is deemed to have no designated beneficiary,
..   If you die before a designated beneficiary is named and after the date required minimum distributions must begin under the Code, the death benefit must be paid out at least as rapidly as under the method then in effect.
    For contracts where multiple beneficiaries have been named and at least one of the beneficiaries does not qualify as a designated beneficiary and the account has not been divided into separate accounts by December 31/st/ of the year following the year of death, such contract is deemed to have no designated beneficiary,

 A beneficiary has the flexibility to take out more each year than mandated under the required minimum distribution rules.

 Until withdrawn, amounts in an IRA, 403(b) or other "qualified investment" continue to be tax deferred. Amounts withdrawn each year, including amounts that are required to be withdrawn under the minimum distribution rules, are subject to tax. You may wish to consult a professional tax advisor for tax advice as to your particular situation.

 For a Roth IRA, if death occurs before the entire interest is distributed, the death benefit must be distributed under the same rules applied to IRAs where death occurs before the date required minimum distributions must begin under the Code.


 PENALTY FOR EARLY WITHDRAWALS
 You may owe a 10% tax penalty on the taxable part of distributions received from an IRA, SEP, Roth IRA, TDA or qualified retirement plan before you attain age 59 1/2. Amounts are not subject to this tax penalty if:
..   the amount is paid on or after you reach age 59 1/2 or die;
..   the amount received is attributable to your becoming disabled; or

..   generally the amount paid or received is in the form of substantially equal payments not less frequently than annually (Please note that substantially equal payments must continue until the later of reaching age 59 1/2 or 5 years. Modification of payments during that time period will result in retroactive application of the 10% tax penalty.)


 Other exceptions to this tax may apply. You should consult your tax advisor for further details.

 WITHHOLDING
 Unless a distribution is an eligible rollover distribution that is "directly" rolled over into another qualified plan, IRA (including the IRA variations described above), SEP, 457 government plan or TDA, we will withhold federal income tax at the rate of 20%. This 20% withholding does not apply to distributions from IRAs and Roth IRAs. For all other distributions, unless you elect otherwise, we will withhold federal income tax from the taxable portion of such distribution at an appropriate percentage. The rate of withholding on annuity payments where no mandatory withholding is required is determined on the basis of the withholding certificate that you file with us. If you do not file a certificate, we will automatically withhold federal taxes on the following basis:
..   For any annuity payments not subject to mandatory withholding, you will have taxes withheld by us as if you are a married individual, with 3 exemptions; and
..   For all other distributions, we will withhold at a 10% rate.

 We will provide you with forms and instructions concerning the right to elect that no amount be withheld from payments in the ordinary course. However, you should know that, in any event, you are liable for payment of federal income taxes on the taxable portion of the distributions, and you should consult with your tax advisor to find out more information on your potential liability if you fail to pay such taxes. There may be additional state income tax withholding requirements.


 ERISA REQUIREMENTS

 ERISA (the "Employee Retirement Income Security Act of 1974") and the Code prevents a fiduciary and other "parties in interest" with respect to a plan (and, for these purposes, an IRA would also constitute a "plan") from receiving any benefit from any party dealing with the plan, as a result of the sale of the contract. Administrative exemptions under ERISA generally permit the sale of insurance/annuity products to plans, provided that certain information is disclosed to the person purchasing the contract. This information has to do primarily with the fees, charges, discounts and other costs related to the contract, as well as any commissions paid to any agent selling the contract.


 Information about any applicable fees, charges, discounts, penalties or adjustments may be found in the applicable sections of this Prospectus. Information about sales representatives and commissions may be found in the sections of this Prospectus addressing distribution of the Annuity.

 Other relevant information required by the exemptions is contained in the contract and accompanying documentation.


 Please consult with your tax advisor if you have any questions about ERISA and these disclosure requirements.


 SPOUSAL CONSENT RULES FOR RETIREMENT PLANS - QUALIFIED CONTRACTS
 If you are married at the time your payments commence, you may be required by federal law to choose an income option that provides survivor annuity income to your spouse, unless your spouse waives that right. Similarly, if you are married at the time of your death, federal law may require all or a portion of the Death Benefit to be paid to your spouse, even if you designated someone else as your beneficiary. A brief explanation of the applicable rules follows. For more information, consult the terms of your retirement arrangement.

 Defined Benefit Plans and Money Purchase Pension Plans. If you are married at the time your payments commence, federal law requires that benefits be paid to you in the form of a "qualified joint and survivor annuity" (QJSA), unless you and your spouse waive that right, in writing. Generally, this means that you will receive a reduced payment during your life and, upon your death, your spouse will receive at least one-half of what you were receiving for life. You may elect to receive another income option if your spouse consents to the election and waives his or her right to receive the QJSA. If your spouse consents to the alternative form of payment, your spouse may not receive any benefits from the plan upon your death. Federal law also requires that the plan pay a Death Benefit to your spouse if you are married and die before you begin receiving your benefit. This benefit must be available in the form of an annuity for your spouse's lifetime and is called a "qualified pre-retirement survivor annuity" (QPSA). If the plan pays Death Benefits to other beneficiaries, you may elect to have a beneficiary other than your spouse receive the Death Benefit, but only if your spouse consents to the election and waives his or her right to receive the QPSA. If your spouse consents to the alternate beneficiary, your spouse will receive no benefits from the plan upon your death. Any QPSA waiver prior to your attaining age 35 will become null and void on the first day of the calendar year in which you attain age 35, if still employed.

 Defined Contribution Plans (including 401(k) Plans and ERISA 403(b) Annuities). Spousal consent to a distribution is generally not required. Upon your death, your spouse will receive the entire Death Benefit, even if you designated someone else as your beneficiary, unless your spouse consents in writing to waive this right. Also, if you are married and elect an annuity as a periodic income option, federal law requires that you receive a QJSA (as described above), unless you and your spouse consent to waive this right.

 IRAs, non-ERISA 403(b) Annuities, and 457 Plans. Spousal consent to a distribution usually is not required. Upon your death, any Death Benefit will be paid to your designated beneficiary.

 ADDITIONAL INFORMATION
 For additional information about federal tax law requirements applicable to IRAs and Roth IRAs, see the "IRA Disclosure Statement" or "Roth IRA Disclosure Statement", as applicable.

                              GENERAL INFORMATION

 HOW WILL I RECEIVE STATEMENTS AND REPORTS?

 We send any statements and reports required by applicable law or regulation to you at your last known address of record. You should therefore give us prompt notice of any address change. We reserve the right, to the extent permitted by law and subject to your prior consent, to provide any prospectus, prospectus supplements, confirmations, statements and reports required by applicable law or regulation to you through our Internet Website at http://www.americanskandia.prudential.com or any other electronic means, including diskettes or CD ROMs. We send a confirmation statement to you each time a transaction is made affecting Account Value, such as making additional Purchase Payments, transfers, exchanges or withdrawals. We may also send quarterly statements detailing the activity affecting your Annuity during the calendar quarter. We may confirm regularly scheduled transactions, including, but not limited to the Annual Maintenance Fee, Systematic Withdrawals (including 72(t) payments and required minimum distributions), electronic funds transfer, Dollar Cost Averaging, and static rebalancing, in quarterly statements instead of confirming them immediately. You should review the information in these statements carefully. You may request additional reports. We reserve the right to charge up to $50 for each such additional report. We may also send an annual report and a semi-annual report containing applicable financial statements for the Separate Account and the Portfolios, as of December 31 and June 30, respectively, to Owners or, with your prior consent, make such documents available electronically through our Internet Website or other electronic means.


 WHO IS AMERICAN SKANDIA?

 American Skandia Life Assurance Corporation, a Prudential Financial Company ("American Skandia") is a stock life insurance company domiciled in Connecticut with licenses in all 50 states, the District of Columbia and Puerto Rico. American Skandia is a wholly-owned subsidiary of Prudential Annuities, Inc. (formerly, American Skandia, Inc.), whose ultimate parent is Prudential Financial, Inc. American Skandia markets its products to broker-dealers and financial planners through an internal field marketing staff. In addition, American Skandia markets through and in conjunction with financial institutions such as banks that are permitted directly, or through affiliates, to sell annuities.

 American Skandia offers a wide array of annuities, including (1) deferred variable annuities that are registered with the SEC, including fixed interest rate annuities that are offered as a companion to certain of our variable annuities and are registered because of their market value adjustment feature and (2) fixed annuities that are not registered with the SEC. In addition, American Skandia has in force a relatively small block of variable life insurance policies and immediate variable annuities, but it no longer actively sells such policies.

 Effective May 1, 2003, Skandia U.S. Inc., the sole shareholder of Prudential Annuities, Inc., which is the parent of American Skandia, was purchased by Prudential Financial, Inc. Prudential Financial, Inc. is a New Jersey insurance holding company whose subsidiary companies serve individual and institutional customers worldwide and include The Prudential Insurance Company of America, one of the largest life insurance companies in the U.S. These companies offer a variety of products and services, including life insurance, mutual funds, annuities, pension and retirement related services and administration, asset management, securities brokerage, banking and trust services, real estate brokerage franchises, and relocation services. Under the terms of the above-referenced acquisition, Prudential Financial, Inc. may not use the "American Skandia" name in any context after May 1, 2008. Therefore, Prudential Financial has begun a "rebranding" project that involves renaming certain American Skandia legal entities. As pertinent to this annuity: 1) American Skandia Life Assurance Corporation will be renamed Prudential Annuities Life Assurance Corporation; 2) American Skandia Marketing, Inc. will be renamed Prudential Annuities Distributors, Inc.; 3) American Skandia Investment Services, Inc. has been renamed AST Investment Services, Inc.; and
 4) American Skandia Trust has been renamed Advanced Series Trust. These name changes will not impact the manner in which customers do business with Prudential.


 No company other than American Skandia has any legal responsibility to pay amounts that it owes under its annuity and variable life insurance contracts. However, Prudential Financial exercises significant influence over the operations and capital structure of American Skandia.

 WHAT ARE SEPARATE ACCOUNTS?
 The separate accounts are where American Skandia sets aside and invests the assets of some of our annuities. In the accumulation period, assets supporting Account Values of the Annuities are held in a separate account established under the laws of the State of Connecticut. We are the legal owner of assets in the separate accounts. In the payout period, assets supporting fixed annuity payments and any adjustable annuity payments we make available are held in our general account. Assets supporting variable annuity payment options may be invested in our separate accounts. Income, gains and losses from assets allocated to these separate accounts are credited to or charged against each such separate account without regard to other income, gains or losses of American Skandia or of any other of our separate accounts. These assets may only be charged with liabilities which arise from the Annuities issued by American Skandia. The amount of our obligation in relation to allocations to the Sub-accounts is based on the investment performance of such Sub-accounts. However, the obligations themselves are our general corporate obligations.

 Separate Account B

 During the accumulation period, the assets supporting obligations based on allocations to the Sub-accounts are held in Sub-accounts of American Skandia Life Assurance Corporation Variable Account B, also referred to as "Separate Account B". Separate Account B was established by us pursuant to Connecticut law on November 25, 1987. Separate Account B also holds assets of other annuities issued by us with values and benefits that vary according to the investment performance of Separate Account B.

 Separate Account B consists of multiple Sub-accounts. Each Sub-account invests only in a single mutual fund or mutual fund portfolio. The name of each Sub-account generally corresponds to the name of the underlying Portfolio. Each Sub-account in Separate Account B may have several different Unit Prices to reflect the Insurance Charge and the charges for any optional benefits that are offered under this Annuity and other annuities issued by us through Separate Account B. From November 16, 1993, the date the Annuity was first available, until June 30, 1994 the annualized expenses charged against the Sub-accounts under the Annuity totaled 1.90%. This included 1.00% as an investment allocation services charge and 0.90% for the combination of mortality and expense risk, as well as administration charges (we refer to this as the "Insurance Charge"). Starting on July 1, 1994, the 1.00% investment allocation services charge was no longer assessed, so that the total annualized charges under the Annuity were 0.90%. As of May 1, 1998 the total annualized charges were further reduced to 0.65%. Separate Account B is registered with the SEC under the Investment Company Act of 1940 ("Investment Company Act") as a unit investment trust, which is a type of investment company. The SEC does not supervise investment policies, management or practices of Separate Account B.

 We reserve the right to make changes to the Sub-accounts available under the Annuity as we determine appropriate. We may offer new Sub-accounts, eliminate Sub-accounts, or combine Sub-accounts at our sole discretion. We may also close Sub-accounts to additional Purchase Payments on existing Annuities or close Sub-accounts for Annuities purchased on or after specified dates. We may also substitute an underlying mutual fund or portfolio of an underlying mutual fund for another underlying mutual fund or portfolio of an underlying mutual fund, subject to our receipt of any exemptive relief that we are required to obtain under the Investment Company Act. We will notify Owners of changes we make to the Sub-accounts available under the Annuity.


 Values and Benefits Based on Allocations to the Sub-accounts will vary with the investment performance of the underlying mutual funds or fund portfolios, as applicable. We do not guarantee the investment results of any Sub-account. Your Account Value allocated to the Sub-accounts may increase or decrease. You bear the entire investment risk. There is no assurance that the Account Value of your Annuity will equal or be greater than the total of the Purchase Payments you make to us.

 Separate Account D
 During the accumulation period, assets supporting our obligations based on Fixed Allocations are held in American Skandia Life Assurance Corporation Separate Account D, also referred to as "Separate Account D". Such obligations are based on the fixed interest rates we credit to Fixed Allocations and the terms of the Annuities. These obligations do not depend on the investment performance of the assets in Separate Account D. Separate Account D was established by us pursuant to Connecticut law.

 There are no units in Separate Account D. The Fixed Allocations are guaranteed by our general account. An Annuity Owner who allocates a portion of their Account Value to Separate Account D does not participate in the investment gain or loss on assets maintained in Separate Account D. Such gain or loss accrues solely to us. We retain the risk that the value of the assets in Separate Account D may drop below the reserves and other liabilities we must maintain. Should the value of the assets in Separate Account D drop below the reserve and other liabilities we must maintain in relation to the annuities supported by such assets, we will transfer assets from our general account to Separate Account D to make up the difference. We have the right to transfer to our general account any assets of Separate Account D in excess of such reserves and other liabilities. We maintain assets in Separate Account D supporting a number of annuities we offer.

 We may employ investment managers to manage the assets maintained in Separate Account D. Each manager we employ is responsible for investment management of a different portion of Separate Account D. From time to time additional investment managers may be employed or investment managers may cease being employed. We are under no obligation to employ or continue to employ any investment manager(s) and have sole discretion over the investment managers we retain.

 We are not obligated to invest according to specific guidelines or strategies except as may be required by Connecticut and other state insurance laws.

 WHAT IS THE LEGAL STRUCTURE OF THE UNDERLYING FUNDS?
 Each underlying mutual fund is registered as an open-end management investment company under the Investment Company Act. Shares of the underlying mutual fund portfolios are sold to separate accounts of life insurance companies offering variable annuity and variable life insurance products. The shares may also be sold directly to qualified pension and retirement plans.

 Voting Rights
 We are the legal owner of the shares of the underlying mutual funds in which the Sub-accounts invest. However, under SEC rules, you have voting rights in relation to Account Value maintained in the Sub-accounts. If an underlying mutual fund portfolio requests a vote of shareholders, we will vote our shares based on instructions received from Owners with Account Value allocated to that Sub-account. Owners have the right to vote an amount equal to the number of shares attributable to their contracts. If we do not receive voting instructions in relation to certain shares, we will vote those shares in the same manner and proportion as the shares for which we have received instructions. This voting procedure is sometimes referred to as "mirror voting" because, as indicated in the immediately preceding sentence, we mirror the votes that are actually cast, rather than decide on our own how to vote. In addition, because all the shares of a given mutual fund held within our separate account are legally owned by us, we intend to vote all of such shares when that underlying fund seeks a vote of its shareholders. As such, all such shares will be counted towards whether there is a quorum at the underlying fund's shareholder meeting and towards the ultimate outcome of the vote. Thus, under "mirror voting", it is possible that the votes of a small percentage of contract holders who actually vote will determine the ultimate outcome. We will furnish those Owners who have Account Value allocated to a Sub-account whose underlying mutual fund portfolio has requested a "proxy" vote with proxy materials and the necessary forms to provide us with their voting instructions. Generally, you will be asked to provide instructions for us to vote on matters such as changes in a fundamental investment strategy, adoption of a new investment advisory agreement, or matters relating to the structure of the underlying mutual fund that require a vote of shareholders.


 Advanced Series Trust (the "Trust") has obtained an exemption from the Securities and Exchange Commission that permits its co-investment advisers, AST Investment Services, Inc. and Prudential Investments LLC, subject to approval by the Board of Trustees of the Trust, to change sub-advisors for a Portfolio and to enter into new sub-advisory agreements, without obtaining shareholder approval of the changes. This exemption (which is similar to exemptions granted to other investment companies that are organized in a similar manner as the Trust) is intended to facilitate the efficient supervision and management of the sub-advisors by AST Investment Services, Inc., Prudential Investments LLC and the Trustees. The Trust is required, under the terms of the exemption, to provide certain information to shareholders following these types of changes. We may add new Sub-accounts that invest in a series of underlying funds other than the Trust that is managed by an affiliate. Such series of funds may have a similar order from the SEC. You also should review the prospectuses for the other underlying funds in which various Sub-accounts invest as to whether they have obtained similar orders from the SEC.


 Material Conflicts
 It is possible that differences may occur between companies that offer shares of an underlying mutual fund portfolio to their respective separate accounts issuing variable annuities and/or variable life insurance products. Differences may also occur surrounding the offering of an underlying mutual fund portfolio to variable life insurance policies and variable annuity contracts that we offer. Under certain circumstances, these differences could be considered "material conflicts," in which case we would take necessary action to protect persons with voting rights under our variable annuity contracts and variable life insurance policies against persons with voting rights under other insurance companies' variable insurance products. If a "material conflict" were to arise between owners of variable annuity contracts and variable life insurance policies issued by us we would take necessary action to treat such persons equitably in resolving the conflict. "Material conflicts" could arise due to differences in voting instructions between owners of variable life insurance and variable annuity contracts of the same or different companies. We monitor any potential conflicts that may exist.

 Service Fees Payable to American Skandia

 American Skandia or our affiliates have entered into agreements with the investment adviser or distributor of the underlying Portfolios. Under the terms of these agreements, American Skandia, or our affiliates may provide administrative and support services to the Portfolios for which it receives a fee of up to 0.75% (currently) of the average assets allocated to the Portfolios under the Annuity from the investment advisor, distributor and/or the fund. These agreements may be different for each underlying mutual fund whose portfolios are offered as Sub-accounts.

 In addition, an investment adviser, sub-adviser or distributor of the underlying Portfolios may also compensate us by providing reimbursement, defraying the costs of, or paying directly for, among other things, marketing and/or administrative services and/or other services they provide in connection with the Annuity. These services may include, but are not limited to: sponsoring or co-sponsoring various promotional, educational or marketing meetings and seminars attended by distributors, wholesalers, and/or broker dealer firms' registered representatives, and creating marketing material discussing the contract, available options, and underlying Portfolios. The amounts paid depend on the nature of the meetings, the number of meetings attended by the adviser, sub-adviser, or distributor, the number of participants and attendees at the meetings, the costs expected to be incurred, and the level of the adviser's, sub-adviser's or distributor's participation. These payments or reimbursements may not be offered by all advisers, sub-advisers, or distributor and the amounts of such payments may vary between and among each adviser, sub-adviser and distributor depending on their respective participation.

 During 2006, with regard to amounts that were paid under these kinds of arrangements, the amounts ranged from approximately $53 to approximately $190,514. These amounts may have been paid to one or more
 Prudential-affiliated insurers issuing individual variable annuities.

 WHO DISTRIBUTES ANNUITIES OFFERED BY AMERICAN SKANDIA?

 American Skandia Marketing, Incorporated ("ASM"), a wholly-owned subsidiary of Prudential Annuities, Inc., is the distributor and principal underwriter of the securities offered through this prospectus. ASM acts as the distributor of a number of annuity and life insurance products we offer and co-distributor of Advanced Series Trust.


 ASM's principal business address is One Corporate Drive, Shelton, Connecticut 06484. ASM is registered as broker-dealer under the Securities Exchange Act of 1934 ("Exchange Act") and is a member of the National Association of Securities Dealers, Inc. ("NASD").

 The Annuity is offered on a continuous basis. ASM enters into distribution agreements with broker-dealers who are registered under the Exchange Act and with entities that may offer the Annuity but are exempt from registration ("firms"). Applications for the Annuity are solicited by registered representatives of those firms. Such representatives will also be our appointed insurance agents under state insurance law. In addition, ASM may offer the Annuity directly to potential purchasers.

 Commissions may be paid based on Account Value. The maximum commission to be paid in connection with the sale is 0.30% per year of the Account Value. We may also provide compensation to the distributing firm for providing ongoing service to you in relation to the Annuity. Commissions and other compensation paid in relation to the Annuity do not result in any additional charge to you or to the Separate Account.


 In addition, in an effort to promote the sale of our products, (which may include the placement of American Skandia and/or the Annuity on a preferred or recommended company or product list and/or access to the firm's registered representatives) we or ASM may enter into compensation arrangements with certain broker-dealer firms with respect to certain or all registered representatives of such firms under which such firms may receive separate compensation or reimbursement for, among other things, training of sales personnel, marketing and/or administrative services and/or other services they provide. These services may include, but are not limited to: educating customers of the firm on the Annuity's features; conducting due diligence and analysis, providing office access, operations and systems support; holding seminars intended to educate the firm's registered representatives and make them more knowledgeable about the Annuity; providing a dedicated marketing coordinator; providing priority sales desk support; and providing expedited marketing compliance approval and preferred programs to ASM. To the extent permitted by NASD rules and other applicable laws and regulations, ASM may pay or allow other promotional incentives or payments in the form of cash or non-cash compensation. These arrangements may not be offered to all firms and the terms of such arrangements may differ between firms. A list of the firms to whom American Skandia pays an amount of greater than $10,000 for these arrangements is provided in the Statement of Additional Information, which is available upon request. You should note that firms and individual registered representatives and branch managers within some firms participating in one of these compensation arrangements might receive greater compensation for selling the Annuity than for selling a different annuity that is not eligible for these compensation arrangements. While compensation is generally taken into account as an expense in considering the charges applicable to an annuity product, any such compensation will be paid by us or ASM and will not result in any additional charge to you. Overall compensation paid to the distributing firm does not exceed, based on actuarial assumptions, 8.5% of the total Purchase Payments made. Your registered representative can provide you with more information about the compensation arrangements that apply upon the sale of the Annuity. Further information about the firms that are part of these compensation arrangements appears in the Statement of Additional Information, which is available without charge upon request.


 INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

 American Skandia publishes annual and quarterly reports that are filed with the SEC. These reports contain financial information about American Skandia that is annually audited by an independent registered public accounting firm. American Skandia's annual report for the year ended December 31, 2006, together with subsequent periodic reports that American Skandia files with the SEC, are incorporated by reference into this prospectus. You can obtain copies, at no cost, of any and all of this information, including the American Skandia annual report that is not ordinarily mailed to contract owners, the more current reports and any subsequently filed documents at no cost by contacting us at American Skandia - Variable Annuities; P.O. Box 7960, Philadelphia, PA 19176 (Telephone: 203-926-1888). The SEC file number for American Skandia is 33-44202. You may read and copy any filings made by American Skandia with the SEC at the SEC's Public Reference Room at 100 F Street, N.E. Washington, D.C. 20549. You can obtain information on the operation of the Public Reference Room by calling (202) 551-8090. The SEC maintains an Internet site that contains reports, proxy and information statements, and other information regarding issuers that file electronically with the SEC at http://www.sec.gov.


 FINANCIAL STATEMENTS
 The financial statements of the separate account and American Skandia Life Assurance Corporation are included in the Statement of Additional Information.

 HOW TO CONTACT US
 You can contact us by:
..   calling our Customer Service Team at 1-800-752-6342 during our normal business hours, Monday through Friday, or Skandia's telephone automated response system at 1-800-766-4530.
..   writing to us via regular mail at American Skandia - Variable Annuities,
    P.O. Box 7960, Philadelphia, PA 19176 OR for express mail American Skandia
    - Variable Annuities, 2101 Welsh Road, Dresher, PA 19025. NOTE: Failure to send mail to the proper address may result in a delay in our receiving and processing your request.
..   sending an email to customerservice@prudential.com or visiting our Internet
    Website at www.americanskandia.prudential.com

..   accessing information about your Annuity through our Internet Website at
    www.americanskandia.prudential.com.


 You can obtain account information by calling our automated response system, and at www.americanskandia.prudential.com, our Internet Website. Our Customer Service representatives are also available during business hours to provide you with information about your account. You can request certain transactions through our telephone voice response system, our Internet Website or through a customer service representative. You can provide authorization for a third party, including your attorney-in-fact acting pursuant to a power of attorney or your Financial Professional, to access your account information and perform certain transactions on your account. You will need to complete a form provided by us which identifies those transactions that you wish to authorize via telephonic and electronic means and whether you wish to authorize a third party to perform any such transactions. Please note that unless you tell us otherwise, we deem that all transactions that are directed by your Financial Professional with respect to your Annuity have been authorized by you. We require that you or your representative provide proper identification before performing transactions over the telephone or through our Internet Website. This may include a Personal Identification Number (PIN) that will be provided to you upon issue of your Annuity or you may establish or change your PIN by calling our automated response system, www.americanskandia.prudential.com, our Internet Website. Any third party that you authorize to perform financial transactions on your account will be assigned a PIN for your account.

 Transactions requested via telephone are recorded. To the extent permitted by law, we will not be responsible for any claims, loss, liability or expense in connection with a transaction requested by telephone or other electronic means if we acted on such transaction instructions after following reasonable procedures to identify those persons authorized to perform transactions on your Annuity using verification methods which may include a request for your Social Security number, PIN or other form of electronic identification. We may be liable for losses due to unauthorized or fraudulent instructions if we did not follow such procedures.

 American Skandia does not guarantee access to telephonic, facsimile, Internet or any other electronic information or that we will be able to accept transaction instructions via such means at all times. Regular and/or express mail will be the only means by which we will accept transaction instructions when telephonic, facsimile, Internet or any other electronic means are unavailable or delayed. American Skandia reserves the right to limit, restrict or terminate telephonic, facsimile, Internet or any other electronic transaction privileges at any time.

 INDEMNIFICATION
 Insofar as indemnification for liabilities arising under the Securities Act of 1933 (the "Securities Act") may be permitted to directors, officers or persons controlling the registrant pursuant to the foregoing provisions, the registrant has been informed that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.

 LEGAL PROCEEDINGS

 American Skandia is subject to legal and regulatory actions in the ordinary course of its businesses, including class action lawsuits. American Skandia's pending legal and regulatory actions include proceedings specific to the company and proceedings generally applicable to business practices in the industry in which we operate. American Skandia is subject to class action lawsuits and other litigation alleging, among other things, that we made improper or inadequate disclosures in connection with the sale of annuity products or charged excessive or impermissible fees on these products, recommended unsuitable products to customers, mishandled customer accounts or breached fiduciary duties to customers. American Skandia also is subject to litigation arising out of its general business activities, such as its investments, contracts, leases and labor and employment relationships, including claims of discrimination and harassment, and could be exposed to claims or litigation concerning certain business or process patents. In some of American Skandia's pending legal and regulatory actions, parties are seeking large and/or indeterminate amounts, including punitive or exemplary damages. Finally, American Skandia is periodically subject to examinations and audits by federal and state regulators, and also on occasion, receives and addresses complaints from customers. The following is a summary of certain pending proceedings.

 American Skandia commenced a remediation program to correct errors in the administration of approximately 11,000 annuity contracts issued by the company. The owners of these contracts did not receive notification that the contracts were approaching or past their designated annuitization date or default annuitization date (both dates referred to as the "contractual annuity date") and the contracts were not annuitized at their contractual annuity dates. Some of these contracts also were affected by data integrity errors resulting in incorrect contractual annuity dates. The lack of notice and the data integrity errors, as reflected on the annuities administrative system, all occurred before the acquisition of American Skandia by Prudential Financial, Inc. The remediation and administrative costs of the remediation program are subject to the indemnification provisions of the agreement pursuant to which Prudential Financial, Inc. acquired American Skandia (the "Acquisition Agreement") from Skandia Insurance Company Ltd.
 (publ).

 Commencing in 2003, American Skandia received formal requests for information from the SEC and the New York Attorney General ("NYAG") relating to market timing in variable annuities by American Skandia and certain affiliated companies. In connection with these investigations, with the approval of Skandia Insurance Company Ltd. (publ), an offer was made by American Skandia to the authorities investigating its companies, the SEC and NYAG, to settle these matters by paying restitution and a civil penalty of $95 million in the aggregate. While not assured, American Skandia believes these discussions are likely to lead to settlements with these authorities. Any regulatory settlement involving American Skandia and certain affiliates would be subject to the indemnification provisions of the Acquisition Agreement. If achieved, settlement of the matters relating to American Skandia and certain affiliates also could involve continuing monitoring, changes to and/or supervision of business practices, findings that may adversely affect existing or cause additional litigation, adverse publicity and other adverse impacts to American Skandia's businesses.

 During the third quarter of 2004, American Skandia identified a system-generated calculation error in its annuity contract administration system that existed prior to the acquisition of American Skandia by Prudential Financial, Inc. This error related to the calculation of amounts due to customers for certain transactions subject to a market value adjustment upon the surrender or transfer of monies out of their annuity contract's fixed allocation options. The error resulted in an underpayment to policyholders, as well as additional anticipated costs to American Skandia associated with remediation, breakage and other costs. Recently, American Skandia retained a consultant to assist it with the systems modifications needed to implement the remediation plan currently in place. American Skandia has advised Skandia Insurance Company Ltd. (publ) that a portion of the remediation and related administrative costs are subject to the indemnification provisions of the Acquisition Agreement.

 American Skandia's litigation and regulatory matters are subject to many uncertainties, and given their complexity and scope, the outcomes cannot be predicted. It is possible that the results of operations or the cash flow of American Skandia in a particular quarterly or annual period could be materially affected by an ultimate unfavorable resolution of pending litigation and regulatory matters depending, in part, upon the results of operations or cash flow for such period. Management believes, however, that the ultimate outcome of all pending litigation and regulatory matters, after consideration of applicable reserves and rights to indemnification, should not have a material adverse effect on American Skandia's financial position.

 It should be noted that the judgments, settlements and expenses associated with many of these lawsuits, administrative and regulatory matters, and contingencies, including certain claims described above, may, in whole or in part, after satisfaction of certain retention requirements, fall within the indemnification obligations of Skandia Insurance Company Ltd. (publ) to Prudential Financial, Inc. and its subsidiaries under the terms of the Acquisition Agreement. Those obligations of Skandia Insurance Company Ltd.
 (publ) provide for indemnification of certain judgments, settlements, and costs and expenses associated with lawsuits and other claims against American Skandia ("matters"), and apply only to matters, or groups of related matters, for which the costs and expenses exceed $25,000 individually. Additionally, those obligations only apply to such otherwise indemnifiable losses that exceed $10 million in the aggregate, subject to reduction for insurance proceeds, certain accruals and any realized tax benefit applicable to such amounts, and those obligations do not apply to the extent that such aggregate exceeds $1 billion. American Skandia is in discussions with Skandia Insurance Company Ltd. (publ) regarding the satisfaction of the $10 million deductible.


 CONTENTS OF THE STATEMENT OF ADDITIONAL INFORMATION
 The following are the contents of the Statement of Additional Information:

 General Information about American Skandia
..   American Skandia Life Assurance Corporation
..   American Skandia Life Assurance Corporation Variable Account B
..   American Skandia Life Assurance Corporation Separate Account D

 Principal Underwriter/Distributor - American Skandia Marketing, Incorporated



 How the Unit Price is Determined

 Additional Information on Fixed Allocations
..   How We Calculate the Market Value Adjustment

 Other Tax Rules


 General Information
..   Voting Rights
..   Modification
..   Deferral of Transactions
..   Misstatement of Age or Sex
..   Ending the Offer

 Annuitization

 Experts

 Legal Experts

 Financial Statements

              AMERICAN SKANDIA ADVISORS CHOICE(R) 2000 PROSPECTUS

     APPENDIX A - CONDENSED FINANCIAL INFORMATION ABOUT SEPARATE ACCOUNT B

 Separate Account B consists of multiple Sub-accounts that are available as investment options for the American Skandia Annuities. Each Sub-account invests only in a single mutual fund or mutual fund portfolio. All or some of these Sub-accounts are available as investment options for other variable annuities we offer pursuant to different prospectuses.


 Unit Prices And Numbers Of Units: The following table shows for the Annuity:
 (a) the historical Unit Price, corresponding to the Annuity features bearing the highest and lowest combinations of asset-based charges*, as of the dates shown, for Units in each of the Sub-accounts of Separate Account B that are being offered pursuant to this Prospectus**; and (b) the number of Units outstanding for each such Sub-account as of the dates shown. In the tables, "BOP" refers to Beginning of Period and "EOP" refers to End of Period. The period for each year begins on January 1 and ends on December 31. Since November 18, 2002, we have been determining, on a daily basis, multiple Unit Prices for each Sub-account of Separate Account B. We compute multiple Unit Prices because several of our variable annuities invest in the same Sub-accounts, and these annuities deduct varying charges that correspond to each combination of the applicable Insurance Charge, Distribution Charge (when applicable) and the charges for each optional benefit. Where an asset-based charge corresponding to a particular Sub-account within a new annuity product is identical to that in the same Sub-account within an existing annuity, the Unit Price for the new annuity will be identical to that of the existing annuity. In such cases, we will for reference purposes depict, in the condensed financial information for the new annuity, Unit Prices of the existing annuity. The year in which operations commenced in each such Sub-account is noted in parentheses. To the extent a Sub-account commenced operations during a particular calendar year, the Unit Price as of the end of the period reflects only the partial year results from the commencement of operations until December 31/st/ of the applicable year. When a Unit Price was first calculated for a particular Sub-account, we set the price of that Unit at $10.00 per Unit. Thereafter, Unit Prices vary based on market performance. Unit Prices and Units are provided for Sub-accounts that commenced operations prior to January 1, 2007.

 * Note: While a unit price is reflected for the maximum combination of asset based charges for each Sub-account, not all Sub-accounts are available if you elect certain optional benefits.

 ** The remaining unit values appear in the Statement of Additional
    Information, which you may obtain free of charge by sending in the request form at the end of the Prospectus or contacting us at 1-800-752-6342.

 Advisors Choice 2000 - Prospectus


------------------------------------------------------------------------------------------------------------------------
Sub-account               2006           2005         2004        2003       2002       2001       2000       1999
------------------------------------------------------------------------------------------------------------------------
AST JP Morgan
 International Equity
 Portfolio
    With No Optional
     Benefits
    BOP Unit Value         $21.17          19.19        16.49      12.71      15.68      20.44      27.98      17.16
    EOP Unit Value         $25.82          21.17        19.19      16.49      12.71      15.68      20.44      27.98
    Number of Units       277,002        307,973      239,273    219,979    254,902    332,333    481,172    425,100
    With LT5, HDV
     and EBP
    BOP Unit Value         $15.90              -            -          -          -          -          -          -
    EOP Unit Value         $19.14          15.90            -          -          -          -          -          -
    Number of Units       412,527        411,852            -          -          -          -          -          -
------------------------------------------------------------------------------------------------------------------------
AST International
 Growth
formerly, AST William
 Blair International
 Growth (1997)
    With No Optional
     Benefits
    BOP Unit Value         $19.28          16.65        14.43      10.37      14.04      18.48      24.68      13.60
    EOP Unit Value         $23.18          19.28        16.65      14.43      10.37      14.04      18.48      24.68
    Number of Units     1,047,521      1,305,988    1,259,678    536,475    371,174    539,241    792,703    962,018
    With LT5, HDV
     and EBP
    BOP Unit Value         $17.34              -            -          -          -          -          -          -
    EOP Unit Value         $20.56          17.34            -          -          -          -          -          -
    Number of Units     1,505,204      2,117,272            -          -          -          -          -          -


---------------------------------------------
Sub-account              1998       1997
---------------------------------------------
AST JP Morgan
 International Equity
 Portfolio
    With No Optional
     Benefits
    BOP Unit Value        14.38      12.27
    EOP Unit Value        17.16      14.38
    Number of Units     485,513    477,264
    With LT5, HDV
     and EBP
    BOP Unit Value            -       -
    EOP Unit Value            -       -
    Number of Units           -       -
---------------------------------------------
AST International
 Growth
formerly, AST William
 Blair International
 Growth (1997)
    With No Optional
     Benefits
    BOP Unit Value        11.78          -
    EOP Unit Value        13.60      11.78
    Number of Units     729,573    235,801
    With LT5, HDV
     and EBP
    BOP Unit Value            -       -
    EOP Unit Value            -       -
    Number of Units           -       -

---------------------------------------------------------------------------------------------------------------------------
Sub-account              2006       2005       2004       2003       2002       2001       2000       1999       1998
---------------------------------------------------------------------------------------------------------------------------
AST International
 Value
formerly, AST LSV
 International Value
    With No Optional
     Benefits
    BOP Unit Value       $16.79      14.86      12.36       9.29      11.27      16.73      24.16      12.82      11.63
    EOP Unit Value       $21.26      16.79      14.86      12.36       9.29      11.27      16.73      24.16      12.82
    Number of Units     305,421    245,299    275,575    283,809    200,531    232,142    344,664    274,671    230,548
    With LT5, HDV
     and EBP
    BOP Unit Value       $16.98          -          -          -          -          -          -          -          -
    EOP Unit Value       $21.21      16.98          -          -          -          -          -          -          -
    Number of Units     275,386    151,571          -          -          -          -          -          -          -
---------------------------------------------------------------------------------------------------------------------------
AST MFS Global
 Equity (1999)
    With No Optional
     Benefits
    BOP Unit Value       $12.59      11.78      10.01       7.93       9.09      10.17      11.03          -          -
    EOP Unit Value       $15.54      12.59      11.78      10.01       7.93       9.09      10.17      11.03          -
    Number of Units     367,076    277,405    392,469    126,748    114,507     47,989     11,623        213          -
    With LT5, HDV
     and EBP
    BOP Unit Value       $15.04          -          -          -          -          -          -          -          -
    EOP Unit Value       $18.32      15.04          -          -          -          -          -          -          -
    Number of Units     190,286    185,240          -          -          -          -          -          -          -
---------------------------------------------------------------------------------------------------------------------------
AST Small Cap
 Growth
    With No Optional
     Benefits
    BOP Unit Value       $18.22      18.07      19.55      13.55      20.79      22.37      43.43      18.07      17.57
    EOP Unit Value       $20.39      18.22      18.07      19.55      13.55      20.79      22.37      43.43      18.07
    Number of Units     112,216    162,829    150,542    208,990    242,006    337,538    369,812    690,331    506,384
    With LT5, HDV
     and EBP
    BOP Unit Value       $12.23          -          -          -          -          -          -          -          -
    EOP Unit Value       $13.50      12.23          -          -          -          -          -          -          -
    Number of Units     116,763    105,281          -          -          -          -          -          -          -
---------------------------------------------------------------------------------------------------------------------------
AST Neuberger
 Berman Small-Cap
 Growth
formerly, AST DeAM
 Small-Cap Growth
 (1999)
    With No Optional
     Benefits
    BOP Unit Value       $10.05      10.07       9.27       6.32       8.65      12.16      15.49          -          -
    EOP Unit Value       $10.75      10.05      10.07       9.27       6.32       8.65      12.16      15.49          -
    Number of Units     242,350    346,229    411,807    574,817    493,736    711,997    727,887    608,042          -
    With LT5, HDV
     and EBP
    BOP Unit Value       $14.82          -          -          -          -          -          -          -          -
    EOP Unit Value       $15.65      14.82          -          -          -          -          -          -          -
    Number of Units      81,269     76,370          -          -          -          -          -          -          -


----------------------------------
Sub-account              1997
----------------------------------
AST International
 Value
formerly, AST LSV
 International Value
    With No Optional
     Benefits
    BOP Unit Value        11.49
    EOP Unit Value        11.63
    Number of Units     203,237
    With LT5, HDV
     and EBP
    BOP Unit Value            -
    EOP Unit Value            -
    Number of Units           -
----------------------------------
AST MFS Global
 Equity (1999)
    With No Optional
     Benefits
    BOP Unit Value            -
    EOP Unit Value            -
    Number of Units           -
    With LT5, HDV
     and EBP
    BOP Unit Value            -
    EOP Unit Value            -
    Number of Units           -
----------------------------------
AST Small Cap
 Growth
    With No Optional
     Benefits
    BOP Unit Value        16.71
    EOP Unit Value        17.57
    Number of Units     399,262
    With LT5, HDV
     and EBP
    BOP Unit Value            -
    EOP Unit Value            -
    Number of Units           -
----------------------------------
AST Neuberger
 Berman Small-Cap
 Growth
formerly, AST DeAM
 Small-Cap Growth
 (1999)
    With No Optional
     Benefits
    BOP Unit Value            -
    EOP Unit Value            -
    Number of Units           -
    With LT5, HDV
     and EBP
    BOP Unit Value            -
    EOP Unit Value            -
    Number of Units           -

---------------------------------------------------------------------------------------------------------------------
Sub-account               2006       2005      2004     2003     2002     2001     2000     1999     1998     1997
---------------------------------------------------------------------------------------------------------------------
AST Federated
 Aggressive Growth
 (2000)
    With No Optional
     Benefits
    BOP Unit Value         $11.29      10.38     8.49     5.04     7.17     9.09        -        -        -        -
    EOP Unit Value         $12.66      11.29    10.38     8.49     5.04     7.17     9.09        -        -        -
    Number of Units       493,437    451,208  477,568  322,365  276,968  212,523    8,370        -        -        -
    With LT5, HDV
     and EBP
    BOP Unit Value         $21.18          -        -        -        -        -        -        -        -        -
    EOP Unit Value         $23.44      21.18        -        -        -        -        -        -        -        -
    Number of Units       555,919    675,624        -        -        -        -        -        -        -        -
---------------------------------------------------------------------------------------------------------------------
AST Goldman Sachs
 Small-Cap Value
 (1997)
    With No Optional
     Benefits
    BOP Unit Value         $24.88      23.85    19.98    14.25    15.58    14.27    10.73     9.93        -        -
    EOP Unit Value         $28.97      24.88    23.85    19.98    14.25    15.58    14.27    10.73     9.93        -
    Number of Units       153,674    201,121  276,076  396,816  572,355  943,242  362,487  133,145   65,255        -
    With LT5, HDV
     and EBP
    BOP Unit Value         $16.91          -        -        -        -        -        -        -        -        -
    EOP Unit Value         $19.43      16.91        -        -        -        -        -        -        -        -
    Number of Units             -          -        -        -        -        -        -        -        -        -
---------------------------------------------------------------------------------------------------------------------
AST Small-Cap Value
 (1997)
    With No Optional
     Benefits
    BOP Unit Value         $21.74      20.52    17.74    13.15    14.61    13.74    11.35    11.36    12.78        -
    EOP Unit Value         $25.93      21.74    20.52    17.74    13.15    14.61    13.74    11.35    11.36    12.78
    Number of Units       436,915    509,489  607,239  730,928  680,968  979,765  594,074  570,268  895,422  771,770
    With LT5, HDV
     and EBP
    BOP Unit Value         $16.00          -        -        -        -        -        -        -        -        -
    EOP Unit Value         $18.82      16.00        -        -        -        -        -        -        -        -
    Number of Units     1,007,185  1,367,354        -        -        -        -        -        -        -        -
---------------------------------------------------------------------------------------------------------------------
AST DeAM Small-Cap
 Value (2002)
    With No Optional
     Benefits
    BOP Unit Value         $13.41      13.34    11.00     7.72        -        -        -        -        -        -
    EOP Unit Value         $15.98      13.41    13.34    11.00     7.72        -        -        -        -        -
    Number of Units       127,465    120,339  118,424  110,748   22,404        -        -        -        -        -
    With LT5, HDV
     and EBP
    BOP Unit Value         $16.82          -        -        -        -        -        -        -        -        -
    EOP Unit Value         $19.77      16.82        -        -        -        -        -        -        -        -
    Number of Units       203,936    245,002        -        -        -        -        -        -        -        -
---------------------------------------------------------------------------------------------------------------------
AST Goldman Sachs
 Mid-Cap Growth
 (2000)
    With No Optional
     Benefits
    BOP Unit Value          $4.46       4.28     3.70     2.83     3.93     6.61        -        -        -        -
    EOP Unit Value          $4.70       4.46     4.28     3.70     2.83     3.93     6.61        -        -        -
    Number of Units       535,222    640,026  585,234  408,709  162,029  373,853  159,879        -        -        -
    With LT5, HDV
     and EBP
    BOP Unit Value         $14.91          -        -        -        -        -        -        -        -        -
    EOP Unit Value         $15.53      14.91        -        -        -        -        -        -        -        -
    Number of Units       516,950    701,854        -        -        -        -        -        -        -        -

---------------------------------------------------------------------------------------------------------------------
Sub-account              2006      2005      2004     2003     2002      2001      2000     1999     1998     1997
---------------------------------------------------------------------------------------------------------------------
AST Neuberger
 Berman Mid-Cap
 Growth (1994)
    With No Optional
     Benefits
    BOP Unit Value       $22.92      20.32    17.62    13.59    19.88      26.97    29.53    19.63    16.38    14.15
    EOP Unit Value       $25.97      22.92    20.32    17.62    13.59      19.88    26.97    29.53    19.63    16.38
    Number of Units     332,998    532,541  340,048  273,193  323,369    477,410  301,210   91,314   94,905  104,340
    With LT5, HDV
     and EBP
    BOP Unit Value       $15.40          -        -        -        -          -        -        -        -        -
    EOP Unit Value       $17.21      15.40        -        -        -          -        -        -        -        -
    Number of Units     308,969    330,873        -        -        -          -        -        -        -        -
---------------------------------------------------------------------------------------------------------------------
AST Neuberger
 Berman Mid-Cap
 Value (1993)
    With No Optional
     Benefits
    BOP Unit Value       $32.66      29.33    24.04    17.75    19.97      20.73    16.37    15.59    16.07    12.81
    EOP Unit Value       $35.93      32.66    29.33    24.04    17.75      19.97    20.73    16.37    15.59    16.07
    Number of Units     518,563    669,160  726,167  653,342  765,716    778,257  619,565  385,591  218,024  260,929
    With LT5, HDV
     and EBP
    BOP Unit Value       $17.62          -        -        -        -          -        -        -        -        -
    EOP Unit Value       $19.12      17.62        -        -        -          -        -        -        -        -
    Number of Units     959,021  1,232,726        -        -        -          -        -        -        -        -
---------------------------------------------------------------------------------------------------------------------
AST Alger All-Cap
 Growth (2000)
    With No Optional
     Benefits
    BOP Unit Value        $6.03       5.21     4.83     3.59     5.63       6.80        -        -        -        -
    EOP Unit Value            -      $6.03     5.21     4.83     3.59       5.63     6.80        -        -        -
    Number of Units           -          -  487,430  564,609  624,243  1,351,204  168,813        -        -        -
    With LT5, HDV
     and EBP
    BOP Unit Value       $15.12          -        -        -        -          -        -        -        -        -
    EOP Unit Value            -     $15.12        -        -        -          -        -        -        -        -
    Number of Units           -          -        -        -        -          -        -        -        -        -
---------------------------------------------------------------------------------------------------------------------
AST Mid-Cap Value
 (2000)
    With No Optional
     Benefits
    BOP Unit Value       $12.50      11.93    10.41     7.71     9.79      10.08        -        -        -        -
    EOP Unit Value       $14.18      12.50    11.93    10.41     7.71       9.79    10.08        -        -        -
    Number of Units     104,222    128,929  214,855  268,077  201,049    267,724   54,033        -        -        -
    With LT5, HDV
     and EBP
    BOP Unit Value       $15.61          -        -        -        -          -        -        -        -        -
    EOP Unit Value       $17.48      15.61        -        -        -          -        -        -        -        -
    Number of Units     128,923    156,240        -        -        -          -        -        -        -        -
---------------------------------------------------------------------------------------------------------------------
---------------------------------------------------------------------------------------------------------------------
AST T. Rowe Price
 Natural Resources
 (1995)
    With No Optional
     Benefits
    BOP Unit Value       $43.69      33.46    25.68    19.36    20.62      20.61    16.37    12.86    14.68    14.31
    EOP Unit Value       $50.29      43.69    33.46    25.68    19.36      20.62    20.61    16.37    12.86    14.68
    Number of Units     233,412    299,506  203,341  203,866  108,448    113,440  108,081  106,822  109,887  114,880
    With LT5, HDV
     and EBP
    BOP Unit Value       $22.61          -        -        -        -          -        -        -        -        -
    EOP Unit Value       $25.68      22.61        -        -        -          -        -        -        -        -
    Number of Units     307,012    291,124        -        -        -          -        -        -        -        -
---------------------------------------------------------------------------------------------------------------------

-------------------------------------------------------------------------------------------------------------------------------
Sub-account               2006       2005       2004       2003       2002       2001       2000      1999     1998     1997
-------------------------------------------------------------------------------------------------------------------------------
AST T. Rowe Price
 Large-Cap Growth
    With No Optional
     Benefits
    BOP Unit Value         $15.58      13.47      12.82      10.43      15.21      17.95      20.95    15.75    12.45    10.92
    EOP Unit Value         $16.35      15.58      13.47      12.82      10.43      15.21      17.95    20.95    15.75    12.45
    Number of Units       187,054    274,763     90,747    108,170    210,924    300,536    218,749  183,376  193,822  199,511
    With LT5, HDV
     and EBP
    BOP Unit Value         $13.39          -          -          -          -          -          -        -        -        -
    EOP Unit Value         $13.86      13.39          -          -          -          -          -        -        -        -
    Number of Units       424,274    179,576          -          -          -          -          -        -        -        -
-------------------------------------------------------------------------------------------------------------------------------
AST MFS Growth
 (1999)
    With No Optional
     Benefits
    BOP Unit Value          $8.25       7.81       7.10       5.82       8.15      10.48      11.29        -        -        -
    EOP Unit Value          $8.99       8.25       7.81       7.10       5.82       8.15      10.48    11.29        -        -
    Number of Units       352,548    623,371    601,222    596,050    643,644    892,954     93,890   10,558        -        -
    With LT5, HDV
     and EBP
    BOP Unit Value         $12.89          -          -          -          -          -          -        -        -        -
    EOP Unit Value         $13.85      12.89          -          -          -          -          -        -        -        -
    Number of Units       418,858    553,235          -          -          -          -          -        -        -        -
-------------------------------------------------------------------------------------------------------------------------------
AST Marsico Capital
 Growth (1997)
    With No Optional
     Benefits
    BOP Unit Value         $18.98      17.88      15.56      11.89      14.17      18.22      21.39    14.11    10.03        -
    EOP Unit Value         $20.22      18.98      17.88      15.56      11.89      14.17      18.22    21.39    14.11    10.03
    Number of Units     1,691,127  1,948,183  1,855,254  1,583,309  1,177,309  1,151,083  1,258,964  935,502  739,559   12,993
    With LT5, HDV
     and EBP
    BOP Unit Value         $14.58          -          -          -          -          -          -        -        -        -
    EOP Unit Value         $15.32      14.58          -          -          -          -          -        -        -        -
    Number of Units     3,475,065  4,378,768          -          -          -          -          -        -        -        -
-------------------------------------------------------------------------------------------------------------------------------
AST Goldman Sachs
 Concentrated
 Growth (1992)
    With No Optional
     Benefits
    BOP Unit Value         $23.28      22.68      22.02      17.69      25.38      37.39      54.52    35.40    21.18    16.59
    EOP Unit Value         $25.44      23.28      22.68      22.02      17.69      25.38      37.39    54.52    35.40    21.18
    Number of Units       159,473    186,688    225,304    282,942    397,460    760,500    853,950  853,471  823,116  666,835
    With LT5, HDV
     and EBP
    BOP Unit Value         $11.95          -          -          -          -          -          -        -        -        -
    EOP Unit Value         $12.88      11.95          -          -          -          -          -        -        -        -
    Number of Units       143,727    143,016          -          -          -          -          -        -        -        -
-------------------------------------------------------------------------------------------------------------------------------
AST DeAm Large-Cap
 Value (2000)
    With No Optional
     Benefits
    BOP Unit Value         $12.46      11.47       9.77       7.77       9.23       9.84          -        -        -        -
    EOP Unit Value         $15.07      12.46      11.47       9.77       7.77       9.23       9.84        -        -        -
    Number of Units       500,736    330,757    188,892    139,126     80,618     63,553     50,761        -        -        -
    With LT5, HDV
     and EBP
    BOP Unit Value         $15.36          -          -          -          -          -          -        -        -        -
    EOP Unit Value         $18.32      15.36          -          -          -          -          -        -        -        -
    Number of Units       539,030    278,564          -          -          -          -          -        -        -        -

--------------------------------------------------------------------------------------------------------------------
Sub-account               2006     2005      2004      2003     2002     2001     2000     1999     1998     1997
--------------------------------------------------------------------------------------------------------------------
AST Alliance/Bernstein
 Growth + Value (2001)
    With No Optional
     Benefits
    BOP Unit Value        $11.03     9.88       9.03     7.21     9.68        -        -        -        -        -
    EOP Unit Value             -   $11.03       9.88     9.03     7.21     9.68        -        -        -        -
    Number of Units            -        -    115,998   42,479   24,048   24,134        -        -        -        -
    With LT5, HDV and
     EBP
    BOP Unit Value        $14.38        -          -        -        -        -        -        -        -        -
    EOP Unit Value             -   $14.38          -        -        -        -        -        -        -        -
    Number of Units            -        -          -        -        -        -        -        -        -        -
--------------------------------------------------------------------------------------------------------------------
AST Alliance Bernstein
 Core Value (2001)
    With No Optional
     Benefits
    BOP Unit Value        $13.16    12.55      11.09     8.70    10.10        -        -        -        -        -
    EOP Unit Value        $15.87    13.16      12.55    11.09     8.70    10.10        -        -        -        -
    Number of Units      631,031  393,974    461,239  387,468  305,648   54,784        -        -        -        -
    With LT5, HDV and
     EBP
    BOP Unit Value        $14.63        -          -        -        -        -        -        -        -        -
    EOP Unit Value        $17.40    14.63          -        -        -        -        -        -        -        -
    Number of Units      446,357  256,525          -        -        -        -        -        -        -        -
--------------------------------------------------------------------------------------------------------------------
AST Cohen & Steers Real
 Estate (1998)
    With No Optional
     Benefits
    BOP Unit Value        $23.65    20.73      15.12    11.08    10.86    10.63     8.48     8.35        -        -
    EOP Unit Value        $32.12    23.65      20.73    15.12    11.08    10.86    10.63     8.48     8.35        -
    Number of Units      399,562  363,492    481,197  507,911  317,670  345,833  335,316  232,305   91,685        -
    With LT5, HDV and
     EBP
    BOP Unit Value        $21.16        -          -        -        -        -        -        -        -        -
    EOP Unit Value        $28.35    21.16          -        -        -        -        -        -        -        -
    Number of Units      318,743  199,018          -        -        -        -        -        -        -        -
--------------------------------------------------------------------------------------------------------------------
AST Alliance Bernstein
 Managed Index 500
 (1998)
    With No Optional
     Benefits
    BOP Unit Value        $13.90    13.51      12.36     9.77    12.40    13.86    15.31    12.71        -        -
    EOP Unit Value        $15.54    13.90      13.51    12.36     9.77    12.40    13.86    15.31    12.71        -
    Number of Units      773,988  797,385  1,028,912  907,807  711,077  691,458  523,132  262,088  222,115        -
    With LT5, HDV and
     EBP
    BOP Unit Value        $13.38        -          -        -        -        -        -        -        -        -
    EOP Unit Value        $14.77    13.38          -        -        -        -        -        -        -        -
    Number of Units      411,412  463,127          -        -        -        -        -        -        -        -
--------------------------------------------------------------------------------------------------------------------
AST American Century
 Income & Growth
 (1997)
    With No Optional
     Benefits
    BOP Unit Value        $15.80    15.20      13.59    10.62    13.34    14.66    16.54    13.54    12.14        -
    EOP Unit Value        $18.35    15.80      15.20    13.59    10.62    13.34    14.66    16.54    13.54    12.14
    Number of Units      317,435  404,601    524,434  247,785  278,381  361,018  386,882  212,826  158,481  104,567
    With LT5, HDV and
     EBP
    BOP Unit Value        $14.12        -          -        -        -        -        -        -        -        -
    EOP Unit Value        $16.18    14.12          -        -        -        -        -        -        -        -
    Number of Units      278,461  238,151          -        -        -        -        -        -        -        -

-----------------------------------------------------------------------------------------------------------------------
Sub-account               2006       2005      2004     2003     2002      2001      2000     1999     1998     1997
-----------------------------------------------------------------------------------------------------------------------
AST Alliance Bernstein
 Growth & Income
 (1992)
    With No Optional
     Benefits
    BOP Unit Value         $28.97      27.83    25.23    19.18    25.17      25.45    24.28    21.05    18.84    15.32
    EOP Unit Value         $33.75      28.97    27.83    25.23    19.18      25.17    25.45    24.28    21.05    18.84
    Number of Units       654,696    769,120  881,766  772,571  781,774  1,063,471  824,148  771,705  666,925  700,150
    With LT5, HDV
     and EBP
    BOP Unit Value         $14.25          -        -        -        -          -        -        -        -        -
    EOP Unit Value         $16.38      14.25        -        -        -          -        -        -        -        -
    Number of Units     2,911,174  4,265,750        -        -        -          -        -        -        -        -
-----------------------------------------------------------------------------------------------------------------------
AST Large Cap Value
    With No Optional
     Benefits
    BOP Unit Value         $24.64      23.29    20.31    17.04    20.79      22.89    22.00    19.82    17.60    14.38
    EOP Unit Value         $28.99      24.64    23.29    20.31    17.04      20.79    22.89    22.00    19.82    17.60
    Number of Units       449,189    466,854  269,303  244,888  274,957    421,855  458,422  291,589  317,432  287,286
    With LT5, HDV
     and EBP
    BOP Unit Value         $13.73          -        -        -        -          -        -        -        -        -
    EOP Unit Value         $15.94      13.73        -        -        -          -        -        -        -        -
    Number of Units       464,393    405,887        -        -        -          -        -        -        -        -
-----------------------------------------------------------------------------------------------------------------------
AST UBS Dynamic
 Alpha
 formerly, AST Global
 Allocation (1993)
    With No Optional
     Benefits
    BOP Unit Value         $20.44      19.24    17.43    14.68    17.47      19.92    20.97    17.46    15.57    13.27
    EOP Unit Value         $22.57      20.44    19.24    17.43    14.68      17.47    19.92    20.97    17.46    15.57
    Number of Units        76,805     76,214   64,342   87,241  100,537    149,042  172,245  203,969  223,039  211,541
    With LT5, HDV
     and EBP
    BOP Unit Value         $13.28          -        -        -        -          -        -        -        -        -
    EOP Unit Value         $14.46      13.28        -        -        -          -        -        -        -        -
    Number of Units       103,991     96,396        -        -        -          -        -        -        -        -
-----------------------------------------------------------------------------------------------------------------------
AST American Century
 Strategic Allocation
 formerly, AST
 American Century
 Strategic Balanced
 (1997)
    With No Optional
     Benefits
    BOP Unit Value         $16.69      16.05    14.83    12.56    14.00      14.65    15.22    13.56    11.25        -
    EOP Unit Value         $18.18      16.69    16.05    14.83    12.56      14.00    14.65    15.22    13.56    11.25
    Number of Units        63,280     86,619  121,891  191,980  128,128    182,487  106,849   52,889   22,252    3,720
    With LT5, HDV
     and EBP
    BOP Unit Value         $12.71          -        -        -        -          -        -        -        -        -
    EOP Unit Value         $13.66      12.71        -        -        -          -        -        -        -        -
    Number of Units       187,318    219,955        -        -        -          -        -        -        -        -
-----------------------------------------------------------------------------------------------------------------------
AST T. Rowe Price
 Asset Allocation
 (1994)
    With No Optional
     Benefits
    BOP Unit Value         $24.10      23.17    20.98    17.03    19.02      20.11    20.34    18.56    15.78    13.44
    EOP Unit Value         $26.93      24.10    23.17    20.98    17.03      19.02    20.11    20.34    18.56    15.78
    Number of Units       215,085    220,129  187,867  146,224  155,933    109,469  114,244  134,685  136,200   99,319
    With LT5, HDV
     and EBP
    BOP Unit Value         $13.53          -        -        -        -          -        -        -        -        -
    EOP Unit Value         $14.92      13.53        -        -        -          -        -        -        -        -
    Number of Units       549,051    401,044        -        -        -          -        -        -        -        -

---------------------------------------------------------------------------------------------------------------------------
Sub-account               2006       2005       2004       2003       2002       2001       2000       1999       1998
---------------------------------------------------------------------------------------------------------------------------
---------------------------------------------------------------------------------------------------------------------------
AST T. Rowe Price
 Global Bond (1994)
    With No Optional
     Benefits
    BOP Unit Value         $14.63      15.42      14.28      12.74      11.15      10.93      11.05      12.13      10.65
    EOP Unit Value         $15.44      14.63      15.42      14.28      12.74      11.15      10.93      11.05      12.13
    Number of Units       739,981    664,641    590,587    465,034    585,072    192,368    211,010    222,268    335,544
    With LT5, HDV
     and EBP
    BOP Unit Value         $11.37          -          -          -          -          -          -          -          -
    EOP Unit Value         $11.84      11.37          -          -          -          -          -          -          -
    Number of Units       798,214  1,035,774          -          -          -          -          -          -          -
---------------------------------------------------------------------------------------------------------------------------
AST High Yield
 formerly, AST High
 Yield Bond
    With No Optional
     Benefits
    BOP Unit Value         $17.63      17.55      15.90      13.17      13.25      13.31      14.84      14.64      14.37
    EOP Unit Value         $19.33      17.63      17.55      15.90      13.17      13.25      13.31      14.84      14.64
    Number of Units     1,010,388    912,214  1,530,847  2,292,230  1,347,832    786,689    652,586    557,915    626,368
    With LT5, HDV
     and EBP
    BOP Unit Value         $13.19          -          -          -          -          -          -          -          -
    EOP Unit Value         $14.27      13.19          -          -          -          -          -          -          -
    Number of Units       694,301    582,997          -          -          -          -          -          -          -
---------------------------------------------------------------------------------------------------------------------------
AST Lord Abbett
 Bond-Debenture
 (2000)
    With No Optional
     Benefits
    BOP Unit Value         $13.10      13.03      12.21      10.35      10.38      10.14          -          -          -
    EOP Unit Value         $14.29      13.10      13.03      12.21      10.35      10.38      10.14          -          -
    Number of Units       469,306    468,856    791,466    707,957    590,060    149,890      1,858          -          -
    With LT5, HDV
     and EBP
    BOP Unit Value         $12.42          -          -          -          -          -          -          -          -
    EOP Unit Value         $13.37      12.42          -          -          -          -          -          -          -
    Number of Units     1,365,237  1,672,135          -          -          -          -          -          -          -
---------------------------------------------------------------------------------------------------------------------------
AST PIMCO Total
 Return Bond (1994)
    With No Optional
     Benefits
    BOP Unit Value         $19.53      19.18      18.39      17.58      16.20      14.98      13.51      13.75      12.65
    EOP Unit Value         $20.13      19.53      19.18      18.39      17.58      16.20      14.98      13.51      13.75
    Number of Units     1,820,967  1,765,635  1,862,830  1,896,238  2,496,607  2,171,814  2,219,006  1,509,966  1,703,920
    With LT5, HDV
     and EBP
    BOP Unit Value         $10.84          -          -          -          -          -          -          -          -
    EOP Unit Value         $11.02      10.84          -          -          -          -          -          -          -
    Number of Units     2,081,850  2,236,621          -          -          -          -          -          -          -
---------------------------------------------------------------------------------------------------------------------------
AST PIMCO Limited
 Maturity Bond
 (1995)
    With No Optional
     Benefits
    BOP Unit Value         $15.79      15.64      15.42      15.03      14.24      13.28      12.32      12.00      11.42
    EOP Unit Value         $16.28      15.79      15.64      15.42      15.03      14.24      13.28      12.32      12.00
    Number of Units     1,638,686  1,881,200  1,681,588  1,309,374  1,605,101  1,002,458    862,868    807,789    593,352
    With LT5, HDV
     and EBP
    BOP Unit Value         $10.17          -          -          -          -          -          -          -          -
    EOP Unit Value         $10.35      10.17          -          -          -          -          -          -          -
    Number of Units     3,593,391  4,545,782          -          -          -          -          -          -          -


----------------------------------
Sub-account               1997
----------------------------------
----------------------------------
AST T. Rowe Price
 Global Bond (1994)
    With No Optional
     Benefits
    BOP Unit Value          11.11
    EOP Unit Value          10.65
    Number of Units       266,136
    With LT5, HDV
     and EBP
    BOP Unit Value              -
    EOP Unit Value              -
    Number of Units             -
----------------------------------
AST High Yield
 formerly, AST High
 Yield Bond
    With No Optional
     Benefits
    BOP Unit Value          12.75
    EOP Unit Value          14.37
    Number of Units       595,692
    With LT5, HDV
     and EBP
    BOP Unit Value              -
    EOP Unit Value              -
    Number of Units             -
----------------------------------
AST Lord Abbett
 Bond-Debenture
 (2000)
    With No Optional
     Benefits
    BOP Unit Value              -
    EOP Unit Value              -
    Number of Units             -
    With LT5, HDV
     and EBP
    BOP Unit Value              -
    EOP Unit Value              -
    Number of Units             -
----------------------------------
AST PIMCO Total
 Return Bond (1994)
    With No Optional
     Benefits
    BOP Unit Value          11.60
    EOP Unit Value          12.65
    Number of Units     1,523,587
    With LT5, HDV
     and EBP
    BOP Unit Value              -
    EOP Unit Value              -
    Number of Units             -
----------------------------------
AST PIMCO Limited
 Maturity Bond
 (1995)
    With No Optional
     Benefits
    BOP Unit Value          10.71
    EOP Unit Value          11.42
    Number of Units       469,686
    With LT5, HDV
     and EBP
    BOP Unit Value              -
    EOP Unit Value              -
    Number of Units             -

---------------------------------------------------------------------------------------------------------------------------
Sub-account               2006       2005       2004       2003       2002       2001       2000       1999       1998
---------------------------------------------------------------------------------------------------------------------------
---------------------------------------------------------------------------------------------------------------------------
AST Money Market
 (1992)
    With No Optional
     Benefits
    BOP Unit Value         $14.11      13.83      13.80      13.81      13.72      13.31      12.63      12.15      11.63
    EOP Unit Value         $14.66      14.11      13.83      13.80      13.81      13.72      13.31      12.63      12.15
    Number of Units     4,838,370  6,016,530  4,248,368  5,253,119  8,322,994  7,694,667  7,219,151  3,950,988  1,757,232
    With LT5, HDV
     and EBP
    BOP Unit Value          $9.80          -          -          -          -          -          -          -          -
    EOP Unit Value         $10.04       9.80          -          -          -          -          -          -          -
---------------------------------------------------------------------------------------------------------------------------
AST Aggressive Asset
 Allocation Portfolio
    With No Optional
     Benefits
    BOP Unit Value         $10.01          -          -          -          -          -          -          -          -
    EOP Unit Value         $11.50      10.01          -          -          -          -          -          -          -
    Number of Units        40,270     17,259          -          -          -          -          -          -          -
    With LT5, HDV
     and EBP
    BOP Unit Value          $9.99          -          -          -          -          -          -          -          -
    EOP Unit Value         $11.33       9.99          -          -          -          -          -          -          -
    Number of Units       744,811    111,044          -          -          -          -          -          -          -
---------------------------------------------------------------------------------------------------------------------------
AST Capital Growth
 Asset Allocation
 Portfolio
    With No Optional
     Benefits
    BOP Unit Value         $10.01          -          -          -          -          -          -          -          -
    EOP Unit Value         $11.31      10.01          -          -          -          -          -          -          -
    Number of Units       271,080     78,453          -          -          -          -          -          -          -
    With LT5, HDV
     and EBP
    BOP Unit Value         $10.00          -          -          -          -          -          -          -          -
    EOP Unit Value         $11.15      10.00          -          -          -          -          -          -          -
    Number of Units     6,613,267    383,419          -          -          -          -          -          -          -
---------------------------------------------------------------------------------------------------------------------------
AST Balanced Asset
 Allocation Portfolio
    With No Optional
     Benefits
    BOP Unit Value         $10.02          -          -          -          -          -          -          -          -
    EOP Unit Value         $11.13      10.02          -          -          -          -          -          -          -
    Number of Units       634,693    161,883          -          -          -          -          -          -          -
    With LT5, HDV
     and EBP
    BOP Unit Value         $10.01          -          -          -          -          -          -          -          -
    EOP Unit Value         $10.97      10.01          -          -          -          -          -          -          -
    Number of Units     5,065,695    312,604          -          -          -          -          -          -          -
---------------------------------------------------------------------------------------------------------------------------
AST Conservative
 Asset Allocation
Portfolio
    With No Optional
     Benefits
    BOP Unit Value         $10.03          -          -          -          -          -          -          -          -
    EOP Unit Value         $11.02      10.03          -          -          -          -          -          -          -
    Number of Units       128,835          -          -          -          -          -          -          -          -
    With LT5, HDV
     and EBP
    BOP Unit Value         $10.02          -          -          -          -          -          -          -          -
    EOP Unit Value         $10.86      10.02          -          -          -          -          -          -          -
    Number of Units     1,685,657    159,724          -          -          -          -          -          -          -


----------------------------------
Sub-account               1997
----------------------------------
----------------------------------
AST Money Market
 (1992)
    With No Optional
     Benefits
    BOP Unit Value          11.14
    EOP Unit Value          11.63
    Number of Units     1,518,310
    With LT5, HDV
     and EBP
    BOP Unit Value              -
    EOP Unit Value              -
----------------------------------
AST Aggressive Asset
 Allocation Portfolio
    With No Optional
     Benefits
    BOP Unit Value              -
    EOP Unit Value              -
    Number of Units             -
    With LT5, HDV
     and EBP
    BOP Unit Value              -
    EOP Unit Value              -
    Number of Units             -
----------------------------------
AST Capital Growth
 Asset Allocation
 Portfolio
    With No Optional
     Benefits
    BOP Unit Value              -
    EOP Unit Value              -
    Number of Units             -
    With LT5, HDV
     and EBP
    BOP Unit Value              -
    EOP Unit Value              -
    Number of Units             -
----------------------------------
AST Balanced Asset
 Allocation Portfolio
    With No Optional
     Benefits
    BOP Unit Value              -
    EOP Unit Value              -
    Number of Units             -
    With LT5, HDV
     and EBP
    BOP Unit Value              -
    EOP Unit Value              -
    Number of Units             -
----------------------------------
AST Conservative
 Asset Allocation
Portfolio
    With No Optional
     Benefits
    BOP Unit Value              -
    EOP Unit Value              -
    Number of Units             -
    With LT5, HDV
     and EBP
    BOP Unit Value              -
    EOP Unit Value              -
    Number of Units             -

----------------------------------------------------------------------------------------------------------------------------------
Sub-account                            2006       2005      2004     2003     2002     2001     2000     1999     1998     1997
----------------------------------------------------------------------------------------------------------------------------------
----------------------------------------------------------------------------------------------------------------------------------
AST Preservation
 Asset Allocation Portfolio
    With No Optional Benefits
    BOP Unit Value                      $10.04          -        -        -        -        -        -        -        -        -
    EOP Unit Value                      $10.77      10.04        -        -        -        -        -        -        -        -
    Number of Units                     67,695          -        -        -        -        -        -        -        -        -
    With LT5, HDV
     and EBP
    BOP Unit Value                      $10.03          -        -        -        -        -        -        -        -        -
    EOP Unit Value                      $10.62      10.03        -        -        -        -        -        -        -        -
    Number of Units                    632,804      5,527        -        -        -        -        -        -        -        -
    Number of Units                  1,916,776  2,581,451        -        -        -        -        -        -        -        -
----------------------------------------------------------------------------------------------------------------------------------
Gartmore Variable Investment Trust -
 GVIT Developing Markets (1996)
    With No Optional Benefits
    BOP Unit Value                      $14.98      11.46     9.63     6.07     6.77     7.32    10.31     6.30    10.15    10.29
    EOP Unit Value                      $20.03      14.98    11.46     9.63     6.07     6.77     7.32    10.31     6.30    10.15
    Number of Units                    651,495    823,016  714,218  979,994  337,154  235,357  220,596  210,007  250,465  305,775
    With LT5, HDV
     and EBP
    BOP Unit Value                      $23.52          -        -        -        -        -        -        -        -        -
    EOP Unit Value                      $31.02      23.52        -        -        -        -        -        -        -        -
    Number of Units                    274,947    224,533        -        -        -        -        -        -        -        -
----------------------------------------------------------------------------------------------------------------------------------
WFVT Advantage Equity Income
 (1999)
    With No Optional Benefits
    BOP Unit Value                      $18.60      17.77    16.10    12.84    16.01    17.03        -        -        -        -
    EOP Unit Value                      $21.91      18.60    17.77    16.10    12.84    16.01    17.03        -        -        -
    Number of Units                     22,180     11,773   11,464   16,761   15,148   14,888    7,400        -        -        -
    With LT5, HDV
     and EBP
    BOP Unit Value                      $13.77          -        -        -        -        -        -        -        -        -
    EOP Unit Value                      $16.00      13.77        -        -        -        -        -        -        -        -
    Number of Units                     77,725     39,457        -        -        -        -        -        -        -        -
----------------------------------------------------------------------------------------------------------------------------------
AIM V.I. - Dynamics (1999)
    With No Optional Benefits
    BOP Unit Value                      $10.48       9.53     8.46     6.18     9.13    13.35    13.93        -        -        -
    EOP Unit Value                      $12.09      10.48     9.53     8.46     6.18     9.13    13.35    13.93        -        -
    Number of Units                    107,342     96,278   88,195  159,239  135,486  267,417  210,494    9,545        -        -
    With LT5, HDV
     and EBP
    BOP Unit Value                      $15.80          -        -        -        -        -        -        -        -        -
    EOP Unit Value                      $17.98      15.80        -        -        -        -        -        -        -        -
    Number of Units                     59,124     54,814        -        -        -        -        -        -        -        -
----------------------------------------------------------------------------------------------------------------------------------
AIM V.I. - Technology (1999)
    With No Optional Benefits
    BOP Unit Value                       $5.45       5.37     5.17     3.58     6.78    12.59    16.55        -        -        -
    EOP Unit Value                       $5.98       5.45     5.37     5.17     3.58     6.78    12.59    16.55        -        -
    Number of Units                    129,711    241,082  283,479  226,147  265,726  409,546  381,493  127,037        -        -
    With LT5, HDV
     and EBP
    BOP Unit Value                           -          -        -        -        -        -        -        -        -        -
    EOP Unit Value                           -          -        -        -        -        -        -        -        -        -
    Number of Units                          -          -        -        -        -        -        -        -        -        -

-------------------------------------------------------------------------------------------------------
Sub-account              2006     2005     2004     2003     2002     2001     2000    1999   1998 1997
-------------------------------------------------------------------------------------------------------
-------------------------------------------------------------------------------------------------------
AIM V.I. - Health
 Sciences (1999)
    With No Optional
     Benefits
    BOP Unit Value       $14.00    13.03    12.19     9.60    12.79    14.73    11.36      -     -    -
    EOP Unit Value       $14.63    14.00    13.03    12.19     9.60    12.79    14.73  11.36     -    -
    Number of Units     174,695  175,051  171,635  194,661  238,488  322,329  386,673  4,966     -    -
    With LT5, HDV
     and EBP
    BOP Unit Value       $13.31        -        -        -        -        -        -      -     -    -
    EOP Unit Value       $13.73    13.31        -        -        -        -        -      -     -    -
    Number of Units     130,283  122,355        -        -        -        -        -      -     -    -
-------------------------------------------------------------------------------------------------------
AIM V.I. - Financial
 Services (1999)
    With No Optional
     Benefits
    BOP Unit Value       $15.69    14.91    13.81    10.73    12.69    14.17    11.43      -     -    -
    EOP Unit Value       $18.15    15.69    14.91    13.81    10.73    12.69    14.17  11.43     -    -
    Number of Units      56,423   71,884   89,216  153,732  137,142  282,129  414,091  3,896     -    -
    With LT5, HDV
     and EBP
    BOP Unit Value       $13.92        -        -        -        -        -        -      -     -    -
    EOP Unit Value       $15.89    13.92        -        -        -        -        -      -     -    -
    Number of Units      91,327  170,808        -        -        -        -        -      -     -    -
-------------------------------------------------------------------------------------------------------
Evergreen VA -
 International Equity
 (2000)
    With No Optional
     Benefits
    BOP Unit Value       $14.28    12.39    10.46     7.25     9.16    10.64        -      -     -    -
    EOP Unit Value       $17.47    14.28    12.39    10.46     7.25     9.16    10.64      -     -    -
    Number of Units     147,897  132,883   50,975   38,062   15,780   28,265   18,481      -     -    -
    With LT5, HDV
     and EBP
    BOP Unit Value       $13.88        -        -        -        -        -        -      -     -    -
    EOP Unit Value       $16.75    13.88        -        -        -        -        -      -     -    -
    Number of Units     160,932  164,045        -        -        -        -        -      -     -    -
-------------------------------------------------------------------------------------------------------
Evergreen VA - Special
 Equity (1999)
    With No Optional
     Benefits
    BOP Unit Value       $10.41    11.65    11.08     7.34    10.14    11.11        -      -     -    -
    EOP Unit Value            -   $10.41    11.65    11.08     7.34    10.14    11.11      -     -    -
    Number of Units           -        -  181,036  179,911   86,011  114,085   33,699      -     -    -
    With LT5, HDV
     and EBP
    BOP Unit Value       $13.54        -        -        -        -        -        -      -     -    -
    EOP Unit Value            -   $13.54        -        -        -        -        -      -     -    -
    Number of Units           -        -        -        -        -        -        -      -     -    -
-------------------------------------------------------------------------------------------------------
Evergreen VA - Omega
 (2000)
    With No Optional
     Benefits
    BOP Unit Value       $10.29     9.97     9.36     6.73     9.08        -        -      -     -    -
    EOP Unit Value       $10.84    10.29     9.97     9.36     6.73     9.08        -      -     -    -
    Number of Units      12,285   41,101   57,316   34,638    1,695   28,442        -      -     -    -
    With LT5, HDV
     and EBP
    BOP Unit Value       $14.10        -        -        -        -        -        -      -     -    -
    EOP Unit Value       $14.65    14.10        -        -        -        -        -      -     -    -
    Number of Units      15,185   31,596        -        -        -        -        -      -     -    -

----------------------------------------------------------------------------------------------------
Sub-account              2006     2005     2004     2003     2002    2001    2000   1999   1998 1997
----------------------------------------------------------------------------------------------------
----------------------------------------------------------------------------------------------------
Evergreen VA Growth
 Fund
    With No Optional
     Benefits
    BOP Unit Value       $11.52        -        -        -       -       -       -      -     -    -
    EOP Unit Value       $12.71    11.52        -        -       -       -       -      -     -    -
    Number of Units     120,112  168,369        -        -       -       -       -      -     -    -
    With LT5, HDV
     and EBP
    BOP Unit Value       $11.41        -        -        -       -       -       -      -     -    -
    EOP Unit Value       $12.42    11.41        -        -       -       -       -      -     -    -
    Number of Units      49,463  120,154        -        -       -       -       -      -     -    -
----------------------------------------------------------------------------------------------------
ProFund VP - Europe 30
 (1999)
    With No Optional
     Benefits
    BOP Unit Value        $9.93     9.24     8.14     5.91    8.01   10.62   12.26      -     -    -
    EOP Unit Value       $11.59     9.93     9.24     8.14    5.91    8.01   10.62  12.26     -    -
    Number of Units     333,482  249,352  328,575  413,959  26,656  74,072  33,488    134     -    -
    With LT5, HDV
     and EBP
    BOP Unit Value       $15.65        -        -        -       -       -       -      -     -    -
    EOP Unit Value       $18.02    15.65        -        -       -       -       -      -     -    -
    Number of Units     508,415  374,171        -        -       -       -       -      -     -    -
----------------------------------------------------------------------------------------------------
ProFund VP - Asia 30
 (2002)
    With No Optional
     Benefits
    BOP Unit Value       $15.00    12.63    12.78     7.80       -       -       -      -     -    -
    EOP Unit Value       $20.76    15.00    12.63    12.78    7.80       -       -      -     -    -
    Number of Units     420,714  195,168  124,486  160,378  18,518       -       -      -     -    -
    With LT5, HDV
     and EBP
    BOP Unit Value       $18.20        -        -        -       -       -       -      -     -    -
    EOP Unit Value       $24.84    18.20        -        -       -       -       -      -     -    -
    Number of Units     227,691   98,832        -        -       -       -       -      -     -    -
----------------------------------------------------------------------------------------------------
ProFund VP - Japan
 (2002)
    With No Optional
     Benefits
    BOP Unit Value       $13.82     9.81     9.18     7.29       -       -       -      -     -    -
    EOP Unit Value       $15.21    13.82     9.81     9.18    7.29       -       -      -     -    -
    Number of Units     143,153  762,072  333,037   64,887   3,411       -       -      -     -    -
    With LT5, HDV
     and EBP
    BOP Unit Value       $18.59        -        -        -       -       -       -      -     -    -
    EOP Unit Value       $20.19    18.59        -        -       -       -       -      -     -    -
    Number of Units      63,570  107,391        -        -       -       -       -      -     -    -
----------------------------------------------------------------------------------------------------
ProFund VP - Banks
 (2002)
    With No Optional
     Benefits
    BOP Unit Value       $12.21    12.31    11.08     8.62       -       -       -      -     -    -
    EOP Unit Value       $14.00    12.21    12.31    11.08    8.62       -       -      -     -    -
    Number of Units      31,140   41,059  165,023   20,188   6,455       -       -      -     -    -
    With LT5, HDV
     and EBP
    BOP Unit Value       $13.77        -        -        -       -       -       -      -     -    -
    EOP Unit Value       $15.58    13.77        -        -       -       -       -      -     -    -
    Number of Units      11,704    7,375        -        -       -       -       -      -     -    -

-------------------------------------------------------------------------------------------------
Sub-account              2006     2005     2004     2003     2002     2001    2000 1999 1998 1997
-------------------------------------------------------------------------------------------------
-------------------------------------------------------------------------------------------------
ProFund VP - Basic
 Materials (2002)
    With No Optional
     Benefits
    BOP Unit Value       $12.41    12.19    11.13     8.52        -        -     -    -    -    -
    EOP Unit Value       $14.23    12.41    12.19    11.13     8.52        -     -    -    -    -
    Number of Units      48,875  122,654  167,864  253,494   11,440        -     -    -    -    -
    With LT5, HDV
     and EBP
    BOP Unit Value       $14.46        -        -        -        -        -     -    -    -    -
    EOP Unit Value       $16.36    14.46        -        -        -        -     -    -    -    -
    Number of Units      43,606   45,735        -        -        -        -     -    -    -    -
-------------------------------------------------------------------------------------------------
ProFund VP -
 Biotechnology
 (2001)
    With No Optional
     Benefits
    BOP Unit Value        $9.38     7.92     7.27     5.23     8.43        -     -    -    -    -
    EOP Unit Value        $8.94     9.38     7.92     7.27     5.23     8.43     -    -    -    -
    Number of Units      44,623  118,020  133,501   49,177  111,468   47,974     -    -    -    -
    With LT5, HDV
     and EBP
    BOP Unit Value            -        -        -        -        -        -     -    -    -    -
    EOP Unit Value            -        -        -        -        -        -     -    -    -    -
    Number of Units           -        -        -        -        -        -     -    -    -    -
-------------------------------------------------------------------------------------------------
ProFund VP -
 Consumer Services
 (2002)
    With No Optional
     Benefits
    BOP Unit Value        $9.30     9.82     9.19     7.29        -        -     -    -    -    -
    EOP Unit Value       $10.35     9.30     9.82     9.19     7.29        -     -    -    -    -
    Number of Units      45,532    3,605  195,868   24,982   14,792        -     -    -    -    -
    With LT5, HDV
     and EBP
    BOP Unit Value       $11.47        -        -        -        -        -     -    -    -    -
    EOP Unit Value       $12.59    11.47        -        -        -        -     -    -    -    -
    Number of Units      12,510    8,192        -        -        -        -     -    -    -    -
-------------------------------------------------------------------------------------------------
ProFund VP -
 Consumer Goods
 (2002)
    With No Optional
     Benefits
    BOP Unit Value       $10.54    10.65     9.81     8.33        -        -     -    -    -    -
    EOP Unit Value       $11.79    10.54    10.65     9.81     8.33        -     -    -    -    -
    Number of Units      62,550   31,220   24,590   11,486    9,203        -     -    -    -    -
    With LT5, HDV
     and EBP
    BOP Unit Value       $12.02        -        -        -        -        -     -    -    -    -
    EOP Unit Value       $13.26    12.02        -        -        -        -     -    -    -    -
    Number of Units      26,778    9,786        -        -        -        -     -    -    -    -
-------------------------------------------------------------------------------------------------
ProFund VP - Oil &
 Gas (2001)
    With No Optional
     Benefits
    BOP Unit Value       $15.53    11.91     9.26     7.63     9.25        -     -    -    -    -
    EOP Unit Value       $18.61    15.53    11.91     9.26     7.63     9.25     -    -    -    -
    Number of Units     197,658  373,876  247,649  336,748  148,807  262,999     -    -    -    -
    With LT5, HDV
     and EBP
    BOP Unit Value       $19.77        -        -        -        -        -     -    -    -    -
    EOP Unit Value       $23.38    19.77        -        -        -        -     -    -    -    -
    Number of Units     112,400  137,222        -        -        -        -     -    -    -    -

----------------------------------------------------------------------------------------------
Sub-account              2006     2005     2004     2003    2002    2001   2000 1999 1998 1997
----------------------------------------------------------------------------------------------
----------------------------------------------------------------------------------------------
ProFund VP - Financial
 (2001)
    With No Optional
     Benefits
    BOP Unit Value       $11.39    11.03    10.06    7.85    9.28       -     -    -    -    -
    EOP Unit Value       $13.28    11.39    11.03   10.06    7.85    9.28     -    -    -    -
    Number of Units     128,282  154,652  259,356  28,956  31,033  12,893     -    -    -    -
    With LT5, HDV
     and EBP
    BOP Unit Value       $13.71        -        -       -       -       -     -    -    -    -
    EOP Unit Value       $15.76    13.71        -       -       -       -     -    -    -    -
    Number of Units      57,563   36,201        -       -       -       -     -    -    -    -
----------------------------------------------------------------------------------------------
ProFund VP -
 Healthcare (2001)
    With No Optional
     Benefits
    BOP Unit Value        $9.04     8.58     8.44    7.23    9.42       -     -    -    -    -
    EOP Unit Value        $9.45     9.04     8.58    8.44    7.23    9.42     -    -    -    -
    Number of Units     256,066  121,611  342,154  57,417  76,140  38,320     -    -    -    -
    With LT5, HDV
     and EBP
    BOP Unit Value       $11.50        -        -       -       -       -     -    -    -    -
    EOP Unit Value       $11.87    11.50        -       -       -       -     -    -    -    -
    Number of Units      65,217   64,175        -       -       -       -     -    -    -    -
----------------------------------------------------------------------------------------------
ProFund VP -
 Industrial (2002)
    With No Optional
     Benefits
    BOP Unit Value       $11.66    11.45    10.18       -       -       -     -    -    -    -
    EOP Unit Value       $12.93    11.66    11.45   10.18       -       -     -    -    -    -
    Number of Units      30,797   18,140   23,756  41,864       -       -     -    -    -    -
    With LT5, HDV
     and EBP
    BOP Unit Value       $14.30        -        -       -       -       -     -    -    -    -
    EOP Unit Value       $15.65    14.30        -       -       -       -     -    -    -    -
    Number of Units       2,765    6,749        -       -       -       -     -    -    -    -
----------------------------------------------------------------------------------------------
ProFund VP - Internet
 (2002)
    With No Optional
     Benefits
    BOP Unit Value       $19.61    18.38    15.25    8.63       -       -     -    -    -    -
    EOP Unit Value       $19.75    19.61    18.38   15.25    8.63       -     -    -    -    -
    Number of Units      28,931   77,548  181,598  54,786  53,814       -     -    -    -    -
    With LT5, HDV
     and EBP
    BOP Unit Value            -        -        -       -       -       -     -    -    -    -
    EOP Unit Value            -        -        -       -       -       -     -    -    -    -
    Number of Units           -        -        -       -       -       -     -    -    -    -
----------------------------------------------------------------------------------------------
ProFund VP -
 Pharmaceuticals
 (2002)
    With No Optional
     Benefits
    BOP Unit Value        $7.79     8.15     9.04    8.62       -       -     -    -    -    -
    EOP Unit Value        $8.68     7.79     8.15    9.04    8.62       -     -    -    -    -
    Number of Units      78,989   48,716   41,607  81,004   9,411       -     -    -    -    -
    With LT5, HDV
     and EBP
    BOP Unit Value        $8.35        -        -       -       -       -     -    -    -    -
    EOP Unit Value        $9.18     8.35        -       -       -       -     -    -    -    -
    Number of Units     131,883   14,623        -       -       -       -     -    -    -    -

------------------------------------------------------------------------------------------------
Sub-account              2006     2005     2004     2003     2002     2001   2000 1999 1998 1997
------------------------------------------------------------------------------------------------
------------------------------------------------------------------------------------------------
ProFund VP - Precious
 Metals (2002)
    With No Optional
     Benefits
    BOP Unit Value       $15.18    12.10    13.52     9.77        -       -     -    -    -    -
    EOP Unit Value       $16.19    15.18    12.10    13.52     9.77       -     -    -    -    -
    Number of Units     535,374  479,531  406,661  315,457  395,037       -     -    -    -    -
    With LT5, HDV
     and EBP
    BOP Unit Value       $16.85        -        -        -        -       -     -    -    -    -
    EOP Unit Value       $17.73    16.85        -        -        -       -     -    -    -    -
    Number of Units     260,007  129,263        -        -        -       -     -    -    -    -
------------------------------------------------------------------------------------------------
ProFund VP - Real
 Estate (2001)
    With No Optional
     Benefits
    BOP Unit Value       $19.10    18.01    14.25    10.77    10.84       -     -    -    -    -
    EOP Unit Value       $25.14    19.10    18.01    14.25    10.77   10.84     -    -    -    -
    Number of Units      80,333   37,850  216,703  116,140   32,985  35,747     -    -    -    -
    With LT5, HDV
     and EBP
    BOP Unit Value       $17.36        -        -        -        -       -     -    -    -    -
    EOP Unit Value       $22.55    17.36        -        -        -       -     -    -    -    -
    Number of Units     109,436   41,820        -        -        -       -     -    -    -    -
------------------------------------------------------------------------------------------------
ProFund VP -
 Semiconductor
 (2002)
    With No Optional
     Benefits
    BOP Unit Value        $7.93     7.35     9.67     5.17        -       -     -    -    -    -
    EOP Unit Value        $7.32     7.93     7.35     9.67     5.17       -     -    -    -    -
    Number of Units      98,783   79,039   98,700   51,652   33,410       -     -    -    -    -
    With LT5, HDV
     and EBP
    BOP Unit Value            -        -        -        -        -       -     -    -    -    -
    EOP Unit Value            -        -        -        -        -       -     -    -    -    -
    Number of Units           -        -        -        -        -       -     -    -    -    -
------------------------------------------------------------------------------------------------
ProFund VP -
 Technology (2001)
    With No Optional
     Benefits
    BOP Unit Value        $5.06     5.03     5.09     3.51     5.95       -     -    -    -    -
    EOP Unit Value        $5.43     5.06     5.03     5.09     3.51    5.95     -    -    -    -
    Number of Units      67,983  103,646  201,017   83,329   48,717  53,955     -    -    -    -
    With LT5, HDV
     and EBP
    BOP Unit Value            -        -        -        -        -       -     -    -    -    -
    EOP Unit Value            -        -        -        -        -       -     -    -    -    -
    Number of Units           -        -        -        -        -       -     -    -    -    -
------------------------------------------------------------------------------------------------
ProFund VP -
 Telecommunications
 (2001)
    With No Optional
     Benefits
    BOP Unit Value        $4.78     5.16     4.49     4.41     7.15       -     -    -    -    -
    EOP Unit Value        $6.38     4.78     5.16     4.49     4.41    7.15     -    -    -    -
    Number of Units     324,251   64,563  233,182   56,454   65,796   1,696     -    -    -    -
    With LT5, HDV
     and EBP
    BOP Unit Value       $10.43        -        -        -        -       -     -    -    -    -
    EOP Unit Value       $13.73    10.43        -        -        -       -     -    -    -    -
    Number of Units      76,146   11,185        -        -        -       -     -    -    -    -

-------------------------------------------------------------------------------------------------
Sub-account              2006     2005     2004     2003     2002     2001    2000 1999 1998 1997
-------------------------------------------------------------------------------------------------
-------------------------------------------------------------------------------------------------
ProFund VP - Utilities
 (2001)
    With No Optional
     Benefits
    BOP Unit Value       $10.07     8.97     7.45     6.18     8.18        -     -    -    -    -
    EOP Unit Value       $11.93    10.07     8.97     7.45     6.18     8.18     -    -    -    -
    Number of Units     337,008  171,379  347,666   88,248  127,336   48,251     -    -    -    -
    With LT5, HDV
     and EBP
    BOP Unit Value       $16.59        -        -        -        -        -     -    -    -    -
    EOP Unit Value       $19.38    16.59        -        -        -        -     -    -    -    -
    Number of Units     160,549   65,915        -        -        -        -     -    -    -    -
-------------------------------------------------------------------------------------------------
ProFund VP - Bull
 (2002)
    With No Optional
     Benefits
    BOP Unit Value       $11.04    10.82    10.01     8.02        -        -     -    -    -    -
    EOP Unit Value       $12.47    11.04    10.82    10.01     8.02        -     -    -    -    -
    Number of Units     745,548  546,042  617,953  404,601  153,898        -     -    -    -    -
    With LT5, HDV
     and EBP
    BOP Unit Value       $12.88        -        -        -        -        -     -    -    -    -
    EOP Unit Value       $14.35    12.88        -        -        -        -     -    -    -    -
    Number of Units     338,211  482,071        -        -        -        -     -    -    -    -
-------------------------------------------------------------------------------------------------
ProFund VP - Bear
 (2001)
    With No Optional
     Benefits
    BOP Unit Value        $9.13     9.31    10.45    13.95    11.62        -     -    -    -    -
    EOP Unit Value        $8.39     9.13     9.31    10.45    13.95    11.62     -    -    -    -
    Number of Units     131,467  159,128   98,354  196,473  217,878  104,865     -    -    -    -
    With LT5, HDV
     and EBP
    BOP Unit Value        $6.36        -        -        -        -        -     -    -    -    -
    EOP Unit Value        $5.77     6.36        -        -        -        -     -    -    -    -
    Number of Units     113,831  481,337        -        -        -        -     -    -    -    -
-------------------------------------------------------------------------------------------------
ProFund VP - Ultra
 Bull (2001)
    With No Optional
     Benefits
    BOP Unit Value        $8.61     8.45     7.26     4.78     7.52        -     -    -    -    -
    EOP Unit Value       $10.53     8.61     8.45     7.26     4.78     7.52     -    -    -    -
    Number of Units     137,577  133,243  367,865  327,838  108,279   80,778     -    -    -    -
    With LT5, HDV
     and EBP
    BOP Unit Value            -        -        -        -        -        -     -    -    -    -
    EOP Unit Value            -        -        -        -        -        -     -    -    -    -
    Number of Units           -        -        -        -        -        -     -    -    -    -
-------------------------------------------------------------------------------------------------
ProFund VP - OTC
 (2001)
    With No Optional
     Benefits
    BOP Unit Value        $5.54     5.57     5.16     3.54     5.81        -     -    -    -    -
    EOP Unit Value        $5.81     5.54     5.57     5.16     3.54     5.81     -    -    -    -
    Number of Units     380,108  310,845  629,788  729,288  520,310  163,539     -    -    -    -
    With LT5, HDV
     and EBP
    BOP Unit Value       $14.05        -        -        -        -        -     -    -    -    -
    EOP Unit Value       $14.53    14.05        -        -        -        -     -    -    -    -
    Number of Units      85,525  151,639        -        -        -        -     -    -    -    -

---------------------------------------------------------------------------------------------------------------------
Sub-account               2006       2005       2004       2003       2002       2001      2000     1999    1998 1997
---------------------------------------------------------------------------------------------------------------------
---------------------------------------------------------------------------------------------------------------------
ProFund VP - Short
 OTC (2002)
    With No Optional
     Benefits
    BOP Unit Value          $6.10       6.09       6.90      11.07          -          -        -        -     -    -
    EOP Unit Value          $5.98       6.10       6.09       6.90      11.07          -        -        -     -    -
    Number of Units       247,455    430,495     92,529    164,801    119,355          -        -        -     -    -
    With LT5, HDV
     and EBP
    BOP Unit Value          $5.52          -          -          -          -          -        -        -     -    -
    EOP Unit Value          $5.33       5.52          -          -          -          -        -        -     -    -
    Number of Units       198,868    144,312          -          -          -          -        -        -     -    -
---------------------------------------------------------------------------------------------------------------------
ProFund VP -
 UltraOTC (1999)
    With No Optional
     Benefits
    BOP Unit Value          $1.31       1.37       1.21       0.60       1.94       6.25    23.61        -     -    -
    EOP Unit Value          $1.36       1.31       1.37       1.21       0.60       1.94     6.25    23.61     -    -
    Number of Units     1,830,505  1,633,655  1,534,878  1,640,765  1,188,414  1,166,884  473,337  189,497     -    -
    With LT5, HDV
     and EBP
    BOP Unit Value              -          -          -          -          -          -        -        -     -    -
    EOP Unit Value              -          -          -          -          -          -        -        -     -    -
    Number of Units             -          -          -          -          -          -        -        -     -    -
---------------------------------------------------------------------------------------------------------------------
ProFund VP - Mid-Cap
 Value (2002)
    With No Optional
     Benefits
    BOP Unit Value         $12.96      11.99      10.41       7.72          -          -        -        -     -    -
    EOP Unit Value         $14.46      12.96      11.99      10.41       7.72          -        -        -     -    -
    Number of Units       176,362    260,628    364,242    192,966     28,913          -        -        -     -    -
    With LT5, HDV
     and EBP
    BOP Unit Value         $16.23          -          -          -          -          -        -        -     -    -
    EOP Unit Value         $17.86      16.23          -          -          -          -        -        -     -    -
    Number of Units        98,979    101,182          -          -          -          -        -        -     -    -
---------------------------------------------------------------------------------------------------------------------
ProFund VP - Mid-Cap
 Growth (2002)
    With No Optional
     Benefits
    BOP Unit Value         $12.01      10.87       9.85       7.75          -          -        -        -     -    -
    EOP Unit Value         $12.41      12.01      10.87       9.85       7.75          -        -        -     -    -
    Number of Units       118,715    274,073    181,124    150,991     21,813          -        -        -     -    -
    With LT5, HDV
     and EBP
    BOP Unit Value         $14.60          -          -          -          -          -        -        -     -    -
    EOP Unit Value         $14.88      14.60          -          -          -          -        -        -     -    -
    Number of Units       271,685    396,894          -          -          -          -        -        -     -    -
---------------------------------------------------------------------------------------------------------------------
ProFund VP -
 UltraMid-Cap
 (2002)
    With No Optional
     Benefits
    BOP Unit Value         $14.43      12.32       9.71       5.75          -          -        -        -     -    -
    EOP Unit Value         $15.87      14.43      12.32       9.71       5.75          -        -        -     -    -
    Number of Units        61,966     77,440    245,338     91,098     34,937          -        -        -     -    -
    With LT5, HDV
     and EBP
    BOP Unit Value         $23.77          -          -          -          -          -        -        -     -    -
    EOP Unit Value         $25.78      23.77          -          -          -          -        -        -     -    -
    Number of Units       158,772    132,000          -          -          -          -        -        -     -    -

-------------------------------------------------------------------------------------------------------
Sub-account              2006     2005     2004     2003     2002     2001     2000    1999   1998 1997
-------------------------------------------------------------------------------------------------------
-------------------------------------------------------------------------------------------------------
ProFund VP -
 Small-Cap Value
 (2002)
    With No Optional
     Benefits
    BOP Unit Value       $11.78    11.40     9.55     7.14        -        -        -      -     -    -
    EOP Unit Value       $13.74    11.78    11.40     9.55     7.14        -        -      -     -    -
    Number of Units     170,318  112,027  585,857  346,508   99,422        -        -      -     -    -
    With LT5, HDV
     and EBP
    BOP Unit Value       $16.07        -        -        -        -        -        -      -     -    -
    EOP Unit Value       $18.49    16.07        -        -        -        -        -      -     -    -
    Number of Units     107,760   79,114        -        -        -        -        -      -     -    -
-------------------------------------------------------------------------------------------------------
ProFund VP -
 Small-Cap Growth
 (2002)
    With No Optional
     Benefits
    BOP Unit Value       $13.14    12.30    10.34     7.75        -        -        -      -     -    -
    EOP Unit Value       $14.19    13.14    12.30    10.34     7.75        -        -      -     -    -
    Number of Units      68,601  196,876  427,343  184,649   89,346        -        -      -     -    -
    With LT5, HDV
     and EBP
    BOP Unit Value       $16.13        -        -        -        -        -        -      -     -    -
    EOP Unit Value       $17.18    16.13        -        -        -        -        -      -     -    -
    Number of Units     462,614  456,506        -        -        -        -        -      -     -    -
-------------------------------------------------------------------------------------------------------
ProFund VP -
 UltraSmall-Cap
 (1999)
    With No Optional
     Benefits
    BOP Unit Value       $12.41    12.51     9.61     4.85     8.51     9.27    11.98      -     -    -
    EOP Unit Value       $15.53    12.41    12.51     9.61     4.85     8.51     9.27  11.98     -    -
    Number of Units      77,538   68,999  476,709  258,143  147,185  221,152  233,113      -     -    -
    With LT5, HDV
     and EBP
    BOP Unit Value            -        -        -        -        -        -        -      -     -    -
    EOP Unit Value            -        -        -        -        -        -        -      -     -    -
    Number of Units           -        -        -        -        -        -        -      -     -    -
-------------------------------------------------------------------------------------------------------
ProFund VP - U.S.
 Government Plus
 (2002)
    With No Optional
     Benefits
    BOP Unit Value       $13.11    12.11    11.27    11.64        -        -        -      -     -    -
    EOP Unit Value       $12.44    13.11    12.11    11.27    11.64        -        -      -     -    -
    Number of Units     112,791  493,711  195,171  186,404  206,704        -        -      -     -    -
    With LT5, HDV
     and EBP
    BOP Unit Value       $11.03        -        -        -        -        -        -      -     -    -
    EOP Unit Value       $10.31    11.03        -        -        -        -        -      -     -    -
    Number of Units      50,931  250,769        -        -        -        -        -      -     -    -

----------------------------------------------------------------------------------------------------------
Sub-account               2006       2005      2004     2003     2002     2001    2000   1999  1998  1997
----------------------------------------------------------------------------------------------------------
----------------------------------------------------------------------------------------------------------
ProFund VP - Rising
 Rates Opportunity
 (2002)
    With No Optional
     Benefits
    BOP Unit Value          $6.23       6.81     7.69     8.07        -       -       -     -     -     -
    EOP Unit Value          $6.82       6.23     6.81     7.69     8.07       -       -     -     -     -
    Number of Units       255,289    566,028  888,013  217,316  126,238       -       -     -     -     -
    With LT5, HDV
     and EBP
    BOP Unit Value          $7.18          -        -        -        -       -       -     -     -     -
    EOP Unit Value          $7.75       7.18        -        -        -       -       -     -     -     -
    Number of Units       471,789    354,909        -        -        -       -       -     -     -     -
----------------------------------------------------------------------------------------------------------
Access VP High Yield
    With No Optional
     Benefits
    BOP Unit Value         $10.63          -        -        -        -       -       -     -     -     -
    EOP Unit Value         $11.58      10.63        -        -        -       -       -     -     -     -
    Number of Units       203,717    258,925        -        -        -       -       -     -     -     -
    With LT5, HDV
     and EBP
    BOP Unit Value         $10.54          -        -        -        -       -       -     -     -     -
    EOP Unit Value         $11.32      10.54        -        -        -       -       -     -     -     -
    Number of Units             -          -        -        -        -       -       -     -     -     -
----------------------------------------------------------------------------------------------------------
First Trust(R) 10
 Uncommon Values
 (2000)
    With No Optional
     Benefits
    BOP Unit Value          $4.50       4.50        -     2.99     4.77    7.46       -     -     -     -
    EOP Unit Value          $4.65       4.50     4.50        -     2.99    4.77    7.46     -     -     -
    Number of Units        23,015     23,415   28,099        -   42,562  44,306  37,575     -     -     -
    With LT5, HDV
     and EBP
    BOP Unit Value              -          -        -        -        -       -       -     -     -     -
    EOP Unit Value              -          -        -        -        -       -       -     -     -     -
    Number of Units             -          -        -        -        -       -       -     -     -     -
----------------------------------------------------------------------------------------------------------
First Trust Global
 Dividend Target 15
    With No Optional
     Benefits
    BOP Unit Value         $13.06      11.93        -        -        -       -    0.00  0.00  0.00  0.00
    EOP Unit Value         $17.96      13.06    11.93        -        -       -       -  0.00  0.00  0.00
    Number of Units       112,508     37,527    4,880        -        -       -       -     -     -     -
    With LT5, HDV
     and EBP
    BOP Unit Value         $12.76          -        -        -        -       -       -     -     -     -
    EOP Unit Value         $17.32      12.76        -        -        -       -       -     -     -     -
    Number of Units       390,251    179,027        -        -        -       -       -     -     -     -
----------------------------------------------------------------------------------------------------------
First Trust Managed
 VIP
    With No Optional
     Benefits
    BOP Unit Value         $12.15      11.40        -        -        -       -       -     -     -     -
    EOP Unit Value         $13.46      12.15    11.40        -        -       -       -     -     -     -
    Number of Units        30,539     15,235   14,798        -        -       -       -     -     -     -
    With LT5, HDV
     and EBP
    BOP Unit Value         $11.87          -        -        -        -       -       -     -     -     -
    EOP Unit Value         $12.98      11.87        -        -        -       -       -     -     -     -
    Number of Units     1,547,684  2,270,636        -        -        -       -       -     -     -     -

------------------------------------------------------------------------------------------
Sub-account              2006      2005      2004   2003 2002 2001 2000  1999  1998  1997
------------------------------------------------------------------------------------------
------------------------------------------------------------------------------------------
First Trust NASDAQ
 Target 15
    With No Optional
     Benefits
    BOP Unit Value       $11.01      10.73       -   -    -    -   0.00  0.00  0.00  0.00
    EOP Unit Value       $11.91      11.01   10.73   -    -    -      -  0.00  0.00  0.00
    Number of Units       3,143      1,235   2,813   -    -    -      -     -     -     -
    With LT5, HDV
     and EBP
    BOP Unit Value            -          -       -   -    -    -      -     -     -     -
    EOP Unit Value            -          -       -   -    -    -      -     -     -     -
    Number of Units                      -       -   -    -    -      -     -     -     -
------------------------------------------------------------------------------------------
First Trust S&P
 Target 24
    With No Optional
     Benefits
    BOP Unit Value       $11.20      10.82       -   -    -    -   0.00  0.00  0.00  0.00
    EOP Unit Value       $11.44      11.20   10.82   -    -    -      -  0.00  0.00  0.00
    Number of Units       1,065        471     999   -    -    -      -     -     -     -
    With LT5, HDV
     and EBP
    BOP Unit Value       $10.94          -       -   -    -    -      -     -     -     -
    EOP Unit Value       $11.04      10.94       -   -    -    -      -     -     -     -
    Number of Units      93,918    100,938       -   -    -    -      -     -     -     -
------------------------------------------------------------------------------------------
First Trust The Dow
 Target 10
    With No Optional
     Benefits
    BOP Unit Value       $10.15      10.55       -   -    -    -   0.00  0.00  0.00  0.00
    EOP Unit Value       $12.66      10.15   10.55   -    -    -      -  0.00  0.00  0.00
    Number of Units      11,382        223      59   -    -    -      -     -     -     -
    With LT5, HDV
     and EBP
    BOP Unit Value        $9.92          -       -   -    -    -      -     -     -     -
    EOP Unit Value       $12.20       9.92       -   -    -    -      -     -     -     -
    Number of Units     182,794    133,119       -   -    -    -      -     -     -     -
------------------------------------------------------------------------------------------
First Trust Dow
 Target Dividend
    With No Optional
     Benefits
    BOP Unit Value        $9.83          -       -   -    -    -      -     -     -     -
    EOP Unit Value       $11.53       9.83       -   -    -    -      -     -     -     -
    Number of Units      36,613     10,313       -   -    -    -      -     -     -     -
    With LT5, HDV
     and EBP
    BOP Unit Value        $9.74          -       -   -    -    -      -     -     -     -
    EOP Unit Value       $11.27       9.74       -   -    -    -      -     -     -     -
    Number of Units     602,702  1,008,759       -   -    -    -      -     -     -     -
------------------------------------------------------------------------------------------
First Trust Value Line
 Target 25
    With No Optional
     Benefits
    BOP Unit Value       $15.07      12.67       -   -    -    -   0.00  0.00  0.00  0.00
    EOP Unit Value       $15.40      15.07   12.67   -    -    -      -  0.00  0.00  0.00
    Number of Units      11,865     34,332  10,691   -    -    -      -     -     -     -
    With LT5, HDV
     and EBP
    BOP Unit Value            -          -       -   -    -    -      -     -     -     -
    EOP Unit Value            -          -       -   -    -    -      -     -     -     -
    Number of Units           -          -       -   -    -    -      -     -     -     -

-----------------------------------------------------------------------------------------------------
Sub-account              2006     2005     2004    2003    2002    2001    2000     1999    1998 1997
-----------------------------------------------------------------------------------------------------
-----------------------------------------------------------------------------------------------------
Profund VP Large-
 Cap Growth
    With No Optional
     Benefits
    BOP Unit Value       $10.42        -       -       -       -       -        -        -     -    -
    EOP Unit Value       $11.29    10.42       -       -       -       -        -        -     -    -
    Number of Units     229,253  410,302       -       -       -       -        -        -     -    -
    With LT5, HDV
     and EBP
    BOP Unit Value       $10.26        -       -       -       -       -        -        -     -    -
    EOP Unit Value       $10.96    10.26       -       -       -       -        -        -     -    -
    Number of Units     451,172   82,641       -       -       -       -        -        -     -    -
-----------------------------------------------------------------------------------------------------
Profund VP Large-
 Cap Value
    With No Optional
     Benefits
    BOP Unit Value       $10.62        -       -       -       -       -        -        -     -    -
    EOP Unit Value       $12.53    10.62       -       -       -       -        -        -     -    -
    Number of Units     445,563  401,521       -       -       -       -        -        -     -    -
    With LT5, HDV
     and EBP
    BOP Unit Value       $10.46        -       -       -       -       -        -        -     -    -
    EOP Unit Value       $12.17    10.46       -       -       -       -        -        -     -    -
    Number of Units     382,210   48,990       -       -       -       -        -        -     -    -
-----------------------------------------------------------------------------------------------------
Profund VP Short
 Mid Cap
    With No Optional
     Benefits
    BOP Unit Value        $8.73     9.71       -       -       -       -        -        -     -    -
    EOP Unit Value        $8.36     8.73    9.71       -       -       -        -        -     -    -
    Number of Units     302,256   32,585  11,369       -       -       -        -        -     -    -
    With LT5, HDV
     and EBP
    BOP Unit Value            -        -       -       -       -       -        -        -     -    -
    EOP Unit Value            -        -       -       -       -       -        -        -     -    -
    Number of Units           -        -       -       -       -       -        -        -     -    -
-----------------------------------------------------------------------------------------------------
Profund VP Short
 Small-Cap
    With No Optional
     Benefits
    BOP Unit Value        $9.21     9.55       -       -       -       -        -        -     -    -
    EOP Unit Value        $8.07     9.21    9.55       -       -       -        -        -     -    -
    Number of Units     327,704  306,255  12,042       -       -       -        -        -     -    -
    With LT5, HDV
     and EBP
    BOP Unit Value            -        -       -       -       -       -        -        -     -    -
    EOP Unit Value            -        -       -       -       -       -        -        -     -    -
    Number of Units           -        -       -       -       -       -        -        -     -    -
-----------------------------------------------------------------------------------------------------
Rydex Nova
    With No Optional
     Benefits
    BOP Unit Value        $6.79     6.58    5.77    4.18    6.54    8.61    10.88        -     -    -
    EOP Unit Value        $8.05     6.79    6.58    5.77    4.18    6.54     8.61    10.88     -    -
    Number of Units      31,057   47,099  48,943  50,893  53,740  96,678  160,940  170,171     -    -
    With LT5, HDV
     and EBP
    BOP Unit Value       $14.97        -       -       -       -       -        -        -     -    -
    EOP Unit Value       $17.50    14.97       -       -       -       -        -        -     -    -
    Number of Units           -        -       -       -       -       -        -        -     -    -

--------------------------------------------------------------------------------------------------------
Sub-account               2006      2005    2004    2003    2002     2001     2000     1999    1998 1997
--------------------------------------------------------------------------------------------------------
--------------------------------------------------------------------------------------------------------
Rydex OTC
    With No Optional
     Benefits
    BOP Unit Value          $6.50    6.47    5.95    4.12     6.78    10.53    17.15        -     -    -
    EOP Unit Value          $6.83    6.50    6.47    5.95     4.12     6.78    10.53    17.15     -    -
    Number of Units        36,153  50,445  78,958  92,804  105,261  185,653  502,685  156,294     -    -
    With LT5, HDV
     and EBP
    BOP Unit Value         $14.16       -       -       -        -        -        -        -     -    -
    EOP Unit Value         $14.68   14.16       -       -        -        -        -        -     -    -
    Number of Units             -       -       -       -        -        -        -        -     -    -
--------------------------------------------------------------------------------------------------------
Rydex Inverse S&P
 500
    With No Optional
     Benefits
    BOP Unit Value          $9.91       -       -   14.85    12.29    10.76     9.33        -     -    -
    EOP Unit Value          $9.11    9.91       -       -    14.85    12.29    10.76     9.33     -    -
    Number of Units             -       -       -       -      875    1,421   58,713   39,869     -    -
    With LT5, HDV
     and EBP
    BOP Unit Value          $6.49       -       -       -        -        -        -        -     -    -
    EOP Unit Value          $5.88    6.49       -       -        -        -        -        -     -    -
    Number of Units             -       -       -       -        -        -        -        -     -    -
--------------------------------------------------------------------------------------------------------
SP International
 Growth
formerly, SP William
 Blair International
 Growth
    With No Optional
     Benefits
    BOP Unit Value         $12.18   10.53       -       -        -        -        -        -     -    -
    EOP Unit Value         $14.65   12.18   10.53       -        -        -        -        -     -    -
    Number of Units        54,533  49,783  14,108       -        -        -        -        -     -    -
    With LT5, HDV
     and EBP
    BOP Unit Value         $12.01       -       -       -        -        -        -        -     -    -
    EOP Unit Value         $14.24   12.01       -       -        -        -        -        -     -    -
    Number of Units       116,491  84,098       -       -        -        -        -        -     -    -
--------------------------------------------------------------------------------------------------------
AST Advanced
 Strategies Portfolio
    With No Optional
     Benefits
    BOP Unit Value         $10.00       -       -       -        -        -        -        -     -    -
    EOP Unit Value         $10.74       -       -       -        -        -        -        -     -    -
    Number of Units       552,445       -       -       -        -        -        -        -     -    -
    With LT5, HDV
     and EBP
    BOP Unit Value         $10.00       -       -       -        -        -        -        -     -    -
    EOP Unit Value         $10.63       -       -       -        -        -        -        -     -    -
    Number of Units     1,290,825       -       -       -        -        -        -        -     -    -
--------------------------------------------------------------------------------------------------------
AST First Trust
 Capital Appreciation
 Target Portfolio
    With No Optional
     Benefits
    BOP Unit Value         $10.00       -       -       -        -        -        -        -     -    -
    EOP Unit Value         $10.57       -       -       -        -        -        -        -     -    -
    Number of Units        33,872       -       -       -        -        -        -        -     -    -
    With LT5, HDV
     and EBP
    BOP Unit Value         $10.00       -       -       -        -        -        -        -     -    -
    EOP Unit Value         $10.45       -       -       -        -        -        -        -     -    -
    Number of Units     1,651,620       -       -       -        -        -        -        -     -    -

------------------------------------------------------------------------------------------------
Sub-account               2006     2005   2004   2003   2002    2001    2000    1999  1998  1997
------------------------------------------------------------------------------------------------
------------------------------------------------------------------------------------------------
AST First Trust
 Balanced Target
 Portfolio
    With No Optional
     Benefits
    BOP Unit Value         $10.00      -      -      -       -       -       -      -     -    -
    EOP Unit Value         $10.67      -      -      -       -       -       -      -     -    -
    Number of Units        34,428      -      -      -       -       -       -      -     -    -
    With LT5, HDV
     and EBP
    BOP Unit Value         $10.00      -      -      -       -       -       -      -     -    -
    EOP Unit Value         $10.55      -      -      -       -       -       -      -     -    -
    Number of Units     2,113,521      -      -      -       -       -       -      -     -    -
------------------------------------------------------------------------------------------------
WFVT Advantage
 C&B Large Cap
 Value
    With No Optional
     Benefits
    BOP Unit Value          $9.66  $9.43  $8.54  $6.84   $9.07   $9.76   $9.28  $9.58     -    -
    EOP Unit Value         $11.72  $9.66  $9.43  $8.54   $6.84   $9.07   $9.76  $9.28 $9.58    -
    Number of Units        32,164 13,894 35,085 44,932 109,227 131,195 131,343 22,874 1,943    -
    With LT5, HDV
     and EBP
    BOP Unit Value         $13.51      -      -      -       -       -       -      -     -    -
    EOP Unit Value         $16.17 $13.51      -      -       -       -       -      -     -    -
    Number of Units           929    930      -      -       -       -       -      -     -    -

              APPENDIX B - CALCULATION OF OPTIONAL DEATH BENEFITS

 Examples of Enhanced Beneficiary Protection Optional Death Benefit Calculation The following are examples of how the Enhanced Beneficiary Protection Optional Death Benefit is calculated. Each example assumes that a $50,000 initial Purchase Payment is made. Each example assumes that there is one Owner who is age 50 on the Issue Date and that all Account Value is maintained in the variable investment options. The formula for determining the Enhanced Beneficiary Protection Optional Death Benefit is as follows:

                             Growth =  Account Value of variable investment   minus   Purchase Payments -
                                        options plus Interim Value of Fixed         proportional withdrawals
                                           Allocations (no MVA applies)

 Example with market increase
 Assume that the Owner has made no withdrawals and that the Account Value has been increasing due to positive market performance. On the date we receive due proof of death, the Account Value is $75,000. The basic Death Benefit is calculated as Purchase Payments minus proportional withdrawals, or Account Value, which ever is greater. Therefore, the basic Death Benefit is equal to $75,000. The Enhanced Beneficiary Protection Optional Death Benefit is equal to the amount payable under the basic Death Benefit ($75,000) PLUS 40% of the "Growth" under the Annuity.

                      Growth   =$75,000 - [$50,000 - $0]
                               =$25,000

       Benefit Payable under Enhanced Beneficiary Protection Optional Death Benefit = 40% of Growth

                                  =$25,000 * 0.40
                                  =$10,000

       Benefit Payable under Basic Death Benefit PLUS Enhanced Beneficiary Protection Optional Death Benefit

                                     =$85,000

 Examples with market decline
 Assume that the Owner has made no withdrawals and that the Account Value has been decreasing due to declines in market performance. On the date we receive due proof of death, the Account Value is $45,000. The basic Death Benefit is calculated as Purchase Payments minus proportional withdrawals, or Account Value, which ever is greater. Therefore, the basic Death Benefit is equal to $50,000. The Enhanced Beneficiary Protection Optional Death Benefit is equal to the amount payable under the basic Death Benefit ($50,000) PLUS the "Growth" under the Annuity.

                      Growth   =$45,000 - [$50,000 - $0]
                               =$-5,000

       Benefit Payable under Enhanced Beneficiary Protection Optional Death Benefit = 40% of Growth
                NO BENEFIT IS PAYABLE

       Benefit Payable under Basic Death Benefit PLUS Enhanced Beneficiary Protection Optional Death Benefit

                                     =$50,000

 In this example you would receive no additional benefit from purchasing the Enhanced Beneficiary Protection Optional Death Benefit.

 Example with market increase and withdrawals
 Assume that the Account Value has been increasing due to positive market performance and the Owner made a withdrawal of $15,000 in Annuity Year 5 when the Account Value was $75,000. On the date we receive due proof of death, the Account Value is $90,000. The basic Death Benefit is calculated as Purchase Payments minus proportional withdrawals, or Account Value, which ever is greater. Therefore, the basic Death Benefit is equal to $90,000. The Enhanced Beneficiary Protection Optional Death Benefit is equal to the amount payable under the basic Death Benefit ($90,000) PLUS 40% of the "Growth" under the Annuity.

          Growth   =$90,000 - [$50,000 - ($50,000 * $15,000/$75,000)]
                   =$90,000 - [$50,000 - $10,000]
                   =$90,000 - $40,000
                   =$50,000

       Benefit Payable under Enhanced Beneficiary Protection Optional Death Benefit = 40% of Growth

                                  =$50,000 * 0.40
                                  =$20,000

       Benefit Payable under Basic Death Benefit PLUS Enhanced Beneficiary Protection Optional Death Benefit

                                     =$110,000

 Examples of Highest Anniversary Value Death Benefit Calculation
 The following are examples of how the Highest Anniversary Value Death Benefit is calculated. Each example assumes an initial Purchase Payment of $50,000. Each example assumes that there is one Owner who is age 70 on the Issue Date and that all Account Value is maintained in the variable investment options.

 Example with market increase and death before Death Benefit Target Date
 Assume that the Owner's Account Value has generally been increasing due to positive market performance and that no withdrawals have been made. On the date we receive due proof of death, the Account Value is $75,000; however, the Anniversary Value on the 5/th/ anniversary of the Issue Date was $90,000. Assume as well that the Owner has died before the Death Benefit Target Date. The Death Benefit is equal to the greater of the Highest Anniversary Value or the basic Death Benefit. The Death Benefit would be the Highest Anniversary Value ($90,000) because it is greater than the amount that would have been payable under the basic Death Benefit ($75,000).

 Example with withdrawals
 Assume that the Account Value has been increasing due to positive market performance and the Owner made a withdrawal of $15,000 in Annuity Year 7 when the Account Value was $75,000. On the date we receive due proof of death, the Account Value is $80,000; however, the Anniversary Value on the 5/th/ anniversary of the Issue Date was $90,000. Assume as well that the Owner has died before the Death Benefit Target Date. The Death Benefit is equal to the greater of the Highest Anniversary Value or the basic Death Benefit.

      Highest Anniversary Value   =$90,000 - [$90,000 * $15,000/$75,000]
                                  =$90,000 - $18,000
                                  =$72,000

  Basic Death Benefit   =max [$80,000, $50,000 - ($50,000 * $15,000/$75,000)]
                        =max [$80,000, $40,000]
                        =$80,000

 The Death Benefit therefore is $80,000.

 Example with death after Death Benefit Target Date

 Assume that the Owner's Account Value has generally been increasing due to positive market performance and that no withdrawals had been made prior to the Death Benefit Target Date. Further assume that the Owner dies after the Death Benefit Target Date, when the Account Value is $75,000. The Highest Anniversary Value on the Death Benefit Target Date was $80,000; however, following the Death Benefit Target Date, the Owner made a Purchase Payment of $15,000 and later had taken a withdrawal of $5,000 when the Account Value was $70,000. The Death Benefit is equal to the greater of the Highest Anniversary Value plus Purchase Payments minus proportional withdrawals after the Death Benefit Target Date or the basic Death Benefit.


Highest Anniversary Value   =$80,000 + $15,000 - [($80,000 + $15,000) * $5,000/$70,000]
                            =$80,000 + $15,000 - $6,786
                            =$88,214

Basic Death Benefit   =max [$75,000, ($50,000 + $15,000) - {($50,000 + $15,000) * $5,000/$70,000}]
                      =max [$75,000, $60,357]
                      =$75,000

 The Death Benefit therefore is $88,214.

 Examples of Combination 5% Roll-Up and Highest Anniversary Value Death Benefit Calculation
 The following are examples of how the Combination 5% Roll-Up and Highest Anniversary Value Death Benefit are calculated. Each example assumes an initial Purchase Payment of $50,000. Each example assumes that there is one Owner who is age 70 on the Issue Date and that all Account Value is maintained in the variable investment options.

 Example with market increase and death before Death Benefit Target Date Assume that the Owner's Account Value has generally been increasing due to positive market performance and that no withdrawals have been made. On the 7/th/ anniversary of the Issue Date we receive due proof of death, at which time the Account Value is $75,000; however, the Anniversary Value on the 5th anniversary of the Issue Date was $90,000. Assume as well that the Owner has died before the Death Benefit Target Date. The Roll-Up Value is equal to initial Purchase Payment accumulated at 5% for 6 years, or $67,005. The Death Benefit is equal to the greatest of the Roll-Up Value, Highest Anniversary Value or the basic Death Benefit. The Death Benefit would be the Highest Anniversary Value ($90,000) because it is greater than both the Roll-Up Value ($67,005) and the amount that would have been payable under the basic Death Benefit ($75,000).

 Example with withdrawals
 Assume that the Owner made a withdrawal of $5,000 on the 6/th/ anniversary of the Issue Date when the Account Value was $45,000. The Roll-Up Value on the 6/th/ anniversary of the Issue Date is equal to initial Purchase Payment accumulated at 5% for 6 years, or $67,005. The 5% Dollar-for-Dollar Withdrawal Limit for the 7/th/ annuity year is equal to 5% of the Roll-Up Value as of the 6/th/ anniversary of the Issue Date, or $3,350. Therefore, the remaining $1,650 of the withdrawal results in a proportional reduction to the Roll-Up Value. On the 7/th/ anniversary of the Issue Date we receive due proof of death, at which time the Account Value is $43,000; however, the Anniversary Value on the 2/nd/ anniversary of the Issue Date was $70,000. Assume as well that the Owner has died before the Death Benefit Target Date. The Death Benefit is equal to the greatest of the Roll-Up Value, Highest Anniversary Value or the basic Death Benefit.

Roll-Up Value   ={($67,005 - $3,350) - [($67,005 - $3,350) * $1,650/($45,000 - $3,350)]}* 1.05
                =($63,655 - $2,522) * 1.05
                =$64,190

       Highest Anniversary Value   =$70,000 - [$70,000 * $5,000/$45,000]
                                   =$70,000 - $7,778
                                   =$62,222

  Basic Death Benefit   =max [$43,000, $50,000 - ($50,000 * $5,000/$45,000)]
                        =max [$43,000, $44,444]
                        =$44,444

 The Death Benefit therefore is $64,190.

 Example with death after Death Benefit Target Date
 Assume that the Owner has not made any withdrawals prior to the Death Benefit Target Date. Further assume that the Owner dies after the Death Benefit Target Date, when the Account Value is $75,000. The Roll-Up Value on the Death Benefit Target Date (the contract anniversary on or following the Owner's 80/th/ birthday) is equal to initial Purchase Payment accumulated at 5% for 10 years, or $81,445. The Highest Anniversary Value on the Death Benefit Target Date was $85,000; however, following the Death Benefit Target Date, the Owner made a Purchase Payment of $15,000 and later had taken a withdrawal of $5,000 when the Account Value was $70,000. The Death Benefit is equal to the greatest of the Roll-Up Value, Highest Anniversary Value or the basic Death Benefit as of the Death Benefit Target Date; each increased by subsequent Purchase Payments and reduced proportionally for subsequent withdrawals.

  Roll-Up Value   =$81,445 + $15,000 - [($81,445 + 15,000) * $5,000/$70,000]
                  =$81,445 + $15,000 - $6,889
                  =$89,556

Highest Anniversary Value   =$85,000 + $15,000 - [($85,000 + 15,000) * $5,000/$70,000]
                            =$85,000 + $15,000 - $7,143
                            =$92,857

Basic Death Benefit   =max [$75,000, $50,000 + $15,000 - {(50,000 + $15,000) * $5,000/$70,000}]
                      =max [$75,000, $60,357]
                      =$75,000

 The Death Benefit therefore is $92,857.

 Examples of Highest Daily Value Death Benefit Calculation
 The following are examples of how the HDV Death Benefit is calculated. Each example assumes an initial Purchase Payment of $50,000. Each example assumes that there is one Owner who is age 70 on the Issue Date.

 Example with market increase and death before Death Benefit Target Date
 Assume that the Owner's Account Value has generally been increasing due to positive market performance and that no withdrawals have been made. On the date we receive due proof of death, the Account Value is $75,000; however, the Highest Daily Value was $90,000. Assume as well that the Owner has died before the Death Benefit Target Date. The Death Benefit is equal to the greater of the Highest Daily Value or the basic Death Benefit. The Death Benefit would be the HDV ($90,000) because it is greater than the amount that would have been payable under the basic Death Benefit ($75,000).

 Example with withdrawals
 Assume that the Account Value has been increasing due to positive market performance and the Owner made a withdrawal of $15,000 in Annuity Year 7 when the Account Value was $75,000. On the date we receive due proof of death, the Account Value is $80,000; however, the Highest Daily Value ($90,000) was attained during the fifth Annuity Year. Assume as well that the Owner has died before the Death Benefit Target Date. The Death Benefit is equal to the greater of the Highest Daily Value (proportionally reduced by the subsequent withdrawal) or the basic Death Benefit.

         Highest Daily Value   =$90,000 - [$90,000 * $15,000/$75,000]
                               =$90,000 - $18,000
                               =$72,000

  Basic Death Benefit   =max [$80,000, $50,000 - ($50,000 * $15,000/$75,000)]
                        =max [$80,000, $40,000]
                        =$80,000

 The Death Benefit therefore is $80,000.

 Example with death after Death Benefit Target Date
 Assume that the Owner's Account Value has generally been increasing due to positive market performance and that no withdrawals had been made prior to the Death Benefit Target Date. Further assume that the Owner dies after the Death Benefit Target Date, when the Account Value is $75,000. The Highest Daily Value on the Death Benefit Target Date was $80,000; however, following the Death Benefit Target Date, the Owner made a Purchase Payment of $15,000 and later had taken a withdrawal of $5,000 when the Account Value was $70,000. The Death Benefit is equal to the greater of the Highest Daily Value on the Death Benefit Target Date plus Purchase Payments minus proportional withdrawals after the Death Benefit Target Date or the basic Death Benefit.

Highest Daily Value   =$80,000 + $15,000 - [($80,000 + $15,000) * $5,000/$70,000]
                      =$80,000 + $15,000 - $6,786
                      =$88,214

Basic Death Benefit   =max [$75,000, ($50,000 + $15,000) - {($50,000 + $15,000) * $5,000/$70,000}]
                      =max [$75,000, $60,357]
                      =$75,000

 The Death Benefit therefore is $88,214.

                APPENDIX C-1 - ADVISOR'S CHOICE PRIOR CONTRACT

 Between November 1993 and July 31, 1997, the American Skandia offered a variable annuity under the marketing name Advisors Choice(R) which is no longer being offered ("Choice" or "Prior Contract"). Purchase Payments may continue to be made to the Prior Contract. Assets supporting the Prior Contracts are maintained in Sub-account of Separate Account B.

 The principal differences between the contracts offered by this Prospectus under the marketing name Advisors Choice(R) 2000 ("Choice 2" or "Current Contract") and the Prior Contract relate to the availability of fixed investment options under the contract, charges made by the Company, and death benefit provisions.

 GLOSSARY OF TERMS
 Some of the definitions used in the Choice contract are different from the definitions used in Choice 2 contract. The definition of "Account Value" in the Choice 2 prospectus is the same as the definition of "Account Value" in the Choice prospectus, except for the inclusion of disclosure related to fixed investment options. Fixed investment options are not available in the Prior Contract. The following defined terms in the Choice 2 prospectus relating to the fixed investment options are not applicable to the Prior Contracts:
 "Current Rates," "Fixed Allocation," "Guarantee Period," "Interim Value," "MVA," and "Maturity Date." The definition of "Net Purchase Payment" in the CHC2 prospectus is the same as the definition of "Net Purchase Payment" in the Choice prospectus, except for the inclusion of any applicable sales charge, initial maintenance fee and/or charge for taxes in the Choice contracts.

 WHAT ARE THE FIXED INVESTMENT OPTIONS?
 The Prior Contracts do not offer a fixed investment option. Therefore, any provisions in this Prospectus that relate to the Fixed Allocations are not applicable to the Prior Contract.

 FEES AND CHARGES

 WHAT ARE THE CONTRACT FEES AND CHARGES?

 Annual Maintenance Fee: A maintenance fee for the Prior Contract equaling the lesser of $35 or 2% may be assessed against: (a) the initial Purchase Payment; and (b) each Annuity Year after the first, the Account Value. It applies to the initial Purchase Payment only if less than $50,000. It is assessed, as of the first Valuation Period of each Annuity Year after the first only if, at that time, the Account Value of the Annuity is less than $50,000.

 MANAGING YOUR ACCOUNT VALUE

 DO YOU OFFER DOLLAR COST AVERAGING?
 Your Choice annuity must have an Account Value of not less than $20,000 at the time we accept your request for a dollar cost averaging program.

 DO YOU OFFER A PROGRAM TO BALANCED FIXED AND VARIABLE INVESTMENTS?
 The "Balanced Investment Program" is not available under the Prior Contract.

 AMERICAN SKANDIA'S PERFORMANCE ADVANTAGE
 This benefit is not available under the Prior Contract.

 ACCESS TO ACCOUNT VALUE

 CAN I MAKE PERIODIC WITHDRAWALS FROM THE ANNUITY DURING THE ACCUMULATION
 PERIOD?
 Your Choice annuity must have an Account Value of at least $25,000 at the time we accept your request for a program of Systematic Withdrawals.

 WHAT TYPES OF ANNUITY PAYMENT OPTIONS ARE AVAILABLE UPON ANNUITIZATION?
 The minimum monthly annuity payment for the Choice contract is $50.00, except where a lower amount is required by law.

 LIVING BENEFITS
 The Optional Living Benefits are not available under the Prior Contract.

 DEATH BENEFIT
 The minimum death benefit for the Choice contract is the total of each Purchase Payment growing daily at the equivalent of a specified interest rate per year starting as to each Purchase Payment on the date it is allocated to the Account Value, less the total of each withdrawal, of any type, growing daily at the equivalent of the same specified interest rate per year starting as of the date of each such withdrawal. However, this minimum death benefit may not exceed 200% of (A) minus (B), where (A) is the total of all Purchase Payment received; and (B) is the total of all withdrawals of any type. Currently, the specified rate at which the minimum death benefit increases is 5% per year, compounded yearly.

 OPTIONAL DEATH BENEFITS
 The Optional Death Benefits are not available under the Prior Contract.

 PLUS40(TM) OPTIONAL LIFE INSURANCE RIDER
 The Plus40(TM) Optional Life Insurance Rider is not available under the Prior Contract.

 PERFORMANCE INFORMATION
 The calculation of performance information and the Standard Total Return and the Non-standard Total Return for the Choice Sub-accounts are set forth in the Choice 2 Statement of Additional Information.

                APPENDIX C-2 - ADVISOR'S DESIGN PRIOR CONTRACT


 EXPENSE EXAMPLES
 The Expense Examples for the Prior Contract are as follows:

 WHETHER OR NOT YOU SURRENDER YOUR CONTRACT AT THE END OF THE APPLICABLE TIME
 PERIOD:

                        1 year 3 years 5 years 10 years
                        ------ ------- ------- --------
                         $559  $1,664  $2,754   $5,415

 IF YOU ANNUITIZE AT THE END OF THE APPLICABLE TIME PERIOD:

                        1 year 3 years 5 years 10 years
                        ------ ------- ------- --------
                         $559  $1,664  $2,754   $5,415

 The Expense Examples shown above assume your Account Value is less than $50,000 so that the Annual Maintenance Fee applies. If your Account Value is greater than $50,000 such that the Annual Maintenance Fee does not apply, the amounts indicated in the Expense Examples shown above would be reduced.

 FEES AND CHARGES

 WHAT ARE THE CONTRACT FEES AND CHARGES?

 Sales Charge: The Prior Contract provides for a sales charge in the amount of 1.5% of each Purchase Payment. Any applicable sales charge is deducted from each Purchase Payment.

 EXCEPTIONS/REDUCTIONS TO FEES AND CHARGES
 We may reduce or eliminate certain fees and charges or alter the manner in which the particular fee or charge is deducted. For example, we may reduce or eliminate the amount of the Annual Maintenance Fee or reduce the portion of the Insurance Charge for administrative costs. Generally, these types of changes will be based on a reduction to our sales, maintenance or administrative expenses due to the nature of the individual or group purchasing the Annuity. Some of the factors we might consider in making such a decision are: (a) the size and type of group; (b) the number of Annuities purchased by an Owner; (c) the amount of Purchase Payments or likelihood of additional Purchase Payments; and/or (d) other transactions where sales, maintenance or administrative expenses are likely to be reduced. We will not discriminate unfairly between Annuity purchasers if and when we reduce the portion of the Insurance Charge attributed to the charge covering administrative costs.

 No sales charge is imposed when any group annuity contract or any Annuity issued pursuant to this Prospectus is owned on its Issue Date by: (a) any parent company, affiliate or subsidiary of ours; (b) an officer, director, employee, retiree, sales representative, or in the case of an affiliated broker-dealer, registered representative of such company; (c) a director, officer or trustee of any underlying mutual fund; (d) a director, officer or employee of any investment manager, sub-advisor, transfer agent, custodian, auditing, legal or administrative services provider that is providing investment management, advisory, transfer agency, custodianship, auditing, legal and/or administrative services to an underlying mutual fund or any affiliate of such firm; (e) a director, officer, employee or registered representative of a broker-dealer or insurance agency that has a then current selling agreement with us and/or with American Skandia Marketing, Incorporated; (f) a director, officer, employee or authorized representative of any firm providing us or our affiliates with regular legal, actuarial, auditing, underwriting, claims, administrative, computer support, marketing, office or other services; (g) the then current spouse of any such person noted in (b) through (f), above; (h) the parents of any such person noted in
 (b) through (g), above; (i) the child(ren) or other legal dependent under the age of 21 of any such person noted in (b) through (h) above; and (j) the siblings of any such persons noted in (b) through (h) above.
 Any elimination of the sales charge or any reduction to the amount of such charges will not discriminate unfairly between Annuity purchasers. We will not make any changes to this charge where prohibited by law.

 LIVING BENEFITS
 The Optional Living Benefits are not available under the Prior Contract.

 DEATH BENEFIT

 OPTIONAL DEATH BENEFITS
 The Optional Death Benefits are not available under the Prior Contract.

 PLUS40(TM) OPTIONAL LIFE INSURANCE RIDER
 The Plus40(TM) Optional Life Insurance Rider was never available under the Prior Contract.

                      APPENDIX D -- PERFORMANCE ADVANTAGE

 AMERICAN SKANDIA'S PERFORMANCE ADVANTAGE
 American Skandia's Performance Advantage was offered, in those states where approved, between May 15, 1999 and October 22, 2000. The description below of the Performance Advantage benefit applies to those Contract Owners who purchased an Annuity during that time period when the Performance Advantage feature was offered.

 GLOSSARY OF TERMS
 When determining the Account Value and Surrender Value of the Annuity, both amounts will not include any Target Value Credits (described below) that we are entitled to recover upon Surrender of your Annuity.

 DO YOU PROVIDE ANY GUARANTEES ON MY INVESTMENT?
 The Annuity provides variable investment options and fixed investment options. Only the fixed investment options provide a guaranteed return on your investment, subject to certain terms and conditions. However, your Annuity includes a feature at no additional cost that provides certain benefits if your Account Value has not reached or exceeded a "target value" on its 10/th/ anniversary. If, on the 10/th/ anniversary of your Annuity's Issue Date, your Account Value has not reached the target value (as defined below) you can choose either of the following benefits:

  . You may continue your Annuity without electing to receive Annuity payments and receive an annual credit to your Account Value payable until you begin receiving Annuity payments. The credit is equal to 0.25% of the average of your Annuity's Account Value for the preceding four complete calendar quarters. This credit is applied to your investment options pro-rata based on the allocation of your then current Account Value.

      OR

  . You may begin receiving Annuity payments within one year and accept a one-time credit to your Annuity equal to 10% of the net of the Account Value on the 10/th/ anniversary of its Issue Date minus the sum of all Purchase Payments allocated in the prior five years. The annuity option you select must initially guarantee payments for not less than seven years. Following the 10/th/ anniversary of your Annuity's Issue Date, we will inform you if your Account Value did not meet or exceed the Target Value. We will assume that you have elected to receive the annual credit to your Account Value unless, not less than 30 days prior to the next anniversary of the Annuity, we receive at our home office your election to begin receiving Annuity payments. Certain provisions of this benefit and of the Target Value Credits described below may differ if you purchase your Annuity as part of an exchange, replacement or transfer, in whole or in part, from any other Annuity we issue.

 WHAT IS THE "TARGET VALUE" AND HOW IS IT CALCULATED?
 The Target Value is a tool used to determine whether you are eligible to elect either of the benefits described above. The Target Value does not impact the Account Value available if you surrender your Annuity or make a partial withdrawal and does not impact the Death Benefit available to your Beneficiary(ies). The Target Value assumes a rate of return over ten
 (10) Annuity Years that will allow your initial investment to double in value, adjusted for any withdrawals and/or additional Purchase Payments you make during the 10 year period. We calculate the "Target Value" as follows:

 1. Accumulate the initial Purchase Payment at an annual interest rate of 7.2% until the 10/th/ anniversary of the Annuity's Issue Date; plus

 2. Accumulate any additional Purchase Payments at an annual interest rate of 7.2% from the date applied until the 10/th /anniversary of the Annuity's Issue Date; minus

 3. Each "proportional reduction" resulting from any withdrawal, accumulating at an annual interest rate of 7.2% from the date the withdrawal is processed until the 10/th/ anniversary of the Annuity's Issue Date. We determine each "proportional reduction" by determining the percentage of your Account Value then withdrawn and reducing the Target Value by that same percentage. We include any withdrawals under your Annuity in this calculation, as well as the charge we deduct for any optional benefits you elect under the Annuity, but not the charge we deduct for the Annual Maintenance Fee or the Transfer Fee.

 EXAMPLES
 1. Assume you make an initial Purchase Payment of $10,000 and make no further Purchase Payments. The Target Value on the 10/th/ anniversary of your Annuity's Issue Date would be $20,042, assuming no withdrawals are made. This is equal to $10,000 accumulating at an annual rate of 7.2% for the 10-year period.

 2. Assume you make an initial Purchase Payment of $10,000 and make no further Purchase Payments. Assume at the end of Year 6, your Account Value has increased to $15,000 and you make a withdrawal of 10% or $1,500. The Target Value on the 10/th /anniversary would be $18,722. This is equal to $10,000 accumulating at an annual rate of 7.2% for the 10-year period, minus the proportional reduction accumulating at an annual interest rate of 7.2%.

 CAN I RESTART THE 10-YEAR TARGET VALUE CALCULATION?
 Yes, you can elect to lock in the growth in your Annuity by "restarting" the 10-year period on any anniversary of the Issue Date. If you elect to restart the calculation period, we will treat your Account Value on the restart date as if it was your Purchase Payment when determining if your Annuity's Account Value meets or exceeds the Target Value on the appropriate tenth (10/th/) anniversary. You may elect to restart the calculation more than once, in which case, the 10-year calculation period will begin on the date of the last restart date. We must receive your election to restart the calculation at our home office not later than 30 days after each anniversary of the Issue Date.

 WHAT ARE TARGET VALUE CREDITS?
 Target Value Credits are additional amounts that we apply to your Account Value to increase the likelihood that your Account Value will meet or exceed the Target Value. We add Target Value Credits to your Account Value at the time a Purchase Payment is applied to your Annuity. Only those Purchase Payments made before the first anniversary of the Issue Date of your Annuity are eligible to receive Target Value Credits. The amount of the Target Value Credit is equal to 1.0% of each qualifying Purchase Payment. Target Value Credits are only payable on qualifying Purchase Payments if the Owner(s) of the Annuity is (are) less than age 81 on its Issue Date. If the Annuity is owned by an entity, the age restriction applies to the age of the Annuitant on the Issue Date. The Target Value Credit is payable from our general account and is allocated to the investment options in the same ratio that the qualifying Purchase Payment is allocated. Target Value Credits will not be available if you purchase your Annuity as part of an exchange, replacement or transfer, in whole or in part, of an Annuity we issued that has the same or a similar benefit.

 The amount of any Target Value Credits are not immediately vested and can be recovered by American Skandia under the circumstances and for the time periods shown below. If American Skandia exercises its right to recover the amount of any Target Value Credit, any investment gain on the Target Value Credit will not be taken back.

 1. If you surrender your Annuity before the 10th anniversary of the Issue Date of the Annuity.

 2. If you elect to begin receiving Annuity payments before the first anniversary of the Issue Date.

 3. If a person on whose life we pay the Death Benefit dies, or if a "contingency event" occurs which triggers a medically-related surrender:

  . within 12 months after the date a Target Value Credit was allocated to your Account Value; or

  . within 10 years after the date a Target Value Credit was allocated to your Account Value if any owner was over age 70 on the Issue Date, or,

 if the Annuity was then owned by an entity, the Annuitant was over age 70 on the Issue Date. Following completion of the above time periods, the amount of any Target Value Credits are vested in the Owner.

             APPENDIX E - PLUS40(TM) OPTIONAL LIFE INSURANCE RIDER

 American Skandia's Plus40(TM) Optional Life Insurance Rider was offered, in those states where approved, between September 17, 2001 and May 1, 2003. The description below of the Plus40(TM) benefit applies to those Contract Owners who purchased an Annuity during that time period and elected the Plus40(TM) benefit.

 The life insurance coverage provided under the Plus40(TM) Optional Life Insurance Rider ("Plus40(TM) rider" or the "Rider") is supported by American Skandia's general account and is not subject to, or registered as a security under, either the Securities Act of 1933 or the Investment Company Act of 1940. Information about the Plus40(TM) rider is included as an Appendix to this Prospectus to help you understand the Rider and the relationship between the Rider and the value of your Annuity. It is also included because you can elect to pay for the Rider with taxable withdrawals from your Annuity. The staff of the Securities and Exchange Commission has not reviewed this information. However, the information may be subject to certain generally applicable provisions of the Federal securities laws regarding accuracy and completeness.

 The income tax-free life insurance payable to your Beneficiary(ies) under the Plus40(TM) rider is equal to 40% of the Account Value of your Annuity as of the date we receive due proof of death, subject to certain adjustments, restrictions and limitations described below.

 ELIGIBILITY
 The Plus40(TM) rider may be purchased as a rider on your Annuity. The Rider must cover those persons upon whose death the Annuity's death benefit becomes payable - the Annuity's owner or owners, or the Annuitant (in the case of an entity owned Annuity). If the Annuity has two Owners, the Rider's death benefit is payable upon the first death of such persons. If the Annuity is owned by an entity, the Rider's death benefit is payable upon the death of the Annuitant, even if a Contingent Annuitant is named.

 The minimum allowable age to purchase the Plus40(TM) rider is 40; the maximum allowable age is 75. If the Rider is purchased on two lives, both persons must meet the age eligibility requirements. The Plus40(TM) rider is not available to purchasers who use their Annuity as a funding vehicle for a Tax Sheltered Annuity (or 403(b)) or as a funding vehicle for a qualified plan under
 Section 401 of the Internal Revenue Code ("Code").

 ADJUSTMENTS, RESTRICTIONS & LIMITATIONS
  . If you die during the first 24 months following the effective date of the Plus40(TM) rider (generally, the Issue Date of your Annuity), the death benefit will be limited to the amount of any charges paid for the Rider while it was in effect. While we will return the charges you have paid during the applicable period as the death benefit, your Beneficiary(ies) will receive no additional life insurance benefit from the Plus40(TM) rider if you die within 24 months of its effective date.

  . If you make a Purchase Payment within 24 months prior to the date of death, the Account Value used to determine the amount of the death benefit will be reduced by the amount of such Purchase Payment(s). If we reduce the death benefit payable under the Plus40(TM) rider based on this provision, we will return 50% of any charges paid for the Rider based on those Purchase Payments as an additional amount included in the death benefit under the Rider.

  . If we apply Credits to your Annuity based on Purchase Payments, such Credits are treated as Account Value for purposes of determining the death benefit payable under the Plus40(TM) rider. However, if Credits were applied to Purchase Payments made within 24 months prior to the date of death, the Account Value used to determine the amount of the death benefit will be reduced by the amount of such Credits. If we reduce the death benefit payable under the Plus40(TM) rider based on this provision, we will return 50% of any charges paid for the Rider based on such Credits as an additional amount included in the death benefit under the Rider.

  . If you become terminally ill (as defined in the Rider) and elect to receive a portion of the Plus40(TM) rider's death benefit under the Accelerated Death Benefit provision, the amount that will be payable under the Rider upon your death will be reduced. Please refer to the Accelerated Death Benefit provision described below.

  . If charges for the Plus40(TM) rider are due and are unpaid as of the date the death benefit is being determined, such charges will be deducted from the amount paid to your Beneficiary(ies).

  . If the age of any person covered under the Plus40(TM) rider is misstated, we will adjust any coverage under the Rider to conform to the facts. For example, if, due to the misstatement, we overcharged you for coverage under the Rider, we will add any additional charges paid to the amount payable to your Beneficiary(ies). If, due to the misstatement, we undercharged you for coverage under the Rider, we will reduce the death benefit in proportion to the charges not paid as compared to the charges that would have been paid had there been no misstatement.

  . On or after an Owner reaches the expiry date of the Rider (the anniversary of the Annuity's Issue Date on or immediately after the 95/th/ birthday), coverage will terminate. No charge will be made for an Owner following the expiry date. If there are two Owners, the expiry date applies separately to each Owner; therefore, coverage may continue for one Owner and terminate as to the other Owner.

 MAXIMUM BENEFIT
 The Plus40(TM) rider is subject to a Maximum Death Benefit Amount based on the Purchase Payments applied to your Annuity. The Plus40(TM) rider may also be subject to a Per Life Maximum Benefit that is based on all amounts paid under any annuity contract we issue to you under which you have elected the Plus40(TM) rider or similar life insurance coverage.

  . The Maximum Death Benefit Amount is 100% of the Purchase Payments increasing at 5% per year following the date each Purchase Payment is applied to the Annuity until the date of death. If Purchase Payments are applied to the Annuity within 24 months prior to the date of death, the Maximum Death Benefit Amount is decreased by the amount of such Purchase Payments.

  . The Per Life Maximum Benefit applies to Purchase Payments applied to any such annuity contracts more than 24 months from the date of death that exceed $1,000,000. If you make Purchase Payments in excess of $1,000,000, we will reduce the aggregate death benefit payable under all Plus40(TM) riders, or similar riders issued by us, based on the combined amount of Purchase Payments in excess of $1,000,000 multiplied by 40%. If the Per Life Maximum Benefit applies, we will reduce the amount payable under each applicable Plus40(TM) rider on a pro-rata basis. If the Per Life Maximum Benefit applies upon your death, we will return any excess charges that you paid on the portion of your Account Value on which no benefit is payable. The Per Life Maximum Benefit does not limit the amount of Purchase Payments that you may apply to your Annuity.

 ACCELERATED DEATH BENEFIT PROVISION
 If you become terminally ill, you may request that a portion of the death benefit payable under the Plus40(TM) rider be prepaid instead of being paid to your Beneficiary(ies) upon your death. Subject to our requirements and where allowed by law, we will make a one time, lump sum payment. Our requirements include proof satisfactory to us, in writing, of terminal illness after the Rider's Effective Date.

 The maximum we will pay, before any reduction, is the lesser of 50% of the Rider's death benefit or $100,000. If you elect to accelerate payment of a portion of the death benefit under the Plus40(TM) rider, the amount of the remaining death benefit is reduced by the prepaid amount accumulating at an annualized interest rate of 6.0%. Eligibility for an accelerated payout of a portion of your Plus40(TM) rider death benefit may be more restrictive than any medically-related surrender provision that may be applicable to you under the Annuity.

 CHARGES FOR THE PLUS40(TM) RIDER
 The Plus40(TM) rider has a current charge and a guaranteed maximum charge. The current charge for the Plus40(TM) rider is based on a percentage of your Account Value as of the anniversary of the Issue Date of your Annuity. The applicable percentages differ based on the attained age, last birthday of the Owner(s) or Annuitant (in the case of an entity owned Annuity) as of the date the charge is due. We reserve the right to change the current charge, at any time, subject to regulatory approval where required. If there are two Owners, we calculate the current charge that applies to each Owner individually and deduct the combined amount as the charge for the Rider. There is no charge based on a person's life after coverage expires as to that person. However, a charge will still apply to the second of two Owners (and coverage will continue for such Owner) if such Owner has not reached the expiry date.

                                        Percentage of
                           Attained Age Account Value
                           --------------------------
                            Age 40-75       .80%
                           --------------------------
                            Age 76-80      1.60%
                           --------------------------
                            Age 81-85      3.20%
                           --------------------------
                            Age 86-90      4.80%
                           --------------------------
                             Age 91        6.50%
                           --------------------------
                             Age 92        7.50%
                           --------------------------
                             Age 93        8.50%
                           --------------------------
                             Age 94        9.50%
                           --------------------------
                             Age 95        10.50%

 The charge for the Plus40(TM) rider may also be subject to a guaranteed maximum charge that will apply if the current charge, when applied to the Account Value, exceeds the guaranteed maximum charge. The guaranteed maximum charge is based on a charge per $1,000 of insurance.

 We determine the charge for the Rider annually, in arrears. We deduct the charge: (1) upon your death; (2) on each anniversary of the Issue Date; (3) on the date that you begin receiving annuity payments; (4) if you surrender your Annuity other than a medically-related surrender; or (5) if you choose to terminate the Rider. If the Rider terminates for any of the preceding reasons on a date other than the anniversary of the Annuity's Issue Date, the charge will be prorated. During the first year after the Annuity's Issue Date, the charge will be prorated from the Issue Date. In all subsequent years, the charge will be prorated from the last anniversary of the Issue Date.

 You can elect to pay the annual charge through a redemption from your Annuity's Account Value or through funds other than those within the Annuity. If you do not elect a method of payment, we will automatically deduct the annual charge from your Annuity's Account Value. The manner in which you elect to pay for the Rider may have tax implications.

..   If you elect to pay the charge through a redemption of your Annuity's
    Account Value, the withdrawal will be treated as a taxable distribution, and will generally be subject to ordinary income tax on the amount of any investment gain withdrawn. If you are under age 59 1/2, the distribution may also be subject to a 10% penalty on any gain withdrawn, in addition to ordinary income taxes. We first deduct the amount of the charge pro-rata from the Account Value in the variable investment options. We only deduct the charge pro-rata from the Fixed Allocations to the extent there is insufficient Account Value in the variable investment options to pay the charge.

..   If you elect to pay the charge through funds other than those from your
    Annuity, we require that payment be made electronically in U.S. currency through a U.S. financial institution. If you elect to pay the charge through electronic transfer of funds and payment has not been received within 31 days from the due date, we will deduct the charge as a redemption from your Annuity, as described above.

 TERMINATION
 You can terminate the Plus40(TM) rider at any time. Upon termination, you will be required to pay a pro-rata portion of the annual charge for the Rider. The Plus40(TM) rider will terminate automatically on the date your Account Value is applied to begin receiving annuity payments, on the date you surrender the Annuity or, on the expiry date with respect to such person who reaches the expiry date. We may also terminate the Plus40(TM) rider, if necessary, to comply with our interpretation of the Code and applicable regulations. Once terminated, you may not reinstate your coverage under the Plus40(TM) rider.

 CHANGES IN ANNUITY DESIGNATIONS
 Changes in ownership and annuitant designations under the Annuity may result in changes in eligibility and charges under the Plus40(TM) rider. These changes may include termination of the Rider. Please refer to the Rider for specific details.

 SPOUSAL ASSUMPTION
 A spousal beneficiary may elect to assume ownership of the Annuity instead of taking the Annuity's Death Benefit. However, regardless of whether a spousal beneficiary assumes ownership of the Annuity, The Death Benefit under the Plus40(TM) Rider will be paid Despite the Fact that the Annuity will Continue. The spousal beneficiary can apply the death benefit proceeds under the Plus40(TM) rider to the Annuity as a new Purchase Payment, can purchase a new annuity contract or use the death benefit proceeds for any other purpose. Certain restrictions may apply to an Annuity that is used as a qualified investment. Spousal beneficiaries may also be eligible to purchase the Plus40(TM) rider, in which case the Annuity's Account Value, as of the date the assumption is effective, will be treated as the initial Purchase Payment under applicable provisions of the Rider.

 TAX CONSIDERATION
 The Plus40(TM) rider was designed to qualify as a life insurance contract under the Code. As life insurance, under most circumstances, the Beneficiary(ies) does not pay any Federal income tax on the death benefit payable under the Rider.

 If your Annuity is being used as an Individual Retirement Annuity (IRA), we consider the Plus40(TM) rider to be outside of your IRA, since premium for the Rider is paid for either with funds outside of your Annuity or with withdrawals previously subject to tax and any applicable tax penalty.

 We believe payments under the accelerated payout provision of the Rider will meet the requirements of the Code and the regulations in order to qualify as tax-free payments. To the extent permitted by law, we will change our procedures in relation to the Rider, or the definition of terminally ill, or any other applicable term in order to maintain the tax-free status of any amounts paid out under the accelerated payout provision.

 APPENDIX F - DESCRIPTION AND CALCULATION OF PREVIOUSLY OFFERED OPTIONAL DEATH
                                   BENEFITS

 If you purchased your Annuity before November 18, 2002 and were not a resident of the State of New York, the following optional death benefits were offered:

 Enhanced Beneficiary Protection Optional Death Benefit
 The Enhanced Beneficiary Protection Optional Death Benefit can provide additional amounts to your Beneficiary that may be used to offset federal and state taxes payable on any taxable gains in your Annuity at the time of your death. Whether this benefit is appropriate for you may depend on your particular circumstances, including other financial resources that may be available to your Beneficiary to pay taxes on your Annuity should you die during the accumulation period. No benefit is payable if death occurs on or after the Annuity Date.

 The Enhanced Beneficiary Protection Optional Death Benefit provides a benefit that is payable in addition to the basic Death Benefit. If the Annuity has one Owner, the Owner must be age 75 or less at the time the benefit is purchased. If the Annuity has joint Owners, the oldest Owner must be age 75 or less. If the Annuity is owned by an entity, the Annuitant must be age 75 or less.

 Calculation of Enhanced Beneficiary Protection Optional Death Benefit
 If you purchase the Enhanced Beneficiary Protection Optional Death Benefit, the Death Benefit is calculated as follows:

 1. the basic Death Benefit described above PLUS

 2. 50% of the "Death Benefit Amount" less Purchase Payments reduced by proportional withdrawals.

 "Death Benefit Amount" includes your Account Value and any amounts added to your Account Value under the basic Death Benefit when the Death Benefit is calculated. Under the basic Death Benefit, amounts are added to your Account Value when the Account Value is less than Purchase Payments minus proportional withdrawals.

 "Proportional Withdrawals" are determined by calculating the percentage of your Account Value that each prior withdrawal represented when withdrawn

 The Enhanced Beneficiary Protection Optional Death Benefit is subject to a maximum of 50% of all Purchase Payments applied to the Annuity at least 12 months prior to the death of the decedent that triggers the payment of the Death Benefit.

 Please refer to the section entitled "Tax Considerations" for a discussion of special tax considerations for purchasers of this benefit.

 NOTE: You may not elect the Enhanced Beneficiary Protection Optional Death Benefit if you have elected any other Optional Death Benefit.

 Guaranteed Minimum Death Benefit
 If the Annuity has one Owner, the Owner must be age 80 or less at the time the optional Death Benefit is purchased. If the Annuity has joint Owners, the oldest Owner must be age 80 or less. If the Annuity is owned by an entity, the Annuitant must be age 80 or less.

 Key Terms Used with the Guaranteed Minimum Death Benefit
..   The Death Benefit Target Date is the contract anniversary on or after the
    80/th/ birthday of the current Owner, the oldest of either joint Owner or the Annuitant, if entity owned.

..   The Highest Anniversary Value equals the highest of all previous
    "Anniversary Values" on or before the earlier of the Owner's date of death and the "Death Benefit Target Date".

..   The Anniversary Value is the Account Value as of each anniversary of the
    Issue Date plus the sum of all Purchase Payments on or after such anniversary less the sum of all "Proportional Reductions" since such anniversary.

..   A Proportional Reduction is a reduction to the value being measured caused by a withdrawal, equaling the percentage of the withdrawal as compared to the Account Value as of the date of the withdrawal. For example, if your Account Value is $10,000 and you withdraw $2,000 (a 20% reduction), we will reduce both your Anniversary Value and the amount determined by Purchase Payments increasing at the appropriate interest rate by 20%.

 Calculation of Guaranteed Minimum Death Benefit
 The Guaranteed Minimum Death Benefit depends on whether death occurs before or after the Death Benefit Target Date.

 If the Owner dies before the Death Benefit Target Date, the Death Benefit equals the greatest of:

 1. the Account Value in the Sub-accounts plus the Interim Value of any Fixed Allocations (no MVA) as of the date we receive in writing "due proof of death"; and

 2. the sum of all Purchase Payments minus the sum of all Proportional Reductions, each increasing daily until the Owner's date of death at a rate of 5.0%, subject to a limit of 200% of the difference between the sum of all Purchase Payments and the sum of all withdrawals as of the Owner's date of death; and

 3. the "Highest Anniversary Value" on or immediately preceding the Owner's date of death.

 The amount determined by this calculation is increased by any Purchase Payments received after the Owner's date of death and decreased by any Proportional Reductions since such date.

 If the Owner dies on or after the Death Benefit Target Date, the Death Benefit equals the greater of:

 1. the Account Value as of the date we receive in writing "due proof of death" (an MVA may be applicable to amounts in any Fixed Allocations); and

 2. the greater of Item 2 & 3 above on the Death Benefit Target Date plus the sum of all Purchase Payments less the sum of all Proportional Reductions since the Death Benefit Target Date.

 Between May 15, 1999 and January 22, 2001, in those jurisdictions where we received regulatory approval, American Skandia offered the Guaranteed Minimum Death Benefit with a 7.2% accumulation rate. This Benefit will apply to Annuity Owners who purchased the Annuity and elected the 7.2% GMDB during the period it was offered.

 Annuities with Joint Owners
 For Annuities with Joint Owners, the Death Benefit is calculated as shown above except that the age of the oldest of the Joint Owners is used to determine the Death Benefit Target Date. NOTE: If you and your spouse own the Annuity jointly, we will pay the Death Benefit to the Beneficiary. If the sole primary Beneficiary is the surviving spouse, then the surviving spouse can elect to assume ownership of the Annuity and continue the contract instead of receiving the Death Benefit.

 Annuities owned by entities
 For Annuities owned by an entity, the Death Benefit is calculated as shown above except that the age of the Annuitant is used to determine the Death Benefit Target Date. Payment of the Death Benefit is based on the death of the Annuitant (or Contingent Annuitant, if applicable).

 CAN I TERMINATE THE OPTIONAL DEATH BENEFITS? DO THE OPTIONAL DEATH BENEFITS TERMINATE UNDER OTHER CIRCUMSTANCES?
 You can terminate the Enhanced Beneficiary Protection Optional Death Benefit and the Guaranteed Minimum Death Benefit at any time. Upon termination, you will be required to pay a pro-rata portion of the annual charge for the benefit. Both optional Death Benefits will terminate automatically on the Annuity Date. We may also terminate any optional Death Benefit if necessary to comply with our interpretation of the Code and applicable regulations.

 WHAT ARE THE CHARGES FOR THE OPTIONAL DEATH BENEFITS?
 We deduct a charge from your Account Value if you elect to purchase either optional Death Benefit. The Enhanced Beneficiary Protection Death Benefit costs 0.25% of Account Value. The Guaranteed Minimum Death Benefit costs 0.35% of the current Death Benefit. The charges for these death benefits are deducted in arrears each Annuity Year. No charge applies after the Annuity Date. We deduct the charge:

 1. on each anniversary of the Issue Date;

 2. when Account Value is transferred to our general account prior to the Annuity Date;

 3. if you surrender your Annuity; and

 4. if you choose to terminate the benefit (Enhanced Beneficiary Protection Optional Death Benefit only).

 If you surrender the Annuity, elect to begin receiving annuity payments or terminate the benefit on a date other than an anniversary of the Issue Date, the charge will be prorated. During the first year after the Issue Date, the charge will be prorated from the Issue Date. In all subsequent years, it would be prorated from the last anniversary of the Issue Date.

 We first deduct the amount of the charge pro-rata from the Account Value in the variable investment options. We only deduct the charge pro-rata from the Fixed Allocations to the extent there is insufficient Account Value in the variable investment options to pay the charge. If your Annuity's Account Value is insufficient to pay the charge, we may deduct your remaining Account Value and terminate your Annuity. We will notify you if your Account Value is insufficient to pay the charge and allow you to submit an additional Purchase Payment to continue your Annuity.

 Please refer to the section entitled "Tax Considerations" for additional considerations in relation to the optional Death Benefit.

 ADDITIONAL CALCULATIONS

 Examples of Enhanced Beneficiary Protection Optional Death Benefit Calculation The following are examples of how the Enhanced Beneficiary Protection Optional Death Benefit is calculated. Each example assumes that a $50,000 initial Purchase Payment is made and that no withdrawals are made prior to the Owner's death. Each example assumes that there is one Owner who is age 50 on the Issue Date and that all Account Value is maintained in the variable investment options.

 Example with market increase
 Assume that the Owner's Account Value has been increasing due to positive market performance. On the date we receive due proof of death, the Account Value is $75,000. The basic Death Benefit is calculated as Purchase Payments minus proportional withdrawals, or Account Value, which ever is greater. Therefore, the basic Death Benefit is equal to $75,000. The Enhanced Beneficiary Protection Optional Death Benefit is equal to the amount payable under the basic Death Benefit ($75,000) PLUS 50% of the "Death Benefit Amount" less Purchase Payments reduced by proportional withdrawals.

                      Purchase Payments   =$50,000
                          Account Value   =$75,000
                    Basic Death Benefit   =$75,000
                   Death Benefit Amount   =$75,000 - $50,000
                                          =$25,000

       Benefit Payable under Enhanced Beneficiary Protection Optional Death Benefit = 40% of Growth

                                =$75,000 + $12,500
                                =$87,500

 Examples with market decline
 Assume that the Owner's Account Value has been decreasing due to declines in market performance. On the date we receive due proof of death, the Account Value is $45,000. The basic Death Benefit is calculated as Purchase Payments minus proportional withdrawals, or Account Value, which ever is greater. Therefore, the basic Death Benefit is equal to $50,000. The Enhanced Beneficiary Protection Optional Death Benefit is equal to the amount payable under the basic Death Benefit ($50,000) PLUS 50% of the "Death Benefit Amount" less Purchase Payments reduced by proportional withdrawals.

                      Purchase Payments   =$50,000
                          Account Value   =$40,000
                    Basic Death Benefit   =$50,000
                   Death Benefit Amount   =$50,000 - $50,000
                                          =$0

       Amount Payable Under Enhanced Beneficiary Protection Optional Death
       Benefit

                                   =$50,000 + $0
                                   =$50,000

 In this example you would receive no additional benefit from purchasing the Enhanced Beneficiary Protection Optional Death Benefit.

 Examples of Guaranteed Minimum Death Benefit Calculation
 The following are examples of how the Guaranteed Minimum Death Benefit is calculated. Each example assumes that a $50,000 initial Purchase Payment is made and that no withdrawals are made prior to the Owner's death. Each example assumes that there is one Owner who is age 50 on the Issue Date and that all Account Value is maintained in the variable investment options.

 Example of market increase
 Assume that the Owner's Account Value has generally been increasing due to positive market performance. On the date we receive due proof of death, the Account Value is $90,000. The Highest Anniversary Value at the end of any previous period is $72,000. The Death Benefit would be the Account Value ($90,000) because it is greater than the Highest Anniversary Value ($72,000) or the sum of prior Purchase Payments increased by 5.0% annually ($73,872.77).

 Example of market decrease
 Assume that the Owner's Account Value generally increased until the fifth anniversary but generally has been decreasing since the fifth contract anniversary. On the date we receive due proof of death, the Account Value is $48,000. The Highest Anniversary Value at the end of any previous period is $54,000. The Death Benefit would be the sum of prior Purchase Payments increased by 5.0% annually ($73,872.77) because it is greater than the Highest Anniversary Value ($54,000) or the Account Value ($48,000).

 Example of market increase followed by decrease Assume that the Owner's Account Value increased significantly during the first six years following the Issue Date. On the sixth anniversary date the Account Value is $90,000. During the seventh Annuity Year, the Account Value increases to as high as $100,000 but then subsequently falls to $80,000 on the date we receive due proof of death. The Death Benefit would be the Highest Anniversary Value at the end of any previous period ($90,000), which occurred on the sixth anniversary, although the Account Value was higher during the subsequent period. The Account Value on the date we receive due proof of death ($80,000) is lower, as is the sum of all prior Purchase Payments increased by 5.0% annually ($73,872.77).

       APPENDIX G - ADDITIONAL INFORMATION ON ASSET ALLOCATION PROGRAMS

 PROGRAM RULES
  . Prior to December 5, 2005, you could elect an asset allocation program where the Sub-accounts for each asset class in each model portfolio were designated based on an evaluation of available Sub-accounts. Effective December 5, 2005, you can no longer enroll in an asset allocation program, but you will be permitted to remain in the program if you enrolled prior to the date. These Program Rules reflect how the asset allocation program will be administered as of December 5, 2005 for those Owners who have chosen to remain in their program. Asset allocation is a sophisticated method of diversification that allocates assets among asset classes in order to manage investment risk and potentially enhance returns over the long term. However, asset allocation does not guarantee a profit or protect against a loss.

 HOW THE ASSET ALLOCATION PROGRAM WORKS
  . Amounts will automatically be allocated in accordance with the percentages and to Sub-accounts indicated for the model portfolio that you previously chose. If you allocate your Account Value or transfer your Account Value among any Sub-accounts that are outside of your model portfolio, we will allocate these amounts according to the allocation percentages of the applicable model portfolio upon the next rebalancing. You will not be permitted to change from one model portfolio to the other. Upon each rebalance, 100% of your Account Value allocated to the Sub-accounts will be allocated to the asset allocation program. Any Account Value not invested in the Sub-accounts will not be part of the program.

  . Additional Purchase Payments: Unless otherwise requested, any additional Purchase Payments applied to the variable Sub-accounts in the Annuity will be allocated to the Sub-accounts according to the allocation percentages for the model portfolio you chose. Allocation of additional Purchase Payments outside of your model portfolio but into a Sub-account, will be reallocated according to the allocation percentages of the applicable model portfolio upon the next rebalancing.


  . Rebalancing Your Model Portfolio: Changes in the value of the Sub-account will cause your Account Value allocated to the Sub-accounts to vary from the percentage allocations of the model portfolio you select. By selecting the asset allocation program, you have directed us to periodically (e.g., quarterly) rebalance your Account Value allocated to the Sub-accounts in accordance with the percentage allocations assigned to each Sub-account within your model portfolio at the time you elected the program or had later been modified with your consent. Some asset allocation programs will only require that a rebalancing occur when the percent of your Account Value allocated to the Sub-accounts are outside of the acceptable range permitted under such asset allocation program. Note -- Any Account Value not invested in the Sub-accounts will not be affected by any rebalance.

  . Sub-account Changes Within the Model Portfolios: From time to time there may be a change in a Sub-account within your model portfolio. Unless directed by you or your Financial Professional to reallocate to the new Sub-account, rebalancing will continue in accordance with your unchanged model portfolio, unless the Sub-account is no longer available under your Annuity. If the Sub-account is no longer available we will notify you. If you do not consent to the new Sub-account, your lack of consent will be deemed a request to terminate the asset allocation program and the provisions under "Termination or Modification of the Asset Allocation Program" will apply.


  . Owner Changes in Choice of Model Portfolio: You may not change from the model portfolio that you have elected to any other model portfolio.

 TERMINATION OR MODIFICATION OF THE ASSET ALLOCATION PROGRAM:
  . You may request to terminate your asset allocation program at any time. Once you terminate your asset allocation program, you will not be permitted to re-enroll in the program. Any termination will be effective on the date that American Skandia receives your termination request in good order. If you are enrolled in HDV or LT5, termination of your asset allocation program must coincide with (i) the enrollment in a then currently available and approved asset allocation program or other approved option, or (ii) the allocation of your entire account value to the then required investment option(s) available with these benefits. However, if you are enrolled in LT5 you may terminate the LT5 benefit in order to then terminate your asset allocation program. American Skandia reserves the right to terminate or modify the asset allocation program at any time with respect to any programs.

 RESTRICTIONS ON ELECTING THE ASSET ALLOCATION:
  . You cannot participate in auto-rebalancing or a DCA program while enrolled in an asset allocation program and Systematic Withdrawals can only be made as flat dollar amounts.

 APPENDIX H - ASSET TRANSFER FORMULA UNDER HIGHEST DAILY LIFETIME FIVE BENEFIT

 We set out below the current formula under which we may transfer amounts between the variable investment options and the Benefit Fixed Rate Account. Upon your election of Highest Daily Lifetime Five, we will not alter the asset transfer formula that applies to your Annuity. However, as discussed in the "Living Benefits" section, we reserve the right to modify this formula with respect to those who elect Highest Daily Lifetime Five in the future.

 TERMS AND DEFINITIONS REFERENCED IN THE CALCULATION FORMULA:
  . C\\u\\ - the upper target is established on the effective date of the Highest Daily Lifetime Five benefit (the "Effective Date") and is not changed for the life of the guarantee. Currently, it is 83%.

  . C\\t\\ - the target is established on the Effective Date and is not changed for the life of the guarantee. Currently, it is 80%.

  . C\\l\\ - the lower target is established on the Effective Date and is not changed for the life of the guarantee. Currently, it is 77%.

  .   L - the target value as of the current Valuation Day.

  .   r - the target ratio.

  . a - the factors used in calculating the target value. These factors are established on the Effective Date and are not changed for the life of the guarantee. The factors that we use currently are derived from the a2000 Individual Annuity Mortality Table with an assumed interest rate of 3%. Each number in the table "a" factors (which appears below) represents a factor, which when multiplied by the Highest Daily Annual Income Amount, projects our total liability for the purpose of asset transfers under the guarantee.

  . Q - age based factors used in calculating the target value. These factors are established on the Effective Date and are not changed for the life of the guarantee. The factor is currently set equal to 1.

  .   V - the total value of all Permitted Sub-accounts in the Annuity.

  .   F - the total value of all Benefit Fixed Rate Account allocations.

  . I - the income value prior to the first withdrawal. The income value is equal to what the Highest Daily Annual Income Amount would be if the first withdrawal were taken on the date of calculation. After the first withdrawal the income value equals the greater of the Highest Daily Annual Income Amount, the quarterly step-up amount times the annual income percentage, and the Account Value times the annual income percentage.

  .   T - the amount of a transfer into or out of the Benefit Fixed Rate
      Account.

  . I% - annual income amount percentage. This factor is established on the Effective Date and is not changed for the life of the guarantee. Currently, it is 5%

 TARGET VALUE CALCULATION:
 On each Valuation Day, a target value (L) is calculated, according to the following formula. If the variable Account Value (V) is equal to zero, no calculation is necessary.

                                 L = I * Q * a

 Transfer Calculation:
 The following formula, which is set on the Effective Date and is not changed for the life of the guarantee, determines when a transfer is required:



                         Target Ratio r   =(L - F)/V.



      . If r (greater than) C\\u\\, assets in the Permitted Sub-accounts are transferred to Benefit Fixed Rate Account.

      . If r (less than) C\\l\\, and there are currently assets in the Benefit Fixed Rate Account (F (greater than) 0), assets in the Benefit Fixed Rate Account are transferred to the Permitted Sub-accounts.

 The following formula, which is set on the Effective Date and is not changed for the life of the guarantee, determines the transfer amount:



T = {Min(V, [L - F - V * Ct]/(1-Ct))}         T(greater than)0, Money moving from the Permitted Sub-accounts to the
                                              Benefit Fixed Rate Account
T = {Min(F, [L - F - V * C\\t\\]/(1-C\\t\\))} T(less than)0, Money moving from the Benefit Fixed Rate Account to the Permitted Sub-accounts]



 Example:
 Male age 65 contributes $100,000 into the Permitted Sub accounts and the value drops to $92,300 during year one, end of day one. A table of values for "a" appears below.

 Target Value Calculation:



                          L     =I * Q * a
                                =5000.67 * 1 * 15.34
                                =76,710.28



 Target Ratio:



                       r     =(L - F)/V
                             =(76,710.28 - 0)/92,300.00
                             =83.11%



 Since r (greater than) Cu ( because 83.11% (greater than) 83%) a transfer into the Benefit Fixed rate Account occurs.



    T     ={Min (V, [L - F - V * Ct]/(1 - Ct))}
          ={Min (92,300.00, [76,710.28 - 0 - 92,300.00 * 0.80]/(1 - 0.80))}
          ={Min (92,300.00, 14,351.40)}
          =14,351.40

                 Age 65 "a" Factors for Liability Calculations
              (in Years and Months since Benefit Effective Date)*



       Months
 Years   1      2     3     4     5     6     7     8     9    10    11    12
 ----- ------ ----- ----- ----- ----- ----- ----- ----- ----- ----- ----- -----
  1... 15.34  15.31 15.27 15.23 15.20 15.16 15.13 15.09 15.05 15.02 14.98 14.95
  2... 14.91  14.87 14.84 14.80 14.76 14.73 14.69 14.66 14.62 14.58 14.55 14.51
  3... 14.47  14.44 14.40 14.36 14.33 14.29 14.26 14.22 14.18 14.15 14.11 14.07
  4... 14.04  14.00 13.96 13.93 13.89 13.85 13.82 13.78 13.74 13.71 13.67 13.63
  5... 13.60  13.56 13.52 13.48 13.45 13.41 13.37 13.34 13.30 13.26 13.23 13.19
  6... 13.15  13.12 13.08 13.04 13.00 12.97 12.93 12.89 12.86 12.82 12.78 12.75
  7... 12.71  12.67 12.63 12.60 12.56 12.52 12.49 12.45 12.41 12.38 12.34 12.30
  8... 12.26  12.23 12.19 12.15 12.12 12.08 12.04 12.01 11.97 11.93 11.90 11.86
  9... 11.82  11.78 11.75 11.71 11.67 11.64 11.60 11.56 11.53 11.49 11.45 11.42
  10.. 11.38  11.34 11.31 11.27 11.23 11.20 11.16 11.12 11.09 11.05 11.01 10.98
  11.. 10.94  10.90 10.87 10.83 10.79 10.76 10.72 10.69 10.65 10.61 10.58 10.54
  12.. 10.50  10.47 10.43 10.40 10.36 10.32 10.29 10.25 10.21 10.18 10.14 10.11
  13.. 10.07  10.04 10.00  9.96  9.93  9.89  9.86  9.82  9.79  9.75  9.71  9.68
  14..  9.64   9.61  9.57  9.54  9.50  9.47  9.43  9.40  9.36  9.33  9.29  9.26
  15..  9.22   9.19  9.15  9.12  9.08  9.05  9.02  8.98  8.95  8.91  8.88  8.84
  16..  8.81   8.77  8.74  8.71  8.67  8.64  8.60  8.57  8.54  8.50  8.47  8.44
  17..  8.40   8.37  8.34  8.30  8.27  8.24  8.20  8.17  8.14  8.10  8.07  8.04
  18..  8.00   7.97  7.94  7.91  7.88  7.84  7.81  7.78  7.75  7.71  7.68  7.65
  19..  7.62   7.59  7.55  7.52  7.49  7.46  7.43  7.40  7.37  7.33  7.30  7.27
  20..  7.24   7.21  7.18  7.15  7.12  7.09  7.06  7.03  7.00  6.97  6.94  6.91
  21..  6.88   6.85  6.82  6.79  6.76  6.73  6.70  6.67  6.64  6.61  6.58  6.55
  22..  6.52   6.50  6.47  6.44  6.41  6.38  6.36  6.33  6.30  6.27  6.24  6.22
  23..  6.19   6.16  6.13  6.11  6.08  6.05  6.03  6.00  5.97  5.94  5.92  5.89
  24..  5.86   5.84  5.81  5.79  5.76  5.74  5.71  5.69  5.66  5.63  5.61  5.58
  25..  5.56   5.53  5.51  5.48  5.46  5.44  5.41  5.39  5.36  5.34  5.32  5.29
  26..  5.27   5.24  5.22  5.20  5.18  5.15  5.13  5.11  5.08  5.06  5.04  5.01
  27..  4.99   4.97  4.95  4.93  4.91  4.88  4.86  4.84  4.82  4.80  4.78  4.75
  28..  4.73   4.71  4.69  4.67  4.65  4.63  4.61  4.59  4.57  4.55  4.53  4.51
  29..  4.49   4.47  4.45  4.43  4.41  4.39  4.37  4.35  4.33  4.32  4.30  4.28
  30..  4.26   4.24  4.22  4.20  4.18  4.17  4.15  4.13  4.11  4.09  4.07  4.06
  31..  4.04   4.02  4.00  3.98  3.97  3.95  3.93  3.91  3.90  3.88  3.86  3.84
  32..  3.83   3.81  3.79  3.78  3.76  3.74  3.72  3.71  3.69  3.67  3.66  3.64
  33..  3.62   3.61  3.59  3.57  3.55  3.54  3.52  3.50  3.49  3.47  3.45  3.44
  34..  3.42   3.40  3.39  3.37  3.35  3.34  3.32  3.30  3.29  3.27  3.25  3.24
  35..  3.22   3.20  3.18  3.17  3.15  3.13  3.12  3.10  3.08  3.07  3.05  3.03
  36..  3.02   3.00  2.98  2.96  2.95  2.93  2.91  2.90  2.88  2.86  2.85  2.83
  37..  2.81   2.79  2.78  2.76  2.74  2.73  2.71  2.69  2.68  2.66  2.64  2.62
  38..  2.61   2.59  2.57  2.56  2.54  2.52  2.51  2.49  2.47  2.45  2.44  2.42
  39..  2.40   2.39  2.37  2.35  2.34  2.32  2.30  2.29  2.27  2.25  2.24  2.22
  40..  2.20   2.19  2.17  2.15  2.14  2.12  2.11  2.09  2.07  2.06  2.04  2.02
  41..  2.01   1.84  1.67  1.51  1.34  1.17  1.00  0.84  0.67  0.50  0.33  0.17



 *  The values set forth in this table are applied to all ages.

   APPENDIX I - ANNUITIES APPROVED FOR SALE BY THE NEW YORK STATE INSURANCE
                                  DEPARTMENT



-------------------------------------------------------------------------------------------------------------------
                                                                            Advisors Choice NY
-------------------------------------------------------------------------------------------------------------------
Minimum Investment                                      $5,000
-------------------------------------------------------------------------------------------------------------------
Maximum Issue Age                                       Annuitant 85;
                                                        Owner None
-------------------------------------------------------------------------------------------------------------------
Withdrawal Charge
Schedule                                                None
-------------------------------------------------------------------------------------------------------------------
Insurance Charge                                        0.65%
-------------------------------------------------------------------------------------------------------------------
Annual Maintenance                                      Lesser of $30 or
Fee                                                     2% of Account Value
                                                        Waived for Account Values exceeding $50,000
-------------------------------------------------------------------------------------------------------------------
Transfer Fee                                            $10 after twenty
                                                        in any annuity year.
-------------------------------------------------------------------------------------------------------------------
Contract Credit                                         No
-------------------------------------------------------------------------------------------------------------------
Fixed Allocation                                        Fixed Allocations Available. (Currently offering durations of 1, 2, 3, 5, 7, and 10 year periods.)
                                                        MVA does apply.
-------------------------------------------------------------------------------------------------------------------
Variable Investment                                     All options generally available except when an optional
Options                                                 rider with investment restrictions is purchased.
-------------------------------------------------------------------------------------------------------------------
Basic Death                                             Prior to age 85: The greater of Account Value (variable)
Benefit                                                 plus Interim Value (fixed) or Purchase Payments minus
                                                        withdrawals.
                                                        On or after age 85: Account Value (variable) plus Interim
                                                        Value (fixed). (no MVA applied)
-------------------------------------------------------------------------------------------------------------------
Optional Death Benefits (for an additional cost) /(1)/  Highest Anniversary Value (HAV)
-------------------------------------------------------------------------------------------------------------------
Optional Living Benefits (for an additional cost) /(2)/ GRO Plus
                                                        Guaranteed Minimum Withdrawal Benefit, (GMWB),
                                                        Guaranteed Minimum Income Benefit (GMIB),
                                                        Lifetime Five,
                                                        Spousal Lifetime Five
-------------------------------------------------------------------------------------------------------------------
Annuitization Options                                   Fixed option only Annuity date cannot exceed the first day of the calendar month following Annuitant's 90/th/ birthday
                                                        The maximum Annuity Date is based on the first Owner or
                                                        Annuitant to reach the maximum age, as indicated in your
                                                        Annuity.



 (1)For more information on these benefits, refer to the "Death Benefit"
    section in the Prospectus.

 (2)For more information on these benefits, refer to the "Living Benefit Programs" section in the Prospectus.

 For more information about variations applicable to annuities approved for sale by the New York State Insurance Department, please refer to your annuity contract.

            PLEASE SEND ME A STATEMENT OF ADDITIONAL INFORMATION THAT CONTAINS FURTHER DETAILS ABOUT THE AMERICAN SKANDIA ANNUITY DESCRIBED IN PROSPECTUS CH2-PROS (05/2007).


                      ------------------------
                               (print your name)

                      ------------------------
                                   (address)

                      ------------------------
                             (city/state/zip code)

[LOGO]
The Prudential Insurance Company of America
751 Broad Street
Newark, NJ 07102-3777




Variable Annuity Issued by:                        Variable Annuity Distributed by:

AMERICAN SKANDIA LIFE                                              AMERICAN SKANDIA
ASSURANCE CORPORATION                                       MARKETING, INCORPORATED
A Prudential Financial Company                       A Prudential Financial Company
One Corporate Drive                                             One Corporate Drive
Shelton, Connecticut 06484                               Shelton, Connecticut 06484
Telephone: 1-800-752-6342                                   Telephone: 203-926-1888
http://www.americanskandia.prudential.com http://www.americanskandia.prudential.com

                              MAILING ADDRESSES:

  AMERICAN SKANDIA - VARIABLE ANNUITIES P.O. Box 7960 Philadelphia, PA 19176

                                 EXPRESS MAIL:
    AMERICAN SKANDIA - VARIABLE ANNUITIES 2101 Welsh Road Dresher, PA 19025
                                   PRSRT STD
                                 U.S. POSTAGE
                                     PAID
                                 LANCASTER, PA
                                PERMIT NO. 1793

                                    PART II

                    INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14. Other Expenses of Issuance and Distribution: Not Applicable.

Item 15. Indemnification of Directors and Officers: Under Section 33-320a of the Connecticut General Statutes, the Registrant must indemnify a director or officer against judgments, fines, penalties, amounts paid in settlement and reasonable expenses including attorneys' fees, for actions brought or threatened to be brought against him in his capacity as a director or officer when certain disinterested parties determine that he acted in good faith and in a manner he reasonably believed to be in the best interests of the Registrant. In any criminal action or proceeding, it also must be determined that the director or officer had no reason to believe his conduct was unlawful. The director or officer must also be indemnified when he is successful on the merits in the defense of a proceeding or in circumstances where a court determines that he is fairly and reasonable entitled to be indemnified, and the court approves the amount. In shareholder derivative suits, the director or officer must be finally adjudged not to have breached this duty to the Registrant or a court must determine that he is fairly and reasonably entitled to be indemnified and must approve the amount. In a claim based upon the director's or officer's purchase or sale of the Registrants' securities, the director or officer may obtain indemnification only if a court determines that, in view of all the circumstances, he is fairly and reasonably entitled to be indemnified and then for such amount as the court shall determine. The By-Laws of American Skandia Life Assurance Corporation ("ASLAC") also provide directors and officers with rights of indemnification, consistent with Connecticut Law.

The foregoing statements are subject to the provisions of Section 33-320a.

Directors and officers of ASLAC and American Skandia Marketing, Inc. ("ASM") can also be indemnified pursuant to indemnity agreements between each director and officer and American Skandia, Inc., a corporation organized under the laws of the state of Delaware. The provisions of the indemnity agreement are governed by Section 45 of the General Corporation Law of the State of Delaware.

The directors and officers of ASLAC and ASM are covered under a directors and officers liability insurance policy. Such policy will reimburse ASLAC or ASM, as applicable, for any payments that it shall make to directors and officers pursuant to law and, subject to certain exclusions contained in the policy, will pay any other costs, charges and expenses, settlements and judgments arising from any proceeding involving any director or officer of ASLAC or ASM, as applicable, in his or her past or present capacity as such.

Item 16. Exhibits:

      Exhibits
      -------------------------------------------------------------------------------------------------------
1     Underwriting agreement incorporated by reference to Post Effective Amendment No. 1 to Registration
      Statement No. 333-25733, filed via EDGAR March 2, 1998.

2     Plan of acquisition, reorganization, arrangement, liquidation or succession

3     Articles of incorporation and by-laws incorporated by reference to Post-Effective Amendment No. 6 to
      Registration Statement No. 33-87010, filed via EDGAR March 2, 1998.

4     Instruments defining the rights of security holders, including indentures, incorporated by reference to
      Post-Effective Amendment No. 3 to Registration Statement No. 33-87010, filed via EDGAR
      April 25, 1996.

5     Opinion re legality

6 - 9

Exhibits                                                                                                          Page
------------------------------------------------------------------------------------------------------- -------------------------
Underwriting agreement incorporated by reference to Post Effective Amendment No. 1 to Registration
Statement No. 333-25733, filed via EDGAR March 2, 1998.

Plan of acquisition, reorganization, arrangement, liquidation or succession                             Not applicable

Articles of incorporation and by-laws incorporated by reference to Post-Effective Amendment No. 6 to
Registration Statement No. 33-87010, filed via EDGAR March 2, 1998.

Instruments defining the rights of security holders, including indentures, incorporated by reference to
Post-Effective Amendment No. 3 to Registration Statement No. 33-87010, filed via EDGAR
April 25, 1996.

Opinion re legality                                                                                     (included as Exhibit 23b)

                                                                                                   Not applicable

10      Material contracts (Investment Management Agreement):

        (a)Agreement with Alliance Capital Management L.P. incorporated by reference to
           Post-Effective No. 3 to Registration Statement No. 33-53507, filed via EDGAR April 26, 2002.

        (b)Agreement with Blackrock Financial Management, Inc. incorporated by reference to
           Post-Effective No. 3 to Registration Statement No. 33-53507, filed via EDGAR April 26, 2002.

11 - 22
                                                                      Not applicable

23a
        Consent of PricewaterhouseCoopers LLP
                                                                      FILED HEREWITH

23b
        Opinion & Consent of Counsel
                                                                      Filed via EDGAR with Post Effective
                                                                      Amendment No. 5 to this Registration
                                                                      Statement filed April 20, 2004

24  (a) Powers of Attorney for Directors James J. Avery, Helen M.
        Galt, Ronald P. Joelson, Bernard J. Jacob, David R.
        Odenath, Chief Executive Officer, President and Director, and Michael Bohm, Executive Vice President and Chief
        Financial Officer filed with Post-Effective Amendment No.
        11 to this Registration Statement No. 333-24989 filed April
        21, 2006.

    (b) Power of Attorney for Kenneth Y. Tanji filed with
        Post-Effective Amendment No. 20 to Registration Statement
        No. 333-96577.

25 - 28                                                               Not applicable


An index to the financial statement schedules is omitted because it is not required or is not applicable.

Item 17. Undertakings: The undersigned Registrant hereby undertakes:

(1) To file, during any period in which offers or sales are being made, post-effective amendments to this registration statement:

   (i) To include any prospectus required by section 10 (a)(3) of the Securities Act of 1933;

   (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement; and

   (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

(2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4) The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant's annual report pursuant to section 13(a) or section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(5) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

LEGAL EXPERTS: The Counsel of American Skandia Life Assurance Corporation has passed on the legal matters with respect to Federal laws and regulations applicable to the issue and sale of the Annuities and with respect to Connecticut law.

                                  SIGNATURES


Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf on the 20th day of April, 2007.


                  AMERICAN SKANDIA LIFE ASSURANCE CORPORATION
                                   Depositor


/s/ Laura Kealey
--------------------------
Laura Kealey, Vice
President, Corporate
Counsel


As required by the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the date indicated.


Signature                           Title                         Date
---------             ----------------------------------  --------------------
                      (Principal Executive Officer)

David R. Odenath*     Chief Executive Officer and         April 20, 2007
--------------------  President
David R. Odenath
                      (Principal Financial Officer and
                      Principal Accounting Officer)

Michael Bohm*         Executive Vice President and
--------------------  Chief Financial Officer
Michael Bohm
                      (Board of Directors)

James Avery*          Kenneth Y. Tanji*                   Helen Galt*
--------------------  ------------------------------      --------------------
James Avery           Kenneth Y. Tanji                    Helen Galt

David R. Odenath*     Ronald Joelson*                     Bernard J. Jacob*
--------------------  ------------------------------      --------------------
David R. Odenath      Ronald Joelson                      Bernard J. Jacob



By: /s/ Laura Kealey
    --------------------------
    Laura Kealey

--------
* Executed by Laura Kealey on behalf of those indicated pursuant to Power of Attorney

                                   Exhibits

Exhibit 23a   Consent of PricewaterhouseCoopers LLP. FILED HEREWITH